[LETTERHEAD OF BENESCH, FRIEDLANDER, COPLAN & ARONOFF]

J. Devitt Kramer                                     Writer's Direct Dial Number
                                                                  (216) 363-4457

VIA ELECTRONIC TRANSMISSION

March 25, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC  20549

Attention:  Filing Desk

Re:      Comstock Bancorp
         Registration Statement on Form S-4

Ladies and Gentlemen:

On behalf of Comstock Bancorp (the "Company"), transmitted herewith for filing via EDGAR pursuant to the Securities Act of 1933 is the Company's Registration Statement on Form S-4 (the "Registration Statement") and all exhibits stated as being filed therewith. The Proxy Statement--Prospectus included in the Registration Statement addresses certain matters to be voted upon by the stockholders of Comstock Bank, including a proposal pursuant to which the Company will become a single bank holding company for Comstock Bank. The Company is filing the Registration Statement in compliance with General Instruction G to Form S-4 and meets all of the requirements of Staff Accounting Bulletin No. 50.

The filing fee of $8,526.00 for the Registration Statement was paid via wire transfer.

Please direct any comments or questions regarding the attached material to the undersigned at (216/363-4457).

Very truly yours,

BENESCH, FRIEDLANDER,
  COPLAN & ARONOFF LLP

/s/ J. Devitt Kramer

J. Devitt Kramer
Enclosures

cc: Peggy Fischer

                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                   ------------------------------------------

                                Comstock Bancorp
             (Exact name of Registrant as Specified in its Charter)

    Nevada                         6035                      86-0856406
(State or Other             (Primary Standard             (I.R.S. Employer
Jurisdiction of                 Industrial               Identification No.)
Incorporation or            Classification Code
 Organization)                    Number)

                               c/o Comstock Bank
                                 6275 Neil Road
                               Reno, Nevada 89511
                                 (702) 824-7100
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                   ------------------------------------------

                                ROBERT N. BARONE
                      Chairman and Chief Executive Officer
                                c/o Comstock Bank
                                 6275 Neil Road
                               Reno, Nevada 89511
                                 (702) 824-7100
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                   ------------------------------------------

                                 with a copy to:
                                MICHAEL J. MEANEY
                   Benesch, Friedlander, Coplan & Aronoff LLP
                            2300 BP America Building
                                200 Public Square
                           Cleveland, Ohio 44114-2378

                   ------------------------------------------

            Approximate date of commencement of proposed sale of the
           securities to the public: As soon as practicable after the effective date of this Registration Statement.

                   ------------------------------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of each                                       Proposed Maxi-
Class of Secur-                  Proposed Maximum   mum Aggregate   Amount of
ities to be     Amount to be     Offering Price     Offering        Registration
Registered      Registered (1)   Per Share (2)      Price (2)       Fee (3)
================================================================================
Common Stock,
$.01 par value    4,456,668          $6.3123         $28,132,717      $8,526
================================================================================

(1) Based upon 4,456,668 shares of common stock, par value $.01 per share, of Comstock Bancorp to be issued in exchange for 2,228,334 shares of common stock, par value $.50 per share, of Comstock Bank as described in the Proxy Statement--Prospectus. The number of shares of Comstock Bancorp common stock being registered is based on the sum of 2,124,934 shares of Comstock Bank common stock outstanding on March 20, 1997 and 103,400 warrants outstanding which are expected to be exercised prior to the effective date of the share exchange, multiplied by two to adjust for the two-for-one exchange ratio set forth in Proposal (3) to the Proxy Statement--Prospectus.

(2) The proposed maximum offering price per share reflects the market price of the common stock of Comstock Bank to be converted and exchanged in connection with the reorganization described in the Proxy Statement--Prospectus, computed in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended. It is based on the average of the high and low prices of the Bank's common stock on March 19, 1997, as reported on The Nasdaq Small Cap Stock Market, divided by two to adjust for the two-for-one exchange ratio. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee.

(3) Calculated based on 1/33 of one percent of the proposed maximum aggregate offering price.

         This  Registration  Statement shall become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended.

                                COMSTOCK BANCORP

         Cross Reference Sheet Required by Item 501(b) of Regulation S-B

Caption                                   Caption in Proxy Statement--Prospectus
--------------------------------------------------------------------------------
A. INFORMATION ABOUT THE TRANSACTION      Facing Page; Cross-Reference Sheet;
   1. Forepart of Registration            Notice of Annual Meeting of
      Statement and Outside Front         Stockholders; Outside Front Cover Page
      Cover Page of Prospectus            of Proxy Statement--Prospectus.

   2. Inside Front and Outside Back       Available Information;
      Cover Pages of Prospectus           Table of Contents.

   3. Risk Factors, Ratio of Earnings     Summary of Proxy Statement-Prospectus;
      to Fixed Charges and Other          General Information; Certain
      Information                         Differences in Stockholder Rights.

   4. Terms of the Transaction            Summary of Proxy Statement-Prospectus;
                                          General Information; Proposal (3):
                                          Formation of Holding Company; Descrip-
                                          tion of the Reorganization; Descrip-
                                          tion of Bancorp Capital Stock; Certain
                                          Differences in Stockholder Rights; Tax
                                          Consequences of the Reorganization;
                                          Accounting Treatment of the
                                          Reorganization; Market for the Common
                                          Stock; Appendix A--Agreement and Plan
                                          of Reorganization.

   5. Pro Forma Financial Information     Pro Forma Consolidated Capitalization.

   6. Material Contracts With the         Proposal (1):  Election of Directors;
      Company Being Acquired              Proposal (3):  Formation of Holding
                                          Company; Management of Comstock;
                                          Appendix A--Agreement and Plan of
                                          Reorganization.

   7. Additional Information Required     Not Applicable.
      For Reoffering by Persons and
      Parties Deemed to be Underwriters

   8. Interests of Named Experts          Legal Matters; Experts.
      and Counsel

   9. Disclosure of Commission            Certain Differences in Stockholder
      Position on Indemnification         Rights.
      for Securities Act Liabilities

Caption                                   Caption in Proxy Statement--Prospectus
--------------------------------------------------------------------------------
B. INFORMATION ABOUT THE REGISTRANT
   1. Information with Respect to         Not Applicable.
      S-3 Registrants

   2. Incorporation of Certain            Not Applicable.
      Information by Reference

   3. Information with Respect to         Not Applicable.
      S-2 or S-3 Registrants

   4. Incorporation of Certain            Not Applicable.
      Information by Reference

   5. Information with Respect to         Proposal (3): Formation of Holding
      Registrants Other Than S-3          Company;Parties to the Reorganization;
      or S-2 Registrants                  Description of Bancorp Capital Stock;
                                          Market for the Common Stock; Dividend
                                          Policy;Business of Bancorp; Regulation
                                          and Supervision;Management of Bancorp.

C. INFORMATION ABOUT THE COMPANY
   BEING ACQUIRED
   1. Information with Respect to         Not Applicable.
      S-3 Companies

   2. Information with Respect to         Not Applicable.
      S-2 or S-3 Companies

   3. Information with Respect to         Proposal (3): Formation of
      Companies Other Than S-3 or         Holding Company; Parties to the
      S-2 Companies                       Reorganization; Market for the Common
                                          Stock; Dividend Policy; Business of
                                          the Bank; Regulation and Supervision;
                                          Management's Discussion and Analysis
                                          of Financial Condition and Results of
                                          Operations; Management of Comstock.

Caption                                   Caption in Proxy Statement--Prospectus
--------------------------------------------------------------------------------
D. VOTING AND MANAGEMENT INFORMATION

   1. Information if Proxies, Consents    Notice of Annual Meeting of Stock-
      or Authorizations are to be         holders; Summary of Proxy Statement--
      Solicited                           Prospectus;  General Information;
                                          Proposal (1): Election of Directors;
                                          Proposal (2): Ratification of Appoint-
                                          ment of Independent Auditors; Proposal
                                          (3): Formation of Holding Company;
                                          Description of the Reorganization;
                                          Management of Bancorp; Management of
                                          Comstock; Appendix B--Dissenters'
                                          Appraisal Rights.

   2. Information if Proxies, Consents    Not Applicable.
      or Authorizations are Not to Be
      Solicited, or in an Exchange Offer

                                  COMSTOCK BANK
                                 6275 Neil Road
                               Reno, Nevada 89511

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 28, 1997

TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of stockholders of Comstock Bank (the "Bank") will be held at the Administrative Headquarters Building, Second Floor Conference Center, 6275 Neil Road, Reno, Nevada 89511 on Wednesday, May 28, 1997 at 4:00 p.m. Pacific Time for purposes of considering and voting on the following matters:

         1.       Election of Directors:
                  The election of eight directors of the Bank in accordance with the accompanying Proxy Statement--Prospectus to serve until the 1998 Annual Meeting of stockholders or until their successors are elected and qualified;

         2.       Ratification   of   Appointment   of   Independent   Auditors:
                  Ratification of the appointment of Kafoury, Armstrong & Co. as independent auditors of the Bank for the fiscal year ending December 31, 1997;

         3.       Formation of a Holding Company:
                  A proposal to form a holding company for the Bank by the adoption and approval of an Agreement and Plan of Reorganization dated as of February 26, 1997 between the Bank and Comstock Bancorp, a Nevada corporation ("Bancorp"), pursuant to which each issued and outstanding share of common stock, par value $.50 per share, of the Bank (other than shares held by stockholders exercising dissenters' rights, if any) will be exchanged for two shares of common stock, par value $.01 per share, of Bancorp and the Bank will become a wholly-owned subsidiary of Bancorp (the "Reorganization"); and

         4.       Other Business:
                  To transact such other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

         Only stockholders of the Bank of record as of the close of business on April 7, 1997 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof (the "Record Date"). A copy of the Bank's Annual Report for the fiscal year ended December 31, 1996 is enclosed herewith.

         The Bank cordially invites all stockholders to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign and date the enclosed proxy and return it in the envelope provided.

         Nevada law provides that stockholders of record of the Bank on the Record Date have the right to dissent from the Reorganization and, if the Reorganization is consummated, to receive compensation equal to the fair value of their shares. Stockholders of the Bank desiring to exercise their dissent and appraisal rights must follow the procedures set forth in Sections 92A.300 through 92A.500 of the Nevada Revised Statutes, a copy of which is attached to the accompanying Proxy Statement--Prospectus as Appendix B. Stockholders of the Bank desiring to exercise their dissent and appraisal rights are urged to read Appendix B in its entirety since failure to comply with the procedures set forth therein may result in the loss of dissent and appraisal rights.

         PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY. PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE SECRETARY OF THE BANK AT ANY TIME PRIOR TO THEIR BEING VOTED, BY GIVING A DULY EXECUTED PROXY HAVING A LATER DATE, OR BY APPEARANCE AT THE MEETING TO VOTE IN PERSON. THE IMMEDIATE RETURN OF YOUR PROXY WILL BE OF GREAT ASSISTANCE IN PREPARING FOR THE MEETING AND IS THEREFORE STRONGLY REQUESTED.

                                       By Order of the Board of Directors,


Reno, Nevada
April     , 1997                       ROBERT N. BARONE, Chairman and
                                       Chief Executive Officer



                                       LARRY A.  PLATZ, Secretary

                                 PROXY STATEMENT

                                  COMSTOCK BANK
                                 6275 Neil Road
                               Reno, Nevada 89511

                         Annual Meeting of Stockholders
                                  May 28, 1997
                   ------------------------------------------

                                   PROSPECTUS

                                COMSTOCK BANCORP
                     Common Stock, par value $.01 per share

         This document serves as a Proxy Statement for the 1997 annual meeting of stockholders of Comstock Bank ("Comstock" or the "Bank"), to be held on May 28, 1997 at 4:00 p.m. Pacific Time in the Bank's Conference Center on the second floor of its Administrative Headquarters at 6275 Neil Road, Reno, Nevada 89511 and at any adjournment or postponement thereof (the "Annual Meeting"), and is being used by the Board of Directors of the Bank to solicit the proxies of the Bank's stockholders in connection therewith. This Proxy Statement--Prospectus, with the accompanying proxy card, is first being sent or given to Comstock's stockholders on or about April , 1997.

         As more fully described in this Proxy Statement--Prospectus, the purpose of the Annual Meeting is: (1) to elect eight directors to serve until the 1998 meeting of stockholders of the Bank or until their successors are elected and qualified; (2) to ratify the appointment of Kafoury, Armstrong & Co. as independent auditors for the Bank for the fiscal year ending December 31, 1997; (3) to consider and vote upon a proposal to form a holding company for the Bank by the adoption and approval of an Agreement and Plan of Reorganization dated as of February 26, 1997 (the "Plan of Reorganization") between the Bank and Comstock Bancorp, a Nevada corporation ("Bancorp"), pursuant to which each issued and outstanding share of common stock, par value $.50 per share ("Bank Common Stock"), of the Bank will be exchanged for two shares of common stock, par value $.01 per share ("Bancorp Common Stock"), of Bancorp and the Bank will become a wholly-owned subsidiary of Bancorp (the "Reorganization"); and (4) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         This document also serves as a Prospectus in connection with the issuance by Bancorp of up to 4,456,668 shares of Bancorp Common Stock. On the effective date of the Plan of Reorganization (the "Effective Date"), all outstanding shares of Bank Common Stock (other than shares held by stockholders exercising dissenters' rights, if any) will be converted into and exchanged for, on a two-for-one basis, shares of Bancorp Common Stock. Accordingly, if the stockholders of the Bank approve the Reorganization, each stockholder of the Bank will hold twice as many Bancorp shares as they currently own Bank shares.

         Under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC"), the solicitation of stockholders of Comstock to approve the proposed Plan of Reorganization constitutes an offering of Bancorp Common Stock. Bancorp has filed with the SEC a registration statement on Form S-4 under the Securities Act (the "Registration Statement") with respect to such offering, and this Proxy Statement--Prospectus constitutes the prospectus of Bancorp filed as part of the Registration Statement. This Proxy Statement--Prospectus does not contain all of the information set forth in the Registration Statement and the related exhibits, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

         This Proxy  Statement--Prospectus shall not constitute a prospectus for
a  public   reoffering  of  Bancorp   Common  Stock  pursuant  to  the  Plan  of
Reorganization.

         No person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Proxy Statement--Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized. This Proxy Statement--Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which it would be unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement--Prospectus, nor any offer or solicitation made hereunder, shall, under any circumstances, imply that the information set forth or incorporated herein is correct as of any time subsequent to its date.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE NEVADA FINANCIAL INSTITUTIONS DIVISION OR ANY OTHER FEDERAL OR STATE AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT--PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

         The date of the Proxy Statement--Prospectus is April , 1997.

AVAILABLE INFORMATION

         Comstock is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Federal Deposit Insurance Corporation (the "FDIC"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the FDIC at 550 17th Street, N.W., Washington, D.C. 20429, and at the FDIC's Western Regional Office located at 25 Ecker St. #2300, San Francisco, California 94105.

         Bancorp is not currently subject to the information reporting requirements of the Exchange Act, and, accordingly, has not filed reports, proxy statements or other information with the SEC. All outstanding shares of Bancorp Common Stock are currently owned by Comstock, and there is, therefore, no public trading market for Bancorp Common Stock. If the Reorganization is consummated, Bancorp Common Stock will be registered under the Exchange Act, and Bancorp will file periodic reports and other information with the SEC. In addition, in accordance with the rules and regulations of the SEC with respect to annual meetings of the stockholders of Bancorp, proxy statements accompanied or preceded by annual reports to stockholders will be furnished to stockholders of Bancorp. Such reports will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public accounting firm.

         This Proxy Statement--Prospectus does not contain all of the information set forth in the Registration Statement and the related exhibits which Bancorp has filed with the SEC, and to which reference is hereby made. Reports, proxy and information statements and other information, including the Registration Statement and exhibits thereto, can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies can be obtained at prescribed rates from the SEC Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Web Site, http://www.sec.gov, that contains reports, proxy and information statements and other information submitted by registrants, including Bancorp.

         Bancorp and the Bank have filed an application for approval of the Plan of Reorganization, pursuant to Section 666.125 of the Nevada Revised Statutes (the "NRS"), with the Nevada Division of Financial Institutions (the "Nevada Division"). The non-confidential portions of the application can be inspected at the office of the Nevada Division located at 406 E. 2nd Street, Carson City, Nevada 89710. In addition, Bancorp has filed an application with the Board of Governors of the Federal Reserve Bank (the "FRB") to become a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Finally, Bancorp has filed an application with The Nasdaq Small Cap Market to list its shares on such exchange under the symbol "LODE," the same symbol currently used by the Bank.

         A copy of the Bank's Annual Report to stockholders for the fiscal year ended December 31, 1996 (the "Annual Report") accompanies this Proxy Statement--Prospectus. The Annual Report contains financial statements, prepared in conformity with generally accepted accounting principles, for the years ended December 31, 1996 and 1995 and certain other information and should be read along with this Proxy Statement--Prospectus.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
AVAILABLE INFORMATION                                                         10

SUMMARY OF THE PROXY STATEMENT--PROSPECTUS                                    15

         Annual Meeting of Stockholders                                       15
         Formation of Holding Company                                         16

SELECTED FINANCIAL AND OTHER DATA OF THE BANK                                 20

GENERAL  INFORMATION                                                          22
         General                                                              22
         Record Date and Voting                                               22
         Vote Required                                                        23
         Dissenters' Rights                                                   23
         Revocability of Proxies                                              23
         Solicitation of Proxies                                              23
         Security Ownership of Certain Beneficial Owners                      24

PROPOSAL (1): ELECTION OF DIRECTORS                                           26
         Vote Required                                                        26
         Information with Respect to Nominees                                 27
         Committees of the Board of Directors                                 28
         Remuneration of Directors                                            30

EXECUTIVE COMPENSATION                                                        30
         Employment Agreements                                                30

STOCK OPTION AND EMPLOYEE BENEFIT PLANS                                       31
         Description of Incentive Plan                                        32
         Federal Income Tax Consequences                                      33
         Previous Grants                                                      35
         Description of Directors' Plan                                       37
         401(k) Plan                                                          39
         Deferred Compensation                                                39
         Life Insurance Arrangements                                          39

CERTAIN BUSINESS RELATIONSHIPS                                                40

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT                             40

                                                                            Page
                                                                            ----
PROPOSAL (2): RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS                                                          41
         Vote Required                                                        41

PROPOSAL (3): FORMATION OF HOLDING COMPANY                                    41
         Vote Required                                                        42

PARTIES TO THE REORGANIZATION                                                 42
         Comstock Bank                                                        42
         Comstock Bancorp                                                     43

DESCRIPTION OF THE REORGANIZATION                                             44
         Reasons for the Reorganization                                       44
         Effective Date                                                       44
         Actions at the Effective Date                                        44
         Conditions to the Reorganization                                     45
         Amendment and Termination                                            45
         Exchange of Stock Certificates                                       45
         Effect of the Reorganization on Employee Benefit Plans
          and Employment Agreements                                           46

DESCRIPTION OF BANCORP  CAPITAL  STOCK                                        46
         General                                                              46
         Bancorp Common Stock                                                 47
         Anti-Takeover Provisions                                             48

DESCRIPTION  OF  COMSTOCK  CAPITAL  STOCK                                     48
         General                                                              48
         Bank Common Stock                                                    48

CERTAIN  DIFFERENCES  IN  STOCKHOLDER  RIGHTS                                 48
         General                                                              48
         Anti-Takeover Provisions                                             49
         Indemnification of Directors, Officers and Employees                 50
         Special Meetings of Stockholders                                     50
         Payment of Dividends                                                 51
         Right to Repurchase Stock; Investments                               51
         Issuance of Shares of Common Stock                                   52
         Stock Options                                                        52
         Inspection of Records                                                52

CERTAIN FEDERAL INCOME TAX  CONSEQUENCES  OF
THE  REORGANIZATION                                                           53

ACCOUNTING  TREATMENT  OF  THE  REORGANIZATION                                54

                                                                            Page
                                                                            ----
DISSENTERS' RIGHTS                                                            54

MARKET  FOR  THE  COMMON  STOCK                                               56

DIVIDEND  POLICY                                                              58

PRO FORMA CONSOLIDATED CAPITALIZATION                                         59

BUSINESS OF BANCORP                                                           59
         General                                                              59
         Property                                                             60
         Competition                                                          60
         Employees                                                            60

BUSINESS  OF  THE  BANK                                                       61
         General                                                              61
         Competition and Market Area                                          61
         Lending Activities                                                   63
         Investment Activities                                                69
         Deposit  Activity  and  Other Sources  of Funds                      72
         Properties                                                           73
         Employees                                                            76
         Legal  Proceedings                                                   76

REGULATION  AND  SUPERVISION                                                  77
         General                                                              77
         Federal Banking Regulations                                          77
         Transactions with Affiliates and Insiders                            80
         Real Estate Lending Policies                                         82
         Standards for Safety and Soundness                                   82
         Federal Home Loan Bank System                                        82
         Federal Reserve System                                               83
         Nevada Banking Laws and Supervision                                  83
         Regulation of Holding Company                                        83
         Federal Securities Laws                                              85

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF
FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS                            85
         Overview                                                             85
         Capitalization                                                       86
         Capital Expenditures                                                 88
         Operations and Liquidity                                             90
         Impact of Changing Interest Rates; Interest Rate Risk                92
         Interest Margin                                                      93

                                                                            Page
                                                                            ----
         Other Assets                                                         94
         Income and Expense                                                   95
         Interest Income                                                      96
         Interest Expense                                                     96
         Non-Interest Income                                                  96
         Non-Interest Expenses                                                97

MANAGEMENT OF BANCORP                                                         98
         Directors                                                            98
         Executive Officers                                                   98
         Compensation                                                         98
         Employee Benefit Plans                                               99

MANAGEMENT OF COMSTOCK                                                        99
         Directors                                                            99
         Executive Officers                                                   99
         Compensation and Employee Benefit Plans                             100

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING                            100

LEGAL MATTERS                                                                100

EXPERTS                                                                      100

OTHER BUSINESS                                                               100

FINANCIAL STATEMENTS                                                        F-1

APPENDICES

         Appendix A   Agreement and Plan of Reorganization
         Appendix B   Dissenters' Appraisal Rights
         Appendix C   Bancorp Articles of Incorporation
         Appendix D   Bancorp Bylaws

SUMMARY OF THE PROXY STATEMENT--PROSPECTUS

         This Summary is qualified in its entirety by the detailed information contained in this Proxy Statement--Prospectus, the Appendices hereto, and the documents referred to herein.

Annual Meeting of Stockholders

Time and Place of the               The Annual Meeting will be held on
  Annual Meeting...............     Wednesday, May 28, 1997 at 4:00 p.m. Pacific
                                    Time in the Conference Center on the second floor of the Bank's Administrative
                                    Headquarters Building at 6275 Neil Road,
                                    Reno, Nevada 89511. See "General Information
                                    --General."

Purpose of the Annual               The purpose of the Annual Meeting is to:
  Meeting......................     (1) elect eight directors, each to serve
                                    until the 1998 annual meeting of
                                    stockholders of the Bank or until their
                                    successors are elected and qualified; (2) ratify the appointment of Kafoury, Armstrong
                                    & Co. as independent auditors for the Bank for the fiscal year ending December 31, 1997
                                    (3) consider and vote upon the Plan of
                                    Reorganization pursuant to which each
                                    outstanding share of Bank Common Stock
                                    (other than shares held by stockholders
                                    exercising dissenters' rights, if any) will be converted into and exchanged for two shares of Bancorp Common Stock and Comstock will become a wholly-owned subsidiary of Bancorp; and (4) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. See "General
                                    Information;" "Proposal (1):  Election of
                                    Directors;" "Proposal (2):  Ratification of
                                    Appointment of Independent Auditors;" and
                                    "Proposal (3):Formation of Holding Company."

Record Date....................     The Board of Directors of Comstock has fixed
                                    the close of business on April 7, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. See "General Information--Record
                                    Date and Voting."

Beneficial Ownership                On March 31, 1997 the directors and
  by Directors and                  executive officers of Comstock beneficially
  Executive Officers...........     owned an aggregate of 364,523 shares of Bank
                                    Common Stock.  See "General Information--
                                    Security Ownership of Certain Beneficial
                                    Owners."

Additional Information.........     For additional information, telephone Robert
                                    N. Barone, Chief Executive Officer of the
                                    Bank, at (702) 824-7100.

Formation of Holding Company

The Parties to the
  Reorganization...............     Comstock Bank and Comstock Bancorp.

Comstock Bank..................     Comstock is a state chartered bank organized
                                    under the rules and regulations of the State of Nevada. Comstock conducts its business through four full service offices and two lending centers with its Main Office and Administrative Headquarters Building located at 6275 Neil Road, Reno, Nevada
                                    89511, and its telephone number is (702)
                                    824-7100.

                                    The  Bank's  stock has  traded on The Nasdaq
                                    Small Cap Market under the symbol "LODE" since March 4, 1993.

Comstock Bancorp...............     Bancorp is a business corporation
                                    incorporated as a wholly-owned subsidiary of Comstock under the General Corporation Law of the State of Nevada. Bancorp was organized at the direction of Comstock to become a bank holding company with Comstock as its wholly-owned subsidiary. Bancorp will acquire all of the issued and outstanding shares of the Bank Common Stock in connection with the Reorganization.
                                    Bancorp's telephone number and address is the same as that given for Comstock above.

Reasons for the                     The Board of Directors believes that a
  Reorganization...............     holding company structure will better
                                    position the Bank to compete in the markets that it serves by providing Comstock with greater flexibility to conduct its banking business. The formation of a holding company will permit management greater flexibility with respect to the enhancement of stockholder value through, among other things, the ability to acquire or organize other operating subsidiaries should such an opportunity present itself, including other bank and non-bank financial institutions, without merging such institutions with the Bank itself. In addition, Bancorp will be better able to control its capital leverage, and thus stockholder value through, among other things, the implementation of stock repurchase programs. See "Proposal (3):
                                    Formation of Holding Company;" and
                                    "Description of the Reorganization--Reasons for the Reorganization."

Description of the                  Under the Plan of Reorganization, each out-
  Reorganization . . . . . . . .    standing share of Bank Common Stock (other
                                    than shares held by stockholders exercising dissenters' rights, if any) will be automatically converted into and exchanged for two shares of Bancorp Common Stock and Comstock will become a wholly-owned subsidiary of Bancorp. Comstock will continue its current business and operations as a Nevada chartered commercial bank using its current name. Certificates representing shares of Bank Common Stock will auto-matically represent shares of Bancorp Common
                                    Stock. Stockholders will not need to
                                    exchange their Comstock stock certificates for Bancorp stock certificates. Additional-ly, Bancorp's transfer agent will issue one share of Bancorp Common Stock for each out-standing share of Bank Common Stock to holders of Bank Common Stock at the Effective Date. The Plan of Reorganization is incorporated by reference into this Proxy Statement--Prospectus and attached hereto as Appendix A. See "Proposal (3):
                                    Formation of Holding Company;" and "Descrip-tion of the Reorganization--Conditions to the Reorganization."

Conditions and Required             The consummation of the Reorganization is
  Regulatory Approvals.........     subject to the satisfaction of a number of
                                    conditions, including: (1) the adoption and approval of the Plan of Reorganization by the holders of at least a majority of the outstanding shares of Bank Common Stock; (2) the approval of the Plan of Reorganization by the Nevada Division; (3) the approval of the Plan of Reorganization by the FRB; and
                                    (4) the receipt by Comstock of a favorable opinion of counsel as to certain federal income tax consequences of the
                                    Reorganization. There is no assurance that these conditions will be satisfied. See
                                    "Description of the Reorganization--
                                    Conditions to the Reorganization;" and "Tax
                                    Consequences of the Reorganization.'

Comparison of                       The Articles of Incorporation of Bancorp,
  Stockholder Rights...........     attached hereto as Appendix C, and the
                                    Bylaws of Bancorp, attached hereto as
                                    Appendix D, are similar in many respects to the current Articles of Incorporation and Bylaws of Comstock. However, certain differences will exist following the
                                    Reorganization between the rights of the stockholders of Bancorp and those of Comstock. These differences include such matters as stockholder nominations of directors, stockholder requests for a special meeting of stockholders, indemnification of officers, directors and employees, and stockholder rights to inspect
                                    Bancorp's stock ledger.  See "Proposal (3):
                                    Formation of Holding Company;" "Certain
                                    Differences in Stockholder Rights;" Appendix
                                    C--Bancorp Articles of Incorporation; and
                                    Appendix D--Bancorp Bylaws.

Anti-takeover Effects..........     Certain differences in Federal and state law
                                    applicable to Bancorp and the Bank may make it more difficult to purchase a controlling interest of Bancorp Common Stock than it is to purchase a controlling interest of Bank
                                    Common Stock.  See "Certain Differences in
                                    Stockholder Rights--Anti-Takeover
                                    Provisions."

Federal Income Tax                  The Plan of Reorganization is intended to
  Consequences.................     qualify as a tax-free transaction for
                                    federal income tax purposes. As a condition to the Reorganization, Comstock will receive an opinion of counsel as to certain federal income tax consequences of the
                                    Reorganization. All stockholders should read the section of this Proxy Statement--
                                    Prospectus entitled "Tax Consequences of the Reorganization."

Accounting Treatment of             It is expected that the Reorganization will
  the Reorganization ..........     be characterized as, and treated similarly
                                    to, a "pooling of interests" for financial reporting and related purposes. See "Accoun-ting Treatment of the Reorganization."

Regulation and                      After the Effective Date, Bancorp will be
  Supervision..................     subject to regulation by (i) the SEC, and
                                    (ii) as a bank holding company by the FRB under the BHCA and the Nevada Division.
                                    Comstock will continue to be subject to
                                    regulation by the Nevada Division and by the FDIC. See "Regulation and Supervision."

Market for Stock...............     The Bank Common Stock is currently traded on
                                    The Nasdaq Small Cap Market under the symbol
                                    "LODE." Following the Reorganization, it is expected that Bancorp Common Stock will be traded on The Nasdaq Small Cap Market under the same symbol. See "Market for the Common
                                    Stock;" and "Dividend Policy."

Effective Date.................     The Effective Date will be the date of the
                                    consummation of the Plan of
                                    Reorganization.  See "Description of the
                                    Reorganization-- Effective Date;" and
                                    "--Conditions to the Reorganization."

Rights of Dissenting                Holders of shares of Bank Common Stock are
  Stockholders.................     entitled to dissent from the Plan of
                                    Reorganization and to receive the fair value of their shares if they follow certain statutory procedures under Nevada law. See
                                    "General Information--Dissenters' Rights;"
                                    "Dissenters' Rights;" and Appendix B --
                                    Dissenters' Appraisal Rights.

Stockholder Vote Required           Approval of the Plan of Reorganization will
  for Approval ................     require the vote of holders of a majority
                                    of the outstanding shares of Bank Common
                                    Stock entitled to vote thereon.

Recommendation of                   The Board of Directors of Comstock
  Management...................     unanimously recommends that stockholders
                                    vote for the adoption of the Plan of
                                    Reorganization.

SELECTED FINANCIAL AND OTHER DATA OF THE BANK

         The selected consolidated financial and other data of the Bank set forth below is derived, in part, from, and should be read in conjunction with, the audited financial statements of the Bank and notes thereto presented elsewhere in this Proxy Statement--Prospectus.

                                        As of, and for, the years ended
                                                   December 31,
                                ------------------------------------------------
                                   1996     1995     1994    1993       1992
                                            (In thousands of dollars,
                                              except per share data)

Summary of Earnings:
  Total Interest Income         $14,868  $12,814   $9,134  $7,665     $5,668
  Total Interest Expense          4,434    3,811    2,296   1,621      1,533
                                -------  -------   ------  ------     ------
  Net Interest Income            10,434    9,003    6,938   6,044      4,135
  Provision for loan losses         250      270      105      43         55
                                -------  -------   ------  ------     ------

  Net Income after provision
  for loan losses                10,184    8,733    6,733   6,001      4,080

  Other Operating Income            414      278      407     453 (1)    190 (2)
  Non-Interest Expense           (7,603)  (6,637)  (5,724) (4,424)(3) (2,905)(4)
  BigHorn Joint-Venture (net)         0        0        0     233 (5)    583 (5)
  Provision for taxes              (903)    (769)    (422)   (631)      (656)
                                --------  -------  ------- --------  ----------
 Net Income                      $2,092   $1,605     $994  $1,632     $1,292
                                ========  =======  ======= ========  ===========

Shares:
  Outstanding (000's)(7)          2,118    2,116    1,819   1,680      1,612
  Earnings per Share(6)            $.94     $.85     $.57    $.98       $.88
  Cash Dividends Declared
    Per Share                      $.00     $.00     $.26    $.18       $.00

Book Value per Share Outstanding  $6.14    $5.15    $4.14   $3.88      $3.14


(1)Excludes $2,265,000 of Joint-Venture Revenues.
(2)Excludes $5,262,000 of Joint-Venture Revenues.
(3)Excludes $2,064,000 of Joint-Venture Expenses.
(4)Excludes $4,522,000 of Joint-Venture Expenses.
(5)Nets Joint-Venture revenue and expense.
(6)Adjusted for 10% stock dividend declared in February, 1995.

                                        As of, and for, the years ended
                                                   December 31,
                                ------------------------------------------------
                               1996       1995       1994      1993        1992
                                            (In thousands of dollars,
                                              except per share data)

Selected Assets and
 Liabilities:(1)
  Average Total Assets     $144,980   $122,805   $103,073   $84,045     $58,599
  Average Total Deposits   $131,303   $111,169    $93,006   $76,955     $52,533
  Average Gross Loans       $96,524    $86,743    $69,999   $53,394     $35,031
  Average Stockholders'
   Equity                   $13,009    $10,884     $7,531    $6,522      $5,064


Selected Financial
 Ratios (%):

  Reserves for Loan Losses
   to End of Period Loans      .89%       .77%       .62%      .75%       1.01%

  Net Charge-Offs to End of
   Period Loans (Recoveries)   .06%       .04%       .11%     (.01%)       .02%

  Non-Accruing Loans to Total
   End of Period Loans         3.3%        .2%        .2%       .3%         .5%

  Net Income to Average
    Stockholders' Equity      17.7%      18.6%      14.7%     28.6%       31.7%

  Net Income to Average
    Total Assets              1.56%      1.41%      1.14%     2.45%       2.62%

  Dividend Payout Ratio        0.0%       0.0%      41.4%     18.2%        0.0%

(1)Average stockholders' equity is calculated using end of month data because the Bank only computes its income on a monthly basis. However, average total assets, average total deposits and average gross loans are calculated using daily figures.

GENERAL INFORMATION

General

    This Proxy Statement--Prospectus is being furnished to stockholders of Comstock in connection with the solicitation of proxies by the Board of Directors of Comstock to be used at the Annual Meeting to be held on May 28, 1997, at 4:00 p.m. Pacific Time in the Conference Center on the second floor of the Bank's Administrative Headquarters Building at 6275 Neil Road, Reno, Nevada 89511, and at any adjournment or postponement thereof.

    Holders of Bank Common Stock are requested to promptly sign, date and return the accompanying proxy card to Comstock in the enclosed postage-paid envelope. Failure to return a properly executed proxy card or to vote at the Annual Meeting will have the same effect as a vote against Proposal (3).

Record Date and Voting

    The Board of Directors of Comstock has fixed the close of business on April 7, 1997 as the Record Date for the determination of the holders of Bank Common Stock entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of Bank Common Stock at the close of business on that date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were shares of Bank Common Stock outstanding.

    Each holder of shares of Bank Common Stock outstanding on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Annual Meeting and at any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Bank Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum is not obtained, or if fewer shares of Bank Common Stock are voted in favor of Proposal (3) than the number required for approval, it is expected that the Annual Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting except for any proxies which have heretofore effectively been revoked or withdrawn.

    If the enclosed proxy card is properly executed and received by Comstock in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the proxy card. Executed proxy cards without voting instructions will be voted FOR each of the proposals and FOR each director as set forth in the accompanying Notice of Annual Meeting of stockholders.

    Management is not aware of any matters other than those set forth in the Notice of Annual Meeting of stockholders that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including, among other things, a motion to adjourn or postpone the Annual
Meeting to another time or place or both for the purpose of soliciting additional proxies or otherwise, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of Comstock.

Vote Required

    The vote required for each proposal is set forth in the discussion of such proposal under the caption "Vote Required."

Dissenters' Rights

    Nevada law provides that stockholders of record of the Bank on the Record Date have the right to dissent from the Reorganization and, if the Reorganization is consummated, to receive compensation equal to the fair value of their shares. Stockholders of the Bank desiring to exercise their dissent and appraisal rights must follow the procedures set forth in Sections 92A.300 through 92A.500 of the NRS, a copy of which is attached to this Proxy Statement--Prospectus as Appendix B. Stockholders ofthe Bank desiring to exercise their dissent and appraisal rights are urged to read Appendix B in its entirety since failure to comply with the procedures set forth therein may result in the loss of dissent and appraisal rights. See "Dissenters' Rights."

Revocability of Proxies

    The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by (i) delivering to the Secretary of the Bank a written notice of revocation prior to the Annual Meeting, (ii) delivering to the Secretary of the Bank prior to the Annual Meeting a duly executed proxy bearing a later date, or (iii) attending the Annual Meeting, filing a written notice of revocation with the Secretary of the Bank, and voting in person.

Solicitation of Proxies

    In addition to solicitation by mail, directors, officers and employees of Comstock may solicit proxies for the Annual Meeting from Comstock stockholders personally or by telephone without additional remuneration therefor. Comstock will also provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. The cost of solicitation of proxies for the Comstock Annual Meeting will be borne by Comstock. Stockholders of the Bank may authorize another person or persons to act for them as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the Secretary of the Bank, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

Security Ownership of Certain Beneficial Owners

    The following table sets forth information as of March 1, 1997 pertaining to beneficial ownership of Bank Common Stock by persons known to the Bank to own 5% or more of such stock, current directors of the Bank, certain executive officers and all directors and executive officers of the Bank as a group. Other than the beneficial owners listed below, the Bank is not aware of any person or group that beneficially owns more than 5% of the outstanding shares of Bank Common Stock as of March 1, 1997.

    The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities.

                      Beneficial Ownership of 5% or More of
        Bank Common Stock; Ownership of Directors and Executive Officers

                                        Shares of
                                       Bank Common                    Percent of
Beneficial Owner                       Stock(1)(2)                       Class
--------------------------------------------------------------------------------
Stockholders owning
5% or more:
-------------------
   Umberto Fedeli                        210,000                           9.88%
   5005 Rockside Rd., 5th Floor
   Independence, OH 44131

   Resource Management, Inc.             200,000                           9.41%
   28601 Chagrin Blvd., Ste. 500
   Cleveland, OH 44122

   Richard Barone                        200,000(3)                        9.41%
   28601 Chagrin Blvd., Ste. 500
   Cleveland, OH  44122

   N. Lee Deitrich                       193,660                           9.11%
   7090 Morley Road
   Painesville, OH  44077

   Lawrence Loxterman                    185,230                           8.72%
   270 Barrington Ridge Road
   Painesville, OH  44077

   William Loxterman                     175,230                           8.25%
   1010 Hoose Road
   Mentor, OH  44060

                                        Shares of
                                       Bank Common                    Percent of
Beneficial Owner                       Stock(1)(2)                       Class
--------------------------------------------------------------------------------
Directors and Officers:
------------------------
   Robert Barone                        179,409(4)                         8.01%
   Larry Platz                          131,302(5)                         5.86%
   Michael Dyer                          27,987(6)                         1.31%
   John Coombs                            8,799(7)                          *
   Mervyn Matorian                        7,566(8)                          *
   Edward Allison                         5,765(9)                          *
   Samuel McMullen                        3,595(10)                         *
   Stephen Benna                            100(11)                         *
   Executive Officers and               364,523(12)                       15.26%
    Directors as a group
    (8 persons)
------------------------
*  Less than 1%

(1) Unless otherwise noted, the persons shown have sole voting and investment power over the shares listed.

(2) Bank Common Stock includes all outstanding Bank Common Stock plus, as required for the purpose of determining beneficial ownership with respect to the named person, all Bank Common Stock subject to any right of acquisition, through the exercise or conversion of any security, within 60 days.

(3) Richard A. Barone is the controlling stockholder of Resource Management, Inc. ("RMI") and is Chairman of the Board of Directors and President of RMI. Mr. Barone may be deemed to own beneficially the shares owned by RMI. Mr. Barone disclaims beneficial ownership of all shares owned by RMI.

(4) Consists of (i) 64,184 shares held by The Barone Family 1988 Trust of which Mr. Robert Barone is a trustee; and (ii) 115,225 shares subject to currently exercisable options held by Mr. Barone. Does not include options to purchase 20,625 shares of Bank Common Stock that do not become fully vested within the next 60 days.

(5)      Consists  of (i) 16,077  shares  held by Mr.  Platz;  and (ii)  115,225 shares subject to currently exercisable options. Does not include options to purchase 20,625 shares of Bank Common Stock that do not become fully vested within the next 60 days.

(6) Consists of (i) 12,871 shares held by Mr. Dyer; and (ii) 16,116 shares subject to currently exercisable options.

(7) Consists of (i) 2,309 shares held by The Coombs Living Trust of which Dr. Coombs is a trustee; (ii) 590 shares held in a self directed rollover IRA; and (iii) 5,900 shares subject to currently exercisable options held by Dr. Coombs.

(8) Consists of (i) 2,666 shares held by Mr. Matorian; and (ii) 4,900 shares subject to currently exercisable options.

(9) Consists of (i) 2,065 shares held by Mr. Allison; and (ii) 3,700 shares subject to currently exercisable options.

(10) Consists of (i) 295 shares held by Mr. McMullen; and (ii) 3,300 shares subject to currently exercisable options.

(11)     Consists of 100 shares held by Mr. Benna.

(12) Consists of (i) an aggregate of 101,157 shares held by directors and executive officers as a group; and (ii) an aggregate of 263,366 shares subject to currently exercisable options. Does not include non-vested options held by Mr. Barone and Mr. Platz to purchase an aggregate of 41,250 shares.

PROPOSAL (1): ELECTION OF DIRECTORS

         The Bank's Bylaws provide that the Bank shall have a Board of Directors comprised of not less than five (5) and not more than nine (9) directors in one class. The Bylaws allow the Board of Directors to appoint directors to fill positions that were vacated or for which there was no nominee during the period between the annual meetings of stockholders. Directors who are elected will serve until the 1998 Annual Meeting or until their successors have been elected and qualified or have been appointed by the Board of Directors.

         The persons designated in the accompanying proxy intend to vote for the election of the eight nominees for director set forth below. If, for any reason, any nominee is unable to accept such nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person or persons, as the case may be, as a management nominee, or to reduce the number of management nominees to such extent as they shall deem advisable. Set forth below is certain information with respect to the nominees. All of the nominees are currently directors of the Bank.

         The following directors have been nominated by the Board of Directors to succeed themselves: Edward Allison, Robert Barone, Stephen Benna, John Coombs, Michael Dyer, Mervyn Matorian, Samuel McMullen, and Larry Platz.

Vote Required

         The favorable vote of a majority of the shares of Bank Common Stock represented at the Annual Meeting is required for the election of directors.

Information with Respect to Nominees

         The following table provides information with respect to each director and principal officer of the Bank.

    Name           Age    Director Since   Position(s)      Business Experience
                                            with Bank       During Past 5 Years
--------------------------------------------------------------------------------
Edward Allison      57    November, 1993   Director           Self-employed;
                                                              government rela-
                                                              tions/investments.

Robert Barone       52    March, 1984      Chairman, Chief    Chairman, Chief
                                           Executive Officer  Executive Officer
                                           and Treasurer      and Treasurer of
                                                              the Bank.

Stephen Benna       44    June, 1996       Director           Manager of CB
                                                              Concrete Co., a
                                                              manufacturer of
                                                              concrete.

John Coombs         51    April, 1982      Director           Orthodontist;
                                                              private practice.

Michael Dyer        49    December, 1984   Director and       Partner in the law
                                           Counsel            firm of Dyer, Law-
                                                              rence & Cooney.

Mervyn Matorian     52    March, 1983      Director           State Farm
                                                              insurance agent.

Samuel McMullen     47    September, 1993  Director           Self-employed;
                                                              governmental law
                                                              and political
                                                              strategy.

Larry Platz         58    March, 1984      President,         President,
                                           Secretary and      Secretary and
                                           Director           Director of the
                                                              Bank.

         There are no family relationships between any of the directors or principal officers. None of such persons was selected or serves pursuant to any arrangement or understanding with any other person. Directors are elected at each annual meeting of the stockholders of the Bank. Each officer serves at the discretion of the Board of Directors. Each of the directors listed above has had the same employment for more than the past five years.

Committees of the Board of Directors

         The Bank's Board of Directors has established the following committees, the members of which are appointed annually by the Board of Directors. As a general rule, if a committee member cannot make a committee meeting, any other director may serve as a substitute.

         Loan Committee: This committee met 15 times in 1996. It reviews and approves all residential real estate loans over $500,000, all subdivision and acquisition and development loans over $1,000,000, all commercial real estate loans over $1,500,000, all commercial loans secured by other than real estate over $500,000, and all other loans over $150,000. The committee consisted of the following four members from January 1, 1996 through April 30, 1996: Messrs. Barone, Dyer, Matorian, and Platz. Beginning May 1, 1996, the Loan Committee was expanded to five members and consisted of the four members listed above plus Mr. Allison.

         Investment Committee: This committee met twice in 1996. It reviews and approves the investment policy and sets forth the general guidelines and strategies to be followed by the investment portfolio manager. The committee consisted of the following four members: Messrs. Barone, Benna, Coombs, and Platz. Mr. Benna replaced Mr. Allison in June, 1996.

         CRA Committee: This committee met three times in 1996. Its function is to oversee the Bank's efforts in meeting its community reinvestment obligations including the identification of areas of need and design of products to meet such needs. The committee consisted of three members as follows: Messrs. Barone, McMullen and Platz. Many of the Bank's managers also attend the meetings.

         Audit/Compliance Committee: This committee met once in 1996 on its audit function which is to review the findings of the outside auditor or any internal control findings. The committee consisted of four members: Messrs. Allison, Benna, Dyer, and McMullen. The Compliance function is to review the findings of any regulatory examination involving compliance. Because the Bank signed a Memorandum of Understanding regarding consumer compliance with the FDIC in January, 1994, the Board as a whole reviewed compliance issues three times in 1996.

         Personnel/Compensation Committee: This committee met three times in 1996. Its function is to review the compensation of the Bank's senior executives and all vice-presidents. It is composed of three members as follows: Messrs. Matorian, Allison, and Platz.

         Options Committee: This committee met twice in 1996. Its function is to review executive and management performance for the purpose of awarding the senior executives and other Bank managers stock, options or other benefits available under the 1992 Incentive Plan of Comstock Bank. This committee was composed of four members as follows: Messrs. Allison, Coombs, Matorian, and McMullen. In June, 1996, Mr. Benna was placed on this committee increasing its membership to five.

         Management Committee: This committee is composed of Messrs. Barone and Platz, the Bank's executive officers who also hold Board seats. The committee meets informally and without compensation at least twice each month and sometimes as often as four times. One set of minutes per month are created to inform the Board of important executive actions taken in the day to day operations of the Bank. The minutes of this committee are reviewed at the regular monthly Board of Directors' meeting.

         Asset/Liability Management Committee: This committee met twice in 1996. Its function is to monitor interest rate risk and the cash flow needs of the Bank, and to review the activities of the management Asset/Liability Committee. This committee was composed of four members as follows: Messrs. Barone, Coombs, McMullen, and Platz. In May, 1996, Mr. McMullen replaced Mr. Allison.

         The Board of Directors has no formal nominating committee; the Board as a whole acts in nominations for Board positions. Section 2.3 of the Bylaws of the Bank requires the following paragraph regarding nominations for directors be set forth in the notice of a stockholders' meeting at which the election of directors is to be considered:

         Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing, signed and received by the President of the Corporation no more than 60 days prior to any meeting of the stockholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to stockholders pursuant to Section 2.2 of the bylaws; provided, however, that if only 10 days notice of the meeting is given to stockholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying stockholder: (a) the name, address and the term of office of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of voting stock of the Corporation owned by the notifying stockholder; and
         (f) with the written consent of the proposed nominee, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition of bankruptcy or has been adjudged bankrupt. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of elections shall then disregard all votes cast for each nominee.

         In 1996, the Bank's Board of Directors met 12 times (all regularly scheduled monthly meetings). No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors or meetings of a Committee to which he was assigned except as follows: Mr. McMullen missed two of the three CRA Committee meetings; Mr. Dyer missed five of the 15 Loan Committee meetings; but in accordance with policy, another director substituted for him two of those five times; Mr. Allison missed three of the 11 Loan Committee meetings to which he was assigned.

Remuneration of Directors

         In 1996, directors received the sum of $600 for each regular Board meeting attended (raised to $650 for 1997). In addition, each Board Committee meeting attended entitled the non-employee director to compensation of $50, except the Loan Committee, which set compensation of $150 to attending non-employee directors. These fees have been raised to $100 and $250, respectively, for 1997.

               THE BOARD OF DIRECTORS OF THE BANK RECOMMENDS THAT
                 STOCKHOLDERS VOTE "FOR" EACH NOMINATED DIRECTOR

EXECUTIVE COMPENSATION

         The following tables show information with respect to the annual compensation for services in all capacities to the Bank for the fiscal years ended December 31, 1996, 1995, and 1994 for the chief executive officer and the president of the Bank. No other officer of the Bank received compensation in excess of $100,000 during 1996.

                           SUMMARY COMPENSATION TABLE


                                                                Long-Term Compensation
                                                                -----------------------------------
                                                                Awards
                       Annual Compensation                      Securities                  Payouts
--------------------------------------------------------------  --------------------------  -------
Name and Prin-           ($)       ($)     ($)      ($)            ($)           ($)          ($)
cipal Position    Year  Salary    Bonus   Other   All Other     Restricted    Underlying     LTIP
                                          Annual  Compensation  Stock Awards  Options/SARS  Payouts
--------------------------------------------------------------  --------------------------  -------

Robert Barone     1996  174,000   96,308  10,249       0             0            0            0
 Chairman of the  1995  162,000   59,660   9,746  25,000             0            0            0
 Board of Direc-  1994  150,000   59,083   8,848       0             0            0            0
 tors and Chief
 Executive
 Officer

Larry Platz       1996  174,000  116,308  10,249       0             0            0            0
 President        1995  162,000   99,660   9,746       0             0            0            0
                  1994  150,000   59,083   8,848  25,000             0            0            0

  Employment Agreements


         The Bank has entered into substantially similar employment agreements dated as of December 14, 1992 with each of Robert Barone and Larry Platz (the "Employment Agreements"). The initial term of the Employment Agreements is for a period of five years, unless terminated for cause (as defined therein). The term of each Employment Agreement is automatically extended for one additional year on each anniversary date of the Employment Agreement, unless the Board of Directors gives 30 days prior written notice that the term will not be extended.

         The Employment Agreements provide for an annual base salary of $132,000 to each of Mr. Barone and Mr. Platz, plus an annual bonus of at least 5% of after-tax profits unless economic conditions or the financial condition of the Bank dictate that such incentives be suspended. The annual base salary is subject to renegotiation every six months but changes, if any, may only result in an increase in the annual base salary. Historically, Mr. Barone and Mr. Platz have each received a bonus equal to 5% of the Bank's after-tax profits. This was increased to 6% on December 20, 1993 for years beginning after December 31, 1993 as part of the consideration for their agreement to eliminate the tax benefits from options already granted. The Employment Agreements also provide that Mr. Barone and Mr. Platz are entitled to participate in all benefit plans and programs of the Bank available to executives and salaried employees.

         Each Employment Agreement provides that following a change of control the Bank may terminate the Employment Agreement; provided, however, in such event the Bank must continue to pay to Mr. Barone or Mr. Platz, as the case may be, his then current annual base salary for a period of four years from the date of termination.

         The Employment Agreements also provide for a split-dollar life insurance arrangement. See "--Life Insurance Arrangements" below. In December, 1996, the Board of Directors agreed to a supplemental retirement plan ("SERP") for both Mr. Barone and Mr. Platz to bring their retirement income to an estimated 60% of their estimated salaries at retirement. At his 65th birthday, Mr. Platz will receive $44,700 per year for a 15-year period. At his 65th birthday, Mr. Barone will receive $66,900 per year for a 15-year period.

         If the stockholders of the Bank approve the Reorganization set forth in Proposal (3) to this Proxy Statement--Prospectus, the Bank will assign to Bancorp and Bancorp will assume the Employment Agreements on the same terms as described above, except that for purposes of the Employment Agreements a "change of control" will be deemed to have occurred if (i) Bancorp is involved in a merger or other acquisition in which Bancorp is not the surviving entity, (ii) shares representing greater than or equal to forty percent of the voting power of Bancorp are acquired by a person, entity or group (as such term is used in Rule 13d-5 of the Exchange Act) through a transaction or series of transactions, or (iii) a majority of the members of Bancorp's Board of Directors elected at an annual meeting of the stockholders of Bancorp are replaced, are removed without cause or resign during the period commencing at the annual meeting of stockholders at which the directors were elected and ending after the next annual meeting of stockholders at which directors of Bancorp are elected. See "Management of Bancorp--Compensation."

STOCK OPTION AND EMPLOYEE BENEFIT PLANS

         In the following discussions, all shares and prices have been adjusted to reflect the 10% stock dividend declared on February 22, 1995 to holders of record of Bank Common Stock on March 29, 1995.

Description of Incentive Plan

         On February 5, 1992, the Bank adopted the 1992 Incentive Plan of Comstock Bank (the "Incentive Plan") for officers and key employees ("Participants"). The stockholders approved the Plan on March 25, 1992. The Incentive Plan is intended to encourage officers and other key employees of the Bank to acquire or increase their ownership of Bank Common Stock on reasonable terms, to foster in Participants a strong incentive to put forth maximum effort for the success and growth of the Bank, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Bank in the future. The Incentive Plan provides for the grant of stock options, restricted stock and stock bonus awards (collectively "Awards"). The aggregate number of shares of Bank Common Stock which may be delivered under the Incentive Plan may not exceed 400,000 shares. No Awards may be granted after February 5, 2002.

         The Incentive Plan provides for granting incentive as well as non-qualified options. Unless the Stock Option Committee (the "Committee") or the Board in its discretion, determines otherwise, non-qualified stock options will be granted with an option price equal to the fair market value of the shares of Bank Common Stock on the date of grant. Incentive stock options must be granted at not less than the fair market value of the shares of Bank Common Stock on the date of grant. In the case of certain ten percent stockholders, incentive stock options must be granted at not less than 110% of the fair market value of the shares on the date of grant.

         Restricted stock awards are rights granted to an employee to receive shares of Bank Common Stock without payment but subject to forfeiture and other restrictions as set forth in the Incentive Plan. Generally, the restricted stock awarded, and the right to vote such stock or to receive dividends thereon, may not be sold, exchanged or otherwise disposed of during the restricted period. The Committee in its discretion, will determine the restrictions and the forfeiture provisions applicable to restricted stock awards. Stock bonus awards are outright grants of Bank Common Stock to a Participant with no restrictions or risks of forfeitures.

         The Incentive Plan is administered by the Committee (or the Board as a whole) which determines the Participants to whom Awards will be granted, the provisions applicable to each Award and the time periods during which the Awards may be exercised. Each option granted under the Incentive Plan may be exercisable for a term of not more than ten years after the date of grant (or five years in the case of incentive stock options granted to certain ten percent stockholders). Certain other restrictions apply in connection with the timing of exercise. In the event of an unusual corporate event, the Board, in its discretion, may determine, on a case by case basis, to terminate Awards under the Incentive Plan. Any Awards which the Board decides to terminate will generally terminate 90 day s after such unusual corporate event in which case, if it is an option, it will become immediately exercisable at least five days prior to such date and, if it is a restricted stock award, any restrictions will immediately lapse on that date.

         The Incentive Plan may be amended at any time and from time to time by the Board of Directors, but no amendment without the approval of stockholders of the Bank may be made if stockholder approval under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (or any successor provision) or

Section 335.411 of the Code (or any successor provision) would be required. In the event that the stockholders of the Bank approve the Reorganization, the Incentive Plan will be assumed by Bancorp and all the options issued to purchase shares of Bank Common Stock under the Incentive Plan will become options to purchase Bancorp Common Stock with the same terms, conditions and exercise price as the original options granted, as adjusted for the two-for-one share exchange ratio set forth in the Plan of Reorganization. See "Proposal (3): Formation of Holding Company."

Federal Income Tax Consequences

         Incentive Stock Options. For regular tax purposes, neither receipt nor exercise of an Incentive Stock Option is a taxable event to the Participant, and if the recipient Participant does not dispose of the shares of Bank Common Stock acquired under an Incentive Stock Option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares is long-term capital gain. In such case, the Bank is not entitled to any tax deduction with respect to the grant or exercise of the options. The difference between the fair market value of the shares of Bank Common Stock on the date of exercise and the option price is a tax preference item which may cause the Participant to incur an alternative minimum tax in the year of exercise. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the Participant receives his shares of Bank Common Stock pursuant to the exercise. The statutory holding period for Incentive Stock Options is waived in the event of the Participant's death.

         For regular tax purposes, if the shares of Bank Common Stock are disposed of before the end of either of such statutory holding periods (a "disqualifying disposition"), the lesser of (i) the difference between the option price and the fair market value of such shares onthe date of exercise, or
(ii) the total amount of gain realized on the sale must be reported by the Participant as ordinary income and the Bank would be entitled to a tax deduction in that amount. The remaining gain, if any, would be taxed to the Participant as capital gain.

         Notwithstanding the foregoing, if the Participant is subject to Section 16(b) of the Exchange Act ("Section 16") at the time of a disqualifying disposition, the acquisition date of the shares and the time of recognition of income will be postponed as long as the sale of shares underlying the exercised option could subject the Participant to suit under the "short swing profit" provisions of Section 16, unless the Participant elects to be taxed immediately. In addition, if the Participant does not elect to be taxed immediately, the amount of income recognized will be the lesser of (i) the difference between the option price and the fair market value of the shares at the end of the postponement period (rather than at the date of exercise), or (ii) the total amount of gain realized on the sale.

         Non-Qualified Stock Options. The issuance of a Non-Qualified Stock Option under the Incentive Plan will not result in any taxable income to the recipient Participant or a tax deduction to the Bank at the time it is granted. Generally, a Participant to whom a Non-Qualified Stock Option has been granted will recognize ordinary income at the time the Participant exercises the option and receives shares of Bank Common Stock in an amount equal to the excess of the fair market value of such shares on the date of exercise over the option price.

         Notwithstanding the foregoing, upon the exercise of a Non-Qualified Stock Option by a Participant of the Bank who is subject to Section 16, the acquisition date of the shares for federal income tax purposes and the time of recognition of income will be postponed as long as sale of the shares could subject the Participant to suit under the "short swing profit" provisions of
Section 16, unless the Participant elects to be taxed on the date of exercise. Furthermore, the amount of income recognized by the Participant in such case will be the excess of the fair market value of such shares at the end of the postponement period (rather than at the date of exercise) over the option price.

         The Bank is entitled to a tax deduction corresponding to the amount of income recognized by the Participant for the year in which the Participant recognizes such income for Federal income tax purposes.

         Restricted Stock Awards. Generally, a Participant to whom a restricted stock award is made will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of such shares of Bank Common Stock received at the time the shares first become transferable or are no longer subject to forfeiture over the purchase price, if any, paid by the Participant for such Bank Common Stock, and such amount will then be deductible for Federal income tax purposes by the Bank. For tax purposes, in addition to other restrictions, the Bank Common Stock is considered to be subject to a substantial risk of forfeiture as long as the sale of the shares could subject the Participant to suit under the "short swing profit" provisions of Section 16. Alternatively, if the recipient of a restricted stock award so elects, he will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of Bank Common Stock (without taking into account any lapse restrictions) on the date of grant over the purchase price, if any, paid by the Participant for such Bank Common Stock, and such amount will then be deductible by the Bank. In the event of the forfeiture of the Bank Common Stock included in a restricted stock award, the Participant will not be entitled to any deduction except to the extent the Participant paid for such Bank Common Stock. Upon sale of the Bank Common Stock included in the restricted stock award, the Participant will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from such sale and the Participant's tax basis for such shares of Bank Common Stock.

         Stock Bonus Awards. Generally, a Participant to whom a stock bonus award is granted will recognize ordinary income for federal tax purposes in an amount equal to the excess (if any) of the fair market value of the Bank Common Stock received over the price, if any, paid by the Participant for the shares. Such amount is then deductible by the Bank for Federal income tax purposes. Taxation will be delayed, as discussed previously, for any period of time that sale of such Bank Common Stock would subject a Participant to suit under Section 16 for short swing profit liability, unless the Participant elects to be taxed earlier.

Previous Grants

         On February 22, 1988, options to purchase 27,500 shares of Bank Common Stock were granted to each of Robert Barone and Larry Platz which had an option exercise price of $1.14 per share and which expired on March 1, 1995. On March 25, 1992, these options were replaced with substantially similar options granted under the Incentive Plan for the same number of shares with the same exercise price and expiration date. In addition, on the same date, additional options of 1,100 shares each were granted under the Incentive Plan to Mr. Barone and Mr. Platz with an exercise price of $2.73 per share and an expiration date of March 25, 1997. The Board determined under the provisions of the Incentive Plan that $2.73 per share was the fair market value of the Bank Common Stock on March 25, 1992.

         On December 14, 1992, the Committee granted options to purchase 82,500 shares of Bank Common Stock to each of Mr. Barone and Mr. Platz at an exercise price of $3.41 per share. The options expire ten years from the date of grant, subject to earlier termination. The options initially vested as follows: 25% after the fifth anniversary of the date of grant; 50% after the sixth anniversary of the date of grant; 75% after the seventh anniversary of the date of grant; and 100% after the eighth anniversary of the date of grant. On October 25, 1993, the Committee approved the following revised vesting schedule with respect to these options: 25% beginning in December 1994; 50% in December 1995; 75% in December 1996; and 100% in December 1997. This revised vesting schedule was approved by a special stockholders meeting of February 24, 1994. On May 19, 1993, the Committee granted options to purchase 5,500 shares of Bank Common Stock to each of Mr. Barone and Mr. Platz at an exercise price of $6.70 per share. On October 25, 1993, the Committee also granted additional options to purchase 47,850 shares of Bank Common Stock to each of Mr. Barone and Mr. Platz at an exercise price of $6.87 per share. In the event of termination of his employment without cause, the option holder has the right to exercise his options in full without regard to any vesting limitations. In the event of the option holder's voluntary termination of employment, retirement or termination of employment by reason of disability, he has the right to exercise any options which have vested as of the date his employment terminates for the remaining term of the option and all non-vested options as of such date will terminate. In the event of death, the option holder's successor has the right to exercise any options which have vested as of the date of death within the later of the original term of the option or one year after death and all non-vested options as of such date will terminate. In the event the option holder's employment terminates for cause, he has the right to exercise any options which have vested as of the date his employment terminates at any time within 30 days after the later of the date of such termination or the date an arbitrator determines he was properly terminated for cause. Any remaining non-vested options as of such date will terminate. In the event of an unusual corporate event, the option will become exercisable in full no later than the earlier of (i) seven business days prior to the record date for a stockholder to receive consideration of any kind with respect to such unusual corporate event, or (ii) 30 days prior to such unusual corporate event. The Board may elect to terminate the option 90 days following such unusual corporate event as provided for in the Incentive Plan. If the Board does not terminate the option and the Bank ceases to exist as a result of such unusual corporate event, the Board is required to cause the surviving entity to assume the option by granting an option for shares of the surviving entity on substantially similar terms and conditions.

         The following table shows transactions through March 1, 1997, as to the executive officers named in the Summary Compensation Table, as to all current executive officers of the Bank as a group, as to all other current officers who are not executive officers as a group, and as to all other employees as a group, information with respect to options granted or exercised under the Incentive Plan since its adoption in 1992 (non-employee directors are not eligible to participate in the Incentive Plan). No options were granted to executive officers of the Bank under the Incentive Plan during 1996. In the event that the stockholders of the Bank approve the Reorganization, the Incentive Plan will be assumed by Bancorp and all the options issued to purchase shares of Bank Common Stock under the Incentive Plan will become options to purchase Bancorp Common Stock with the same terms, conditions and exercise price as the original options granted, as adjusted for the two-for-one share exchange ratio set forth in the Plan of Reorganization. See "Proposal (3): Formation of Holding Company."

================================================================================
                                       Average
Name of Individual                     Per Share
or Number of               Options     Exercise     Options        Net Value
Persons in Group           Granted     Price        Exercised      Realized (1)
--------------------------------------------------------------------------------
Robert Barone              164,450      $4.14       28,600         $177,000
--------------------------------------------------------------------------------
Larry Platz                164,450      $4.14       28,600         $177,375
--------------------------------------------------------------------------------
All executive officers
as a group (2 persons)     328,900      $4.14       57,200         $354,375
--------------------------------------------------------------------------------
All other officers
as a group (8 people)       39,250      $8.21        7,300          $37,475
--------------------------------------------------------------------------------
All other employees
as a group (2 people)        4,000      $8.75            0               NA
================================================================================

(1) Net value realized (if greater than zero) is the difference between the market price on the date of exercise and the exercise price, multiplied by the number of shares acquired through the exercise of the options. On the date of exercise, the average between the closing bid and asked prices was used as the market price to calculate the net value realized, unless the actual transaction price was known.

Description of Directors' Plan

         The 1992 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") was also adopted on February 5, 1992 and approved by stockholders of the Bank on March 25, 1992. The Directors' Plan is intended to encourage non-employee directors of the Bank to acquire or increase their ownership of Bank Common Stock on reasonable terms, to foster a strong incentive to put forth maximum effort for the continued success and growth of the Bank, to aid in retaining individuals who put forth such efforts and to assist in attracting the best individuals to the Bank in the future. The aggregate number of shares of Bank Common Stock which may be delivered under the Directors' Plan may not exceed 165,000 shares.

         Under the Directors' Plan, options are automatically granted to each non-employee director of the Bank on the following terms, at the Board meeting immediately following the annual meeting of the stockholders of the Bank each year, provided the director was a director for at least three full months during the preceding fiscal year and provided he has not been an employee or officer of the Bank or any of its affiliates nor been eligible to receive any award under any other benefit plan of the Bank or its affiliates during the 12 months preceding such date:

         (1) each director shall be permitted to purchase, from the shares available under the Directors' Plan, up to 2,750 shares at the fair market value on that date;

         (2) each director shall be granted on such date, without further action by the Board or the Committee, an option to purchase 1,100 shares at fair market value on the date of grant; and

         (3) for each share a director purchases under paragraph (1) above, he will be granted, on the same date, an additional option to purchase an equal number of shares at the same price.

         Notwithstanding the foregoing, during the term of the Directors' Plan no director shall be granted rights to purchase shares and options to purchase shares which in the aggregate equal more than 55,000 shares under the Directors' Plan. If the number of shares available to grant under the Directors' Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Directors' Plan on such date, then each eligible Director shall receive the right to purchase shares, the corresponding option to purchase shares and the annual, automatic options to purchase 1,100 shares pursuant to the Directors' Plan equal, in the aggregate, to a pro rata number of the remaining shares available under the Directors' Plan.

         The exercise price of such options will be the fair market value on the date of grant. The options granted under the Directors' Plan are exercisable for a term of ten years from the date of grant.

         In the event that a director ceases to be a member of the Board (other than by reason of death or disability), an option may be exercised by the director at any time within three months after he ceases to be a member of the Board, but not beyond the term of the option. If a director dies or becomes disabled while he is a member of the Board, an option may be exercised by the director's successor, in the event of death, or by him or by his personal representative, in the event of disability, at any time within one year after his death or disability, but not beyond the term of the option.

         The administration and the term of the Directors' Plan are consistent with the above described Incentive Plan. In the event of an unusual corporate event, each option outstanding under the Directors' Plan will terminate 90 days after the occurrence of such unusual corporate event.

         The Directors' Plan may be amended at any time and from time to time by the Board of Directors of the Bank but no amendment without the approval of stockholders of the Bank may be made if stockholder approval under Section 422 of the Code (or any successor provision) or Section 335.411 of the Code (or any successor provision) would be required. In the event the stockholders of the Bank approve the Plan of Reorganization, the Directors' Plan will be assumed by Bancorp and all the options issued to purchase shares of Bank Common Stock under the Directors' Plan will become options to purchase Bancorp Common Stock with the same terms, conditions and exercise price as the original options granted, as adjusted for the two-for-one share exchange ratio set forth in the Plan of Reorganization.

         The following table shows, as to each current non-employee director, and as to all current non-employee directors, information with respect to options granted or exercised since adoption of the Directors' Plan in 1992.

================================================================================
                                       Average
Name of Individual                     Per Share
or Number of               Options     Exercise     Options        Net Value
Persons in Group           Granted     Price        Exercised      Realized (1)
--------------------------------------------------------------------------------
Edward Allison               3,700      7.90              0              NA
--------------------------------------------------------------------------------
John Coombs                  5,900     $6.66              0              NA
--------------------------------------------------------------------------------
Michael Dyer                15,116     $6.15              0              NA
--------------------------------------------------------------------------------
Mervyn Matorian              6,000     $6.59          1,100          $5,125
--------------------------------------------------------------------------------
Samuel McMullen              3,300     $7.65              0              NA
--------------------------------------------------------------------------------
All non-employee directors
as a group (5 people)       26,416     $5.90          1,100          $5,125
================================================================================

(1) Net value realized is the difference (if greater than zero) between the market price on the date of exercise and the exercise price, multiplied by the number of shares acquired through the exercise of the options. On the date of exercise, the average between the closing bid and asked prices was used as the market price to calculate the net value realized, unless the actual transaction price was known.

401(k) Plan

         On September 25, 1991, the Board of Directors adopted the Comstock Bank 401(k) Plan (the "401(k) Plan") which became effective on January 1, 1992. The 401(k) Plan allows eligible employees to contribute, as deferred compensation, up to 15% of their salary (up to a maximum of $9,500 in 1996 and 1997) to a trust established pursuant to such plan. The Bank matches one-half of employee contributions, up to a maximum of 3% of each participant's compensation. Contributions by the Bank vest in accordance with the number of years of continuous employment at the Bank, with 100% vesting occurring when the employee has 5 years of such continuous service. In the event that the stockholders of the Bank approve the Plan of Reorganization, the employees of Bancorp will become eligible for the 401(k) Plan.

Deferred Compensation

         In December, 1996, the Bank's Board of Directors adopted a Deferred Compensation Plan (the "Deferred Plan") for the Directors and key Bank employees. The Deferred Plan allows the participants to defer up to 100% of their income from the Bank. Under the Deferred Plan, the Bank will match the first $12,000 of employee contributions as follows: 25% for directors and Executive Officers; 20% for Senior Vice-Presidents; 15% for Vice-Presidents; 10% for other key employees. The deferred funds become a liability of the Bank, and the participants become general creditors of the Bank. The funds earn interest at a rate set annually by the Board of Directors. The Bank must count the deferred compensation as an expense, but may not deduct the expense from its income taxes. When the Deferred Compensation is paid out, the Bank may then deduct the compensation from its income tax return.

Life Insurance Arrangements

         The Employment Agreements call for the Bank to pay the premiums for two $2,300,000 split-dollar life insurance policies insuring the life of Robert Barone (individually, a "Policy" and, together, the "Policies"), one owned by Larry Platz and the other owned by Robert Barone. The Bank expects to pay annual premiums of approximately $163,000 for each Policy for a period of five years beginning in October, 1992, after which a nominal annual payment will be paid for a period of two years. The total amount of premiums to be paid by the Bank for each Policy is expected to be approximately $829,614.

         The Bank will be entitled to receive the aggregate of the premium payments made by the Bank with respect to each Policy (less any borrowings and less accrued interest thereon) no later than (i) the death of Robert Barone, or
(ii) the seventeenth anniversary date of the Policies; provided, however, the Bank will be entitled to and will accept early repayment with respect to the Policy owned by Mr. Barone or Mr. Platz, as the case may be (individually, the "Officer"), if the split-dollar insurance agreement is terminated by written notice from the Officer or by mutual consent of the parties or if the Officer terminates employment under certain specified circumstances, but the amount of any such early repayment will not exceed the cash surrender value of the relevant Policy at such time. The Policies have been assigned to the Bank as collateral security for repayment of the premiums paid with respect to the Policies.

CERTAIN BUSINESS RELATIONSHIPS

         During fiscal 1996, the Bank paid to the law firm of Dyer, Lawrence & Cooney, a firm in which Mr. Dyer, a director of the Bank, is a partner, the sum of $72,992 for legal services rendered. During fiscal 1996, the Bank paid State Farm Insurance the sum of $590 for insurance. Mr. Matorian, a director, is the State Farm agent through whom the insurance was placed.

         Some of the directors and officers of the Bank, as well as firms and companies with which they are associated, are and have been customers of the Bank and as such have had banking transactions with the Bank in 1996. Loan transactions with these persons were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, prevailing at the time for comparable transactions with others, and did not present more than a normal risk of collectibility or other unfavorable features.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Bank's directors and executive officers, and persons who own more than 10% of a registered class of the Bank's equity securities, to file with the FDIC initial reports of ownership and reports of changes in ownership of Bank Common Stock and other equity securities of the Bank. Officers, directors and greater than 10% beneficial owners are required by FDIC regulations to furnish the Bank with copies of all
Section 16(a) forms which they file with the FDIC.

         To the Bank's knowledge, based solely on review of the copies of such reports furnished to the Bank and written representations to the Bank, during the fiscal year ended December 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

PROPOSAL (2):  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Kafoury, Armstrong & Co. as independent public accountants for the fiscal year ending December 31, 1997.

Vote Required

         The favorable vote of a majority of the shares of Bank Common Stock represented at the meeting is required to ratify the appointment of Kafoury, Armstrong & Co. It is expected that a representative of Kafoury, Armstrong & Co. will be present at the meeting to respond to appropriate questions.

                  THE BOARD OF DIRECTORS OF THE BANK RECOMMENDS
                    THAT STOCKHOLDERS VOTE "FOR" PROPOSAL (2)

PROPOSAL (3): FORMATION OF HOLDING COMPANY

         Bancorp and Comstock entered into the Plan of Reorganization as of February 26, 1997, pursuant to which Bancorp will become a bank holding company with Comstock as its wholly-owned subsidiary. A copy of the Plan of Reorganization is set forth as Appendix A to this Proxy Statement--Prospectus and is incorporated herein by reference. The discussion below is qualified in its entirely by such reference. Bancorp is a newly formed Nevada business corporation that was organized by Comstock for the purpose of effecting the Reorganization and, therefore, has no operating history. If the Reorganization is approved by the stockholders of Comstock, subject to the satisfaction of all other conditions set forth in the Plan of Reorganization, including receipt of all required regulatory approvals, on the Effective Date, all of the outstanding shares of Bank Common Stock (other than shares held by stockholders exercising dissenters' rights, if any) will be converted into and exchanged for, on a two-for-one basis, shares of Bancorp Common Stock.

         After the Effective Date, Comstock will continue its existing business and operations as a wholly-owned subsidiary of Bancorp. The consolidated assets, liabilities, stockholder's equity and income of Bancorp immediately following the Effective Date will be the same as those of Comstock immediately prior to the Effective Date. The Board of Directors of Bancorp is, and upon the Effective Date will continue to be, comprised of the current members of the Board of Directors of Comstock. The executive officers of Bancorp are, and upon the Effective Date will continue to be, the current executive officers of Comstock. See "Management of Bancorp." Comstock will continue to operate under the name "Comstock Bank" and its deposit accounts will continue to be insured by the Bank Insurance Fund ("BIF") of the FDIC. The corporate existence of Comstock will continue unaffected and unimpaired by the Reorganization, except that all of the outstanding shares of Bank Common Stock (other than shares held by stockholders exercising dissenters' rights, if any) will be owned by Bancorp. Comstock's stockholders prior to the Effective Date will, in turn, own all of the outstanding shares of Bancorp Common Stock, having received that stock in exchange for their shares of Bank Common Stock as part of the Reorganization.

Vote Required

         Approval of the Plan of Reorganization requires the approval of a majority of the issued and outstanding shares of Bank Common Stock. The required vote of stockholders on the Plan of Reorganization is based upon the number of outstanding shares of Bank Common Stock, and not the number of those shares that are actually voted. Accordingly, the failure to submit a proxy card or to vote in person at the Annual Meeting or an abstention from voting will have the same effect as a "NO" vote with respect to this proposal. Broker non-votes will not be counted as having been voted in person or by proxy at the Annual Meeting and will have the same effect as a "NO" vote with respect to this proposal.

         THE  BOARD  OF  DIRECTORS   HAS   UNANIMOUSLY   APPROVED  THE  PROPOSED
REORGANIZATION AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE PLAN OF REORGANIZATION

         AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

         PARTIES TO THE REORGANIZATION

Comstock Bank

         The Bank was incorporated as a Nevada banking corporation under the laws of the State of Nevada in May, 1979. During its first three years of operation, the Bank experienced significant operating problems due to poor management, substantial overhead and a poor economic climate, resulting in severe financial problems. In early 1984, under a regulatory order, the Board of Directors retained new management and procured additional capital. In 1988, the Bank turned profitable and has remained so ever since.

         The Bank conducts a general banking business, including the acceptance of demand, savings and time deposits and the making of real estate, commercial, consumer and other term loans. Deposit accounts are insured to the maximum legal limit by the FDIC. The Bank offers a full range of deposit account products and most traditional types of loans including residential real estate, commercial real estate, commercial and residential construction loans, commercial and accounts receivable lending, and consumer loans (including credit cards).

         The Bank's main office, along with its administrative headquarters, is located at Neil Road and So. Virginia St. in the southeast quadrant of Reno, Nevada. There is a full service office at the Caughlin Ranch Shopping Center in the southwest quadrant of Reno, and at the Galena Junction Shopping Center on the Mount Rose Highway in Reno. A full service office also exists in Carson City, Nevada. In addition, the Bank operates loan production offices in Las Vegas, Nevada and in the Minden/Gardnerville area of Nevada. An additional full service branch is under construction in the Spanish Springs Shopping Center on the corner of Disc Drive and Sparks Blvd. in Sparks, Nevada which is expected to open in the late summer of 1997.

         The Bank provides its range of services primarily to businesses and individuals in the northern Nevada area and began lending in southern Nevada in 1993. While deposits are gathered primarily from Reno and Carson City, the Bank's lending area extends throughout all of northern Nevada, including all of Reno, Sparks, Carson City, Minden/Gardnerville, Dayton, Incline Village and other communities at Lake Tahoe, and in the greater Las Vegas area. The Bank's primary lending business has traditionally been real estate construction and development loans, and first mortgages on existing single family homes. In 1996, the Bank began to finance the acquisition and development of multifamily dwellings. The Bank has also begun a secondary focus on more traditional commercial lending to the area's small businesses.

         Executive management of the Bank, in the persons of Mr. Barone, the Bank's Chairman and Chief Executive Officer, and Mr. Platz, the Bank's President, have been with the Bank since 1984 when the Bank's assets were less than $10 million. At the end of 1996, the Bank's assets had grown to $145 million.

         The Bank is publicly traded on The Nasdaq Small Cap Market under the symbol "LODE." On April 7, 1997 shares of Bank Common Stock were issued and outstanding. On March 10, 1997, warrants ("Warrants") to purchase 103,400 shares of Bank Common Stock at $7.73 per share (the "Exercise Price") were outstanding which expire September 30, 1999. On March 10, 1997 the Bank issued notices of redemption to the holders of the Warrants pursuant to which the Bank will redeem all Warrants outstanding on May 13, 1997 (the "Redemption Date") for $.10 per share. The holders of the Warrants have until May 12, 1997 to exercise the Warrants and purchase shares of Bank Common Stock or, in the alternative, execute an Assignment of and First Amendment to Warrant Agreement pursuant to which a warrantholder will, adjusted for the two-for-one share exchange ratio set forth in the Plan of Reorganization, have the right to purchase shares of Bancorp Common Stock on substantially the same terms and conditions set forth in the Warrants except that the shares of Bancorp Common Stock would be restricted stock and subject to restrictions on disposition imposed by Rule 144 under the Securities Act. Because shares of Bank Common Stock are trading above the Exercise Price, the Bank expects the holders of the Warrants to exercise the Warrants prior to the Redemption Date and receive shares of Bancorp Common Stock at the Effective Date if the stockholders of the Bank approve the Reorganization.

Comstock Bancorp

         Bancorp was organized on February 21, 1997 at the direction of the Board of Directors of the Bank to become a bank holding company with Comstock as its wholly-owned subsidiary. Bancorp, upon receiving the approval of the Nevada Division to acquire the Bank and the approval of the FRB of Bancorp's application to become a bank holding company, will be subject to regulation by the Nevada Division and the FRB. See "Regulation and Supervision--Regulation of the Holding Company." Upon consummation of the Reorganization, Bancorp will have no significant assets other than the shares of Bank Common Stock acquired in the Reorganization, and will have no significant liabilities. The management of Bancorp is set forth under "Management of Bancorp." Initially, Bancorp will neither own nor lease any property, but will, instead, use the premises, equipment and furniture of the Bank. At the present time, Bancorp does not intend to employ any persons other than certain executive officers, but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate, to the extent Bancorp expands its business in the future.

         Bancorp's executive office is located at 6275 Neil Road, Reno, Nevada 89511 and its telephone number is (702) 824-7100.

DESCRIPTION  OF  THE  REORGANIZATION

Reasons for the Reorganization

         The Board of Directors believes that a holding company structure will better position the Bank to compete in the markets that it serves by providing Comstock with greater flexibility to conduct its banking business. The formation of a holding company will permit management greater flexibility with respect to the enhancement of stockholder value through, among other things, the ability to acquire or organize other operating subsidiaries should such an opportunity present itself, including other bank and non-bank financial institutions, without merging such institutions with the Bank itself. In addition, Bancorp will be better able to control its capital leverage, and thus stockholder value through, among other things, the implementation of a stock repurchase program. Under Section 661.125 of the NRS, the Bank cannot repurchase its own shares.

Effective Date

         The Effective Date will be the date on which the Articles of Share Exchange are filed with the Secretary of State of the State of Nevada, expected to be shortly after approval by the stockholders of the Bank is obtained at the Annual Meeting, provided all conditions precedent to the Plan of Reorganization are satisfied.

Actions at the Effective Date

         The Reorganization will be accomplished through the following steps:

         1. Bancorp has been incorporated as a wholly-owned subsidiary of the Bank. The primary purpose of Bancorp is to become the holding company for the Bank.

         2. At the Effective Date, Bancorp automatically will acquire all shares of the Bank Common Stock issued and outstanding immediately prior to the Effective Date.

         3. At the Effective Date, the holders of the shares of Bank Common Stock issued and outstanding immediately prior to the Effective Date automatically will become owners of two shares of Bancorp Common Stock for each share of Bank Common Stock held by them immediately prior to the Effective Date.

         4. All shares of Bank Common Stock acquired by the Bank as a result of the exercise of dissenters' rights will be canceled upon receipt.

         After consummation of the Reorganization, the Bank expects to make a distribution to Bancorp to allow Bancorp to conduct such business activities as described in "Reasons for the Reorganization." See "Dividend Policy." There can be no assurances that the Bank will obtain regulatory approval for the Reorganization or that, if the Reorganization is consummated, Bancorp will conduct such activities.

Conditions to the Reorganization

         The Plan of Reorganization provides that the obligations of Comstock and Bancorp to consummate the Reorganization are subject to the satisfaction of the following conditions: (i) the approval of the Plan of Reorganization by the affirmative vote of the holders of a majority of the outstanding shares of Bank Common Stock; (ii) the approval by the Nevada Division of the application of the Bank and Bancorp for approval of the Plan of Reorganization; (iii) the approval by the Board of Governors of the Federal Reserve System of Bancorp's application to become a holding company under the BHCA; (iv) the receipt of a favorable opinion of counsel as to certain federal income tax consequences of the Reorganization; (v) the registration with the SEC of Bancorp Common Stock under the Securities Act; (vi) compliance with all applicable state securities or "blue sky" laws relating to the issuance and distribution of Bancorp Common Stock; and (vii) the receipt of all other consents and approvals and the satisfaction of all other requirements necessary to the consummation of the Reorganization. There can be no assurances that these conditions will be satisfied and that the Reorganization will be consummated.

Amendment and Termination

         The Plan of Reorganization provides that it may be amended by the parties thereto in whole or in part at any time.

         The Plan of Reorganization further provides that it may be terminated at any time prior to the Effective Date (whether before or after approval by the stockholders of Comstock) if the Reorganization becomes inadvisable in the opinion of the Board of Directors of Comstock or Bancorp due to (i) an action, suit, proceeding or claim that has been made or threatened relating to the Plan of Reorganization that would make the consummation of the transactions contemplated by the Plan of Reorganization inadvisable, (ii) the payment of fair value forshares of Bank Common Stock by Bancorp due to the exercise of dissenters' rights by holders of Bank Common Stock causing, in the reasonable judgment of the Bank and Bancorp, a material diminution in the surplus capital of the Bank, or (iii) any other reason.

Exchange of Stock Certificates

         In connection with the exchange of Bank Common Stock for Bancorp Common Stock, it will not be necessary for stockholders of Comstock to exchange their certificates for certificates representing shares of Bancorp Common Stock. On the Effective Date, non-dissenting stockholders of Comstock automatically will become stockholders of Bancorp and each outstanding certificate representing shares of Bank Common Stock will automatically represent, and will be deemed for all purposes to evidence ownership of, the same number of shares of Bancorp Common Stock. At the same time, Nevada Agency and Trust, the registrar and transfer agent for Bank Common Stock and Bancorp Common Stock (the "Transfer Agent"), will issue an additional certificate of Bancorp Common Stock to each holder of Bank Common Stock of record on the Effective Date evidencing ownership of an equal number of shares as those held of record.

         After the Effective Date, as currently outstanding certificates of Bank Common Stock are presented for transfer, or, upon the request of any holder of Bank Common Stock, the Transfer Agent will, for its usual and customary fee, issue new stock certificates representing the same number of shares of Bancorp Common Stock as the number of shares of Bank Common Stock surrendered therefor. Upon surrender, each certificate representing Bank Common Stock will be canceled. After the Effective Date, there will be no further registration or transfers of shares of Bank Common Stock on the records of Comstock.

Effect of the Reorganization on Employee Benefit Plans and Employment Agreements

         On the Effective Date, Bancorp will adopt and assume sponsorship of the Incentive Plan and the Directors' Plan (together, the "Plans"). All outstanding options to purchase shares of Bank Common Stock granted pursuant to the Plans prior to the Reorganization will become options to purchase shares of Bancorp Common Stock with the same terms, conditions, and exercise price, as adjusted for a two-for-one share exchange ratio set forth in the Plan of Reorganization. In addition, Bancorp will adopt and assume sponsorship of the Comstock Payroll Deduction Stock Purchase Plan.

         The Reorganization will not trigger any change in control provisions contained in any of the employment agreements with the Bank's officers. All other employee benefit plans of Comstock will be unchanged by the Reorganization. See "Management of Comstock--Compensation and Employee Benefit Plans."

DESCRIPTION  OF  BANCORP  CAPITAL  STOCK

General

         The Articles of Incorporation of Bancorp authorize the issuance of capital stock consisting of 15,000,000 shares of common stock, par value $.01 per share. There are 100 shares of Bancorp Common Stock currently issued and outstanding, all of which are owned by Comstock. Assuming all the outstanding Warrants are exercised prior to the Redemption Date, on the Effective Date, the existing 100 shares of Bancorp Common Stock will be cancelled, and there will be, subject to the exercise of dissenters' rights, _________ issued and outstanding shares of Bancorp Common Stock as a result of the exchange of two shares of Bancorp Common Stock for each share of Bank Common Stock. Additionally, 949,468 shares of Bancorp Common Stock will be reserved for issuance pursuant to the exercise of stock options under the Plans. Because all of the issued and outstanding shares of Bancorp Common Stock are owned by Comstock, there is currently no established public trading market for Bancorp Common Stock.

         In the future, the authorized but unissued and unreserved shares of Bancorp Common Stock will be available for issuance for general corporate purposes, including, but not limited to, possible issuance as stock dividends or stock splits, future mergers or acquisitions, or future private placements or public offerings. Except as otherwise may be required to approve a merger or other transaction in which the additional authorized shares of Bancorp Common Stock would be issued, no stockholder approval will be required for the issuance of those shares. See "Certain Differences in Stockholder Rights" for a discussion of the rights of the holders of Bancorp Common Stock as compared to the holders of Bank Common Stock. In addition, Bancorp may be restricted in its ability to register additional shares of capital stock after completion of the Reorganization due to certain requirements of the SEC related to financial statement disclosures and related disclosures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Bancorp Common Stock

         General. Each share of Bancorp Common Stock has the same relative rights as, and is identical in all respects to, each other share of Bancorp Common Stock. Until such time as other types of voting stock are approved by the stockholders and issued, if ever, the holders of shares of Bancorp Common Stock will possess all rights, including exclusive voting rights, pertaining to the capital stock of Bancorp. The relative rights of shares of Bancorp Common Stock do not differ materially from the relative rights of shares of Bank Common Stock.

         Dividend Rights. The holders of Bancorp Common Stock will be entitled to the payment of dividends when, as, and if declared by Bancorp's Board of Directors out of funds legally available therefor. The payment of dividends by Bancorp will depend on Bancorp's net income, financial condition, regulatory requirements and other factors, including the results of Comstock's operations. See "Dividend Policy" for restrictions on the payment of dividends on Bancorp Common Stock.

         Voting Rights. Each share of Bancorp Common Stock will entitle the holder thereof to one vote on all matters upon which stockholders have the right to vote. At the present time, each member of the Board of Directors of Bancorp is elected to a one year term. Stockholders of Bancorp will not be entitled to cumulate their votes for the election of directors.

         Liquidation Rights. In the event of any liquidation, dissolution or winding up of Bancorp, the holders of shares of Bancorp Common Stock will be entitled to receive, after payment of all debts and liabilities of Bancorp, all remaining assets of Bancorp available for distribution in cash or in kind. In the event of any liquidation, dissolution or winding up of Comstock, Bancorp, as the holder of all shares of Bank Common Stock, upon completion of the Reorganization, would be entitled to receive payment of all debt and liabilities of Comstock (including all deposits and accrued interest thereon) and all remaining assets of Comstock available for distribution in cash or in kind.

         Preemptive Rights; Redemption. Holders of shares of Bancorp Common Stock will not be entitled to preemptive rights with respect to any shares that may be issued. Without preemptive rights, a stockholder's ownership position in Bancorp is subject to dilution if additional shares of capital stock are issued by Bancorp. Shares of Bancorp Common Stock are not subject to call or redemption.

Anti-Takeover Provisions

         See   "Certain   Differences   in   Stockholder   Rights--Anti-Takeover
Provisions" for a description of certain provisions that may have the effect of delaying, deferring or preventing a change in control of Bancorp.

DESCRIPTION  OF  COMSTOCK  CAPITAL  STOCK

General

         The Bank's Articles of Incorporation, as amended, authorize the issuance of up to 6,000,000 shares of common stock, par value $.50 per share, of Bank Common Stock.

Bank Common Stock

         The holders of Bank Common Stock are entitled to one vote per share on all matters requiring stockholder action and to participate equally with the other holders of Bank Common Stock in any dividends, when, as and if declared by the Board of Directors of the Bank from funds legally available therefor. See "Dividend Policy." Each share of Bank Common Stock is entitled to equal rights in the event of liquidation. Stockholders of Comstock do not have the right to cumulate their votes for the election of directors.

         The holders of Bank Common Stock have no preemptive or other rights to subscribe for additional shares of any class of capital stock of the Bank. Without preemptive rights, a stockholder's ownership position in the Bank is subject to dilution if additional shares of capital stock are issued by the Bank. Shares of Bank Common Stock are not subject to call or redemption.

CERTAIN  DIFFERENCES  IN  STOCKHOLDER  RIGHTS

General

         The rights of holders of Bank Common Stock are governed by the Articles of Incorporation and Bylaws of the Bank, sections of the NRS applicable to
Nevada-chartered banks and the regulations of the FDIC applicable to state-chartered banks. The rights of holders of Bancorp Common Stock are or will be governed by the Articles of Incorporation and Bylaws of Bancorp, sections of the NRS applicable to bank holding companies, Nevada Division, the BHCA and the FRB. The following discussion summarizes certain material differences in the rights of holders of Bank Common Stock and Bancorp Common Stock and is not intended to be a complete statement of all differences affecting the rights of stockholders. This discussion is qualified in its entirety by reference to Bancorp's Articles of Incorporation and Bylaws, copies of which are attached hereto as Appendix C and Appendix D, respectively. If the Reorganization is not consummated, any action affecting the rights of stockholders of Comstock, including any change in control, will continue to be subject to the relevant provisions of Comstock's Articles of Incorporation and Bylaws, sections of the NRS applicable to Bank and the Nevada Division.

Anti-Takeover Provisions

         The following discussion is a summary of certain provisions of Nevada and Federal banking law and regulations and Nevada corporate law, as well as the Articles of Incorporation and Bylaws of the Bank and Bancorp, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Articles of Incorporation and Bylaws of Bancorp.

         Nevada and Federal Banking Law. The Federal Change in Bank Control Act of 1978 prohibits a person or group of persons "acting in concert" from acquiring "control" of a bank holding company unless the FRB has been given 60 days' prior written notice of such proposed acquisition and within that time period the FRB has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the FRB issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the FRB, the acquisition of more than ten percent of a class of voting stock of a bank with a class of securities registered under Section 12 of the Exchange Act (such as Bancorp Common Stock), would, under the circumstances set forth in the presumption, constitute the acquisition of control. In addition, any "company" would be required to obtain the approval of the FRB under the BHCA, before acquiring twenty-five percent (five percent in the case of an acquiror that is, or is deemed to be, a bank holding company) or more of the outstanding Bancorp Common Stock of, or such lesser number of shares as constitute control over, Bancorp.

         Under the NRS, the Commissioner of the Nevada Division (the "Nevada Bank Commissioner") must approve in advance any transfer of (i) an amount equal to or in excess of twenty percent of the voting control of a bank holding company if acquired by a natural person, and (ii) an amount equal to five percent of the voting control of a bank holding company if acquired by a business entity. Additionally, no person may acquire, directly or indirectly, a Nevada deposit taking institution or bank holding company without the prior written consent of the Nevada Bank Commissioner. The Bank is required to report any change in ownership of five percent or more of the Bank Common Stock to the Nevada Bank Commissioner within twenty-four hours of discovering the change in ownership. The Nevada Bank Commissioner must also approve of any acquisition of twenty-five percent or more of the voting control of the Bank. Both the Bank and Bancorp are subject to the Nevada restrictions on combinations with interested stockholders and control share acquisition provisions.

         Bank Anti-Takeover Provisions. Stockholders of the Bank wishing to submit a nomination or nominations for director of the Bank must submit a written nomination to the President of the Bank not more than sixty days prior to any meeting of stockholders of the Bank calledfor the election of directors and no more than ten days after notice of such meeting is sent to stockholders of the Bank. It may be easier for stockholders of Bancorp to nominate a director to Bancorp's Board of Directors than that of the Bank, and therefore assert influence over the operations of Bancorp, because Bancorp's Bylaws do not contain a similar provision restricting director nominations.

Indemnification of Directors, Officers and Employees

         Bancorp's Articles of Incorporation require Bancorp to indemnify its officers, directors, employees and agents to the fullest extent permitted by the NRS. Additionally, the Bylaws of Bancorp provide that Bancorp will pay the expenses of its officers and directors incurred in defending a criminal or civil action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined that the officer or director is not entitled to be indemnified by Bancorp. The Bank is also permitted to indemnify its officers, directors and employees pursuant to the NRS but is not required to do such. The Bylaws of the Bank provide that the Bank may indemnify its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred and may advance expenses reasonably expected to be incurred by the agent upon receipt of an appropriate undertaking to repay advanced amounts as required by the NRS.

         Under the Federal Deposit Insurance Act, as amended ("FDIA"), both Comstock and Bancorp are prohibited from indemnifying their directors, officers, or employees from liability or legal expense incurred as a result of an action or proceeding by a federal banking agency resulting in a civil money penalty or certain other remedies against such person. Additionally, the SEC has taken the position that indemnification of officers, directors and control persons of an issuer of publicly held securities such as the Bank (or Bancorp if the Reorganization is approved by the stockholders of the Bank) is against the public policy expressed in the Securities Act and is therefore unenforceable.

Special Meetings of Stockholders

         Bancorp's Bylaws permit holders of not less than ten percent of the voting power of Bancorp to call a special meeting of stockholders while the Bank's Bylaws require not less than one-third of the voting power of the Bank to call a special meeting of stockholders. The smaller percentage of stockholders of Bancorp required to call a special meeting of stockholders has the effect of making it easier for stockholders of Bancorp to demand votes on issues requiring stockholders approval, such as mergers involving Bancorp ora sale of substantially all of the assets of Bancorp, more easily than stockholders of the Bank who would be required to wait until the next annual meeting of stockholders to vote on the same issues if the directors or President of the Bank do not call a special meeting of stockholders.

Payment of Dividends

         The Bank is required to maintain a cash surplus fund of twenty percent of its capital (the "Surplus Fund") and is not permitted to declare any dividends if the Surplus Fund falls below such twenty percent minimum. Until the Surplus Fund equals or exceeds the Bank's common capital, the Bank is not permitted to declare or pay any dividends unless at least ten percent of the profit from the prior fiscal year has been paid to the Surplus Fund. Additionally, the Bank is prohibited from declaring a dividend in excess of its undivided profits unless the Nevada Bank Commissioner and holders of at least two-thirds of the issued and outstanding shares of Bank Common Stock approve the dividend prior to its declaration. Bancorp is not subject to the Nevada banking statutes which regulate the payment of dividends to its stockholders. However, because substantially all of the funds available for Bancorp to declare dividends will come from the Bank, future dividends will depend on the earnings of the Bank, its financial condition, its need for funds (including the maintenance of the SurplusFund) and applicable government policies and regulations. Although Bancorp's ability to pay dividends will not be subject to these restrictions, such restrictions will indirectly affect Bancorp because dividends from Comstock will be a primary source of funds for Bancorp. See "Dividend Policy."

Right to Repurchase Stock; Investments

         The Bank is prohibited under the NRS from purchasing or making a loan secured by Bank Common Stock unless the purchase or security is necessary to prevent a loss to the Bank from a debt which was previously entered into in good faith. Any shares of Bank Common Stock so acquired or used as collateral must be disposed of by the Bank within twelve months of the date of acquisition. Bancorp, on the other hand, will be permitted to purchase its own stock in the open market subject to applicable law and the availability of funds. Under certain circumstances, stock repurchases by Bancorp will require the prior approval of the FRB of San Francisco. Bancorp currently has no plans to purchase any shares of Bancorp Common Stock after the Reorganization. Additionally, there can be no assurance that Bancorp will repurchase any shares of Bancorp Common Stock in the future. See "Regulation and Supervision--Regulation of Holding Company."

         The Bank is prohibited under the NRS from investing in securities on its own behalf other than (i) "public securities," which generally include obligations of the United States, its agencies, obligations guaranteed by the Federal government of the United States, stock in national mortgage associations, government and municipal bonds and bonds, debentures, securities and other instruments issued pursuant to certain Federal acts, and (ii) "private securities," which generally include bonds, notes or debentures issued by private companies which the Bank determines the issuer will be able to repay and that the Bank will be able to sell at a fair value with reasonable promptness. There are no similar restrictions on the purchase of investment securities by Bancorp under the NRS.

Issuance of Shares of Common Stock

         The Articles of Incorporation of Bancorp authorize the issuance of 15,000,000 shares of Bancorp Common Stock, while the Bank is only authorized to issue 6,000,000 shares of Bank Common Stock. Assuming all the outstanding Warrants are exercised prior to the Redemption Date, shares of Bancorp Common Stock will be approved but not issued or reserved for issuance pursuant to options issued by the Bank under the Plans. The shares of Bancorp Common Stock were authorized in an amount greater than required to be issued in the Reorganization to provide Bancorp's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of stock options. The issuance of additional shares of Bancorp Common Stock would have the effect of diluting the percentage ownership of current holders of Bank Common Stock. Bancorp's Board of Directors has no present plans to issue additional shares of Bancorp Common Stock, other than the issuance of shares in connection with the Reorganization and upon the exercise of stock options assumed by Bancorp in connection with the Reorganization or issued by Bancorp pursuant to the Plans after the Effective Date.

         Section 661.035 of the NRS requires the Bank to obtain the approval of the Nevada Bank Commissioner and at least two-thirds of the issued and outstanding shares of Bank Common Stock to amend its Articles of Incorporation to increase the authorized number of shares of capital stock. The vote of a majority of the issued and outstanding shares of Bancorp Common Stock is required to similarly amend its Articles of Incorporation to increase the authorized number of shares of capital stock.

Stock Options

         The Bank is prohibited under the NRS from granting options to purchase shares of Bank Common Stock to its officers and employees for less than (i) the fair market value of shares of Bank Common Stock on the date of grant, or (ii) eighty-five percent of the fair market value of shares of Bank Common Stock on the date of grant if the option is granted pursuant to a stock purchase plan adopted by the Bank's Board of Directors and approved by at least two-thirds of the issued and outstanding shares of Bank Common Stock. The Incentive Plan and the Directors' Plan were approved by greater than two-thirds of the outstanding shares of Bank Common Stock. There are no similar restrictions for options granted to purchase shares of Bancorp Common Stock.

Inspection of Records

         The Bylaws of Bancorp contain no restrictions on the rights of stockholders to review Bancorp's stock ledger in addition to those imposed by the NRS, which permit inspection upon five days' prior written notice by any person who has been a stockholder of record for six months or who has received written authorization to inspect the stock ledger by the holders of at least five percent of a corporation's outstanding shares of capital stock. The Bank's stock ledger may only be reviewed by (i) stockholders representing fifteen percent of the issued and outstanding shares of Bank Common Stock, and (ii) a stockholder or stockholders holding at least one percent of the issued and outstanding shares of Bank Common Stock who has or have filed a Form F-6 with the FDIC.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

         The Bank has received an opinion of counsel substantially to the effect that the material federal income tax consequences of the Reorganization to the Bank and its stockholders will be as follows:

         (a) no gain or loss will be recognized by Bancorp upon its receipt of shares of Bank Common Stock in exchange for shares of Bancorp Common Stock;

         (b) no gain or loss will be recognized by a stockholder of the Bank upon the exchange (by automatic conversion) of shares of Bank Common Stock for Bancorp Common Stock;

         (c) the aggregate adjusted tax basis of the Bancorp Common Stock received (or deemed received) by a stockholder of the Bank pursuant to the Reorganization will be the same as the aggregate adjusted tax basis of the shares of Bank Common Stock exchanged therefor; and

         (d) the holding period of the Bancorp Common Stock received (or deemed received) by a stockholder of the Bank as a result of the Reorganization will include the holding period of the shares of Bank Common Stock exchanged therefor, provided that such Bank Common Stock is held as a capital asset by the Bank stockholder at the consummation of the Reorganization.

         The above described tax opinion is based upon certain representations and assumptions referred to in such tax opinion and assumes that the Reorganization will be completed in the manner described in this Proxy Statement--Prospectus. Any change in the facts, representations or assumptions could affect the anticipated federal income tax consequences of the Reorganization. Moreover, it should be pointed out that an opinion of counsel is not binding on the Internal Revenue Service or the courts. Neither the Bank nor Bancorp intend to obtain a ruling from the Internal Revenue Service as to the tax consequences of the Reorganization.

         Any cash payment to a Bank stockholder who exercises his dissenters' rights will be a taxable event to such stockholder.

         THE FOREGOING DISCUSSION OF THE ANTICIPATED MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION TO THE COMPANY AND ITS STOCKHOLDERS IS BASED ON THE LAW IN EFFECT AS OF THE DATE HEREOF, INCLUDING THE CODE, THE TREASURY REGULATIONS PROMULGATED THEREUNDER, AND ADMINISTRATIVE AND JUDICIAL INTERPRETATIONS THEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE (POSSIBLY ON A RETROACTIVE BASIS). NEITHER THIS DISCUSSION NOR THE TAX OPINION ADDRESSES ANY ASPECT OF STATE, LOCAL OR FOREIGN TAXATION. NEITHER THIS DISCUSSION NOR THE TAX OPINION ADDRESSES ALL ISSUES THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF BANK

COMMON STOCK IN LIGHT OF SUCH HOLDER'S PERSONAL CIRCUMSTANCES, NOR DO THEY APPLY TO HOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS OR TO HOLDERS OF WARRANTS. FURTHER, NEITHER THIS DISCUSSION NOR THE TAX OPINION MAY APPLY TO A HOLDER OF BANK COMMON STOCK WHO ACQUIRED HIS BANK COMMON STOCK
PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. ACCORDINGLY, EACH HOLDER OF BANK COMMON STOCK SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE REORGANIZATION, INCLUDING THE EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING  TREATMENT  OF  THE  REORGANIZATION

         The Reorganization is expected to be characterized as, and treated similarly to, a "pooling of interests" (rather than a "purchase") for financial reporting and related purposes, with the result that the accounts of Comstock and Bancorp will be combined.

DISSENTERS' RIGHTS

         Stockholders of the Bank who comply with the provisions of Chapter 92A of the NRS have the right to receive payment for their Bank Common Stock instead of receiving Bancorp Common Stock. The following summary of the provisions of Chapter 92A is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Chapter 92A, a copy of which is attached to this Proxy Statement--Prospectus as Appendix B. Under the terms of the Plan of Reorganization, either the Bank or Bancorp may terminate the Plan of Reorganization if the payment for fair value of shares of Bank Common Stock by Bancorp due to the exercise of dissenters' rights by holders of Bank Common Stock would cause, in the reasonable judgment of the Bank or Bancorp, a material diminution in the capital surplus of the Bank. See "Description of the Reorganization--Amendment and Termination."

         Stockholders of a Nevada corporation have the right, in certain circumstances, to dissent from certain corporate actions, including the consummation of a plan of share exchange such as the Plan of Reorganization, by a Nevada corporation which requires the approval of such corporation's stockholders. Stockholders who are entitled to dissent are also entitled to obtain payment in the amount of the fair value of their shares.

         Pursuant to Section 92A.410 of the NRS, the notice of the Annual Meeting must state that the stockholders of the Bank are or may be entitled to dissenters' rights under Section 92A.300 to 92A.500 of NRS and be accompanied by a copy of those sections. Stockholders of the Bank who wish to assert dissenters' rights must (i) deliver to the Bank, before the vote is taken at the Annual Meeting, written notice of their intent to demand payment for their Bank Common Stock if the Plan of Reorganization is effectuated, and (ii) not vote their shares in favor of the Plan of Reorganization. Stockholders failing to satisfy these requirements will not be entitled to dissenters' rights under Chapter 92A of the NRS. Bancorp (the "Subject Corporation") must send a written dissenter's notice (the "Dissenter's Notice") within ten days of effectuation of the Plan of Reorganization to all stockholders of the Bank who satisfied these requirements. The Dissenter's Notice must include: (i) a statement of where the demand for payment is to be sent and where and when certificates for Bank Common Stock are to be deposited; (ii) a statement informing the holders of Bank Common Stock not represented by certificates to what extent the transfer of such shares will be restricted after the demand for payment is received; (iii) a form for demanding payment that requires stockholders asserting dissenters' rights to certify whether or not they acquired beneficial ownership of the shares before the date when the terms of the Reorganization were announced to the news media or the stockholders (the "Announcement Date"); (iv) a date by which the Subject Corporation must receive the demand for payment, which may not be less than 30 or more than 60 days after the date the Dissenter's Notice was delivered; and
(v) a copy of Sections 92A.300 to 92A.500 of the NRS.

         Stockholders of the Bank who wish to obtain payment for their shares of Bank Common Stock must demand payment, certify whether they acquired beneficial ownership of Bank Common Stock before the Announcement Date, and deposit the certificates, if any, in accordance with the terms of the Dissenter's Notice. Stockholders for whom dissenters' rights are asserted will retain all other rights of a stockholder until those rights are cancelled or modified by the Reorganization. The Subject Corporation may restrict the transfer of any shares not represented by a certificate from the date the demand for payment is received. Pursuant to Section 92A.440 of the NRS, stockholders of the Bank who fail to demand payment or deposit their certificates where required by the dates set forth in the Dissenters' Notice will not be entitled to payment for the shares as provided under Chapter 92A of the NRS.

         Pursuant to Section 92A.460 of the NRS, within 30 days of receipt of a demand for payment, the Subject Corporation will pay each dissenter who became beneficial owner of Bank Common Stock prior to the Announcement Date and complied with Section 92A.440 of the NRS the amount that the Subject Corporation estimates to be the fair value of the shares, plus accrued interest. The payment must be accompanied by (i) copies of the Subject Corporation's balance sheet, statement of income, and statement of changes in stockholder's equity, (ii) a statement of the Subject Corporation's estimate of the fair value of the shares,
(iii) an explanation of how the interest was calculated, (iv) a statement of the dissenter's rights to demand payment under Section 92A.480 of the NRS, and (v) a copy of Sections 92A.300 to 92A.500 of the NRS.

         Pursuant to Section 92A.470 of the NRS, the Subject Corporation may elect to withhold payment from dissenters who became the beneficial owners of shares of Bank Common Stock on or after the Announcement Date. After consummation of the Reorganization, however, the Subject Corporation is required to estimate the fair value of such shares, plus accrued interest, and offer to pay this amount to each dissenter in full satisfaction of demand. The Subject Corporation will send this offer with a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's rights to demand payment under Section 92A.480 of the NRS.

         Pursuant to Section 92A.480 of the NRS, dissenters who believe that the amount paid pursuant to Section 92A.460 of the NRS or offered pursuant to
Section 92A.470 of the NRS is less than the full value of their shares of Bank Common Stock or that the interest due is incorrectly calculated, may, within 30 days after the Subject Corporation made or offered payment for the shares, either (i) notify the Subject Corporation in writing of their own estimate of the fair value of their shares and the amount of interest due and demand payment of this estimate less any payments made under Section 92A.460 of the NRS, or
(ii) reject the offer for payment made by the Subject Corporation under Section 92A.470 of the NRS and demand payment of the fair value of their shares and interest due.

         If a demand for payment remains unsettled, the Subject Corporation must commence a court proceeding within 60 days after receiving a demand and petition the court to determine the fair value of the shares of Bank Common Stock and accrued interest. All dissenters whose demands remain unsettled would be made a party to such proceeding. Dissenters are entitled to a judgment for the fair value of their shares, plus accrued interest, less any amount paid pursuant to
Section 92A.460 of the NRS. The court would assess the costs of the proceedings against the Subject Corporation unless the court finds that all or some of the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment, in which case the court may assess the costs in the amount the court finds equitable against some or all of the dissenters. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in the amount the court finds equitable, against the Subject Corporation or the dissenters. If the Subject Corporation does not commence a proceeding within the 60-day period, it must pay each dissenter whose demand remains unsettled the amount demanded.

MARKET  FOR  THE  COMMON  STOCK

         Shares of Bank Common Stock are quoted on The Nasdaq Small Cap Market under the symbol "LODE." There currently is no established market for Bancorp Common Stock. Bancorp has applied for the listing of Bancorp Common Stock on The Nasdaq Small Cap Market in connection with the Reorganization. It is expected that Bancorp Common Stock will be at least as liquid as Bank Common Stock after the Reorganization since the number of outstanding shares of Bancorp Common Stock, following the Reorganization, will be double the number of shares of Bank Common Stock prior to the Reorganization due to the two-for-one share exchange ratio set forth in the Plan of Reorganization. However, there can be no assurance that an active and liquid trading market for Bancorp Common Stock will be maintained.

         At March 20, 1997, there were 2,124,934 shares of Bank Common Stock outstanding which were held of record by approximately 468 stockholders, not including persons or entities who hold the stock in nominee or "street" name through various brokerage firms. The following table shows the high and low per share sales prices of Bank Common Stock as reported on The Nasdaq Small Cap Market since the inception of trading on that market.

                                High                         Low
                          ------------------           ------------------
     1993                  Bid         Asked            Bid         Asked
--------------            -----        -----           -----        -----
First Quarter             $7.00        $7.25           $5.00        $5.75
Second Quarter            $7.00        $7.75           $7.00        $7.25
Third Quarter             $7.25        $7.50           $6.75        $7.25
Fourth Quarter            $8.25        $8.75           $7.25        $7.50

                                 High                        Low
                          -------------------          ------------------
     1994                  Bid         Asked            Bid         Asked
--------------            -----        -----           -----        -----
First Quarter             $8.50        $9.00           $7.75        $8.50
Second Quarter            $7.75        $8.50           $6.50        $7.25
Third Quarter             $6.75        $7.50           $6.50        $7.25
Fourth Quarter            $7.00        $7.75           $6.25        $7.00

                                 High                        Low
                          -------------------          ------------------
     1995                  Bid         Asked            Bid         Asked
--------------            -----        -----           -----        -----
First Quarter             $6.00        $6.625          $6.00        $6.625
Second Quarter            $6.50        $7.25           $6.50        $7.25
Third Quarter             $6.50        $7.25           $5.75        $6.25
Fourth Quarter            $7.00        $7.50           $6.50        $7.50

                                 High                        Low
                          -------------------          ------------------
     1996                  Bid         Asked            Bid         Asked
--------------            -----        -----           -----        -----
First Quarter             $9.375      $10.25           $7.00        $7.50
Second Quarter            $9.375      $10.25           $8.375       $9.50
Third Quarter             $9.00        $9.75           $8.00        $8.50
Fourth Quarter           $10.50       $11.375          $8.25        $9.125

                                 High                        Low
                          -------------------          ------------------
     1997                  Bid         Asked            Bid         Asked
--------------            -----        -----           -----        -----
First Quarter

On April __, 1997, the last reported sale price of Bank Common Stock was $__________ per share. The current market makers for Bank Common Stock are:
Herzog, Heine, Geduld, Inc.; McDonald & Co.; Torrey Pines Securities; and Hoefer & Arnett.

         The Plan of Reorganization provides that each outstanding share of Bank Common Stock (other than shares held by stockholders exercising dissenters' rights, if any) will be exchanged for two shares of Bancorp Common Stock. Although the impact on the market price for shares of Bancorp Common Stock cannot be predicted with certainty, it is likely that the two-for-one share exchange ratio will initially result in the market price of each share of Bancorp Common Stock being approximately one-half of the currently prevailing price per share of Bank Common Stock, and that the aggregate market price for all shares of Bancorp Common Stock held by an individual stockholder will remain approximately the same.

         Management of the Bank believes that this two-for-one exchange ratio will result in a decrease in the market price of Bancorp Common Stock to a level at which it will be more readily tradeable and accessible to a broader base of investors. A lower per share price will enable investors to purchase "round lots" of Bancorp Common Stock for a lower total price than currently exists for Bank Common Stock. Additionally, the two-for-one share exchange ratio may result in a relative decrease in the gap between the bid and asked price for shares of Bancorp Common Stock which would result in lower broker's commissions paid by stockholders of Bancorp when buying or selling shares of Bancorp Common Stock. Stockholders should be aware, however, that any applicable transfer taxes on sales and transfers of shares would be higher after the Reorganization on the same relative interest in the Bank because the interest in the Bank would be represented by a greater number of shares.

         Proportionate voting rights and other rights of stockholders would not be altered by the two-for-one share exchange ratio. In addition, the number of shares of Bancorp Common Stock subject to outstanding options granted pursuant to the Plans, and the number of shares of Bancorp Common Stock reserved for issuance under the Plans, would be doubled, and the exercise price of outstanding options would be decreased by one-half.

DIVIDEND POLICY

         The Board of Directors of Bancorp will have the authority to declare dividends on Bancorp Common Stock, subject to statutory and regulatory requirements. The Board of Directors plans to continue Comstock's current dividend policy for the Bancorp Common Stock. Currently, the Board of Directors of Comstock has adopted a policy that, due to the rapid growth experienced by the Bank, the need for capital to support the growth, the relatively high level of returns generated on the capital, and the dilution of such returns by federal and state taxes on any dividends declared, cash dividends are unlikely to be declared. In general, future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities available to Bancorp or Comstock, capital requirements, regulatory limitations, Bancorp's and Comstock's results of operations, financial and tax considerations and general economic conditions. After consummation of the Reorganization, management of Comstock expects to make distributions to Bancorp of cash and/or fixed assets and investments.

         Unlike Comstock, Bancorp is not subject to the banking statutes which regulate the payment of dividends to its stockholders. However, because substantially all of the funds available for Bancorp to declare dividends will come from the Bank, future dividends will depend on the earnings of the Bank, its financial condition, its need for funds (including the maintenance of the Surplus Fund) and applicable governmental policies and regulations. Bancorp is subject to the requirements of Nevada Corporation Law which generally limit dividends to an amount equal to the excess of the net assets of Bancorp (the amount by which total assets exceed total liabilities) over its statutory capital, or, if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.

PRO FORMA CONSOLIDATED CAPITALIZATION

         The following table presents the capitalization of Comstock as of December 31, 1996 and the pro forma consolidated capitalization of Bancorp and its subsidiary, Comstock, as of December 31, 1996, as adjusted to give effect to the Reorganization as described in this Proxy Statement--Prospectus.

                                           STOCKHOLDERS' PRO FORMA EQUITY
                                        Comstock           Bancorp and Comstock
                                        --------           --------------------
                                  Shares        Amount     Shares        Amount
                                  ------        ------     ------        ------
                                     (in thousands of dollars except shares)
Common stock, par value $.01
per share for Bancorp; par
value $.50 per share for
Comstock

     Authorized                   6,000,000                15,000,000

     Issued and Outstanding       4,235,268     $1,059      4,249,868       $42

Paid in Surplus                                  7,167                    8,184

Unrealized loss on
securities available                               (23)                     (23)
for sale, net of tax

Retained Earnings                                4,805                    4,783
                                                 -----                    -----
Total Stockholders' Equity                     $13,009                  $12,986
                                               =======                  =======

BUSINESS OF BANCORP

General

         Bancorp is a business corporation organized under the laws of the State of Nevada on February 21, 1997. The only office of Bancorp, and its principal place of business, is located at the administrative offices of Comstock at 6275 Neil Road, Reno, Nevada 89511. Bancorp's telephone number is (702) 824-7100.

         Bancorp was organized for the purpose of becoming the holding company of Comstock. On the Effective Date, Comstock will become a wholly-owned subsidiary of Bancorp, which thereby will become a bank holding company, and each stockholder of Comstock, subject to the exercise of dissenters' rights, if any, will become a stockholder of Bancorp without any change in each stockholder's relative ownership percentage, provided, however, that on the Effective Date each holder of Bank Common Stock will receive two shares of Bancorp Common Stock for each share of Bank Common Stock now owned.

         Bancorp has not yet undertaken any operating business activities and does not currently propose to do so other than those contemplated by the Reorganization. In the future, Bancorp may become an operating company and/or acquire other financial institutions, mortgage companies, or engage in or acquire such other activities or businesses as may be permitted by applicable law, although there are no active plans to do so.

         After consummation of the Reorganization, management of Comstock expects to make distributions to Bancorp of cash and/or fixed assets and investments. See "Proposal (3): Formation of Holding Company; Description of the Reorganization--Reasons for the Reorganization." There can be no assurances that Comstock will obtain regulatory approval for the Reorganization or that, if the Reorganization is consummated, Bancorp will conduct such activities.

Property

         Initially, Bancorp will neither own nor lease any real or personal property but will utilize the premises and property of Comstock without the payment of any rental fees to Comstock.

Competition

         It is expected that, for the near future, the primary business of Bancorp will be the ongoing business of Comstock. Therefore, the competitive conditions to be faced by Bancorp will be the same as those faced by Comstock. In addition, many banks and financial institutions have formed, or are in the process of forming, holding companies. It is likely that these holding companies will attempt to acquire banks, thrift institutions or companies engaged in bank-related activities. Thus, Bancorp will face competition in undertaking any such acquisitions and in operating subsequent to any such acquisitions. Bancorp has no present active plans or intentions to undertake any such acquisitions. See "Business of the Bank--Competition and Market Area."

Employees

         At the present time, Bancorp does not intend to have any employees other than its management. See "Management of Bancorp." If the stockholders of the Bank approve the Reorganization, the Bank will assign, and Bancorp will assume, the employment agreement between (i) the Bank and Robert Barone, and
(ii) the Bank and Larry Platz. See "Executive Compensation-Employment Agreements." Additionally, Bancorp will utilize the support staff of Comstock from time to time without the payment of any fees. If Bancorp acquires other financial institutions or pursues other lines of business, it may, at such time, hire additional employees.

BUSINESS OF THE BANK

General

         The Bank conducts a general banking business, including the acceptance of demand, savings, and time deposits and the making of commercial, real estate, installment and other term loans. The Bank's deposit accounts are insured up to the maximum legal limits by the FDIC. The Bank is not a member of the Federal Reserve System, having determined that the advantages of membership, which are largely available without membership, are outweighed by the costs and restrictions. The Bank offers checking and savings accounts, certificates of deposit, money market and NOW accounts and commercial real estate, residential real estate, residential construction, commercial loans, and installment loans. The Bank operates ATM machines at each deposit taking branch, night depository services, and bank-by-mail. In September, 1991, the Bank began to issue its own Visa cards through a program sponsored by the Independent Bankers' Association of America ("IBAA"). The Bank opened a fourth full service branch (including ATM and night depository) in February, 1997. A fifth full service branch is under construction and is anticipated to open in the late summer of 1997.

         The Bank provides its range of services primarily to businesses and individuals in the northern Nevada area and began lending in southern Nevada in August, 1993. Deposits are gathered primarily from the Reno and Carson City areas. However, the Bank's lending area extends throughout all parts of northern Nevada including Reno, Sparks, Carson City, Minden/Gardnerville, Dayton, Incline Village and other communities at Lake Tahoe. In 1996, the Bank, whose assets averaged $134 million for the year, originated $308 million of loans, of which $139 million (45%) were sold in the secondary market.

         As a result of unusually dry weather conditions during the late 1980s and early 1990s and continued population growth, northern Nevada experienced a severe drought. Since the winter of 1994-95, however, the area has experienced above normal precipitation culminating in what experts believe to have been at least a 100 year flood in the first few days of 1997. Should drought conditions return, governmental authorities may take actions intended to alleviate the drought including, without limitation, restrictions on the issuance of building permits. Because the majority of the Bank's lending is to the real estate industry, such governmental actions, if taken, could have a material adverse effect on the financial condition and earnings of the Bank. Because of recent precipitation levels and the "Flood of 97," management does not expect governmental authorities to take actions which would impact the Bank's business in 1997, but it does expect that, as a result of the "Flood of 97," real estate lending will be slower in 1997's first quarter which may have an adverse impact on earnings.

Competition and Market Area

         The Bank's deposit service area, Carson City, Reno and Sparks (Washoe County) contains approximately 87 deposit taking offices of other banks and savings institutions. In addition, there are approximately 116 mortgage lenders in the Bank's primary lending area Washoe County, 36 in Carson City, and 54 in

Douglas County which contains the Bank's Minden/Gardnerville mortgage lending office. The financial institution business in the Bank's primary service areas is highly competitive with respect to both loans and deposits. In the last quarter of 1995, Norwest Bank purchased two local institutions, American Federal Savings Bank and Primerit Savings Bank. Norwest had already been a competitor in the local area with real estate lending offices. In early 1996, Wells Fargo became the successful bidder for First Interstate Bank (now the state's second largest bank). The future lending activities of these new institutions is not certain. Recent activity indicates an increased focus in commercial and SBA lending.

         Management believes that competition has increased significantly as a result of bank merger activity in Nevada since 1991. The resulting larger banks have services which the Bank does not offer, including international banking and trust services and cash and vault services. In addition, the large banks have significantly higher dollar capitalizations and, thus, significantly higher lending limits than the Bank. Generally, larger financial institutions are able to operate with lower non-interest expenses as a percentage of earning assets than the Bank, enabling them to operate profitably at lower net interest margins. Finally, the larger institutions are often able to portfolio loans and may offer "below market" rates to attract volume as well as offering low or no fee loan options. As 1996 progressed, management noted that its lending net interest margins were shrinking.

         In operating its business, the Bank relies upon personal contacts by its lending officers, directors, and its employees to establish and maintain relationships with Bank customers. The Bank also uses various advertising media to promote its lending business since, for the most part, the Bank's lending customers are different from its deposit customers.

         The Bank's lending customers are generally individual homeowners, building contractors and developers, while the Bank's deposit customers are generally local businesses and individual consumers.

         In the past, the principal competition for deposits and loans were banks, savings and loan associations and credit unions. To a lesser extent, thrift and loan companies, mortgage brokerage companies and insurance companies also have provided competition. In the 1980s, both federal and state legislation increased competition by expanding the authority of savings and loan associations to make consumer and commercial loans. Of more concern is the fact that other institutions have been permitted to offer products and services that traditionally had been offered by banks. Institutions such as credit unions, brokerage houses, mutual funds, and insurance companies now offer checking accounts, money market funds and various consumer loans. Other entities, both public and private, seeking to raise capital through the issuance and sale of debt or equity securities are also competitors with banks in the acquisition of deposits. For the past several years, but especially in 1995 and 1996 with significant increases in stock prices in the U.S., consumers have increasingly put their savings into mutual funds rather than in more traditional interest bearing bank deposits.

         It is management's opinion that future competition for deposits will come primarily from credit unions, brokerage houses, mutual funds, and insurance companies and to a lesser extent from its traditional competitors, large banks and savings and loan associations. In addition, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, which permits interstate branch banking, may disrupt the deposit market and/or significantly increase deposit costs.

         Significant technological developments continue in the realm of electronic banking (bank from home or office). The increasing trend toward electronic customer services has required banks to change the way both deposit and consumer lending products are offered and serviced. An increased investment in data processing assets and personnel will result in changes in delivery costs. The Bank has a very large capital budget for 1997 which may reduce the Bank's realized returns on assets and equity during the implementation and start-up phases in 1997 and 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Expenditures."

Lending Activities

         General. The Bank's primary lending business is real estate construction and development loans, and first mortgages on existing single family homes. The majority (approximately 67%) of the Bank's lending is to the real estate industry (both individual homeowners and developers), primarily in northern Nevada. In August, 1993, a new lending office was opened in Las Vegas, in southern Nevada. Because the majority of the Bank's lending is to the real estate industry, a decline in the real estate market could have a material adverse effect on the financial condition and earnings of the Bank.

         In addition to loans on existing dwellings, the Bank also makes construction loans. These loans remain on the Bank's books until either paid off at maturity, or until occupancy occurs and a permanent loan is placed on the dwelling. At that point, such loans are sold in the secondary market. Most construction loans are made for pre-sold or custom homes. While there are some speculative loans to builders/developers, the Bank closely monitors its portfolio volumes and economic conditions in the lending areas. Construction lending involves additional risk due to reliance upon projected rather than historical data during the loan underwriting process, as well as the inherent risk that repayment of the loan is often dependent upon the full and satisfactory completion of the project. Corresponding to the greater lending risk is a generally higher interest rate, with a shorter maturity, compared to residential mortgage lending.

         Commercial Loans. Commercial loans are made for shorter terms, and often at higher interest rates but with less fee income, than are conventional real estate loans, but at lower rates than many consumer loans. However, because of the larger average size of commercial loans, the non-interest cost of originating and servicing such loans per dollar of loan balance is often lower than for consumer loans. Management believes that the shorter maturities of commercial loans provide greater liquidity and protection to the Bank against increases in market interest rates. However, in many cases, the Bank and/or the borrower anticipate that the loan will be renewed at maturity if the borrower's condition has not deteriorated and a suitable principal reduction is made. Often, such loans have variable rates which are tied to an appropriate rate index.

         The Bank's commercial loans are generally secured, usually by real property. Infrequently, the Bank will collateralize the loan with equipment, inventory or marketable securities. Most of the Bank's commercial loans are amortizing with monthly payments. The notes on the loans usually are for a term of one to five years. Often, the amortization schedule is for a term longer than the note, thus giving rise to a balloon payment when the note matures.

         Real Estate Loans. The Bank's portfolio real estate loans consist primarily of loans for construction and land development. The Bank has established relationships with a number of Nevada developers and builders, primarily developers of residential properties. Real estate development loans are made for a much shorter term, and often at higher interest rates, than other longer-term (i.e., "permanent") real estate loans. The cost of administering such loans is often higher than for other real estate loans, as principal is drawn on periodically as development progresses. The Bank's builders' control unit provides inspection, voucher, check writing, and accounting services both to the Bank and to the contractor/builder/developer. In the table below, these loans are identified as "Construction and Development" loans. The reduction in the loan balance in 1996 over 1995 is a result of several factors including (i) increased market competition in both northern and southern Nevada, (ii) changes in programs as a result of compliance issues, and (iii) more conservative underwriting standards.

         The Bank also makes real estate loans secured by first deeds of trust on single family residential properties. Most of the loans the Bank originates on such properties (approximately 82% in 1996) are sold in the secondary market, all on a non-recourse basis. The Bank may or may not retain the servicing rights on the loans it sells. As a general rule, the Bank has a "take out source," a secondary market purchaser, for all of the residential loans that it originates. In the table below, the category entitled "Loans Held for Sale" consists of loans that the Bank has funded which are in various stages of document shipping and approval awaiting monies from the final secondary market purchasers.

         In the table, the "Other Mortgages" line consists of conventional real estate (1-4 family) and multi-family home loans held for one year or longer. The increase in 1996 is largely due to an increase in multi-family lending generated by both the addition of a lending officer specializing in this area and by the increased demand for multi-family housing in the northern Nevada area.

         Consumer Loans. The Bank has never had a large portfolio of consumer loans. In 1994 the Bank increased lending in this category. In 1991, through its trade group, the IBAA, the Bank began issuing its own Visa cards. In 1993, the Bank canceled its agency relationship with Marine Midland Bank which issued MasterCard with the Bank's name on the card but kept the lion's share of income and took the credit risk. At December 31, 1996, the Bank had $212,000 outstanding in its own credit card program. Consumer loans (with terms generally ranging from 12 to 60 months) make up the remaining portion of "Installment" loans.

         The following table shows the composition of the Bank's loan portfolio as of December 31, 1996, 1995, and 1994:

                                               LOAN PORTFOLIO MIX
                                                As of December 31,
                                  ----------------------------------------------
                                   1996                1995               1994
                                  ------              ------             ------
                                            (In thousands of dollars)

Commercial and Industrial        $69,334             $54,970            $37,517
Real Estate:
  Construction and Development    13,390              18,925             18,712
  Loans Held for Sale              7,806               9,088              3,346
  Other Mortgages                  3,934               1,912              8,731
  Consumer                         2,060               1,848              1,693
                                  ------              ------             ------
  Gross Loans(1)                  96,524              86,743             69,999
Allowance for credit losses         (857)               (665)              (428)
                                  ------              ------             ------
           Net Loans             $95,667             $86,078            $69,571
                                  ======              ======             ======

         (1)  Excludes deferred fees of $306,000, $261,000 and $200,000 in 1996,
              1995, and 1994, respectively.

         Consistent with the Bank's philosophy, there are no foreign loans or energy related loans.

         The following table shows the amounts of certain loans outstanding as of December 31, 1996 which, based on remaining scheduled repayments of principal, are due in the periods indicated. Demand and other loans having no stated maturity and no stated schedule of repayments are reported as due in one year or less.

                             LOAN PORTFOLIO MATURITY

                          Commercial       Real
                          and Industrial   Estate         Consumer      Total(1)
                          --------------   ------         --------      --------
                                        (In thousands of dollars)

In 1 year or less         $50,826          $14,850        $944          $66,620
Over 1 year -- 5 years     $5,374          $   662        $203           $6,239
Over 5 years               $9,245          $13,812(2)     $913          $23,970

         (1)  Totals include deferred fees of $306,000.

         (2) $9 million are construction loans that will roll to permanent loans when construction is completed and will be sold in the secondary market.

         At December 31, 1996,  of the  approximately  $30,209,000  of loans due
after  one  year,  approximately   $16,171,000  had  fixed  interest  rates  and
approximately $14,038,000 had floating or adjustable interest rates.

         Commitments and Lines of Credit. In the normal course of business, the Bank makes commitments (including lines of credit and letters of credit) to extend credit to be called upon at the option of the borrower. As of December 31, 1996, the Bank had $55,612,000 of such commitments outstanding. In addition, as of December 31, 1996, the Bank had issued commitments of approximately $9,142,000 to individuals to purchase single family residential properties which the Bank, in turn, had committed to sell in the secondary market. The Bank expects that substantially all of such commitments will be drawn upon in the ordinary course of business. Many of the commitments are the unfunded portion of construction loans. The evaluation of a commitment that is not a construction loan is made on an individual basis similar to that required for a loan. It is standard practice to require the potential borrower to pay a fee and/or maintain a depository or borrowing relationship regardless of whether or not the commitment is used by the borrower.

         Non-Performing and Non-Accrual Loans. The Bank generally determines a loan to be "non-performing" when interest or principal is past due 90 days or more. If it appears doubtful that the loan will be repaid, management may consider the loan to be "non-performing" before the lapse of 90 days. If, however, a workable program for the return of the loan to a current condition has been established with the borrower, this period may exceed 90 days. Classification of a loan as "non-performing" does not necessarily indicate a future charge-off, although the Bank generally charges off all past due unsecured loans after 90 days.

         It is current Bank policy to cease accruing interest on loans which are past due as to principal or interest 90 days or more, except for loans which are well secured and in the process of collection. When a loan is placed on "non-accrual," previously accrued and unpaid interest is generally reversed out of income unless adequate collateral from which to collect the principal and interest on the loan appears to be available.

         The following table presents information with respect to loans which, as of the dates indicated, were "non-performing" and were on "non-accrual" status:

                               NON-PERFORMING AND
                               NON-ACCRUING LOANS

                                  As of December 31,
                            ---------------------------
                            1996        1995       1994

                       (In thousands of dollars)
Past Due:
---------
Still Accruing:
  90 days or more           $420          $0       $600
Not Accruing:             $3,184        $142       $170

         As of December 31, 1996 the non-accrual loans consisted of two construction and development projects, a commercial loan and a second mortgage. The commercial loan had a previous balance of $170,000 but was reduced by $28,000 as a result of an arbitration hearing. See "Legal Proceedings." The second mortgage for $30,000 was charged-off in January, 1997, after the principle filed bankruptcy. The two construction and development projects include one project in northern Nevada, with an outstanding balance of $2,009,000, for which the principles filed bankruptcy (chapter 11) subsequent to the Bank filing notice of default, and a second project in southern Nevada, with an outstanding balance of $1,003,000, for which the principals are attempting to sell three condo units and eleven lots to work out payment with the Bank. The Bank believes its collateral position to be secure.

         Summary of Loan Loss Experience. The following chart is an analysis of the Bank's loan loss experience for the years ended December 31, 1996, 1995, and 1994:

                                                   LOAN LOSS EXPERIENCE
                                                 Years ended December 31,
                                        ----------------------------------------
                                          1996           1995             1994
                                        ----------------------------------------
                                         (In thousands of dollars except ratios)

Average Loans Outstanding               $88,646        $79,621          $52,522
                                        =======        =======          =======

Allowance, beginning of period              665            428              404

Charge-Offs:
  Commercial and Industrial                  50             28               81
  Real Estate--Construction and
    Development                              --             --               --
  Real Estate--Mortgages Held For Sale       --             --               --
  Real Estate--Other Mortgages               --             --               --
  Installment                                11              7                6
  Cash Reserve                               --             --               --
                                        -------        -------          -------
      Total Charge-Offs                     $61            $35              $88
                                        =======        =======          =======

Recoveries:
  Commercial and Industrial                   2              2                7
  Real Estate--Construction and
    Development                              --             --               --
  Real Estate--Mortgages Held For Sale       --             --               --
  Real Estate--Other Mortgages               --             --               --
  Installment                                 1             --                2
  Cash Reserve                               --             --               --
                                        -------        -------          -------
Total Recoveries                             $3             $2               $8
                                        =======        =======          =======
Net Charge-Offs                              59             33               80
Additions to Allowance                      250            270              105
Allowance, end of period                   $857           $665             $428
                                        =======        =======          =======

Ratio of net charge-offs
  to average loans outstanding            0.07%          0.04%            0.15%

Ratio of Allowance to total
  loans at end of period                  0.89%          0.76%            0.61%

     Management and the Loan Committee of the Board of Directors use both a numeric rule and judgment in formulating the allowance. In 1994 additions to the allowance were $104,000. In 1995 and 1996 additions to the allowance were $270,000 and $250,000, respectively.

     The following table sets forth a breakdown of the allowance for loan losses for the year ended December 31, 1996:

                           ALLOWANCE FOR LOAN LOSSES

                                                                   Anticipated
                           Amount of Charge-                       Charge-Offs
                             offs for the      Percent of loans    for the year
                              year ended       in each category   ended December
                           December 31, 1996    to total loans       31, 1997
--------------------------------------------------------------------------------
                               (In thousands of dollars except percentages)


Commercial and Industrial          $50              67.59%              50
Real Estate -- Construction
  and Development                    0              13.89%              30
Real Estate -- Mortgages
  Held for Sale                      0               7.57%               0
Real Estate -- Other
  Mortgages                          0               8.82%               0
Installment                         11               2.13%              10
                                   ---             -------           -----
Total                              $61             100.00%             $90
                                   ===             =======             ===

     As of January 1, 1996, the Bank adopted Statement of Accounting Standards ("SFAS") No. 114, "Accounting By Creditor For Impairment Of A Loan." This change in accounting practice will require the Bank to mark "impaired" loans to the lower of book value, or (i) the discounted value of the estimated cash flow,
(ii) the value of the collateral, or (iii) an observable market price. A loan is considered by the Bank to be "impaired" if (i) it has been placed in a non-accrual status, (ii) it is unlikely that the Bank will collect all amounts due under the loan contract, and (iii) it remains in impaired status if it is currently performing but is not showing a consistent payment practice. At December 31, 1996 impaired loans had a carrying value of $3,184,000 with an allowance for losses of $75,084.

Investment Activities

     The Bank uses the investment portfolio as a secondary source of liquidity and for income. The Bank's liquidity ratio, defined as the value of marketable assets divided by volatile liabilities, stood at 28% as of December 31, 1996 as compared to 24% as of December 31, 1995. As of December 31, 1996, the Bank had $13.6 million in overnight funds, $18.7 million in marketable securities and time deposits, and borrowing capacity at the Federal Home Loan Bank of San Francisco in excess of $43 million (30% of its assets). Such borrowing capacity is subject to quarterly review and must be collateralized. As of December 31, 1996, the Bank had no borrowed funds outstanding and had pledged approximately $20 million in loans and securities to the Federal Home Loan Bank as collateral for the borrowing line.

     On January 1, 1994, the Bank officially adopted SFAS 115, an accounting rule which requires the Bank to segregate its investment portfolio into accounts of "Held to Maturity," "Trading," and "Available for Sale" ("AFS"). The accounting treatment of each such class is different. In anticipation of SFAS 115, in 1992 the Bank established an "Available for Sale" portfolio consisting of items which the Bank did not intend to hold to maturity, and a "Trading" portfolio. Items in the AFS portfolio also include investments in mutual funds of "bank qualified" assets as well as securities purchased with the intent to resell prior to maturity. The "Trading" portfolio includes investments which are intended to be held for speculative purposes and FNMA mortgage backed securities which the Bank originates. These FNMA pools reside in the "Trading" account until sold. The AFS portfolio is carried on the Bank's books at market value. The securities in the "Trading" portfolio are carried at market value. The Bank's investment portfolio has no so-called "Junk Bonds." During 1995, the Financial Accounting Standards Board ("FASB") offered a one time opportunity to reclassify securities among the held-to-maturity, available-for-sale, and trading categories in conjunction with adopting a new implementation guide. Following the FASB's announcement, the Bank reclassified securities with a book value of approximately $1,691,000 from its Held-To-Maturity portfolio to its AFS portfolio.

     As of December 31, 1996, the "Trading" portfolio consisted of $28,000 of two pools of Interest Only ("IO") securities. IO's represent the interest portion of a mortgage pool and give the holder the interest payment (but not the principal payment) stream. The faster the pools pay off, the less the value of the interest stream to the IO holders. The IO pools have final maturity dates of 2019, but have been paying off rapidly. The Bank is carrying the IO pools at market value.

     In late September, 1994, one of the mutual funds in which the Bank had invested its overnight liquid funds, Community Assets Management ("CAM") "broke the buck," i.e., had its net asset value fall below 100% of book value. CAM's problems resulted from heavy investment in so called "derivative" securities. The rapid fire rise in interest rates in 1994 depreciated the market value of the assets in the fund to such an extent that the CAM Board of Directors determined that CAM could no longer redeem overnight funds at par and liquidated the fund. The Bank lost approximately $25,000 on a $630,000 investment. By legal process, the Bank has recovered $12,000 of the original loss.

     The following table sets forth the book and market values of the Bank's investment portfolio as of December 31st of each of the designated years:

                                        INVESTMENT PORTFOLIO MIX
                                    INCLUDING DOMESTIC BANK DEPOSITS
                                           As of December 31,
                          ------------------------------------------------------
                               1996               1995               1994
                              ------             ------             ------
                                       (In thousands of dollars)

                          Amort    Market    Amort    Market    Amort    Market
                           Cost     Value     Cost     Value     Cost     Value
                          ------------------------------------------------------
Deposits in Domestic
  Banks                  $1,497    $1,513   $1,785    $1,815   $1,500    $1,427
U.S. Treasury and Agency
  Notes and Bonds         8,733     8,645    9,837     9,779   12,903    12,219
U.S. Government Mortgage
 Backed                   5,201     5,200    2,187     2,154    2,705     2,635
Corporate and Other
  Securities              3,303     3,299    2,491     2,472      650       636
                        -------   -------  -------   -------  -------   -------
       Total            $18,734   $18,657  $16,300   $16,220  $17,758   $16,917
                        =======   =======  =======   =======  =======   =======

     The following table summarizes the maturity of the Bank's investment securities and their estimated weighted average yield at December 31, 1996:

               INVESTMENT PORTFOLIO MATURITY INCLUDING DOMESTIC BANK DEPOSITS(1)

                                           U.S. Treasury
                          Deposits in        and Agency        U.S. Govt.       Corporate and
                          Domestic Banks   Notes and Bonds   Mortgage Backed   Other Securities   Total
-------------------------------------------------------------------------------------------------------
                                          (In thousands of dollars except percentages)

In 1 year or less             $297             $1,998             $40                $467       $ 2,802
   Yield                     6.70%              5.95%           5.24%               4.36%         5.75%
Over 1 year to 5 years      $1,200             $6,481          $3,448              $1,206       $12,335
   Yield                     6.54%              5.87%           6.70%               4.82%         6.07%
Over 5 years to 10 years        $0               $254          $1,227              $1,373        $2.854
   Yield                         0              6.25%           6.68%               4.68%         5.68%
Over 10 years                   $0                  0            $486                $257          $743
   Yield                         0                  0           5.81%               5.00%         5.53%
Total Amortized Cost        $1,497             $8,733          $5,201              $3,303       $18,734
Weighted Average Yield       6.57%              5.90%           6.60%               4.75%         5.95%

(1) Excludes funds held in overnight accounts. The "Available for Sale" securities are represented in this table at their amortized cost. In the financial statements, they are reflected at their market value.

Deposit  Activity  and  Other Sources  of Funds

     General. Deposits are the primary source of Comstock's funds for lending and other investment purposes. In addition to deposits, Comstock derives funds from principal repayments and interest payments on loans and investments as well as other sources arising from operations in the production of net earnings. Loan repayments and interest payments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources, or on a longer term basis for general business purposes.

     Deposits. Deposits are attracted principally from within Comstock's primary market area through the offering of a broad selection of deposit instruments, including demand deposits, money market accounts, NOW accounts, savings accounts, and certificates of deposits. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

     The Bank's policies are designed primarily to attract deposits from local residents and businesses rather than to solicit deposits from areas outside its primary market. The Bank does not accept deposits from brokers due to the volatility and rate sensitivity of such deposits. Interest rates paid, maturity terms, service fees and withdrawal penalties are established by the Bank on a periodic basis. Determination of rates and terms are predicated upon funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations.

     The following table sets forth the Bank's average balances of deposits and the average rate paid on each for the years ended December 31, 1996, 1995 and 1994:

                                          DEPOSITS
                                    Year Ended December 31,
                       ---------------------------------------------------------
                             1996                1995                1994
                            ------              ------              ------
                       Average   Average   Average   Average   Average   Average
                       Balance    Rate     Balance    Rate     Balance    Rate
                       ---------------------------------------------------------
                              (In thousands of dollar except percentages)

Non-interest bearing   $18,089        --   $16,518        --   $13,134        --
 demand deposits (IPC)
Official checks, etc.    3,028        --     3,025        --     2,529        --
Interest bearing
 demand deposits        38,678      3.4%    31,078      3.4%    24,457      2.9%
Savings deposits         9,983      2.7%    12,814      3.2%    16,570      3.4%
Time deposits           51,154      5.4%    39,461      5.7%    22,544      4.3%
                      --------            --------             -------
  Total               $120,932      3.6%  $102,896      3.6%   $79,234      2.8%
                      ========            ========             =======

     The following table summarizes the maturity of the Bank's time deposits of $100,000 or more as of December 31, 1996:

                                                           DEPOSIT MATURITIES
                                                             Time Deposits
                                                            $100,000 or more
                                                       -------------------------
                                                       (In thousands of dollars)

3 months or less                                                 $5,154
Over 3 months through 12 months                                  11,758
Over 12 months                                                    2,387
                                                                -------
Total                                                           $19,299
                                                                =======

Properties

     The Bank completed construction on the new corporate headquarters building located on 2.2 acres in the Sierra Executive Center in November, 1995. The building is approximately 26,000 square feet and houses the main branch office, the executive and administrative offices and the real estate and commercial lending functions. The Bank exercised its option to purchase a one acre adjacent parcel for $174,240 in March, 1995 to facilitate future expansion of the corporate headquarters facility. In November, 1996, the Bank signed a lease on approximately 7,000 square feet of office/warehouse space approximately one mile from the administrative headquarters to house a computer facility and other back office administrative functions. The Board made the decision to bring the main frame data processing operations in-house upon receipt of notification of cancellation by the current service provider. In addition, removal of the administrative functions from the head office facility will allow for the expansion of the commercial and residential lending origination functions within that facility. Facility renovations of and department relocations to the new leased property are anticipated to be completed in March, 1997 and a full data processing center is anticipated to be operational in September, 1997. Facility renovations of and department relocations within the administrative office to expand the commercial and residential lending departments are expected to be completed in May, 1997.

     The Bank owns the two story building and property located at 901 N. Stewart St., Carson City, Nevada 89701. The building consists of approximately 7,360 square feet on a parcel of approximately .80 acres on the corner of N. Stewart St. and E. Washington St. A branch office, and real estate and commercial lending representatives occupy this facility.

     In August, 1993, the Bank opened a 3,600 square foot lending office in Las Vegas and exercised an option on an additional 1,800 square feet adjacent to the existing space in March, 1994.

     In January, 1996, the Bank signed a lease for a branch site located in south Reno in a shopping center anchored by a Raleys Supermarket. The branch opened in February, 1997. The location, approximately seven miles from the nearest existing Comstock branch, is in a rapidly growing area at the end of a new freeway extension.

     In January, 1997, the Bank signed a lease for a branch site located in north Sparks, in an area known as Spanish Springs, in a shopping center anchored by a Scolari's Supermarket. The branch is scheduled to open in late summer. This location will service another rapidly growing area where the Bank currently has no branch coverage.

     In March, 1997, the Bank purchased a parcel located in a rapidly developing commercial/industrial area. The parcel will be used for a future branch site.

     The following table sets forth summary information with respect to property presently leased by the Bank:
                                                                         Current
                                  Approximate                            Monthly
Address                           Square Feet         Expiration         Rental
                                  ----------------------------------------------
4780 Caughlin Parkway(1)
Reno, Nevada                            4,140          4-30-2012          $3,625

Galena Junction Shopping Center(2)      3,000          2-15-07            $4,800
Washoe County, Nevada

Spanish Springs(3)                      3,200          8-01-17            $7,600
Sparks, Nevada

1662 Hwy 395 South #101(4)
Minden, Nevada                            800          6-30-98            $1,047

333 N. Rancho Rd. #810(5)
Las Vegas, Nevada                       5,493          7-31-98            $7,416

5450 Riggins Court #3(6)
Reno, Nevada 89511                      7,130          1-31-02            $3,922

(1) Consists of a parcel of land in a regional shopping center in Reno on which the Bank has constructed a branch facility (the "Caughlin branch"). The Bank has three 5-year renewal options. The land lease terms are as follows:

         Years 1-5                  $3,625 per month  (through April, 1997)
         Years 6-10                 $4,250 per month
         Years 11-15                $5,000 per month
         Years 16-20                $5,833 per month

(2) Consists of a branch facility in a regional shopping center in south Reno that was completed in February, 1997 (the "Galena branch"). The Bank has four 5-year renewal options. The lease terms include $4,800 per month for the first two years with increases based on the CPI index for Urban Wage Earners and Clerical Workers, West Coast Area.

(3) Consists of a branch facility in a regional shopping center north of Sparks that is estimated to be completed in the summer of 1997 (the "Spanish Springs branch"). The Bank has one 10-year renewal option. The lease terms include $7,600 per month for the first two years with increases based on 75% of the CPI index for Urban Wage Earners and Clerical Workers, West Coast Area.

(4) This facility houses a lending office. Minden is located approximately 15 miles south of Carson City. The Bank exercised an option on June 30, 1996 to renew for a two year period.

(5) This facility is a space in a large office complex that houses the Bank's Las Vegas lending office and its southern Nevada Builders' Control Unit. The Bank has one 3-year option to renew.

(6) This facility will house the Finance, Branch Central Support and Management Information Systems Departments when renovations are completed. The Bank expects to complete the renovations in March, 1997. The space was previously a warehouse unit in a small office/warehouse center. The current lease is fixed at $.55 per square foot for a five year period. The Bank has one 5-year option at $.75 per square foot for the first year and annual increases, based on the Consumer Price Index for All Western States, not to exceed $.80 per square foot.

Employees

     As of December 31, 1996, the Bank employed 124 persons, 112 on a full time basis and 12 on a part time basis, or the full time equivalent of 118 employees.

Legal  Proceedings

     On November 19, 1991, the Bank filed an action against Raymond B. Graber, II (the "Defendant") in the First Judicial District Court of the State of Nevada in and for Carson City seeking a declaratory judgment permitting the Bank to enforce the Defendant's personal guaranty of the debt of Outdoor Posters, Inc. The Defendant filed his answer on June 19, 1992, admitting execution of the guaranty but raising numerous affirmative defenses. Also, on June 19, 1992, the Defendant filed a counterclaim against the Bank alleging, among other things, intentional misrepresentation, fraudulent nondisclosure, negligent misrepresentation and fraud. In February, 1993, the District Court ordered the dispute into arbitration. The arbitration hearing was held in November, 1993. In December, 1993, the arbitrator awarded Graber an offset of $28,443.24, but he affirmed that Graber's personal guaranty was enforceable and that Graber remained liable for the balance of the amount owing on the loan which Graber had guaranteed (in excess of $170,000.00 plus interest). Graber disputed the interpretation of the arbitrator's award, claiming he had been released from any further liability. The Bank filed a motion to confirm the arbitration award with the District Court, and requested the District Court to remand the award to the arbitrator to clarify any ambiguity. The court remanded the award to the arbitrator for clarification. The arbitrator reaffirmed that the personal guaranty of Graber was enforceable and that he remained liable for the amount owing on the loan. The arbitration award was then confirmed in District Court. Graber appealed the District Court's decision to the Nevada Supreme Court which reversed and remanded to the District Court. In the fall of 1996, the District Court in turn remanded the matter to the arbitrator for answers to specific questions as to the basis for his determination. Graber objected to the remand to the arbitrator and sought an order from the Supreme Court prohibiting the District Court from remanding the matter to the arbitrator for further clarification. In early 1997, the Supreme Court dismissed Graber's petition. The District Court has remanded the case to the arbitrator for specific clarifications.

     In 1996, two former employees filed wrongful termination claims. Each claim alleges damages in excess of $125,000. One action was filed in Federal District Court and remanded to binding arbitration as required by an employment agreement between the former employee and the Bank. The claimant has yet to file a demand for arbitration with the American Arbitration Association. The other action was scheduled for an arbitration hearing in December, 1996, but was dismissed because the claimant failed to pay required pre-arbitration fees. Bank counsel does not believe any damages will be paid as of result of either of these wrongful termination claims.

     Except for the above, there are no other pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the Bank is a party.

REGULATION  AND  SUPERVISION

General

     As a state chartered bank in Nevada whose deposits are insured by the BIF of the FDIC, the Bank is subject to regulation under state law which is administered by the Nevada Division. In addition, the FDIC levies deposit insurance premiums and is vested with authority to supervise the Bank and to exercise a broad range of enforcement powers. Finally, the Bank is required to maintain reserves against deposits according to a schedule established by the FRB. As a general rule, the federal regulation is much more extensive and onerous than that of the state.

     The following references to the laws and regulations under which the Bank is regulated are brief summaries thereof, and do not purport to be complete and are qualified in their entirety by reference to such laws and regulations.

Federal Banking Regulations

     Capital Requirements. Under FDIC regulations, insured state-chartered banks that are not members of the Federal Reserve System ("state non-member banks") are required to maintain minimum levels of capital. State non-member banks must satisfy a leverage capital ratio of Tier 1 capital to total assets of at least 3% if the FDIC determines that the institution is not anticipating or experiencing significant growth and has well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and is in general a strong banking organization, rated composite 1 under the Uniform Financial Institutions Ranking System (the "CAMELS" rating system) established by the Federal Financial Institutions Examination Council. For all but the most highly rated institutions meeting the conditions set forth above, the minimum leverage capital ratio is 3% plus an additional "cushion" amount of at least 100 to 200 basis points. Tier 1 capital is the sum of common stockholders' equity, noncumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less most intangible assets.

     In addition to the leverage ratio, state non-member banks must maintain a minimum ratio of qualifying total capital to risk-weighted assets of at least 8.0%, of which at least 50% must be Tier 1 capital. Qualifying total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, which includes allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative perpetual preferred stock and long-term preferred stock (original maturity of over 20 years) and certain other capital instruments. The includable amount of Tier 2 capital cannot exceed the amount of the bank's Tier 1 capital. Qualifying total capital is reduced by the amount of the bank's investments in banking and finance subsidiaries that are not consolidated for regulatory capital purposes, reciprocal cross-holdings of capital securities issued by other banks and certain other deductions.

     The risk-based minimum capital requirement is measured against total risk-weighted assets, which equals the sum of each on-balance-sheet asset and the credit-equivalent amount of each off-balance-sheet item after being multiplied by an assigned risk weight. Under the FDIC's risk-weighting system, cash and securities backed by the full faith and credit of the U.S. Government are given a 0% risk weight. Mortgage-backed securities that are issued, or fully guaranteed as to principal and interest, by the FNMA or FHLMC and certain municipal securities, are assigned a 20% risk weight. Single-family first mortgages not more than 90 days past due with loan-to-value ratios under 80%, multi-family mortgages (maximum 36 dwelling units) with loan-to-value ratios under 80% and average annual occupancy rates over 80%, and certain qualifying loans for the construction of one-to-four-family residences pre-sold to home purchasers, are assigned a risk weight of 50%. Consumer loans and commercial real estate loans, repossessed assets and assets more than 90 days past due, as well as all other assets not specifically categorized, are assigned a risk weight of 100%.

     The Federal Deposit Insurance Corporation Improvements Act of 1991 ("FDICIA") required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk ("IRR"), concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. Effective September 1, 1995, the FDIC, together with the other federal banking agencies, amended their capital standards to require consideration of IRR and other financial and operational risks (in addition to credit risk) as factors to be considered in evaluating capital adequacy. The new standards require consideration of the quality of a bank's process of managing its IRR, the overall condition of the bank and the level of the bank's other risks for which capital is needed. Institutions with significant IRR may be required to hold additional capital. The FDIC, together with the other federal banking agencies, issued a joint policy statement, effective June 26, 1996, providing guidance on management of IRR, including a discussion of the critical factors affecting the agencies' evaluation of IRR in connection with capital adequacy. The agencies also determined not to proceed with a previously issued proposal to develop a supervisory framework for measuring IRR and to impose an explicit capital component for IRR.

     The following table shows the Bank's leverage capital ratio, its Tier 1 risk-based capital ratio, and its total risk-based capital ratio, at December 31, 1996 along with the minimum requirements:

                                                        Minimum
                                      Bank            Requirements
                                     ------           ------------
         Tier I (core capital)       12.62%               4.0%
         Total capital               13.45%               8.0%
         Leverage ratio               9.16%               3.0%

     Enforcement. Under the FDIA, the FDIC has enforcement responsibility over state non-member banks, such as Comstock, and has the authority to bring enforcement action against all "institution-related parties," including controlling stockholders, officers, directors and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a bank. Civil penalties cover a wide range of violations and actions and range from up to $5,000 per day at the First Tier, $25,000 per day at the Second Tier, and when a finding of the greatest culpability is made, up to $1 million per day at the Third Tier. Criminal penalties for most financial institution crimes include fines of up to $1 million and imprisonment for up to 30 years. In addition, regulators have substantial discretion to take enforcement action against an institution that fails to comply with its regulatory requirements, particularly with respect to the capital requirements. Possible enforcement actions range from the imposition of a capital plan and capital directive to receivership, conservatorship or the termination of deposit insurance.

     The Bank is charged an annual assessment by the FDIC for insurance of deposit accounts up to applicable statutory limits. Under the risk-based system for deposit insurance premiums that has been in effect since 1994, the assessment rate for an insured depository institution depends on the assessment risk classification assigned to the institution by the FDIC, which is determined by the institution's capital level and supervisory evaluations. Institutions are assigned to one of three capital groups, well capitalized, adequately capitalized, or undercapitalized, based on the data reported to regulators for the date closest to the last day of the seventh month preceding the semi-annual assessment period. Well capitalized institutions are institutions satisfying the following capital ratio standards: (i) total risk-based capital ratio of 10.0% or greater; (ii) Tier 1 risk-based capital ratio of 6.0% or greater; and (iii) Tier 1 leverage ratio of 5.0% or greater. Adequately capitalized institutions are institutions that do not meet the standards for well capitalized institutions but which satisfy the following capital ratio standards: (i) total risk-based capital ratio of 8.0% or greater; (ii) Tier 1 risk-based capital ratio of 4.0% or greater; and (iii) Tier 1 leverage ratio of 4.0% or greater. Undercapitalized institutions consist of institutions that do not qualify as either "well capitalized" or "adequately capitalized." Within each capital group, institutions will be assigned to one of three subgroups on the basis of supervisory evaluations by the institution's primary supervisory authority and such other information as the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance fund. Subgroup A will consist of financially sound institutions with a few minor weaknesses. Subgroup B consists of institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration of the institution and increased risk of loss to the deposit insurance fund. Subgroup C consists of institutions that pose a substantial probability of loss to the deposit insurance fund unless effective corrective action is taken.

     On September 30, 1996, the Deposit Funds Insurance Act of 1996 (the "1996 Act") was enacted into law, and it amended the FDIA in several ways to recapitalize the Savings Association Insurance Fund ("SAIF"), which primarily insures the deposits of savings associations, and to reduce the disparity in the assessment rates for the BIF and the SAIF that had develop in 1995. The 1996 Act authorized the FDIC to impose a special assessment on all institutions with SAIF-assessable deposits in the amount necessary to recapitalize the SAIF. In addition, the 1996 Act expanded the assessment base for the payments on the FICO bonds, which were issued in the late 1980s by the Financing Corporation to recapitalize the now defunct Federal Savings & Loan Insurance Corporation, to include the deposits of both BIF- and SAIF-insured institutions beginning January 1, 1997. Until December 31, 1999, or such earlier date on which the last savings association ceases to exist, the rate of assessment for BIF-assessable deposits shall be one-fifth of the rate imposed on SAIF-assessable deposits. It has been estimated that the rate of assessments for the payments on the FICO bonds will be 0.0129% for BIF-assessable deposits and 0.0644% for SAIF-assessable deposits beginning on January 1, 1997.

     The 1996 Act also provides for the merger of the BIF and SAIF on January 1, 1999, with such merger being conditioned upon the prior elimination of the thrift charter. The Secretary of the Treasury is required to conduct a study of relevant factors with respect to the development of a common charter for all insured depository institutions and abolition of separate charters for banks and thrifts and to report the Secretary's conclusions and findings to the Congress on or before March 31, 1997.

     FDIC regulations provide that any insured depository institution with a ratio of Tier 1 capital to total assets of less than 2.0% will be deemed to be operating in an unsafe or unsound condition, which would constitute grounds for the initiation of termination of deposit insurance proceedings. The FDIC, however, will not initiate termination of insurance proceedings if the depository institution has entered into and is in compliance with a written agreement with its primary regulator, and the FDIC is a party to the agreement, to increase its Tier 1 capital to such level as the FDIC deems appropriate. Insured depository institutions with Tier 1 capital equal to or greater than 2.0% of total assets may also be deemed to be operating in an unsafe or unsound condition notwithstanding such capital level.

Transactions with Affiliates and Insiders

     Transactions between state non-member banks and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any company or entity which controls, is controlled by or is under common control with the bank but does not include a subsidiary of the bank. Generally,
Section 23A (i) limits the extent to which the bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such bank's capital and surplus, and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital and surplus, and (ii) requires that all such transactions be on terms that are consistent with safe and sound banking practices. The term "covered transaction" includes the making of loans, purchase of assets, issuance of guarantees and similar other types of transactions. In addition, most extensions of credit by a bank to any of its affiliates must be secured by collateral in amounts ranging from 100 to 130 percent of the loan amounts, depending on the type of collateral. Section 23B requires that any covered transaction, and certain other transactions, including the bank's sale of assets and purchase of services from an affiliate must be on terms that are substantially the same, or at least as favorable to the institution, as those that would prevail in comparable transactions with a non-affiliate.

     Banks are also subject to the restrictions contained in Section 22(h) of the Federal Reserve Act and the FRB's Regulation O thereunder on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to a director, an executive officer or a holder of more than 10% of the shares of a bank, as well as certain affiliated interests of such persons, may not exceed, together with all other outstanding loans to such person and affiliated interest, the loans-to-one-borrower limit applicable to national banks (generally 15% of an institution's unimpaired capital and surplus) and all loans to all such persons in the aggregate may not exceed an institution's unimpaired capital and unimpaired surplus. Regulation O also prohibits the making of loans in an amount greater than the lesser of $25,000 or 5% of capital and surplus but in any event over $500,000, to a director, executive officer and greater than 10% stockholder of a bank, and the respective affiliates of such person, unless such loans are approved in advance by a majority of the board of directors of the bank, with any "interested" director not participating in the voting. Further, the FRB, pursuant to Regulation O, requires that loans to directors, executive officers and principal stockholders (a) be made on terms substantially the same as those that are offered in comparable transactions to persons not affiliated with the bank and (b) follow credit underwriting procedures not less stringent than those prevailing for comparable transactions with persons not affiliated with the bank. Regulation O also prohibits a depository institution from paying, with certain exceptions, an overdraft of any of the executive officers or directors of the institution or any of its affiliates unless the overdraft is paid pursuant to written pre-authorized extension or interest-bearing extension of credit or transfer of funds from another account at the bank.

     State chartered non-member banks are further subject to the requirements and restrictions against certain tying arrangements and on extensions of credit involving correspondent banks. Specifically, a depository institution is prohibited from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or certain of its affiliates or not obtain services of a competitor of the institution subject to certain exceptions. In addition, a depository institution with a correspondent banking relationship with another depository institution is prohibited from extending credit to the executive officers, directors and holders of more than 10% of the stock of the other depository institution, unless such extension of credit is on substantially the same terms as those prevailing at the time for comparable transactions with other persons and does not involve more than the normal risk of repayment or present other unfavorable features.

Real Estate Lending Policies

     Under FDIC regulations which became effective March 19, 1993, state-chartered non-member banks must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interest in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards, including loan-to-value limits, that are clear and measurable, loan administration procedures and documentation, approval and reporting requirements. The real estate lending policies must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies (the "Interagency Guidelines") that have been adopted by the federal bank regulators.

     The Interagency Guidelines, among other things, call upon a depository institution to establish internal loan-to-value limits for real estate loans that are not in excess of the following supervisory limits: (i) for loans secured by raw land, the supervisory loan-to-value limit is 65% of the value of the collateral; (ii) for land development loans (i.e., loans for the purpose of improving unimproved property prior to the erection of structures), the supervisory limit is 75%; (iii) for loans for the construction of commercial, multi-family or other nonresidential property, the supervisory limit is 80%;
(iv) for loans for the construction of one-to-four-family properties, the supervisory limit is 85%; and (v) for loans secured by other improved property (e.g., farmland, completed commercial property and other income-producing property including non-owner-occupied one-to-four-family property), the limit is 85%. Although no supervisory loan-to-value limit has been established for owner-occupied, one-to-four-family and home equity loans, the Interagency Guidelines state that for any such loan with a loan-to-value ratio that equals or exceeds 90% at origination, an institution should require appropriate credit enhancement in the form of either mortgage insurance or readily marketable collateral.

Standards for Safety and Soundness

     Under FDICIA, each federal banking agency is required to prescribe, by regulation, safety and soundness standards for institutions under its authority. The federal banking agencies, including the FDIC, have adopted standards covering internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, employee compensation, fees and benefits, asset quality and earnings sufficiency. These standards are in the form of broad guidelines for performance that generally leave to each institution the methods for achieving the objectives. The Bank believes it meets the FDIC's safety and soundness standards.

Federal Home Loan Bank System

     The Bank is a member of the FHLB System, which consists of twelve regional Federal Home Loan Banks subject to supervision and regulation by the Federal Housing Finance Board ("FHFB"). The Federal Home Loan Banks provide a central credit facility primarily for member institutions. As a member of the FHLB of San Francisco, the Bank is required to acquire and hold shares of capital stock in the FHLB of San Francisco in an amount at least equal to 5% of its advances (borrowings).

     The FHLB of San Francisco serves as a reserve or central bank for its member institutions within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It offers policies and procedures established by the FHFB and the Board of Directors of the FHLB of San Francisco. Long-term advances may only be made for the purpose of providing funds for residential housing finance.

Federal Reserve System

     Pursuant to regulations of the FRB, a bank must maintain average daily reserves equal to 3.0% of the first $52 million of net transaction accounts, above an exempt amount of $4.3 million, plus 10% on the remainder. This percentage is subject to adjustment by the FRB. Because required reserves must be maintained in the form of vault cash or in a non-interest bearing account at a Federal Reserve bank, the effect of the reserve requirement is to reduce the amount of the institution's interest-earning assets. As of December 31, 1996, the Bank met its reserve requirements.

Nevada Banking Laws and Supervision

     Nevada state-chartered banks, such as the Bank, are also regulated and supervised by the Nevada Division. The Nevada Division is required to regularly examine each state-chartered bank. The approval of the Nevada Division is required to establish or close branches, to merge with another bank, to form a bank holding company, to issue stock, or to undertake many other activities. As a general rule, Nevada law permits a state-chartered bank to perform the activities of a nationally-chartered bank.

Regulation of Holding Company

     Following consummation of the Reorganization, Bancorp will be subject to examination, regulation and periodic reporting under the BHCA, as administered by the FRB. The FRB has adopted capital adequacy guidelines for bank holding companies on a consolidated basis substantially similar to those of the FDIC for the Bank.

     Bancorp will be required to obtain the prior approval of the FRB to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior FRB approval will be required for Bancorp to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of such bank or bank holding company.

     Bancorp will be required to give the FRB prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of Bancorp's consolidated net worth. The FRB may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, FRB order or directive, or any condition imposed by, or written agreement with, the FRB. Such notice and approval is not required for a bank holding company that would be treated as "well capitalized" under applicable regulations of the FRB, that has received a composite "1" or "2" rating at its most recent bank holding company inspection by the FRB, and that is not the subject of any unresolved supervisory issues.

     The status of Bancorp as a registered bank holding company under the BHCA will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

     In addition, a bank holding company is prohibited generally from engaging in, or acquiring 5% or more of any class of voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by FRB to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the FRB has determined by regulation to be so closely related to banking as to be a proper incident thereto are: (1) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association.

     Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, depository institutions are liable to the FDIC for losses suffered or anticipated by the FDIC in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This law would have potential applicability if Bancorp ever acquired, as a separate subsidiary, a depository institution in addition to the Bank. There are no current plans for such an acquisition.

     Subsidiary banks of a bank holding company are subject to certain quantitative and qualitative restrictions imposed by the Federal Reserve Act on any extension of credit to, or purchase of assets from, or letter of credit on behalf of, the bank holding company or its subsidiaries, and on the investment in or acceptance of stock or securities of such holding company or its subsidiaries as collateral for loans. In addition, provisions of the Federal Reserve Act and FRB regulations limit the amounts of, and establish required procedures and credit standards with respect to, loans and other extensions of credit to officers, directors and principal stockholders of the Bank, Bancorp, any subsidiary of Bancorp and related interests of such persons. Moreover, subsidiaries of bank holding companies are prohibited from engaging in certain tie-in arrangements (with the holding company or any of its subsidiaries) in connection with any extension of credit, lease or sale of property or furnishing of services.

Federal Securities Laws

     Bancorp has filed a registration statement with the SEC under the Securities Act for the registration of the shares of Bancorp Common Stock to be exchanged pursuant to the Reorganization. Upon completion of the Reorganization, the outstanding shares of Bancorp Common Stock will be registered with the SEC under the Exchange Act. Bancorp will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

     The registration under the Securities Act of shares of Bancorp Common Stock to be exchanged in the Reorganization does not cover the resale of such shares. Shares of Bancorp Common Stock purchased by persons who are not affiliates of Bancorp may be resold without registration. Shares purchased by an affiliate of Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act. If Bancorp meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of Bancorp who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of Bancorp, or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by Bancorp to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

MANAGEMENT'S  DISCUSSION  AND   ANALYSIS  OF  FINANCIAL  CONDITION  AND  RESULTS
OF  OPERATIONS

     The following discussion reviews and analyzes the consolidated operating results and financial condition of the Bank. This discussion should be read in conjunction with the consolidated financial statements and the other financial data presented elsewhere herein.

Overview

     The Bank's total assets and deposits continued to grow at a significant rate in 1996 as they had in 1994 and 1995. Management believes that asset and deposit totals have increased for the last three years as a result of an aggressive lending posture on the part of the Bank, especially in commercial real estate lending, and the addition of a new branch in 1995.

     Net income for the year ended December 31, 1996 was $2,092,000 ($.94 per share) compared to: $1,605,000 ($.85 per share) in 1995; $994,000 ($.57 per share) in 1994;  $1,632,000  ($.98 per share) in 1993; and $1,292,000  ($.88 per share) for the year ended December 31, 1992.

     The Bank did not declare a dividend until February 24, 1993 because, under the NRS, the Bank could not pay a dividend until its undivided profit account became positive. As of December 31, 1991, that account had a deficit of $978,000. On December 31, 1992, the deficit had been erased and there was $315,000 in the account. On December 31, 1993, the undivided profit account stood at $1.408 million and the Board declared an aggregate of $224,000 in dividends for 1993 ($.182 per share). On December 31,1994, the undivided Profit Account reflected a balance of $1.984 million and the Board declared an aggregate of $411,000 in dividends for 1994 ($.236 per share). In February, 1995, the Board declared a 10% stock dividend. No dividends were declared in 1996.

Capitalization

     As of December 31, 1993, the Bank's Leverage Ratio was 8.32%; it fell to 7.72% as of December 31, 1994. The addition to capital resulting from a stock purchase rights offering in 1995 increased the Leverage Ratio as of December 31, 1995 to 8.57%. For the year ending December 31, 1996, due to the increase in retained earnings, the Bank's Leverage Ratio increased to 9.16%. As of December 31, 1996, the Bank's capital structure was as follows (excluding warrants and outstanding options to purchase Bank Common Stock):

         Shares outstanding                                            2,117,634
         Stockholder equity                                          $13,008,966
         Loan loss reserves                                             $857,427
         Total equity and reserves                                   $13,866,392
         Book value/share (stockholder equity)                             $6.14
         Book value/share (total equity and reserve)                       $6.55

As of December 31, 1996, the following options and warrants were outstanding:

         1) Robert Barone, the Bank's Chief Executive Officer, Board Chairman and Treasurer, and Larry Platz, the Bank's President and
              Secretary, each hold options to purchase 5,500 shares of Bank Common Stock at $6.705 per share expiring May 18, 2000 and 47,850 shares at an exercise price of $6.873 per share expiring October 25, 2003. In addition, on December 14, 1992, Mr. Barone and Mr. Platz were each granted options to purchase 82,500 shares of Bank Common Stock at an exercise price of $3.409 per share expiring ten years from the date of grant. These options are currently vested or will vest as follows: 75% vested as of December, 1996; and the remaining 25% will vest in December, 1997. Under certain circumstances, vesting of the options may be accelerated.

         2) As of December 31, 1996 warrants to purchase 103,400 shares of Bank Common Stock at $7.73 per share expiring September 30, 1999 were held as follows: John Quagliata held warrants to purchase 35,200 shares, Bruno Berardi held warrants to purchase 26,400 shares, John A. and Elma Loxterman held warrants to purchase 16,500 shares, Edward Rosenthal held warrants to purchase 7,700 shares, Michael D. Friedman held warrants to purchase 6,600 shares, Victor Pascucci Jr. and Rose Ann Pascucci held warrants to purchase 5,500 shares and Sanford A. Fox Pension Trust held warrants to purchase 5,500 shares.

         3) On December 31, 1996 non-employee directors held options to purchase 4,766 shares of Bank Common Stock for $2.727 per share expiring March 25, 2002; options to purchase 6,050 shares of Bank Common Stock for $6.705 per share expiring May 18, 2003; options to purchase 4,950 shares of Bank Common Stock for $6.818 per share expiring May 25, 2004; options to purchase 9,550 shares of Bank Common Stock for $6.875 per share expiring April 26, 2005; and options to purchase 7,600 shares of Bank Common Stock for $9.25 per share expiring May 01, 2006.

         4) Marilyn Ferguson, a Senior Vice-President of the Bank, held options to purchase a) 1,100 shares of Bank Common Stock at a price of $6.705 expiring May 18, 2000; b) 2,200 shares of Bank Common Stock at a price of $6.818 expiring May 25, 2004; c) 2,000 shares of Bank Common Stock at a price of $6.875 per share expiring April 26, 2005; d) 2,000 shares of Bank Common Stock at a price of $7.00 per share expiring December 20, 2005; and e) 2,000 shares of Bank Common Stock at a price of $10.50 per share expiring on December 23, 2006. In January, 1997, Mrs. Ferguson announced her retirement, effective March 1, 1997, and exercised options a) through d) above (7,300 shares). Mrs. Ferguson retains the right to exercise the options set forth in (e) above for ten years. Robert Hemsath, a Senior Vice President of the Bank, held options to purchase a) 2,200 shares of Bank Common Stock at a price of $6.818 per share expiring May 25, 2004; b) 2,000 shares of Bank Common Stock at a price of $6.875 per share expiring April 26, 2005; c) 2,000 shares of Bank Common Stock at a price of $7.00 per share expiring December 19, 2005; and d) 2,000 shares of Bank Common Stock at a price of $10.50 per share expiring on December 23, 2006. Lisa Milke, a Vice President of the Bank, held options to purchase a) 1,000 shares of Bank Common Stock at a price of $6.875 per share expiring April 26, 2005; b) 2,000 shares of Bank Common Stock at a price of $7.00 per share expiring December 20, 2005, and c) 1,500 shares of Bank Common Stock at a price of $10.50 per share expiring on December 23, 2006. Jacqueline Entrekin, a Senior Vice President of the Bank, held options to purchase a) 1,000 shares of Bank Common Stock at a price of $6.875 per share expiring April 26, 2005; b) 2,000 shares of Bank Common Stock at a price of $7.00 per share expiring December 20, 2005; and c) 2,000 shares of Bank Common Stock at a price of $10.50 per share expiring on December 23, 2006. Craig Lorman, a Vice President of the Bank, held option to purchase a) 1,000 shares of Bank Common Stock at a price of $7.00 per share expiring December 20, 2005; and b) 1,500 shares of Bank Common Stock at a price of $10.50 per share expiring on December 23, 2006. Pamela Robinson, a Vice President of the Bank, held options to purchase a) 1,000 shares of Bank Common Stock at a price of $7.00 per share expiring December 20, 2005; and b) 1,250 shares of Bank Common Stock at a price of $10.50 per share expiring December 23, 2006. Ty Nebe, a Vice President of the Bank, held options to purchase a) 1,000 shares of Bank Common Stock at a price of $7.00 per share expiring December 19, 2005; and b) 1,250 shares of Bank Common Stock at a price of $10.50 per share expiring December 23, 2006. Cheryl Parino, a Residential Real Estate Lending Officer, held options to purchase a) 1,000 shares of Bank Common Stock at a price of $7.00 per share expiring December 20, 2005; and b) 1,000 shares of Bank Common Stock at a price of $10.50 per share expiring December 23, 2006. Lawrence Evans, a Residential Real Estate Lending Manager, held options to purchase a) 1,000 shares of Bank Common Stock at a price of $7.00 per share expiring December 20, 2005; and b) 1,000 shares of Bank Common Stock at a price of $10.50 per share expiring December 23, 2006.

         5) In June, 1996, the following non-employee directors purchased 2,100 shares of Bank Common Stock at $9.25 per share; Michael Dyer 1,000 shares, Edward Allison 500 shares, John Coombs 400 shares and Mervyn Matorian 200 shares. For each share of Bank Common Stock acquired, options to purchase an equal number of shares at $9.25 per share, expiring April 26, 2005 were issued and are included in the totals in number 3 above.

         If all of the above-discussed options and warrants to purchase Bank Common Stock were exercised, the pro forma capital structure of the Bank at December 31, 1996 would be as follows:

    Shares Outstanding (including non-vested options)                  2,564,900
    Shares Outstanding (excluding non-vested options)                  2,523,650

                                              Aggregate                 Per
                                                Amount                 Share
                                             -----------               -----
         Stockholder equity
         (including non-vested options)      $15,649,691               $6.10
         Stockholder equity
         (excluding non-vested options)      $15,509,070               $6.15
         Total equity and reserve
         (including non-vested options)      $16,507,117               $6.44
         Total equity and reserve
         (excluding non-vested options)      $16,366,496               $6.49

Capital Expenditures

     In August, 1993, the Bank leased space on a 5 year lease term for lending operations in Las Vegas. In March, 1994, additional space was leased for an expansion of the Las Vegas facility. The total tenant improvement cost was $30,000 and the furniture, fixture and equipment cost was $183,000. In December, 1993, the Bank purchased land (2.2 acres) for $381,000 and has exercised its option to purchase an adjacent parcel (1 acre) for $174,240 in the southeast quadrant of Reno. The Bank took occupancy in November, 1995, of its headquarters building which consolidated all of the Reno area operations except for the Caughlin branch facility. The facility includes a 2,000 square foot branch and 24,000 square feet designated for loan origination and support functions. The total cost approximated $3 million. In November, 1996, the Bank leased approximately 7,000 square feet of office/warehouse space to accommodate the development of an in-house data processing center and to relocate administrative functions from the headquarters facility. The anticipated cost includes $500,000 for data processing equipment and $300,000 for tenant improvements and additional furniture and fixtures. Lease payments began in February, 1997 on this facility. The Bank opened its fourth branch in south Reno, the Galena Branch, in February, 1997. The project was budgeted for approximately $200,000 for tenant improvements and $225,000 for furniture, fixture and equipment. A fifth branch in north Sparks, the Spanish Springs Branch, is expected to be completed in late summer with an anticipated cost of $10,000 in tenant improvements and $225,000 in furniture, fixture and equipment. In March, 1997, the Bank purchased a 1.0 acre parcel in south Reno in an industrial/commercial/residential area for approximately $436,000. The Bank plans to construct a branch on the parcel but has not determined the time frame for the construction and opening of the new branch.

     The cash flow necessary to finance the above described capital expenditures came from existing liquid assets.

Operations and Liquidity

     Total post-tax profits for 1996 were $2,092,000, an increase of 30.3% from the $1,605,000 earned in 1995. The following table shows the overall reasons for the change in the Bank's profitability.

                                 1996                1995                %Change
                              ----------          ----------             -------

Total loan income             $8,870,875          $7,729,474               14.8%
Total fee income               4,305,502           3,773,558               14.1
Overnight and
  investment income            1,692,110           1,263,236               34.0
Service charges and
  non-interest income            382,343             321,179               19.0
                              ----------          ----------               -----
                              15,250,830          13,987,447               16.5

Total interest expense         4,433,801           3,811,427               16.3
Salaries and benefits
  (excluding management
  bonus)                       4,338,050           3,548,037               22.3
Occupancy expenses               528,206             502,349                5.1
Furniture, fixtures and
  equipment                      464,163             373,408               24.3
                               1,829,879           1,853,524               (1.3)
Other operating               ----------          ----------               -----
  expenses                    11,594,099          10,088,745               14.9

Loan loss provision              250,000             270,000               (8.0)
                              ----------          ----------               -----
Income from bank               3,406,731           2,728,702               24.8
  operations
Management bonus                 442,930             357,886               23.8
  accrual
Taxes                            902,960             769,049               17.4
Other income                      31,267               3,355              932.0
                              ----------          ----------              ------
Net income                    $2,092,108          $1,605,125               30.3%
                              ==========          ==========               =====

     The table shows that net income increased by 30.3% ($486,983) over 1995. The largest contributing factor, in terms of dollars, to the increase in income was a 14.8% ($1,141,401) increase in loan income, which primarily consisted of interest income on loans in the Bank's portfolio. Interest income on loans was augmented by the receipt of "additional" interest from a development loan in the Bank's portfolio for which the Bank collects monthly interest payments plus an additional $2,100 for each lot the developer sells. In 1996, 128 lots were sold and closed which added $268,800 in "additional" interest to Bank revenue. Of the total 811 lots, 683 remained to be sold at December 31, 1996. An additional 30 lots has been sold and closed through February 28, 1997.

     The total increase in gross income was 16.5% (2,163,383). This increase combined with a smaller increase in interest expense (primarily the cost of deposits) of 16.3% ($622,374) and non-interest expenses of 14.9% (1,505,354) resulted in the increase in net income. Loan fee income increased by 14.1% ($531,944), primarily due to increased commercial lending volume. Income on investment securities and overnight investments increased by 34.0% (428,874) as a result of larger portfolio holdings and increased liquidity levels. Salaries and benefits increased by 22.3% ($790,013), occupancy expenses rose by 5.1% ($25,857) and furniture, fixture and equipment expense grew 24.3% ($90,755). Other operating expenses decreased by 1.3% ($23,645) primarily due to economics realized from consolidation of operations into the administrative headquarters facility in November, 1995 and a reduction of FDIC deposit insurance premiums during 1996.

     In 1993, the Bank originated $206 million in real estate loans and sold $176 million of this product in the secondary market. Due to rapidly rising rates in 1994, the market for mortgage refinancing all but disappeared. This phenomenon, accompanied by a re-emergence of competition from the larger financial institutions, caused real estate loan originations to fall by 19.6% to $165 million, and secondary market sales to fall to $147 million. In 1995, the Bank originated $160 million in real estate loans and sold $153 million the secondary market, including $3.8 million in adjustable rate mortgages held in the Bank's portfolio from 1993, a decrease of 3.0% in loans originated and an increase of 4.1% in loans sold, respectively. In 1996, the Bank originated $170 million in real estate loans and sold $139 million in the secondary market, representing an increase of 6.3% and a decrease of 10.1% from 1995, respectively. By region, northern Nevada originations were $141 million in 1996, $124 million in 1995, $131 million in 1994 and $196 million in 1993, while southern Nevada originations were $29 million in 1996, $37 million in 1995, $34 million in 1994 and $9 million in 1993. As a result of a focused effort, commercial lending activity rose from $26 million in 1993 to $68 million in 1995, and doubled again to $136 million in 1996. Total fee income on loans increased by 14.1% in 1996 primarily due to the bank's increase in commercial loan originations. Overall, loan originations (including commercial loans) rose 34.5% from $229 million in 1995 to $308 million in 1996.

     Real estate loan originations were impacted by the return to the marketplace of the large portfolio lender banks, Bank of America and Norwest Bank. These portfolio players often underprice the secondary market and retain mortgage loans in their own portfolios. Because the Bank is not a mortgage portfolio lender and must sell in the secondary market, it cannot underprice the secondary market without either a loss on the transaction or a razor thin margin. Finally, the Bank was adversely impacted by the ability of the larger institutions to offer future rate guarantees to contractors and developers. The Bank could not make such guarantees without, in the opinion of management, subjecting the Bank to significant interest rate risk.

     The Bank's liquidity ratio, defined as the value of marketable assets divided by volatile liabilities, stood at 28% as of December 31, 1996 as compared to 24% as of December 31, 1995. As of December 31, 1996, the Bank had $13.6 million in overnight funds, $18.7 million in marketable securities and time deposits, and borrowing capacity at the FHLB of San Francisco in excess of $43 million (30% of its assets). Such borrowing capacity is subject to quarterly review and must be collateralized. As of December 31, 1996, the Bank had no borrowed funds outstanding and had pledged approximately $20 million in loans and securities to the FHLB of San Francisco as collateral for the borrowing line.

     The primary income generating activity of the Bank is lending, related to the real estate industry, either residential or commercial. During 1996, the Bank originated $308 million in loans ($170 million of which were single family mortgage loans), of which approximately $139 million were sold in the secondary market (non-recourse). The 1995 figures were $229 million, $160 million and $153 million, respectively. The Bank's policy is to sell most of the single family mortgage loans that it originates.

     In order to generate such lending volumes, the Bank has higher personnel and overhead expenses than most banks in its peer group. At the beginning of 1993, the Bank had approximately 50 full time equivalent ("FTE") employees. By the end of 1993, with the expansion of lending to Las Vegas and the gear up for the planned growth in commercial lending, the Bank employed 97 FTE employees. At the end of 1994 and 1995 FTE employees numbered 108. By the end of 1996 the Bank employed 118 FTE employees. The increase included the addition of a Compliance Officer, expansion of the commercial lending functions and partial staffing for the additional branch office which opened in February, 1997.

     The income generated from the Bank's high volume of lending activity usually puts the Bank's net interest margin in the top 10% of the peer group analysis. Because of the personnel and expense generated in the mortgage operation which are not found in peer group comparative numbers, as a general rule, management does not rely on peer group analysis of its specific overhead expense ratios or its net interest margins when analyzing performance. Rather, management relies on other productivity measures such as analysis of loan representative lending volumes and on overall profitability measures including return on assets and return on stockholders' equity.

     Loan income increased 14.5% in 1996 as compared to 1995 (see table above). Year-end total loans (excluding the loan loss reserve) were 11.3% higher ($96.5 million versus $86.7 million). An increase in the commercial lending portfolio played a large role in these results. The increase in loan, investment and liquid assets was financed by an increase in deposits from $111.2 million at the end of 1995 to $131.3 million at year's end 1996, an 18.1% increase. As a result of rising balances and stable rates, total interest expenses rose by 16.3% in 1996, from $3.81 million in 1995 to $4.43 million. The Bank experienced an increase in retail time deposits and deposits in general as a result of the new headquarters branch, the addition of a business development officer, additional commercial calling officers, and as a result of customer dissatisfaction with the larger institutions in the area. At December 31, 1995 and 1996, time deposits totaled $39 million and $51 million, respectively.

Impact of Changing Interest Rates; Interest Rate Risk

     The impact of changing interest rates (and inflation) on banks differs from the impact on other companies. As financial intermediaries, banks have assets and liabilities which may move in concert with interest rates. This is especially true for banks with a high percentage of rate sensitive interest earning assets and interest bearing liabilities. A bank can reduce the impact of changing interest rates on its interest margin if it can manage its interest rate sensitivity gap (the "gap") (also known as "Interest Rate Risk"). The gap for any period is the volume difference between the assets and the liabilities which reprice to market conditions in that period. Management's goal is to adjust the gap so that the impact of falling or rising interest rates has a neutral impact on the Bank's interest margin. To do this, it is necessary for management to anticipate the general movement of interest rates. Thus, there is no guarantee that the Bank will always be able to maintain its current interest margins.

Interest Margin

     The table below shows the sources of the Bank's earnings. The relatively high yields on loans and receivables are a result of the high volume and rapid turnover in the loan portfolio. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Operations and Liquidity."

     Loan yields, including the fees, decreased between 1994 and 1995 and increased only slightly between 1995 and 1996, largely due to increased competition from other institutions. Yields, excluding fees, increased between 1994 and 1995 and remained constant between 1995 and 1996. In 1994, originations were $223 million. In 1995, that figure rose slightly to $229 million. In 1996 originations rose to $308 million. The mix of the loan originations continues to include more commercial loans on which fee income is generally lower than the fee income earned on mortgage loans and on which market competition is stronger. Peer group analysis and other private and regulator generated analyses of the Bank include the fee income in the loan yields. In such analyses, the Bank's portfolio yields are at the upper end of the peer group spectrum. At the same time, the Bank utilizes more personnel to produce such high loan yields. See "Management's Discussion and Analysis of Financial Condition and results of Operations--Non-Interest Expenses."

     All other portfolio yields had only slight movement between 1995 and 1996, mirroring the general movement of national interest rates. Because the cost of funds yields increased slightly, the net interest margin, excluding fees, declined to 4.9% from 5.1% in 1996. When fee income is included, the net interest margin fell 20 basis points in 1996, mirroring the 20 basis points fall in 1995. Both years showed the effects of increased competition on net margins. Investments yielded the same return in 1995 as in 1994 but increased by 20 basis points in 1996, as a result of slightly higher interest rates.

                                 Average Balances, Yields and Rates of Earning Assets and Borrowed Funds

                                   1996                           1995                           1994
                        --------------------------    ---------------------------    ----------------------------
                                 Interest                       Interest                       Interest    Yield/
                        Average   Earned/   Yield/    Average    Earned/   Yield/    Average    Earned/     Rate
                        Balance    Paid      Rate     Balance     Paid      Rate     Balance     Paid       (%)
                        ($000s)   ($000s)    (%)      ($000s)    ($000s)     (%)     ($000s)    ($000s)

Assets:

Loans and Receivables   $88,890                       $79,621                        $52,522
  Include fees                    $13,176    14.5%               $11,485    14.4%                $7,935     15.1%
  Exclude fees                      4,306     9.7                  7,729     9.7                  4,615      8.8
Investments              17,738       985     5.6      17,651        954     5.4      17,357        943      5.4
Fed Funds Sold           13,181       708     5.4       6,127        356     5.8       9,108        356      3.9
                        -------                       -------                         ------
Total Earning Assets    119,809                       103,399                         78,887
                        =======                       =======                         ======
  Include fees                     14,868     12.2                12,795    12.42                 9,234     11.7
  Exclude fees                     10,562      8.6                 9,040     8.7                  5,914      7.5
Loan Loss Allowance         794                           528                            394
Non-Earnings Assets      14,623                        11,159                          8,968
                                                       ------                        -------
Total Assets           $133,638                      $114,030                        $87,461
                       ========                      ========                        =======


Liabilities and Stockholders' Equity:

Interest Transaction    $38,678    $1,298      3.4%   $31,078     $1,043     3.4%    $24,457       $718      2.9%
Savings Accounts          9,983       268      2.7     12,814        405     3.2      16,570        556      3.4
Time Deposits            51,154     2,852      5.4     39,461      2,250     5.7      22,545        970      4.3
                         ------     -----              ------      -----              ------
  Total Int. Deposits    99,815     4,418      4.4     83,353      3,697     4.4      63,572      2,244      3.5
Subordinated Debt           251        16      6.3      1,719        114     6.6           0          0      0.0
                        -------     -----      ---                 -----              ------      -----
  Total Int. Liab.      100,066     4,434      4.4     85,072      3,811     4.5      63,572      2,244      3.5
                        =======     =====              ======      =====              ======      =====
Non-Int IPC Deposits     21,118         0              19,544          0              15,664          0
                        -------     -----              ------      -----
  Total Deposits and
  Debt Liabilities      121,184     4,434      3.7    104,616      3,811     3.6      79,236      2,244      2.8
                        =======     =====             =======      =====              ======      =====
Other Liabilities           652                           785                          1,444
Stockholder Equity       11,802                         8,629                          6,781
                        -------                         -----                          -----
  Total Liabilities and
  Stockholder Equity   $133,638                      $114,030                        $87,461
                       ========                      ========                        =======

Net Interest Margin
  Includes fees:                                    8.5%                     8.7%                            8.9%
  Exclude fee:                                      4.9%                     5.1%                            4.7%

Other Assets

     In 1995, the Bank had one property classified as other real estate owned ("OREO") with a book value of $134,000. The property, a single family residence with an appraised value of $183,000, was sold in 1996 for a net gain of approximately $25,000. There were no OREO properties at the end of 1996.

     The Bank services a portfolio of loans for the Federal Home Loan Mortgage Corporation ("FHLMC") and the Federal National Mortgage Corporation ("FNMA") as well as for others. As of December 31, 1996, the portfolio amounted to $52.0 million. For performing this servicing function, the Bank earns a fee of approximately .52% of the aggregate principal balance of the loans in the portfolio.

Income and Expense

         The table below shows the major income and expense categories. Several of the categories are discussed and detailed in tables that follow.

                                             INCOME AND EXPENSE
                                          Years ended December 31
                               -------------------------------------------------
                                   1996               1995               1994
                                  ------             ------             ------
                                            (In thousands of dollars)
Interest income:
 Interest income                  $8,871             $7,729             $4,616
 Fee income                        4,305              3,774              3,319
 Interest and fees on loans       13,176             11,503              7,935
 Investments and deposits            984                955                843
 Interest on fed funds sold          708                356                356
                                 -------            -------             ------
  Total interest income          $14,868            $12,814             $9,134
                                 =======            =======             ======

 Provision for credit losses         250                270                105

Interest expense:
 Interest on deposits              4,418              3,697              2,244
Interest on other borrowings          16                114                 52
                                  ------             ------             ------
  Total interest expense          $4,434             $3,811             $2,296
                                  ======             ======             ======

 Non-interest income                 414                278                407
 Non-interest expense              7,603              6,637              5,724

 Income before income taxes,       2,995              2,374              1,416
   minority interest, and
   extraordinary items
 Provision for taxes                 903                769                422
                                  ------             ------               ----
Post-tax income                   $2,092             $1,605               $994
                                  ======             ======               ====

Interest Income

     Interest income increased by 14.8% in 1996 ($1,142,000). In 1994, as a result of a softening in the Nevada single-family mortgage market, the Bank made a focused effort to increase commercial lending. As a result, in 1995, interest income increased by 67.4% ($3,113,000), as increased commercial portfolio levels combined with increased rates to produce increased interest income. In 1996 portfolio levels continued to increase while rates remained constant. The growth of fee income was 14.1% ($531,000) for 1996. For 1995, it was 13.7% ($455,000).
The growth in fee income in 1996 occurred because commercial loan originations grew to $136 million in 1996 from $68 million in 1995.

     In 1994, investment levels increased moderately and loan levels were up significantly. The liquidity for this was provided by deposit growth and marginally by increased borrowings. In 1995, deposit growth and the sale of approximately $5 million previously held in the loan portfolio provided liquidity for additional loan fundings. In 1996, deposit growth provided ample liquidity for loan growth.

Interest Expense

     In 1994, both deposit levels and interest rates rose rapidly. Interest rates began to decline in 1995, but the Bank's deposit costs, in dollar terms, were up due to increased deposit levels. In 1996, interest rates remained fairly steady, while costs rose due to deposit level increases.

Non-Interest Income

     The table below shows non-interest income for the years 1994, 1995, and 1996. In 1994, as a result of both an increase in the number of accounts and a repricing of the service products service charges rose by $73,000, remained at that level for 1995 and increased by another $4,000 in 1996.

     The line item "Gain on Sale, Investments and Trading Account" reflected the impact of marking the trading account to market and the sale of held for sale securities.

     From time to time the Bank acquires real estate in a foreclosure proceeding and attempts to dispose of the real estate in the marketplace. Any property which is not used or planned for use as a banking site is considered to be OREO in the Bank's regulatory Call Report. The gains from these dispositions are recognized in the line item "Other Income." In 1995 the Bank foreclosed on one single family residence with a book value of $134,000 and an appraised value of $183,000. The property was sold in 1996 at a net gain of approximately $25,000. Prior to this property, the last piece of foreclosed real estate was disposed of in 1991.

     Also included in "Other Income" are gains on the sale of Bank fixed assets and recoveries of losses (other than loan losses) realized in previous periods. In 1996, the Bank realized $47,000 in income from cash value increases in life insurance policies on the life of Robert Barone.

     The following table summarizes the Bank's non-interest income for 1996, 1995 and 1994.

                                             NON-INTEREST INCOME
                                           Years ended December 31,
                                   -------------------------------------
                                    1996            1995            1994
                                   ------          ------          ------
                                          (In thousands of dollars)

Account service charges             $265            $261            $260
Gain on sale, investments
   and trading account               (13)            (47)             77
Other income                         162              64              70
                                    ----            ----
                                    $414            $278            $407
                                    ====            ====            ====

Non-Interest Expenses

     Almost all of the non-interest expenses appear high when compared to the Bank's peer group. In order to support its mortgage banking business the Bank has a loan center in the new headquarters building in Reno which handles real estate loan origination, houses loan representatives and secondary market personnel, loan processing, loan servicing, and a builders' control unit. The Carson City office also houses real estate loan representatives and a real estate loan processing unit. There is also a real estate mortgage loan office in Minden, a community south of Carson City. The Las Vegas office houses real estate loan representatives, a real estate loan processing unit, and a builders' control group. The facilities, equipment and personnel support for the mortgage lending operation make the non-interest expenses much higher than those of most other banks in the Bank's "peer group" which generally do not have extensive mortgage lending units. The fee income generated from the mortgage lending operations more than offsets the added expenses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Interest Margin."

     The following table summarizes the Bank's non-interest expense for 1996, 1995 and 1994.
                                             NON-INTEREST EXPENSE
                                           Years ended December 31,
                                   -------------------------------------
                                    1996            1995            1994
                                   ------          ------          ------
                                          (In thousands of dollars)

Salaries and benefits              $4,781          $3,906          $3,346
Occupancy expenses                    528             502             473
Furniture and equipment expenses      464             373             303
Other operating expense             1,830           1,856           1,602
                                   ------          ------          ------
                                  $ 7,603          $6,637          $5,724
                                  =======          ======          ======

MANAGEMENT  OF  BANCORP

Directors

     The Board of Directors of Bancorp currently consists of the eight current directors of Comstock, all of which have been nominated for re-election at the Annual Meeting. See "Proposal (1): Election of Directors." There is only one class of directors for Bancorp. Each director serves a one year term until the next annual meeting or until their successors are duly elected and qualified or have been appointed by the Board of Directors. Approval of the Plan of Reorganization by the holders of Bank Common Stock at the Annual Meeting will be deemed to be approval of such persons as the directors of Bancorp without further action. There are no arrangements or understandings between Bancorp and any person pursuant to which such person was elected as a director.

Executive Officers

     The Executive Officers of Bancorp are: Robert N. Barone, Chairman of the Board of Directors, Chief Executive Officer and Treasurer; and Larry A. Platz, President and Secretary.

Compensation

     It is expected that, until such time as the officers and directors of Comstock devote significant time to the separate management of Bancorp's affairs, which is not expected to occur until Bancorp becomes actively involved in additional businesses, no separate compensation will be paid for their services to Bancorp. However, Bancorp may determine that such compensation is appropriate in the future and may, at such time, enter into employment contracts with certain key executive officers. See "Management of Comstock--Compensation and Employee Benefit Plans."

     If the stockholders of the Bank approve the Reorganization set forth in Proposal (3) to this Proxy Statement--Prospectus, Bancorp will assume the Bank's Employment Agreements with Robert Barone and Larry Platz on substantially the same terms as now in effect, except that a "change of control" will be deemed to have occurred if (i) Bancorp is involved in merger or other acquisition in which Bancorp is not the surviving entity, (ii) shares representing greater than or equal to forty percent of the voting power of Bancorp are acquired by a person, entity or group (as such term is used in Rule 13d-5 of the Exchange Act) through a transaction or series of transactions, or (iii) a majority of the members of Bankcorp's Board of Directors elected at an annual meeting of the stockholders of Bancorp are replaced, are removed without cause or resign during the period commencing at the annual meeting of stockholders at which the directors were elected and ending after the next annual meeting of stockholders at which directors of Bancorp are elected. See "Executive Compensation--Employment Agreements."

Employee Benefit Plans

     Under the terms of the Plan of Reorganization, the Incentive Plan, the Directors' Plan and the Comstock Bank Payroll Deduction Stock Purchase Plan will be assumed by Bancorp. All outstanding options to purchase shares of Bank Common Stock granted pursuant to the Incentive Plan or the Directors' Plan will become, as adjusted for the two-for-one share exchange ratio set forth in the Plan of Reorganization, options to purchase the same number of shares of Bancorp Common Stock on the same terms, conditions and exercise price as the original options granted. See "Proposal (1): Election of Directors;" Executive Compensation--Employment Agreements;" "Stock Option and Employee Benefit Plans--401(k) Plan;" "--Deferred Compensation;" and "--Life Insurance Arrangements."

MANAGEMENT  OF  COMSTOCK

Directors

     For  information  with respect to nominees for election as directors of the
Bank at the Annual Meeting, including their age, business experience, compensation paid by the Bank, stock ownership, and service on committees of the Board of Directors, see "Proposal (1): Election of Directors."

Executive Officers

     The Reorganization will not result in any change of the officers of Comstock. The age at December 31, 1996 and position held with the Bank of each person currently serving as an Executive Officer of Comstock is set forth below. In addition, a brief biography of each individual is provided.

Name                 Age      Position
----------------     ---      -----------------------------------------------
Robert N. Barone     52       Chairman, Chief Executive Officer and Treasurer
Larry A. Platz       58       President and Secretary

     Robert N. Barone, age 52, has served as Chairman, CEO, and Treasurer of the Bank since March, 1984. Prior to that, he was a First Vice-President and CFO for American Federal Savings & Loan of Nevada (now Norwest), Associate Professor of Finance in the College of Business at the University of Nevada, Reno, and a vice-president at a savings and loan association, and prior to that at a large commercial bank in Cleveland, Ohio. Mr. Barone holds a Ph.D. in Economics from Georgetown University, Washington, D.C.

     Larry A. Platz, age 58, has served as President and Secretary of the Bank since March, 1984. Prior to that, he was a Vice-President of American Federal Savings & Loan of Nevada (subsequently purchased by Norwest Bank) and President of one of that institution's subsidiaries. In the 1970's Mr. Platz was a vice-president for World Savings & Loan of California. Mr. Platz holds a Master's degree from the University of Southern California.

Compensation and Employee Benefit Plans

     For a discussion of the compensation paid to certain Executive Officers of Comstock, employment agreements, and a description of the material benefit plans and programs with respect to these Executive Officers, see "Proposal (1):
Election of Directors;" "Executive Compensation--Employment Agreements;" "Stock Option Plans and Employee Benefits--401(k) Plan;" "--Deferred Compensation;" and "--Life Insurance Arrangements."

STOCKHOLDER  PROPOSALS  FOR THE 1998  ANNUAL  MEETING

     Bancorp plans to hold its 1998 annual meeting in April, 1998. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of Bancorp at its offices at 6275 Neil Road, Reno, Nevada, 89511 by November 29, 1997. If the Reorganization is not consummated, such proposals must be received by the Secretary of the Bank at the above address.

LEGAL MATTERS

     The validity of the shares of Bancorp Common Stock to be issued in connection with the Reorganization will be passed upon for Bancorp by the law firm of Benesch, Friedlander, Coplan & Aronoff LLP, Cleveland, Ohio.

     Additionally, certain of the tax consequences of the Merger to holders of Bank Common Stock will be passed upon by Benesch, Friedlander, Coplan & Aronoff LLP, on behalf of the Bank. See "Certain Federal Income Tax Consequences."

EXPERTS

     The financial statements of the Bank as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in this Proxy Statement--Prospectus, which are referred to and made a part of this Proxy Statement--Prospectus, have been audited by Kafoury, Armstrong & Co., independent auditors, as stated in their report appearing herein and in the Proxy Statement--Prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

OTHER  BUSINESS

     The Board of Directors of the Bank knows of no other business which may be presented for consideration at the Annual Meeting. However, if any other matters come before such meeting, the persons named in the enclosed proxy may vote in their discretion on such matters.

FINANCIAL  STATEMENTS

     A copy of the Annual Report containing financial statements at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, along with the opinion of Kafoury, Armstrong & Co., accompanies this Proxy Statement--Prospectus. An additional copy of the Annual Report will be furnished without charge to stockholders upon request.

     The Bank has filed an annual report on Form F-2 for its fiscal year ended December 31, 1996 with the FDIC. Stockholders may obtain, free of charge, a copy of such annual report (excluding exhibits) by writing to Robert N. Barone, Comstock Bank, 6275 Neil Road, Reno, Nevada 89511.

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

                                              By Order of the Board of Directors



                                              Robert N. Barone, Chairman of the
                                              Board of Directors and Chief
                                              Executive Officer

Reno, Nevada
April   , 1997                                Larry A. Platz, President

                               COMSTOCK BANK
                     DECEMBER 31, 1996, 1995, AND 1994

                          INDEX TO FINANCIAL STATEMENTS


                                                                   Page No.
                                                                   --------

INDEPENDENT AUDITOR'S REPORT                                         F-1

FINANCIAL STATEMENTS
 Statements of Financial Condition                                   F-2
 Statements of Income                                                F-3
 Statements of Changes in Stockholders' Equity                    F-4 - F-6
 Statements of Cash Flows                                         F-6 - F-7
 Notes to Financial Statements                                    F-8 - F-25

                       INDEPENDENT AUDITOR'S REPORT



The Board of Directors and Stockholders
  of Comstock Bank


    We have audited the accompanying statements of financial condition of Comstock Bank as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comstock Bank as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

/s/ Kafoury, Armstrong & Co.

Carson City, Nevada
January 10, 1997

                                COMSTOCK BANK
                      STATEMENTS OF FINANCIAL CONDITION
                          December 31, 1996 and 1995


                                    ASSETS
                                                        1996             1995

Cash and due from banks                            $  6,738,000     $  9,610,000
  (non-interest bearing)
Federal funds sold                                   13,593,000        1,472,000
Interest-bearing deposits in domestic
  financial institutions                              1,498,000        1,785,000
Trading account securities - Note 3                      28,000           35,000
Investment securities (market value of
  $17,146,000 and $14,404,000 in 1996
  and 1995, respectively) - Note 4                   17,223,000       14,483,000
Federal Home Loan Bank stock                            378,000          320,000
Loans held for sale - Note 5                          7,806,000        9,546,000
Loans, net of allowance for credit losses
  of $857,000 and $665,000 in 1996 and 1995,
  respectively - Note 5                              87,861,000       76,532,000
Premises and equipment, net - Note 6                  6,447,000        5,960,000
Accrued interest receivable                             840,000          752,000
Other assets - Note 7                                 2,568,000        2,310,000
                                                   ------------     ------------
        Total Assets                               $144,980,000     $122,805,000
                                                   ============     ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
  Demand deposits (non-interest bearing)           $ 26,334,000     $ 24,097,000
  Savings, money market and NOW accounts             51,717,000       44,987,000
  Time deposits, under $100,000                      33,958,000       28,930,000
  Time deposits, $100,000 and over                   19,295,000       13,155,000
                                                    -----------      -----------
        Total Deposits                              131,304,000      111,169,000

Accrued interest payable                                189,000          162,000
Accounts payable and accrued expenses                   478,000          541,000
Income taxes payable                                       -              48,000
Line of credit payable - Note 8                            -                -
                                                    -----------      -----------
        Total Liabilities                           131,971,000      111,920,000
                                                    -----------      -----------
Stockholders' equity:
  Common stock,  $.50 par value;  6,000,000
    shares  authorized,  2,117,634  and
    2,115,534  shares  issued and outstanding
    at December 31, 1996 and 1995, respectively       1,059,000        1,058,000
  Paid-in surplus                                     7,167,000        7,148,000
  Unrealized gain (loss) on securities
    available-for-sale, net of applicable
    deferred income taxes                                (9,000)        (21,000)
  Retained earnings                                   4,792,000        2,700,000
                                                     -----------      ----------
        Total Stockholders' Equity                   13,009,000       10,885,000
                                                     ----------       ----------
        Total Liabilities and
          Stockholders' Equity                     $144,980,000     $122,805,000
                                                   ============     ============

                     The accompanying notes are an integral
                      part of these financial statements.

                                 COMSTOCK BANK
                              STATEMENTS OF INCOME
                 Years Ended December 31, 1996, 1995, and 1994



                                          1996           1995           1994

Interest income:
 Interest and fees on loans           $13,176,000    $11,503,000     $7,935,000
 Interest on investment and
   trading securities:
   Taxable                                751,000        754,000        653,000
   Exempt from federal income tax         124,000         85,000         69,000
 Interest on federal funds sold           708,000        356,000        356,000
 Interest on deposits with banks          109,000        116,000        121,000
                                       ----------     ----------      ---------
        Total Interest Income          14,868,000     12,814,000      9,134,000
                                       ----------     ----------      ---------
Interest expense:
 Interest on deposits                   4,418,000      3,697,000      2,247,000
 Interest on line of credit                16,000        114,000         49,000
                                        ---------      ---------      ---------
        Total Interest Expense          4,434,000      3,811,000      2,296,000
                                        ---------      ---------      ---------
Net interest income                    10,434,000      9,003,000      6,838,000
Provision for credit losses              (250,000)      (270,000)      (105,000)
                                       ----------      ---------      ---------
Net interest income after
  provision for credit losses          10,184,000      8,733,000      6,733,000
                                       ----------      ---------      ---------
Other income:
 Service charges on deposit accounts      265,000        261,000        260,000
 Gain (loss) on sale of
   investment securities                  (19,000)        (6,000)       (28,000)
 Gain (loss) on sale of
   trading securities                       6,000        (41,000)       104,000
 Other                                    162,000         64,000         71,000
                                          -------        -------        -------
        Total Non-Interest Income         414,000        278,000        407,000
                                          -------        -------        -------
Other expense:
 Salaries and employee benefits         4,781,000      3,906,000      3,346,000
 Occupancy expenses                       528,000        502,000        473,000
 Furniture and equipment expense          464,000        373,000        303,000
 Other operating expenses - Note 9      1,830,000      1,856,000      1,602,000
                                        ---------      ---------      ---------
        Total Non-Interest Expense      7,603,000      6,637,000      5,724,000
                                        ---------      ---------      ---------
Income before income taxes              2,995,000      2,374,000      1,416,000
Income tax expense - Note 10              903,000        769,000        422,000
                                        ---------      ---------      ---------
Net income                            $ 2,092,000    $ 1,605,000     $  994,000
                                      ===========    ===========     ==========
Primary earnings per share
  - Note 12                           $       .94    $       .85     $      .57
                                      ===========    ===========     ==========

                     The accompanying notes are an integral
                      part of these financial statements.

                          COMSTOCK BANK STATEMENTS OF
                        CHANGES IN STOCKHOLDERS' EQUITY
                         Years Ended December 31, 1996,
                                 1995, and 1994

                                          Common Stock
                                       ------------------        Paid-In
                                        Shares      Amount       Surplus
                                       ---------   --------     ----------

Balances, December 31, 1993            1,527,771   $764,000     $4,109,000

 Net income                                    -          -              -
 Sale of common stock                    126,500     63,000        612,000
 Dividends declared                            -          -              -
 Change in unrealized gain (loss)
   on securities available-for-sale,
   net of applicable deferred income
   taxes of $128,000                           -          -              -
                                       ---------    -------      ---------
Balances, December 31, 1994            1,654,271    827,000      4,721,000

 Net income                                    -          -              -
 Sale of common stock                    295,868    148,000      1,373,000
 Stock dividends declared - Note 11 165,395 83,000 1,054,000 Change in unrealized gain (loss)
   on securities available-for-sale,
   net of applicable deferred income
   taxes of $117,000                           -          -              -
                                       ---------  ---------      ---------
Balances, December 31, 1995            2,115,534  1,058,000      7,148,000

 Net income                                    -          -              -
 Sale of common stock                      2,100      1,000         19,000
 Change in unrealized gain (loss)
   on securities available-for-sale,
   net of applicable deferred income
   taxes of $6,000                             -          -              -
                                       ---------  ---------     ----------
Balances, December 31, 1996            2,117,634  1,059,000     $7,167,000
                                       =========  =========     ==========

                             Unrealized Gain (Loss)
                                  on Securities
                               Available-For-Sale,
                                  Net of Total
 Retained                     Applicable Deferred              Stockholders'
 Earnings                         Income Taxes                    Equity
--------------------------------------------------------------------------------
$ 1,650,000                        $       -                    $ 6,523,000

    994,000                                -                        994,000
          -                                -                        675,000
   (412,000)                               -                       (412,000)



          -                         (248,000)                      (248,000)
-----------                     -------------                    -----------
  2,232,000                         (248,000)                     7,532,000

  1,605,000                                -                      1,605,000
          -                                -                      1,521,000
 (1,137,000)                               -                              -



          -                          227,000                        227,000
-----------                     -------------                    ----------
  2,700,000                          (21,000)                    10,885,000

  2,092,000                                -                      2,092,000
          -                                -                         20,000



          -                           12,000                         12,000
-----------                        ----------                   -----------
$ 4,792,000                        $  (9,000)                   $13,009,000
===========                        ==========                   ===========

                     The accompanying notes are an integral
                      part of these financial statements.

                                 COMSTOCK BANK
                            STATEMENTS OF CASH FLOWS
                         Years Ended December 31, 1996,
                          1995, and 1994 (Page 1 of 2)


                                          1996           1995           1994
                                      -----------    -----------     ----------
Cash flows from operating activities:
 Net income                           $ 2,092,000    $ 1,605,000     $  994,000
 Adjustments to reconcile net income
   to net cash provided by operating
   activities:
     Provision for credit losses          250,000        270,000        105,000
     Depreciation and amortization        568,000        321,000        303,000
     Net (gain)loss on sales of
       investment securities               19,000          6,000         28,000
     Net (gain) loss on sales of
       trading securities                  (6,000)        41,000       (104,000)
     Increase (decrease) in deferred taxes
       due to change in unrealized loss on
       securities available-for-sale       (6,000)      (117,000)       128,000
     Purchases of trading securities            -     (3,885,000)    (6,235,000)
     Proceeds from sales of
       trading securities                  13,000      3,869,000      6,329,000
     Net (increase) decrease in:
       Accrued interest receivable        (88,000)      (235,000)      (243,000)
      Other assets                       (259,000)      (616,000)      (591,000)
      Loans held for sale               2,777,000      1,816,000      6,940,000
     Net increase (decrease) in:
      Accrued interest payable             27,000         48,000         30,000
      Accounts payable and accrued
        expenses                          (63,000)       258,000        (46,000)
      Income taxes payable                (48,000)        16,000         32,000
      Deferred gain on sale of
        real estate                             -              -        (78,000)
                                        ----------     ----------     ----------
        Net Cash Provided (Used) By
          Operating Activities          5,276,000      3,397,000      7,592,000
                                        ----------     ----------     ----------
Cash flows from investing activities:
 Net change in interest bearing deposits
   in domestic financial institutions     287,000       (285,000)       845,000
 Proceeds from sales of available-
   for-sale securities                  4,647,000      3,486,000      1,992,000
 Proceeds from maturities of
   available-for-sale securities        4,029,000      2,350,000        507,000
 Purchases of available-for-sale
   securities                          (8,768,000)    (3,661,000)    (5,946,000)
 Purchases of held-to-maturity
   securities                          (3,157,000)      (655,000)    (1,038,000)
 Proceeds from maturities of
   held-to-maturity securities            506,000        218,000              -
 Net change in loans held to maturity (12,616,000)   (18,593,000)   (23,626,000)
 Purchases of premises and
   equipment, net                      (1,052,000)    (3,560,000)      (419,000)
 Purchase of Federal Home
   Loan Bank stock                        (58,000)       (20,000)      (121,000)
                                        ----------     ----------     ----------
        Net Cash Provided (Used) By
          Investing Activities        (16,182,000)   (20,720,000)   (27,806,000)
                                      ------------   ------------   ------------

                                 COMSTOCK BANK
                            STATEMENTS OF CASH FLOWS
                         Years Ended December 31, 1996,
                          1995, and 1994 (Page 2 of 2)

                                          1996           1995           1994
                                      -----------    -----------     ----------

Cash flows from financing activities:
 Net change in demand deposits,
   savings, money market and
   NOW accounts                       $ 8,967,000    $10,272,000     $  931,000
 Net change in time deposits           11,168,000      7,893,000     15,118,000
 Proceeds of line of credit payable             -              -      2,000,000
 Payments on line of credit payable             -     (2,000,000)             -
 Proceeds from sale of common stock, net   20,000      1,521,000        675,000
 Dividends paid                                 -       (108,000)      (380,000)
                                       ----------     -----------     ----------
        Net Cash Provided (Used) By
          Financing Activities         20,155,000     17,578,000     18,344,000
                                       ----------     -----------    -----------
        Increase (Decrease) In Cash
          and Cash Equivalents          9,249,000        255,000     (1,870,000)

Cash and cash equivalents:
 Beginning of year                     11,082,000     10,827,000     12,697,000
                                       ----------     ----------     -----------
 End of year                         $ 20,331,000   $ 11,082,000   $ 10,827,000
                                     ============   ============   ============

                     The accompanying notes are an integral
                      part of these financial statements.

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                       December 31, 1996, 1995, and 1994

NOTE 1 - Summary of Significant Accounting Policies:

  Nature of Operations

        Comstock Bank is a Nevada State chartered bank. The Bank provides a variety of financial services to individuals and corporate customers through its branches in Reno, Carson City, and Las Vegas, Nevada. The Bank's primary deposit products are non-interest-bearing and interest-bearing checking accounts, savings, money market, NOW accounts, and certificates of deposit. Its primary lending products are commercial loans related to the development of single family homes and commercial properties, and single family residential loans. Accordingly, its revenues are derived primarily from these products. The accounting and reporting policies of Comstock Bank conform with generally accepted accounting principles and with general practice within the banking industry. The following is a summary of the most significant of these policies.

  Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for credit losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

        While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

  Investment Securities

        Management adopted Financial Accounting Standards Board (FASB) 115 on January 1, 1994; and, therefore, determines the appropriate classification of securities at the time of purchase. If management has the intent and the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at fair

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                       December 31, 1996, 1995, and 1994

    value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset and liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes.

        Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on investment securities available for sale are based on the difference between book value and fair value of each security. These gains and losses are credited or charged to stockholders' equity, whereas realized gains and losses are charged to operations. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

  Loans

        Loans,   including  the   unamortized   balance  of  loan   origination,
    commitment, and other fees and costs are stated at the principal amounts outstanding. Loans held for sale are stated at the lower of cost or market value. Current market value is based on quoted market prices for similar loans.

  Loan Origination Fees

        Loan origination fees, net of certain related costs, are being deferred and amortized over the expected lives of the related loans using methods that approximate the simple interest method.

  Allowance for Credit Losses

        An allowance for credit losses is provided through charges to operations in the form of a provision for credit losses. Loans which management believes are uncollectible, together with any accrued income, are charged against this account with subsequent recoveries, if any, credited to the account.

        The amount of the current provision for credit losses charged to operations is determined by management's evaluation of the quality and inherent risks in the loan portfolio, economic conditions, and other factors which warrant current recognition.

  Premises and Equipment

        Premises and equipment are stated at cost less accumulated depreciation and amortization, which is determined using the straight line method over estimated useful lives ranging from three to forty years.

  Nonperforming Assets

        Nonperforming assets are defined by the Bank as:

            Nonaccrual Loans - Loans on which the accrual of interest income and amortization of loan origination fees has been suspended. A loan is placed on nonaccrual status when, in the opinion of management, the future collectibility of interest and principal is in serious doubt.

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                       December 31, 1996, 1995, and 1994

            Other Real Estate Owned - Real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the Bank's recorded investment in the loan balance and accrued income over the estimated net realized value of the property is charged against the allowance for credit losses. Other real estate owned is carried at the lower of cost or net realizable value.

  Income Taxes

        Provisions for income taxes are based on amounts reported in the statements of income (after exclusion of non-taxable income and inclusion of expenses deductible for federal income tax purposes which are not expenses for financial reporting purposes) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes.

  Interest Income on Loans

        Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans (including unamortized fees) is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they come due. Upon such discontinuance, all unpaid accrued interest is reversed.

  Dividends

        In accordance with Nevada Revised Statutes, the Bank's dividend policy prohibits payments of dividends in excess of its retained earnings.

  Cash Flow Information

        Cash and cash equivalents for purposes of the cash flow statements include cash and due from banks and federal funds sold.

  Prior Years' Reclassification

        The prior years' financial statements have been reclassified where applicable to conform to the current year's presentation.

NOTE 2 - Mortgage Contracts Serviced for Others :

        Mortgage contracts with unpaid balances of approximately $52,004,000 and $50,830,000 were being serviced for others at December 31, 1996 and 1995, respectively.

NOTE 3 - Trading Account Securities:

        Trading  account   securities  consist  of  U.S.  Treasury  and  hedging
    securities with varying maturity dates. The investments are carried at market value.

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                       December 31, 1996, 1995, and 1994

NOTE 4 - Investment Securities:

        The carrying amounts of investment securities as shown in the Statements of Financial Condition of the Bank and their approximate fair values at December 31 were as follows:

                                             Available-for-Sale Securities
                                     -------------------------------------------
                                                   Gross      Gross       Gross
                                     Amortized  Unrealized  Unrealized    Fair
                                        Cost       Gains      Losses      Value
                                     -------------------------------------------
December 31, 1996:
 U.S. Treasury and Agency Securities $7,542,000   $11,000    $27,000  $7,526,000
 State and Municipal Securities         668,000     5,000      2,000     671,000
 Collateralized Mortgage Obligations
   and Mortgage-backed Securities     3,537,000    13,000     14,000   3,536,000
 Other Debt Securities                        -         -          -           -
                                    -----------   -------    ------- -----------
                                    $11,747,000   $29,000    $43,000 $11,733,000
                                    ===========   =======    ======= ===========
December 31, 1995:
 U.S. Treasury and Agency Securities $8,678,000   $25,000    $15,000  $8,688,000
 State and Municipal Securities         810,000     6,000     14,000     802,000
 Collateralized Mortgage Obligations
   and Mortgage-backed Securities     2,187,000     4,000     36,000   2,155,000
 Other Debt Securities                        -         -          -           -
                                    -----------   -------    ------- -----------
                                    $11,675,000   $35,000    $65,000 $11,645,000
                                    ===========   =======    ======= ===========


                                             Held-to-Maturity Securities
                                     -------------------------------------------
                                                   Gross      Gross       Gross
                                     Amortized  Unrealized  Unrealized    Fair
                                        Cost       Gains      Losses      Value
                                     -------------------------------------------
December 31, 1996:
 U.S. Treasury and Agency Securities $1,190,000  $      -    $70,000  $1,120,000
 State and Municipal Securities       2,458,000    18,000     17,000   2,459,000
 Collateralized Mortgage Obligations
   and Mortgage-backed Securities     1,842,000     5,000     13,000   1,834,000
 Other Debt Securities                        -         -          -           -
                                     ----------   -------   --------  ----------
                                     $5,490,000   $23,000   $100,000  $5,413,000
                                     ==========   =======   ========  ==========
December 31, 1995:
 U.S. Treasury and Agency Securities $1,158,000   $     -   $ 68,000  $1,090,000
 State and Municipal Securities       1,325,000     4,000     14,000   1,315,000
 Collateralized Mortgage Obligations
   and Mortgage-backed Securities       355,000         -      1,000     354,000
 Other Debt Securities                        -         -          -           -
                                     ----------   -------   --------  ----------
                                     $2,838,000   $ 4,000   $ 83,000  $2,759,000
                                     ==========   =======   ========  ==========

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

        The  amortized   cost  and   approximate   market  value  of  securities
    held-tomaturity and available-for-sale at December 31, 1996, by contractual maturity, are shown below.

                                Held-to-Maturity           Available-for-Sale
                             -----------------------     -----------------------
                                         Approximate                 Approximate
                             Amortized      Market       Amortized      Market
                                Cost        Value           Cost        Value

    Due within one year       $220,000     $221,000     $2,285,000    $2,286,000
    Due after one year
      through five years     2,770,000    2,694,000      8,364,000     8,349,000
    Due after five years
      through ten years      1,970,000    1,960,000        883,000       878,000
    Due after ten years        530,000      538,000        215,000       220,000
                            ----------   ----------    -----------   -----------
                            $5,490,000   $5,413,000    $11,747,000   $11,733,000
                            ==========   ==========    ===========   ===========

        Maturities of mortgage-backed securities are classified in accordance with the contractual repayment schedules. Expected maturities will differ from the contractual maturities reported above, because debt security issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

        During 1995, the Financial Accounting Standards Board (FASB) offered a one time opportunity to reclassify securities among the held-to-maturity, available-for-sale, and trading categories in conjunction with adopting a new implementation guide. Following the FASB's announcement, the Bank reclassified securities with a book value of approximately $1,691,000 from its held-to-maturity portfolio to its available-for-sale portfolio. No gains or losses were recognized on the transfer.

        Securities held-to-maturity with a carrying value of approximately $2,853,790 and $1,158,000 and securities available-for-sale with a carrying value of approximately $10,913,381 and $9,471,000 were pledged to FHLB and Federal Reserve Bank at December 31, 1996 and 1995, respectively.

        Gross proceeds, gross realized gains, and gross realized losses on sales of available-for-sale Securities were:

                                                       1996           1995
                                                    ----------     ----------
        Gross proceeds:
          U.S. Treasury and Agency Securities       $2,627,000     $3,011,000
          State and Municipal Securities               820,000        125,000
          Collateralized Mortgage Obligations
            and Mortgage-backed Securities           1,200,000        350,000
          Other Debt Securities                              -              -
                                                    ----------     ----------
                                                    $4,647,000     $3,486,000
                                                    ==========     ==========

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

                                                       1996           1995
                                                    ----------     ----------
        Gross realized gains:
          U.S. Treasury and Agency Securities          $14,000        $11,000
          State and Municipal Securities                     -              -
          Collateralized Mortgage Obligations
            and Mortgage-backed Securities                   -              -
          Other Debt Securities                              -              -
                                                       -------        -------
                                                       $14,000        $11,000
                                                       =======        =======
        Gross realized losses:
          U.S. Treasury and Agency Securities           $2,000         $7,000
          State and Municipal Securities                 5,000          3,000
          Collateralized Mortgage Obligations
            and Mortgage-backed Securities              26,000          7,000
          Other Debt Securities                              -              -
                                                       -------        -------
                                                       $33,000        $17,000
                                                       =======        =======

        The net realized losses of $19,000 and $6,000 on the sale of securities resulted in income tax savings of approximately $7,000 and $2,000 for 1996 and 1995, respectively.

NOTE 5 - Loans:

        Loans held for sale were as follows at December 31:

                                                       1996           1995
                                                    ----------     ----------
        Commercial and industrial                   $        -       $457,000
        Real estate mortgages                        7,806,000      9,089,000
                                                    ----------     ----------
                                                    $7,806,000     $9,546,000
                                                    ==========     ==========

        The Bank funded and subsequently sold approximately $139,506,000 and $153,000,000 of loans held for sale in 1996 and 1995, respectively. The resulting gain and loss was insignificant in both years.

        Major loan classifications are as follows at December 31:

                                                       1996           1995
                                                    ----------     ----------
        Commercial and industrial                  $69,579,000    $54,513,000
        Real estate:
          Construction and land development         13,449,000     18,925,000
          Mortgages                                  3,936,000      2,173,000
        Installment                                  2,060,000      1,847,000
                                                    ----------     ----------
                  Subtotal                          89,024,000     77,458,000

        Deferred loan fees, net                       (306,000)      (261,000)
        Allowance for credit losses                   (857,000)      (665,000)
                                                   ------------   ------------
                  Net Loans                        $87,861,000    $76,532,000
                                                   ===========    ===========

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

        Loans with a carrying value of approximately $8,733,000 and $6,382,000 at December 31, 1996 and 1995, respectively, were pledged to secure the line of credit with FHLB (see Note 8).

        The Bank's business activity is with customers primarily located within Northern Nevada. The Bank grants commercial, real estate, and installment loans to these customers. Although the Bank has a diversified loan portfolio, a significant portion of its customers' ability to repay the loans is dependent upon the economic health of commercial and residential real estate development. Generally, the loans are secured by real estate. The loans are expected to be repaid from cash flow or proceeds from the sale of the real estate of the borrower. The Bank's policy is to require adequate real estate and improvement collateral for all commercial and residential real estate development credit extended. The bank may be required to take legal action to enforce its rights to pledged collateral.

        A summary of the changes in the allowance for credit losses for the years ended December 31 is as follows:

                                            1996         1995         1994
                                          --------     --------     --------
        Beginning balance                 $665,000     $428,000     $404,000

        Loans charged off                  (61,000)     (35,000)     (88,000)
        Loan recoveries                      3,000        2,000        7,000
                                          --------     --------     --------
                  Net Recoveries
                    (Charge-Offs)          (58,000)     (33,000)     (81,000)

        Provision charged to operations    250,000      270,000      105,000
                                          --------     --------     --------
                  Ending Balance          $857,000     $665,000     $428,000
                                          ========     ========     ========

        Impairment of loans having carrying values of $3,184,000 and $226,000 at December 31, 1996 and 1995, respectively, have been recognized in conformity with FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan. The total allowance for credit losses related to those loans was $75,000 and $20,000, respectively. For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as provision for credit losses in the same manner in which impairment initially was recognized or as a reduction in the amount of provision for credit losses that otherwise would be reported.

        The average recorded investment in impaired loans was $739,000 and $519,000 during 1996 and 1995, respectively. The amount of interest income recognized during 1996 and 1995 was approximately $71,000 and $47,000, respectively, which was approximately the same amount that would have been recognized on a cash basis. If an impaired loan is placed on nonaccrual status, all future collections while on nonaccrual status are recognized as a reduction of the loan investment. For impaired loans not on nonaccrual status, interest income is recognized when earned.

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

        At December 31, 1996, 1995, and 1994, the Bank's significant credit risk was in commercial and industrial, and construction and land development loans. Of the total allowance for credit losses at the end of each of those three years, approximately 80 percent of the allowance was for loans in those two categories. No significant charge-offs are currently anticipated for the next year of operation.

NOTE 6 - Premises and Equipment:

        Premises and equipment consist of the following at December 31:
                                                       1996           1995
                                                    ----------     ----------

        Land                                          $934,000       $934,000
        Buildings                                    4,710,000      4,351,000
        Furniture, fixtures, and equipment           2,685,000      2,115,000
                                                     ---------      ---------
                                                     8,329,000      7,400,000
          Less:  Accumulated depreciation
            and amortization                        (1,882,000)    (1,440,000)
                                                    ----------     ----------
                                                    $6,447,000     $5,960,000
                                                    ==========     ==========

        Depreciation  and  amortization  expense  was  approximately   $568,000,
    $321,000, and $303,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

NOTE 7 - Other Assets:

        Other assets consist of the following at December 31:

                                                       1996           1995
                                                    ----------     ----------

        Cash surrender value, Officers' Life
          Insurance                                 $1,952,000     $1,546,000
        Other                                          616,000        764,000
                                                    ----------     ----------
                                                    $2,568,000     $2,310,000
                                                    ==========     ==========
NOTE 8 - Credit Arrangement:

        The Bank has a credit agreement with the Federal Home Loan Bank of San Francisco (FHLB) whereby the Bank may borrow up to 30 percent of the Bank's assets, with terms up to 240 months. The above line of credit requires the Bank to maintain certain collateral maintenance, credit, and other requirements as set forth by FHLB. The line is secured by securities and mortgage loans pledged to the FHLB which amounted to approximately $20,957,000 and $15,526,000 at December 31, 1996 and 1995, respectively.

        At December 31, 1996 and 1995, no amounts were owed to FHLB.

        The Bank also has an uncollateralized credit line with Union Bank of California, whereby the Bank may borrow federal funds up to $2,000,000. This agreement expires May 31, 1997 and requires a compensating balance of $200,000. There were no borrowings on this line at December 31,1996 or 1995.

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

NOTE 9 - Other Operating Expenses:

        The major categories of other operating expenses for the years ended December 31 are as follows:

                                            1996         1995         1994
                                          --------     --------     --------
        Data processing fees              $235,000     $259,000     $202,000
        Legal and consulting fees          226,000      185,000      122,000
        Insurance                           56,000       68,000       68,000
        Telephone                          121,000       98,000       78,000
        Office supplies                    359,000      328,000      297,000
        Advertising                        253,000      239,000      211,000
        Assessments                         16,000      110,000      169,000
        Other operating expenses           564,000      569,000      455,000
                                        ----------   ----------   ----------
                                        $1,830,000   $1,856,000   $1,602,000
                                        ==========   ==========   ==========

        All advertising costs are expensed as incurred.

NOTE 10 - Income Taxes:

        The components of the provision for income taxes are as follows:

                                            1996         1995         1994
                                          --------     --------     --------
    Current federal income tax expense    $990,000     $898,000     $432,000
    Deferred federal income tax expense    (87,000)    (129,000)     (10,000)
                                          ---------    ---------    ---------
                                          $903,000     $769,000     $422,000
                                          ========     ========     ========

        A reconciliation of income tax at the statutory rate to the Bank's effective rate is as follows:

                                            1996         1995         1994
                                          --------     --------     --------

        Statutory rate                      34.0%        34.0%        34.0%
        Tax-exempt life insurance income    -0.8%        -0.3%        -0.6%
        Tax loss in excess of book loss on
          sale of investment securities     -0.8%        -0.5%         0.0%
        Compensation on stock options        0.0%         0.0%        -0.2%
        Tax-exempt interest income          -1.4%        -1.2%        -1.7%
        Other, net                          -0.8%         0.4%        -1.7%
                                            -----        -----        -----
                                            30.2%        32.4%        29.8%
                                            =====        =====        =====

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

        Deferred income taxes result from temporary differences in the basis of assets and liabilities for financial reporting and income taxes. The source of these temporary differences and their resulting effect on income tax expense are as follows:

                                            1996         1995         1994
                                          --------     --------     --------

        Depreciation                        $6,000       $5,000      $11,000
        Provision for loan losses          (85,000)     (92,000)     (36,000)
        Loan fees                          (15,000)     (21,000)     (12,000)
        Valuation of loans held for sale         -      (20,000)      20,000
        Deferred gain                            -            -       26,000
        Other, net                           7,000       (1,000)     (19,000)
                                          ---------   ----------    ---------
                                          $(87,000)   $(129,000)    $(10,000)
                                          =========   ==========    =========

        Significant components of the deferred tax liabilities and assets at December 31 are as follows:

                                                        1996           1995
                                                       -------        -------
        Deferred tax liabilities:
          Depreciation                                 $70,000        $58,000
                                                       -------        -------
        Deferred tax assets:
          Valuation of available-for-sale securities     5,000         11,000
          Excess of financial reporting provision
            for credit losses over tax basis           245,000        150,000
          Deferred fee income                           99,000         89,000
                                                       -------        -------
                                                       349,000        250,000
                                                       -------        -------
            Net deferred tax asset                    $279,000       $192,000
                                                      ========       ========
NOTE 11 - Stock Dividend:

        On February 22, 1995, the Bank declared a 10% stock dividend to holders of record as of March 29, 1995. All references to number of shares, number of stock options, and per share information, except for authorized shares, have been adjusted to reflect the stock dividend on a retroactive basis to all prior periods presented.

NOTE 12 - Primary Earnings Per Share:

        Primary earnings per share amounts are computed based on the weighted average number of shares actually outstanding plus the shares that would be outstanding assuming conversion of the options which are considered to be common stock equivalents. Primary earnings per share have been restated retroactively for the year ended December 31, 1994 to reflect the 10% stock dividend (Note 11).

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

        Earnings per common share have been computed based on the following:

                                                Year Ended December 31
                                          ----------------------------------
                                            1996         1995         1994
                                          --------     --------     --------

        Net income                      $2,092,000   $1,605,000     $994,000
        Weighted average number of
          common shares outstanding      2,117,000    1,852,000    1,724,000
        Weighted average number of
          common and common equivalent
          shares outstanding             2,233,000    1,882,000    1,734,000

NOTE 13 - Stock Options:

        The  Bank  has  stock  option  plans  which  provide  for the  grant  of non-qualified stock options to certain directors, officers, and key employees. At December 31, 1996, there were 138,168 shares of common stock available for future grant or award and 406,016 of the outstanding options were exercisable. Options are granted at prices not less than fair market value at the date of grant and for terms of up to ten years.

        Activity in the stock option plans were as follows:

                                                                 Weighted
                                                                  Average
                                                Number           Per Share
                                               of Shares        Option Price
                                               ---------        ------------
        Outstanding at December 31, 1993         289,666            4.77

        Granted                                    9,900            6.82
        Exercised                                  2,750            6.40
        Cancelled                                  3,850            6.70
                                                 -------            ----
        Outstanding at December 31, 1994         292,966            4.85

        Granted                                   31,600            6.930
        Exercised                                  4,050            6.875
        Cancelled                                      -               -
                                                  ------            -----
        Outstanding at December 31, 1995         320,516            5.03

        Granted                                   23,350           10.07
        Exercised                                      -               -
        Cancelled                                      -               -
                                                 -------           -----
        Outstanding at December 31, 1996         343,866            5.36
                                                 =======           =====

        The Bank has also issued stock options to shareholders in connection with the issuance of stock. The activity of those stock options was as follows:

        Outstanding at December 31, 1993          33,000            2.95

        Granted                                  103,400            7.73
        Exercised                                 33,000            2.95
        Cancelled                                      -               -
                                                 -------            ----

                                 COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

                                                                 Weighted
                                                                  Average
                                                Number           Per Share
                                               of Shares        Option Price
                                               ---------        ------------
        Outstanding at December 31, 1994         103,400            7.73

        Granted                                        -               -
        Exercised                                      -               -
        Cancelled                                      -               -
                                                 -------            ----
        Outstanding at December 31, 1995         103,400            7.73

        Granted                                        -               -
        Exercised                                      -               -
        Cancelled                                      -               -
                                                 -------            ----
        Outstanding at December 31, 1996         103,400            7.73
                                                 =======            ====

        The Bank applies APB Opinion 25 in accounting for its fixed and performance-based stock compensation plans. Accordingly, no compensation cost has been recognized in 1996 or 1995. Had compensation cost been determined on the basis of fair value pursuant to FASB Statement No. 123, net income and earnings per share would have been reduced as follows:

                                                       1996           1995
                                                    ----------     ----------
        Net income:
          As reported                               $2,092,000     $1,605,000
                                                    ==========     ==========
          Pro forma                                 $2,008,000     $1,530,000
                                                    ==========     ==========
        Primary earnings per share:
          As reported                                     $.94           $.85

          Pro forma                                       $.90           $.81

        The fair value of each option grant is estimated on the date of grant using an option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995: dividend yield of 0.0 percent for both years; expected volatility of 30.45 percent, risk-free interest rate of 6.68 percent; and expected lives of 10 years.

NOTE 14 - Supplemental Disclosures of Cash Flow Information:

        Cash paid during the year for:      1996           1995          1994
                                         ----------     ----------    ----------
            Interest                     $4,407,000     $3,763,000    $2,266,000
                                         ==========     ==========    ==========
            Income Taxes                 $1,054,000     $  883,000    $  371,000
                                         ==========     ==========    ==========

NOTE 15 - Profit Sharing Plan:

        Effective January 1, 1992, the Bank established a 401(K) Profit Sharing Plan and Trust that covers all eligible employees. The Bank makes discretionary matching contributions based on 50 percent of the amount of salary deferral elected by the employee, up to 6 percent of the employee's salary. Contributions to the plan charged to operations were approximately $79,000, $65,000, and $53,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

                                COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

NOTE 16 - Operating Leases:

        The Bank leases premises and equipment under operating leases expiring through 2011. The aggregate future minimum annual rental commitment as of December 31, 1996, under operating leases having noncancelable lease terms in excess of one year are as follows:

                1997                              $  342,000
                1998                                 305,000
                1999                                 248,000
                2000                                 239,000
                2001                                 195,000
                Thereafter                           915,000
                                                  ----------
                                                  $2,244,000
                                                  ==========

        Rent expense for the years ended December 31, 1996, 1995, and 1994 amounted to approximately $202,000, $318,000, and $302,000, respectively. Certain operating leases provide for renewal options for periods of 5 to 15 years at the fair rental value at the time of renewal. In the normal course of business, operating leases are generally renewed or replaced by other leases.

NOTE 17 - Financial Instruments with Off-Balance Sheet Risk:

        In the ordinary course of business, the Bank enters into various types of transactions which involve financial instruments with off-balance sheet risk. These instruments include commitments to extend credit and standby letters of credit and are not reflected in the accompanying balance sheet. These transactions may involve, to varying degrees, credit and interest rate risk in excess of the amount, if any, recognized in the balance sheet.

        Management does not anticipate any loss to result from these commitments; however, in case of default, legal action may be required to enforce its rights to collateral pledged to secure these commitments. The Bank's off-balance sheet credit risk exposure is the contractual amount of commitments to extend credit and standby letters of credit. The Bank applies the same credit standards to these contracts as it uses in its lending process.
                                         1996           1995            1994
    Financial instruments whose       -----------    -----------     -----------
      contractual amount
      represented risk:

        Commitments to extend credit  $56,716,000    $55,788,000     $53,041,000
                                      ===========    ===========     ===========
        Standby letters of credit     $ 3,729,000    $ 3,980,000     $ 1,408,000
                                      ===========    ===========     ===========

        Commitments to extend credit are arrangements to lend to customers. These commitments have specified interest rates and generally have fixed expiration dates, but may be terminated by the Bank if certain conditions of the contract are violated. These commitments are normally collateralized by real estate.

                                COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

        Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Credit risk arises in these transactions from the possibility that a customer may not be able to repay the Bank upon default of performance. Collateral held for standby letters of credit is based on an individual evaluation of each customer's credit worthiness, but may include cash and securities.

NOTE 18 - Commitments and Contingencies:

        Because of the nature of its business, the Bank is often a defendant in legal actions. Based upon advice of counsel, management does not anticipate that the final outcome of any litigation in process, or anticipated, will have a materially adverse effect on the Bank's operations or financial condition.

NOTE 19 - Related Party Transactions:

        The Bank has entered into transactions (including loans and deposits) with its directors, officers, and significant shareholders. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

        The following is a summary of the aggregate loan activity involving related party loans during 1994, 1995, and 1996.

            Balance, December 31, 1993                $1,257,000
              Additions                                  582,000
              Repayments                                (982,000)
                                                      -----------

            Balance, December 31, 1994                   857,000
              Additions                                  437,000
              Repayments                                (809,000)
                                                      -----------

            Balance, December 31, 1995                   485,000
              Additions                                  358,000
              Repayments                                (416,000)
                                                      -----------

            Balance, December 31, 1996                $  427,000
                                                      ===========
NOTE 20 - Regulatory Matters:

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                                COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 1996, the most recent notification from federal banking agencies categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

        The Bank's actual capital amounts and ratios are presented in the following table.


                                                                                  To Be Well
                                                                               Capitalized Under
                                                        For Capital            Prompt Corrective
                                    Actual            Adequacy Purposes        Action Provisions
                               Amount     Ratio       Amount      Ratio       Amount        Ratio

As of December 31, 1996:

  Total Capital
(to Risk Weighted Assets)   $13,872,000   13.5%      *$8,250,000  *8.0%     *$10,312,000   *10.0%

  Tier I Capital
(to Risk Weighted Assets)    13,015,000   12.6%       *4,125,000  *4.0%       *6,187,000    *6.0%

  Tier I Capital
(to Average Assets)          13,015,000    9.2%       *5,684,000  *4.0%       *7,105,000    *5.0%

As of December 31, 1995:

  Total Capital
(to Risk Weighted Assets)    11,176,000   12.6%       *7,081,000  *8.0%       *8,851,000   *10.0%

  Tier I Capital
(to Risk Weighted Assets)    10,559,000   11.9%       *3,540,000  *4.0%       *5,311,000    *6.0%

  Tier I Capital
(to Average Assets)          10,559,000    8.6%       *4,926,000  *4.0%       *6,157,000    *5.0%

     *  Denotes the symbol greater than or equal to.

NOTE 21 - Fair Value of Financial Instruments:

        SFAS No. 107, "Disclosures about Fair Values of Financial Instruments," requires disclosure of information about the fair value of financial instruments for which it is practicable to estimate a value, whether or not recognized in the statement of condition. Whenever possible, quoted market prices are used to estimate fair values. In cases where quoted market prices

                                COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

    are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Therefore, in many cases, the estimated fair values may not be realized in an immediate sale of the instruments.

        SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate of the estimated fair value amounts is not intended to represent the underlying value of the Corporation.

        The carrying amounts and the estimated fair values are as follows:

                                                 December 31, 1996
                                            -------------------------
                                              Carrying     Estimated
                                               Amount      Fair Value
        Assets:                             -----------   -----------
          Cash and cash equivalents         $20,331,000   $20,331,000
          Interest-bearing deposits           1,498,000     1,498,000
          Trading account securities             28,000        28,000
          Investment securities              17,223,000    17,146,000
          Federal Home Loan Bank Stock          378,000       378,000
          Loans receivable                   95,667,000    98,603,000
          Accrued interest receivable           840,000       840,000
                                             ----------    ----------
                  Total Asset Financial
                    Instruments            $135,965,000  $138,824,000
                                           ============  ============
        Liabilities:
          Deposits                         $131,304,000  $131,341,000
          Accrued interest payable              189,000       189,000
          Accounts payable and accrued
            expenses                            479,000       479,000
                                           ------------  ------------
                  Total Liability Finan-
                    cial Instruments       $131,972,000  $132,009,000
                                           ============  ============

                                                 December 31, 1995
                                            -------------------------
                                              Carrying     Estimated
                                               Amount      Fair Value
        Assets:                             -----------   -----------
          Cash and cash equivalents         $11,082,000   $11,082,000
          Interest-bearing deposits           1,785,000     1,785,000
          Trading account securities             35,000        35,000
          Investment securities              14,483,000    14,404,000
          Federal Home Loan Bank Stock          320,000       320,000
          Loans receivable                   86,078,000    88,919,000
          Accrued interest receivable           752,000       752,000
                                           ------------  ------------
                  Total Asset Financial
                    Instruments            $114,535,000  $117,297,000
                                           ============  ============

                                COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

                                                 December 31, 1995
                                            -------------------------
                                              Carrying     Estimated
                                               Amount      Fair Value
        Liabilities:                       ------------   -----------
          Deposits                         $111,169,000  $111,905,000
          Accrued interest payable              162,000       162,000
          Accounts payable and accrued
            expenses                            542,000       542,000
          Income taxes payable                   48,000        48,000
                                           ------------  ------------
                  Total Liability Finan-
                    cial Instruments       $111,921,000  $112,657,000
                                           ============  ============

        The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

  Cash and Cash Equivalents

        The carrying amounts reported in the statement of condition for cash and cash equivalents approximate those assets' fair values.

  Interest-Bearing Deposits

        Fair values for interest-bearing deposits in domestic financial institutions are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

  Trading Account Securities

        Fair values for the Bank's trading account assets, which also are the amounts recognized in the statement of condition, are based on quoted market prices.

  Investment Securities

        Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

  Federal Home Loan Bank Stock

        Fair values for federal home loan bank stock is based on cost which approximates market.

  Loans Receivable

        For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values of fixed-rate mortgage loans are based on quoted market prices of similar loans sold, adjusted for differences in loan characteristics. The fair values of other fixed-rate loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

                                COMSTOCK BANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

  Accrued Interest Receivable

        The carrying amount reported in the statement of condition for accrued interest receivable approximates its fair value.

  Deposit Liabilities

        The carrying amounts for interest-bearing and non-interest-bearing demand, savings, money market, and NOW accounts approximate those liabilities' fair values. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

  Accrued Interest Payable

        The carrying amount reported in the statement of condition for accrued interest payable approximates its fair value.

  Accounts Payable, Accrued Expenses, and Other Short-Term Liabilities

        The carrying amount reported in the statement of condition for accounts payable and accrued expenses, and income taxes payable, approximates those liabilities' fair values.

NOTE 22 - Quarterly Financial Data (Unaudited):
                                                        Provision
                                                Net        for
                      Interest    Interest    Interest    Credit
Three Months Ended     Income      Expense     Income     Losses

 March 31, 1996      $3,441,000  $1,028,000  $2,413,000  $90,000
 June 30, 1996        3,512,000   1,108,000   2,405,000   60,000
 September 30, 1996   3,972,000   1,148,000   2,824,000   40,000
 December 31, 1996    3,943,000   1,150,000   2,792,000   60,000
                    -----------  ---------- ----------- --------
                    $14,868,000  $4,434,000 $10,434,000 $250,000
                    ===========  ========== =========== ========

 March 31, 1995      $2,694,000    $850,000  $1,844,000  $30,000
 June 30, 1995        3,207,000     948,000   2,260,000   60,000
 September 30, 1995   3,332,000   1,018,000   2,314,000   90,000
 December 31, 1995    3,581,000     995,000   2,585,000   90,000
                     ----------   ---------  ---------- --------
                    $12,814,000  $3,811,000  $9,003,000 $270,000
                    ===========  ==========  ========== ========
   Gain
(Loss) on
Available-
 for-Sale
Investment                Net                 Earnings
Securities              Income               Per Share
----------            ----------              ---------
 $14,000                $409,000                $.19
  (8,000)                383,000                 .17
  23,000                 653,000                 .29
 (48,000)                647,000                 .29
---------             ----------                ----
$(19,000)             $2,092,000                $.94
=========             ==========                ====

 $2,000                 $221,000                $.12
(16,000)                 400,000                 .22
(28,000)                 467,000                 .25
 36,000                  517,000                 .26
--------              ----------                ----
$(6,000)              $1,605,000                $.85
========              ==========                ====

                                   APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (this "Agreement"), dated as of February 26, 1997, is made by and between Comstock Bank, a Nevada banking corporation having a business address of 6275 Neil Road, Reno, Nevada 89511 (the "Bank"), and Comstock Bancorp, a Nevada bank holding company having a business address of 6275 Neil Road, Reno, Nevada 89511 ("Bancorp").

                              W I T N E S S E T H:

         WHEREAS, as of the date of this Agreement, the authorized capital stock of the Bank consists of 6,000,000 shares of common stock, par value of $.50 per share ("Bank Common Stock"), of which _____________ shares are issued and outstanding.

         WHEREAS, as of the date of this Agreement, the authorized capital stock of Bancorp consists of 15,000,000 shares of common stock, par value $.01 per share ("Bancorp Common Stock"), of which 100 shares are issued and outstanding and held of record by the Bank.

         WHEREAS, the respective Boards of Directors of the Bank and Bancorp have determined that it is in the best interests of the Bank and Bancorp and their respective stockholders that Bancorp acquire all of the issued and outstanding shares of Bank Common Stock in exchange for shares of Bancorp Common Stock pursuant to the terms of this Agreement and that Bank shall become a wholly-owned subsidiary of Bancorp (the "Exchange").

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the Bank and Bancorp do hereby agree as follows:

                                    ARTICLE I

                           APPROVAL AND FILING OF PLAN

         1.1 Approval. This Agreement shall be submitted for approval by the holders of Bank Common Stock at a meeting to be duly called and held in accordance with the By-Laws of the Bank and all applicable laws and regulations.

         1.2 Effective Time of the Exchange. The Exchange shall become effective when a properly executed certificate of share exchange and any necessary attachments thereto has been duly filed with the Secretary of State of the State of Nevada, which filing shall be made as soon as practicable upon satisfaction or waiver of the conditions set forth in Article IV hereof. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such certificate of share exchange has been so filed.

         1.3 Reservation of Shares. Bancorp will make available a sufficient number of shares of Bancorp Common Stock to effect the Exchange and the exercise of options and warrants to purchase shares of Bank Common Stock issued upon conversion of options and warrants to purchase Bank Common Stock outstanding at the Effective Time.


                                   ARTICLE II

                          ACTIONS AT THE EFFECTIVE TIME

         2.1 Bank Common Stock. At the Effective Time, Bancorp shall, without any further action on its part or on the part of the holders of Bank Common Stock, automatically and by operation of law acquire and become the owner for all purposes of all shares of Bank Common Stock issued and outstanding immediately prior to the Effective Time, and Bancorp shall be entitled to have issued to it by the Bank a certificate or certificates representing such shares. Thereafter, Bancorp shall have full and exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

         2.2 Bancorp Common Stock. At the Effective Time, any shares of Bancorp Common Stock which may have been previously issued and are outstanding immediately prior to the Effective Time shall be redeemed and retired and shall thereafter constitute authorized and unissued shares of Bancorp Common Stock.

         2.3 Holders of Bank Common Stock. At the Effective Time, the holders of the shares of Bank Common Stock issued and outstanding immediately prior to the Effective Time shall, without any further action on their part or on the part of Bancorp, automatically and by operation of law cease to own such shares and shall instead become owners of two shares of Bancorp Common Stock for each share of Bank Common Stock held by them immediately prior to the Effective Time. Thereafter, such persons shall have full and exclusive power to vote such shares of Bancorp Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

         2.4 Share Certificates. At the Effective Time, all previously issued and outstanding certificates representing shares of Bank Common Stock shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each certificate shall instead represent the ownership by the holder thereof of an equal number of shares of Bancorp Common Stock. No holder of a certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof.

         2.5 Dissenting Stockholders. Notwithstanding anything to the contrary in Article II, any stockholder of the Bank properly exercizing dissenters rights under Section 92A.380 of the Nevada Revised Statutes (the "NRS") shall have such rights as provided in Section 3.2 of this Agreement and by the laws of the State of Nevada.

                                   ARTICLE III


                        ACTIONS AFTER THE EFFECTIVE TIME


         3.1 Bank Common Stock Share Certificates. In connection with the exchange of the issued and outstanding shares of Bank Common Stock for shares of Bancorp Common Stock, it shall not be necessary for holders of Bank Common Stock to exchange their existing certificates of Bank Common Stock for certificates of Bancorp Common Stock. At the Effective Time, holders of Bank Common Stock shall automatically become holders of Bancorp Common Stock, and their stock certificates shall automatically represent the same number and type of shares of Bancorp Common Stock. Additionally, Bancorp shall instruct its registrar and transfer agent to issue one share of Bancorp Common Stock for each issued and outstanding share of Bank Common Stock to the holders of record of Bank Common Stock at the Effective Time. After the Effective Time, as outstanding certificates of Bank Common Stock are presented for transfer, or upon the request of any holder of certificates of Bancorp Common Stock, new certificates of Bancorp Common Stock shall be issued by the registrar and transfer agent for Bank Common Stock. Any certificate presented for transfer to a name other than that in which the surrendered certificate is registered must be properly endorsed and otherwise in proper form for transfer and accompanied by evidence of payment of any applicable stock transfer or other taxes.

         3.2 Rights to Fair Value of Shares. If a holder of shares of Bank Common Stock elects to dissent from the Exchange and demands payment of fair value of his, her or its shares of Bank Common Stock in accordance with the provisions of Sections 92A-300 through 92A-500 of the NRS concerning the right of holders of Bank Common Stock to dissent from the Exchange (a "Dissenting Holder"), any Bank Common Stock held by such Dissenting Holder as to which payment of fair value has been so demanded ("Excluded Shares") shall not be converted as described in Article II, but shall, from and after the Effective Time, represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder pursuant to the NRS; provided, however, that each share of Bank Common Stock held by a Dissenting Holder who shall, after the Effective Time, withdraw demand for payment of fair value or lose the right of payment of fair value with respect to his shares of Bank Common Stock pursuant to the NRS shall not be deemed Excluded Shares but shall be deemed to be converted, as of the Effective Time, into the right to receive shares of Bancorp Common Stock in accordance with Article II.

                                   ARTICLE IV


                      CONDITIONS PRECEDENT TO THE EXCHANGE

         This Agreement and the transactions provided for herein shall not become effective unless all of the following shall have occurred:

         4.1 Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Bank Common Stock at a meeting of such stockholders duly called and held for such purpose in accordance with the By-Laws of the Bank and all applicable laws and regulations.

         4.2 Approval of the Commissioner. Bancorp's acquisition of all the issued and outstanding shares of Bank Common Stock shall have been approved by the State of Nevada Commissioner of Financial Institutions (the "Bank Commissioner") in accordance with Title 55, Chapter 666, Section 125 of the State of Nevada Revised Code.

         4.3 Notice to Federal Reserve Bank. Bancorp shall have provided notice of this Agreement to the Federal Reserve Bank of San Francisco (the "Reserve Bank") in accordance with 12 C.F.R. Section 225.15 and the Reserve Bank shall not have objected to the parties' consummation of the transactions contemplated hereby within thirty days after the date of the Reserve Bank's receipt of such notice or, alternatively, the Reserve Bank or the Board of Governors of the Federal Reserve System, acting pursuant to Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, shall have approved an application of Bancorp to become a bank holding company upon the consummation of the transactions contemplated by this Agreement and a period of thirty days shall have elapsed after the date of such approval.

         4.4 Registration Statement. To the extent legally required, the shares of Bancorp Common Stock to be issued to the holders of Bank Common Stock pursuant to this Agreement shall have been registered or qualified for such issuance under the Securities Act of 1933, as amended, and all applicable state securities laws pursuant to an effective registration statement or otherwise.

         4.5 Tax Opinion. The Bank shall have received a favorable opinion from its counsel, satisfactory in form and substance to the Bank, with respect to certain federal income tax consequences of the transactions contemplated by this Agreement.

         4.6 Other Consents and Approvals. The Bank and Bancorp shall have obtained all other consents, permissions and approvals and taken all actions required by law and agreement, or otherwise deemed necessary or appropriate by the Bank or Bancorp, prior to the consummation of the transactions provided for by this Agreement and Bancorp's having and exercising all rights of ownership with respect to all of the outstanding shares of Bank Common Stock to be acquired by it hereunder.

                                    ARTICLE V


                               TERMINATION OF PLAN

         5.1 Termination by the Bank or Bancorp. This Agreement may be terminated by either the Bank or Bancorp at any time before the Effective Time in the event that:

                 (a) Any action, suit, proceeding or claim has been instituted, made or threatened relating to this Agreement which shall make consummation of the transactions contemplated by this Agreement inadvisable in the opinion of the Bank or Bancorp;

                 (b) The payment of fair value for shares of Bank Common Stock by Bancorp to holders of Bank Common Stock exercising dissenters' rights would, in the reasonable judgment of either the Bank or Bancorp, cause a material diminution to the Bank's surplus capital; or

                 (c) For any other reason consummation of the transactions contemplated by this Agreement is inadvisable in the opinion of the Bank or Bancorp.

Such termination shall be effected by written notice by either the Bank or Bancorp to the other of them, and shall be authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, this Agreement shall be terminated and shall be of no further force or effect and there shall be no liability hereunder or on account of such termination on the part of the Bank or Bancorp or the Directors, officers, employees, agents or stockholders of either of them. In the event of such termination of this Agreement, the Bank and Bancorp shall each be responsible for their own fees and expenses incurred in connection with this Agreement and the proposed transactions contemplated hereby. If either party hereto gives written notice of termination to the other party pursuant to this Article V, the party giving such written notice shall simultaneously furnish a copy thereof to the Bank Commissioner.


                                   ARTICLE VI

                         COMPENSATION AND BENEFIT PLANS

         6.1 Adoption of Benefit Plans. At the Effective Time, Bancorp shall adopt and assume sponsorship of any stock option plan or restricted stock plan of the Bank in effect at the Effective Time, including all of the Bank's obligations with respect to any outstanding options, stock or restricted stock granted pursuant to such plans, including, without limitation, the 1992 Incentive Stock Option Plan of Comstock Bank, the 1992 Non-Employee Directors' Stock Option Plan and the Comstock Bank Employee Stock Purchase Plan. Notwithstanding anything to the contrary in this Agreement, Bancorp shall not adopt and assume sponsorship of the Comstock Bank 401(k) Plan. All outstanding options to purchase Bank Common Stock granted pursuant to any stock option plan of the Bank prior to the Effective Time will become, subject to the adjustment for the two-for-one exchange ratio set forth in this Agreement, options to purchase the same number of shares of Bancorp Common Stock with the same terms, conditions and exercise price as the original options granted, and all grants of restricted shares of Bank Common Stock granted pursuant to any restricted stock plan of the Bank prior to the Effective Time will, subject to the two-for-one share exchange ratio set forth in this Agreement, become grants of restricted shares of Bancorp Common Stock.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         7.1 Expenses. The Bank and Bancorp shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

         7.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without reference to choice of law principles.

         7.3 Notices. Notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand, deposited in the United States mail (registered or certified, return receipt requested), properly addressed and postage prepaid, or delivered by confirmed facsimile:

         If to the Bank, to:

         Comstock Bank
         6275 Neil Road
         Reno, Nevada  89511
         Attention: Robert Barone
         Facsimile:  (702) 828-0377

         with a copy to:

         Benesch, Friedlander, Coplan & Aronoff LLP
         2300 BP America Building
         200 Public Square
         Cleveland, Ohio  44114
         Attention:  Michael J. Meaney
         Facsimile:  (216) 363-4588

         If to Bancorp, to:

         Comstock Bancorp
         6275 Neil Road
         Reno, Nevada  89511
         Attention:  Robert Barone
         Facsimile: (702)828-0377

         with a copy to:

         Benesch, Friedlander, Coplan & Aronoff LLP
         2300 BP America Building
         200 Public Square
         Cleveland, Ohio  44114
         Attention:  Michael J. Meaney
         Facsimile:  (216) 363-4588

Such names and addresses may be changed by notice given in accordance  with this
Section 7.3.

         7.4 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein, supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions contemplated by this Agreement other than those set forth herein or made hereunder.

         7.5 Headings; References. The Article, Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles" or "Sections" shall be deemed to be references to Articles or Sections hereof unless otherwise indicated.

         7.6 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

         7.7 Parties in Interest; Assignment. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. Subject to the preceding sentence this Agreement shall inure to the benefit of and be binding upon the Bank and Bancorp and shall inure to the sole benefit of the Bank and Bancorp and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         7.8 Severability; Enforcement. The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         7.9 Amendments. This Agreement may only be amended or modified at any time in writing by the Boards of Directors of the Bank and Bancorp.

         IN WITNESS WHEREOF, the Bank and Bancorp have each caused this Agreement and Plan of Reorganization to be executed on their behalf.

                                                 COMSTOCK BANK


                                                 /s/ Robert N. Barone
                                                 -------------------------------
                                                 By: Robert N. Barone
                                                 Its: Chairman and Chief
                                                      Executive Officer


                                                 COMSTOCK BANCORP


                                                 /s/ Robert N. Barone
                                                 -------------------------------
                                                 By: Robert N. Barone
                                                 Its: Chairman and Chief
                                                      Executive Officer

                                   APPENDIX B

                          DISSENTERS' APPRAISAL RIGHTS


         92A.300 DEFINITIONS. -- As used in Nevada Revised Statutes ("NRS") 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

         92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. -- "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

         92A.310 "CORPORATE ACTION" DEFINED. -- "Corporate action" means the action of a domestic corporation.

         92A.315 "DISSENTER" DEFINED. -- "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive.

         92A.320 "FAIR VALUE" DEFINED. -- "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         92A.325 "STOCKHOLDER" DEFINED. -- "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

         92A.330 "STOCKHOLDER OF RECORD" DEFINED. -- "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

         92A.335 "SUBJECT CORPORATION" DEFINED. -- "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

         92A.340 COMPUTATION OF INTEREST. -- Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

         92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. -- A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

         92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED- LIABILITY COMPANY. -- The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

         92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT  CORPORATION.

         1. Except as otherwise provided in subsection 2 and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

         2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

         92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES. --

         1.  Except  as  otherwise   provided  in  NRS  92A.370  to  92A.390,  a
stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

                 (a) Consummation of a plan of merger to which the domestic corporation is a party:

                        (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

                        (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

                 (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

                 (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

         2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

         92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER. --

         1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

                 (a)     The  articles  of   incorporation  of  the  corporation
                         issuing the shares provide otherwise; or

                 (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

                         (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                                (I)     The surviving or acquiring entity; or

                                (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 holders of owner's interests of record; or

                         (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and
                                (II) of subparagraph (1) of paragraph (b).

         2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

         92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER. --

         1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

                 (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

                 (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

         92A.410  NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT. --

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

         2. If the corporate action creating dissenters' rights is taken without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

         92A.420  PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.--

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

                 (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                 (b) Must not vote his shares in favor of the proposed action.

         2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter.

         92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.--

         1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

         2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

                 (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited:

                 (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

                 (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares for that date;

                 (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

                 (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

         92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.--

         1. A stockholder to whom a dissenter's  notice is sent must:

                 (a)    Demand payment;

                 (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

                 (c) Deposit his certificates, if any, in accordance with the terms of the notice.

         2. The stockholder who demands payment and deposits his certificates, if any, retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

         3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

         92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.--

         1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

         2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

         92A.460  PAYMENT FOR SHARES:  GENERAL REQUIREMENTS.--

         1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

                 (a) Of the county where the corporation's registered office is located; or

                 (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

         2.  The payment must be accompanied by:

                 (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any:

                 (b) A statement of the subject corporation's estimate of the fair value of the shares;

                 (c)    An explanation of how the interest was calculated;

                 (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

                 (e)    A copy of NRS 92A.300 to 92A.500, inclusive.

         92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.--

         1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

         2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

         92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.--

         1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation his demand in writing within 30 days after the subject corporation made or offered payment of his shares.

         92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.--

         1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2. A subject corporation shall commence the proceeding the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

         3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

                 (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

                 (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

         92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.--

         1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

                 (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

                 (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

         3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

         4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

         5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                                   APPENDIX C

                            ARTICLES OF INCORPORATION

                                       OF

                                COMSTOCK BANCORP

         I, the undersigned, for the purpose of incorporating and organizing a corporation under Chapter 78 of the Nevada Revised Statutes, do hereby certify as follows:

         First: The name of the corporation (hereinafter called the Corporation) is:

                                Comstock Bancorp

         Second: The address of the Corporation's Resident Agent in the State of Nevada is 6275 Neil Road, Reno, Nevada 89511. The name of the Corporation's Resident Agent at such address is Robert Barone.

         Third. The nature of the business or purposes of the Corporation is as follows:

                  To engage in any lawful act or activity for which the corporation may be organized under the Nevada Revised Statutes.

         Fourth. The Corporation shall have authority to issue Fifteen Million (15,000,000) shares of Common Stock, $.01 par value per share. Each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

         Fifth. The name and mailing address of the Incorporator is Robert Barone of 6275 Neil Road, Reno, Nevada 89511. The powers and liabilities of the Incorporator terminate upon the filing of these Articles of Incorporation.

         Sixth. The first Board of Directors shall consist of 8 members and the names and addresses are as follows of the persons who are to serve as the initial directors of the Corporation until their successors are elected as provided by law and the Corporation's By-laws:

           Edward Allison                          Michael Dyer
           145 Brinkby Avenue, Suite B             2805 N. Mountain Street
           Reno, Nevada  89509                     Carson City, Nevada  89703

           Robert Barone                           Mervyn Matorian
           6275 Neil Road                          311 W. Washington
           Reno, Nevada  89511                     Carson City, Nevada 89701

           Stephen Benna                           Samuel McMullen
           3025 Mill Street                        165 W. Liberty Street
           Reno, Nevada  89502                     Reno, Nevada 89501

           John Combs                              Larry Platz
           525 W. Washington                       6275 Neil Road
           Carson City, Nevada 89701               Reno, Nevada 89511

         Seventh. The Corporation shall have perpetual existence.

         Eighth. The stockholders, officers or directors of the Corporation shall not be personally liable for the payment of the Corporation's debts except as they may be liable by reason of their own conduct or acts.

         Ninth. The Board of Directors is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws of the Corporation.

         Tenth. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the Articles of Incorporation and add or insert any other provision authorized by the laws of the State of Nevada in the manner now or hereafter prescribed by law. All rights, preferences or privileges of whatever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights now reserved in this Article.

         Eleventh.  The Corporation  expressly elects to be governed by Sections
78.411 - 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended or supplemented from time to time.

         Twelfth. No director or officer shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty, provided that this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of
Section 78.300 of the Nevada Revised Statutes.

         Thirteenth. Meetings of stockholders may be held within or without the State of Nevada, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation, except as otherwise required by the Nevada Revised Statutes. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

         Fourteenth.  The Corporation  shall, to the fullest extent permitted by
Section 78.751 of the Nevada Revised Statutes, as the same may be amended or supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section 78.751, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to Chapter 78 of the Nevada Revised Statutes, do hereby make this certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts stated herein are true, and accordingly have hereunto set my hand on the _____ day of February, 1997.


                                                 /s/ Robert Barone
                                                 -------------------------------
                                                 Robert Barone, Incorporator

         This instrument was acknowledged before me on February 20, 1997, by Robert Barone as incorporator of Comstock Bancorp.

                                                 /s/ Heidi C. Warde
                                                 -------------------------------
                                                 Notary Public Signature

                                                 (affix notary stamp or seal)


                            CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT OF RESIDENT AGENT

         Robert Barone hereby accepts appointment as Resident Agent for the above-named corporation.

                                                 /s/ Robert Barone
                                                 -----------------
                                                 Robert Barone

                                   APPENDIX D

                                COMSTOCK BANCORP

                                     BY-LAWS


                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be in the County of Washoe, State of Nevada.

         Section 2. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors, shall be held in the City of Reno, State of Nevada, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Nevada as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. The Annual Meeting of Stockholders, commencing with the year 1998, shall be held each year on the last Wednesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 a.m. or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders for any purpose or purposes unless otherwise prescribed by the Nevada Revised Statutes or by the Articles of Incorporation, may be called by the Chairman of the Board of Directors or President or at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least ten percent (10%) of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes in the notice.

         Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the Nevada Revised Statutes or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the Nevada Revised Statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 9. Unless otherwise provided in the Articles of Incorporation, each stockholder who holds capital stock with voting power shall at every meeting of the stockholders be entitled to vote in person or by proxy the number of votes provided in the Articles of Incorporation (unless the stockholder holds Preferred Stock, in which case the stockholder will be entitled to the number of votes provided by a resolution of the Board of Directors) for each share of such capital stock.

         Section 10. Any action required by Chapter 78 of the Nevada Revised Statues to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III

                                    DIRECTORS

         Section 1. The number of directors which shall constitute the whole Board of Directors shall be not less than five nor more than twenty. The first Board of Directors shall consist of eight directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the Annual Meeting. The directors shall be elected at the Annual Meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, provided, however, that any director may be removed with or without cause by the vote of stockholders representing a majority of the issued and outstanding stock of the corporation entitled to voting power.

         Section 3. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not prohibited by the Nevada Revised Statutes or by the Articles of Incorporation or by these By-Laws.

         Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, in Reno, Nevada or such other place either within or without the State of Nevada as shall be designated from time to time by the Board of Directors.

         Section 5. All meetings of newly elected Board of Directors, shall be held immediately following the election of such directors at the regularly scheduled Annual Stockholders Meeting or immediately following any such special meeting of the stockholders provided a quorum shall be present. Regular meetings of the Board of Directors shall be held on such day and at such time as set by resolution of the Board of Directors. Notice of all such regular meetings is dispensed with.

         Section 6. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or President on twelve hours notice to each director, either personally or by mail, telegram or confirmed facsimile transmission. Special meetings shall be called by the Chairman or President or Secretary in like manner and on like notices on the written request of a majority of the directors.

         Section 7. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Nevada Revised Statutes or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         Any such committee, to the extent provided in the resolution of the Board of Directors, shall have, and may exercise, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Articles of Incorporation or these By-Laws.

         Section 9. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors at the next scheduled Board Meeting.

         Section 10. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors and the executive officers of the corporation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director.


                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever, under the provisions of the Nevada Revised Statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or by confirmed facsimile transmission.

         Section 2. Whenever any notice is required to be given under the provisions of the Nevada Revised Statues or of the Articles of Incorporation or of these By-Laws, a waiver thereon in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be the Chairman of the Board of Directors, President, Secretary and Treasurer. The Board of Directors may also choose Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Articles of Incorporation or these By-Laws otherwise provide.

         Section 2. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 3. The salaries of all executive officers of the corporation shall be fixed by the Board of Directors.

         Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

         Section 5. The Chairman of the Board of Directors shall be the Chief Executive Officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors.

         Section 6. The Chairman of the Board of Directors shall execute bonds, mortgages, promissory notes and any other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 7. In the absence of the Chairman or in the event of his inability or refusal to act, the President shall perform the duties of the Chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman. In the absence of both the Chairman and the President, the Board of Directors shall appoint a Vice President who shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

         Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman.

         Section 9. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         Section 10. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the Chairman and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.


                                   ARTICLE VI

                              CERTIFICATE OF STOCK

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the Chairman or President of the corporation and by the Secretary of the corporation, certifying the number of shares owned by him in the corporation.

         Section 2. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

         Section 4. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.


                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 1. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The Board of Directors shall cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Any right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as the rights under this Article.

         Section 2. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation , or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

         Section 3. The Board of Directors may from time to time adopt further By-Laws with respect to indemnification and may amend these and such By-Laws to the full extent permitted by the General Corporation Law of the State of Nevada.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         Section 2. All checks or demands, for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. The fiscal year of the corporation shall be the calendar year unless so fixed by resolution of the Board of Directors.


                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by a majority vote of either the stockholders or the Board of Directors, when such power is conferred upon the Board of Directors by the Articles of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Articles of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.

                                    COMPOSITE

                            ARTICLES OF INCORPORATION
                                       OF
                                  COMSTOCK BANK
                          a Nevada Banking Corporation

         KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada, relating to banking corporations:

         AND WE DO HEREBY CERTIFY:

         FIRST: That the name of this corporation is COMSTOCK BANK. The principal office of the corporation is fixed and located at 6275 Neil Road, Reno, Nevada 89511, effective, May 1, 1996.

         SECOND: The principal office or place of business of the corporation in this State is to be at 400 West King Street, Carson City, Nevada, but this corporation may maintain an office or offices elsewhere, within or without the State of Nevada, at such place or places as the Board of Directors may designate or as may be designated in the By-Laws of the corporation.

         THIRD: The nature of the business, object and purpose proposed to be transacted, promoted and carried on by the corporation are to engage in any activity in which banking corporations may engage under the provisions of Title 55 of Nevada Revised Statutes, being Chapters 657 through 671. The powers of said corporation shall be all of the lawful powers necessary to carry on the said business and accomplish the object and purpose of this corporation.

         FOURTH: The corporation shall have the power to issue one (1) class of stock to be designated as common stock with a par value of FIFTY CENTS ($.50) per share. The authorized capital stock of the corporation shall consist of SIX MILLION (6,000,000) SHARES of said common stock, or a total authorized capital of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00); provided, however, that said corporation shall not be authorized to commence the banking business until such time as there has been a total of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) paid into the capital accounts of the corporation in such manner as may be required by the Superintendent of Banks of the State of Nevada. No stock of the corporation shall have preemptive rights.

         Changes in the capital stock structure shall be made in accordance with the applicable laws of the State of Nevada.

         FIFTH: The members of the governing board of this corporation shall be styled "Directors", and they shall be not less than five (5) nor more than twenty-five (25) in number as fixed either by (1) an amendment to the Articles of Incorporation, or (2) the adoption of By-Laws, and, from time to time, amendments thereto increasing or decreasing the number of directors. The names and addresses of the five (5) persons who are appointed to serve as the first Board of Directors are as follows:

         G. STEPHEN BILYEU, 621 Highlands St., Carson City, Nevada 89701
         PAUL M. CHALK, 706 Ivy St., Carson City, Nevada 89701
         KEITH W. MACDONALD, 707 Hillcrest St., Carson City, Nevada 89701 THEODORE H. STOKES, 4400 Kings Canyon Road, Carson City, Nevada 89701 WENDLE H. TARKINGTON, 670 W. Arroyo St., Reno, Nevada

         SIXTH: The capital stock of the corporation shall be issued only when fully paid.

         SEVENTH: The names and post office addresses of the incorporators signing these Articles of Incorporation shall be the same as the first Board of Directors set forth in paragraph FIFTH above.

         EIGHTH: The names and post office addresses of subscribers for stock with the number of shares and the amount of each subscription are as follows:

                                                                      SUBSCRIBED
                                                   NO. OF              PURCHASE
NAME:                   ADDRESS:                   SHARES:              PRICE:
--------------------------------------------------------------------------------

G. STEPHEN BILYEU       621 Highlands St.           100               $1,250.00
                        Carson City, NV 89701

PAUL M. CHALK           706 Ivy St.                 100               $1,250.00
                        Carson City, NV 89701

KEITH W. MACDONALD      707 Hillcrest St.           100               $1,250.00
                        Carson City, NV 89701

THEODORE H. STOKES      4400 Kings Canyon Rd.       100               $1,250.00
                        Carson City, NV 89701

WENDLE H. TARKINGTON    670 W. Arroyo St.           100               $1,250.00
                        Reno, Nevada

         NINTH: This corporation shall have perpetual existence.

         TENTH: The private property of the stockholders of this corporation shall not be subject to the payment of the debts of said corporation to any extent whatever.

         ELEVENTH: The Board of Directors of this corporation may from time to time fix the consideration for which any and all of stock shall be sold and consideration of such sale, and the terms fixed shall, in the absence of fraud, be binding and conclusive upon the corporation and its stockholders and any and all shares issued upon compliance with said terms and upon payment of the consideration so fixed and the amount subscribed therefore, shall be deemed and held to be fully paid but subject to assessment by the Board of Directors upon order of the Superintendent of the Banks of the State of Nevada for the purpose of restoring an impairment or reduction of capital in the manner and to the extent provided for in Nevada Revised Statutes 661.085 and 661.095.

         TWELFTH: The Board of Directors shall have power from time to time to determine and vary the amount of the working capital of the corporation; to determine whether any, and if any, what part of the accumulated profits shall be declared in dividends and paid to the stockholders; to determine the times for the declaration and the payment of dividends; and to direct and to determine the use and disposition of any surplus or net profits over and above the capital stock paid in.

         From time to time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the original or duplicate stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspection of any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

         By resolution or resolutions, passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, or in the By-Laws of the corporation, shall have, and may exercise the power of the Board of Directors in the management of the business of the corporation. Such committee or committees shall have such name or names as may be stated in the By-Laws of the corporation, or as may be determined by resolution adopted by the Board of Directors.

         In carrying on the business of the corporation the Board of Directors is hereby authorized and empowered to sell, exchange, mortgage, bond or otherwise dispose of, deal with and encumber any or all of the property of the corporation, upon such terms and conditions as such Board of Directors may deem just and proper and for the best interests of the corporation, subject to the applicable laws of the State of Nevada.

         This corporation may, in its By-Laws, confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

         THIRTEENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         FOURTEENTH: Meetings of the stockholders and/or directors may be held at any office of the corporation either in or out of the State of Nevada, in any place in the world.

         FIFTEENTH: A director or officer shall not be liable to the corporation, nor to any stockholder or stockholders of the corporation, for damages which result from the breach of any fiduciary duty by the director or officer, unless the breach of fiduciary duty is the result of:

                 (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law; or

                 (b)    the payment of dividends in violation of NRS 78.300.

         IN WITNESS WHEREOF, we have hereunto set our hands this 11th day of May, 1979.

                                                 /s/ G. Stephen Bilyeu
                                                 -------------------------
                                                 G. STEPHEN BILYEU


                                                 /s/ Paul M. Chalk
                                                 -------------------------
                                                 PAUL M. CHALK


                                                 /s/ Keith W. MacDonald
                                                 -------------------------
                                                 KEITH W. MACDONALD


                                                 /s/ Theodore H. Stokes
                                                 -------------------------
                                                 THEODORE H.  STOKES


                                                 /s/ Wendle H. Tarkington
                                                 -------------------------
                                                 WENDLE H.  TARKINGTON

                        PART II. INFORMATION NOT REQUIRED
                                  IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         Subsection 1 of Section 78.751 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendre or its equivalent does not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, he had reasonable cause to believe his actions were unlawful.

         Subsection 2 of Section 78.751 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards to those described above except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.751 of the NRS further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue or mater therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that any indemnification provided for by Section 78.751 of the NRS (by court order or otherwise) shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.751.

         Article Fourteenth of Bancorp's Articles of Incorporation and Article VII of Bancorp's Bylaws provide that Bancorp shall provide indemnification for all persons, including its officers and directors, that it has the power to indemnify in substantially the same scope to that permitted under Section 78.751 of the NRS. The Bylaws provide, pursuant to Subsection 5 of Section 78.751 of the NRS, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by Bancorp as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of any undertaking by or on behalf of the director or officer to repay such amounts unless it is ultimately determined that he is not entitled to be indemnified by Bancorp pursuant to Article IX of the Bylaws.

Item 21. Exhibits and Financial Statement Schedules

The  exhibits  and  financial   statement   schedules  filed  as  part  of  this
Registration Statement are as follows:

(a)      List of Exhibits.

          Exhibit
              No.  Description
          -------  -----------
             *2.1  Plan of  Reorganization  dated as of February 26, 1997 by and
                   among  Comstock  Bank  and  Comstock  Bancorp   (included  as
                   Appendix A to the Proxy Statement--Prospectus).

             *3.1 Articles of Incorporation of Comstock Bancorp (included as Appendix C to the Proxy Statement--Prospectus).

             *3.2 Bylaws of Comstock Bancorp (included as Appendix D to the Proxy Statement--Prospectus).

             *3.3  Articles of Incorporation of Comstock Bank.

             *3.4  Bylaws of Comstock Bank.

            **4.1  Form of Stock Certificate of Comstock Bancorp.

            **5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff LLP re: legality.

            **8.1 Opinion of Benesch, Friedlander, Coplan & Aronoff LLP re: federal tax matters.

            *10.1 Employment Agreement dated as of December 14, 1992 between the Bank and Robert Barone.

          Exhibit
              No.  Description
          -------  -----------
            *10.2 Form of Assignment of and First Amendment to Employment Agreement among Bancorp, the Bank and Robert Barone.

            *10.3 Employment Agreement dated as of December 14, 1992 between the Bank and Larry Platz.

            *10.4 Form of Assignment of and First Amendment to Employment Agreement among Bancorp, the Bank and Larry Platz.
            *10.5  1992 Incentive Plan of Comstock Bank, as amended.

            *10.6  1992 Non-Employee Directors' Stock Option Plan, as amended.

            *10.7  Form of Comstock Bank Payroll Deduction Stock Purchase Plan.

            *10.8 Form of Assignment of and First Amendment to Warrant Agree-ment.

           **23.1  Consent  of  Benesch,  Friedlander,   Coplan  &  Aronoff  LLP
                   (included in Exhibits 5.1 and 8.1 to this Registration Statement).

            *23.2  Consent of Kafoury, Armstrong & Co.

            *27.1  Financial Data Schedule (only filed in EDGAR format).

            *99.1  Proxy Card for 1997 Annual Meeting of Comstock Bank.

------------------------
*        Filed herewith.
**       To be filed by amendment.

(b)      Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 22.
         Undertakings

The undersigned Registrant hereby undertakes as follows:

(1) To respond to requests for information that is incorporated by reference into the Proxy Statement--Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on March 25, 1997.


                                           Comstock Bancorp

                                      By:  /s/ Robert N. Barone
                                           --------------------
                                           Robert N. Barone
                                           Chairman of the Board of Directors,
                                           Chief Executive Officer and Treasurer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears blow constitutes and appoints Robert N. Barone and Larry Platz as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-4 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U. S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement or amendment thereto, has been signed by the following persons in the capacities and on the dates indicated.

         Name                          Title                           Date
         ----                          -----                           ----

/s/ Robert N. Barone     Chairman of the Board of Directors,      March 25, 1997
--------------------     Chief Executive Officer and Treasurer
Robert N. Barone


/s/ Larry Platz          Director, President and Secretary        March 25, 1997
--------------------
Larry Platz


/s/ Edward Allison       Director                                 March 25, 1997
--------------------
Edward Allison

         Name                          Title                           Date
         ----                          -----                           ----
/s/ Stephen Benna        Director                                 March 25, 1997
--------------------
Stephen Benna


/s/ John Coombs          Director                                 March 25, 1997
--------------------
John Coombs

/s/ Michael Dyer         Director                                 March 25, 1997
--------------------
Michael Dyer

/s/ Mervyn Matorian      Director                                 March 25, 1997
--------------------
Mervyn Matorian

/s/ Samuel McMullen      Director                                 March 25, 1997
--------------------
Samuel McMullen

                                 EXHIBIT INDEX

     Exhibit
      Number        Description of Exhibit
      ------        ----------------------
       *2.1         Plan of Reorganization  dated as of February 26, 1997 by and among  Comstock  Bank  and  Comstock  Bancorp  (included  as
                    Appendix A to the Proxy Statement--Prospectus).

       *3.1 Articles of Incorporation of Comstock Bancorp (included as Appendix C to the Proxy Statement--Prospectus).

       *3.2 Bylaws of Comstock Bancorp (included as Appendix D to the Proxy Statement--Prospectus).

       *3.3         Articles of Incorporation of Comstock Bank.

       *3.4         Bylaws of Comstock Bank.

      **4.1         Form of Stock Certificate of Comstock Bancorp.

      **5.1         Opinion of  Benesch,  Friedlander,  Coplan & Aronoff LLP re:
                    legality.

      **8.1         Opinion of  Benesch,  Friedlander,  Coplan & Aronoff LLP re:
                    federal tax matters.

      *10.1 Employment Agreement dated as of December 14, 1992 between the Bank and Robert Barone.

      *10.2 Form of Assignment of and First Amendment to Employment Agreement among Bancorp, the Bank and Robert Barone.

      *10.3 Employment Agreement dated as of December 14, 1992 between the Bank and Larry Platz.

      *10.4 Form of Assignment of and First Amendment to Employment Agreement among Bancorp, the Bank and Larry Platz.

      *10.5         1992 Incentive Plan of Comstock Bank, as amended.

      *10.6         1992 Non-Employee Directors' Stock Option Plan, as amended.

      *10.7         Form of Comstock Bank Payroll Deduction Stock Purchase Plan.

      *10.8         Form  of  Assignment  of  and  First  Amendment  to  Warrant
                    Agreement.

     **23.1 Consent of Benesch, Friedlander, Coplan & Aronoff LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).

     Exhibit
      Number        Description of Exhibit
      ------        ----------------------
      *23.2         Consent of Kafoury, Armstrong & Co.

      *27.1         Financial Data Schedule (only filed in EDGAR format).

      *99.1         Proxy Card for 1997 Annual Meeting of Comstock Bank.

------------------------
*        Filed herewith.
**       To be filed by amendment.

                                  EXHIBIT 3.3
                                   COMPOSITE

                            ARTICLES OF INCORPORATION
                                       OF
                                  COMSTOCK BANK
                          a Nevada Banking Corporation

         KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada, relating to banking corporations:

         AND WE DO HEREBY CERTIFY:

         FIRST: That the name of this corporation is COMSTOCK BANK. The principal office of the corporation is fixed and located at 6275 Neil Road, Reno, Nevada 89511, effective, May 1, 1996.

         SECOND: The principal office or place of business of the corporation in this State is to be at 400 West King Street, Carson City, Nevada, but this corporation may maintain an office or offices elsewhere, within or without the State of Nevada, at such place or places as the Board of Directors may designate or as may be designated in the By-Laws of the corporation.

         THIRD: The nature of the business, object and purpose proposed to be transacted, promoted and carried on by the corporation are to engage in any activity in which banking corporations may engage under the provisions of Title 55 of Nevada Revised Statutes, being Chapters 657 through 671. The powers of said corporation shall be all of the lawful powers necessary to carry on the said business and accomplish the object and purpose of this corporation.

         FOURTH: The corporation shall have the power to issue one (1) class of stock to be designated as common stock with a par value of FIFTY CENTS ($.50) per share. The authorized capital stock of the corporation shall consist of SIX MILLION (6,000,000) SHARES of said common stock, or a total authorized capital of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00); provided, however, that said corporation shall not be authorized to commence the banking business until such time as there has been a total of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) paid into the capital accounts of the corporation in such manner as may be required by the Superintendent of Banks of the State of Nevada. No stock of the corporation shall have preemptive rights.

         Changes in the capital stock structure shall be made in accordance with the applicable laws of the State of Nevada.

         FIFTH: The members of the governing board of this corporation shall be styled "Directors", and they shall be not less than five (5) nor more than twenty-five (25) in number as fixed either by (1) an amendment to the Articles of Incorporation, or (2) the adoption of By-Laws, and, from time to time, amendments thereto increasing or decreasing the number of directors. The names and addresses of the five (5) persons who are appointed to serve as the first Board of Directors are as follows:

         G. STEPHEN BILYEU, 621 Highlands St., Carson City, Nevada 89701
         PAUL M. CHALK, 706 Ivy St., Carson City, Nevada 89701
         KEITH W. MACDONALD, 707 Hillcrest St., Carson City, Nevada 89701 THEODORE H. STOKES, 4400 Kings Canyon Road, Carson City, Nevada 89701 WENDLE H. TARKINGTON, 670 W. Arroyo St., Reno, Nevada

         SIXTH: The capital stock of the corporation shall be issued only when fully paid.

         SEVENTH: The names and post office addresses of the incorporators signing these Articles of Incorporation shall be the same as the first Board of Directors set forth in paragraph FIFTH above.

         EIGHTH: The names and post office addresses of subscribers for stock with the number of shares and the amount of each subscription are as follows:

                                                                      SUBSCRIBED
                                                   NO. OF              PURCHASE
NAME:                   ADDRESS:                   SHARES:              PRICE:
--------------------------------------------------------------------------------

G. STEPHEN BILYEU       621 Highlands St.           100               $1,250.00
                        Carson City, NV 89701

PAUL M. CHALK           706 Ivy St.                 100               $1,250.00
                        Carson City, NV 89701

KEITH W. MACDONALD      707 Hillcrest St.           100               $1,250.00
                        Carson City, NV 89701

THEODORE H. STOKES      4400 Kings Canyon Rd.       100               $1,250.00
                        Carson City, NV 89701

WENDLE H. TARKINGTON    670 W. Arroyo St.           100               $1,250.00
                        Reno, Nevada

         NINTH: This corporation shall have perpetual existence.

         TENTH: The private property of the stockholders of this corporation shall not be subject to the payment of the debts of said corporation to any extent whatever.

         ELEVENTH: The Board of Directors of this corporation may from time to time fix the consideration for which any and all of stock shall be sold and consideration of such sale, and the terms fixed shall, in the absence of fraud, be binding and conclusive upon the corporation and its stockholders and any and all shares issued upon compliance with said terms and upon payment of the consideration so fixed and the amount subscribed therefore, shall be deemed and held to be fully paid but subject to assessment by the Board of Directors upon order of the Superintendent of the Banks of the State of Nevada for the purpose of restoring an impairment or reduction of capital in the manner and to the extent provided for in Nevada Revised Statutes 661.085 and 661.095.

         TWELFTH: The Board of Directors shall have power from time to time to determine and vary the amount of the working capital of the corporation; to determine whether any, and if any, what part of the accumulated profits shall be declared in dividends and paid to the stockholders; to determine the times for the declaration and the payment of dividends; and to direct and to determine the use and disposition of any surplus or net profits over and above the capital stock paid in.

         From time to time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the original or duplicate stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspection of any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

         By resolution or resolutions, passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, or in the By-Laws of the corporation, shall have, and may exercise the power of the Board of Directors in the management of the business of the corporation. Such committee or committees shall have such name or names as may be stated in the By-Laws of the corporation, or as may be determined by resolution adopted by the Board of Directors.

         In carrying on the business of the corporation the Board of Directors is hereby authorized and empowered to sell, exchange, mortgage, bond or otherwise dispose of, deal with and encumber any or all of the property of the corporation, upon such terms and conditions as such Board of Directors may deem just and proper and for the best interests of the corporation, subject to the applicable laws of the State of Nevada.

         This corporation may, in its By-Laws, confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

         THIRTEENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         FOURTEENTH: Meetings of the stockholders and/or directors may be held at any office of the corporation either in or out of the State of Nevada, in any place in the world.

         FIFTEENTH: A director or officer shall not be liable to the corporation, nor to any stockholder or stockholders of the corporation, for damages which result from the breach of any fiduciary duty by the director or officer, unless the breach of fiduciary duty is the result of:

                 (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law; or

                 (b)    the payment of dividends in violation of NRS 78.300.

         IN WITNESS WHEREOF, we have hereunto set our hands this 11th day of May, 1979.

                                                 /s/ G. Stephen Bilyeu
                                                 -------------------------
                                                 G. STEPHEN BILYEU


                                                 /s/ Paul M. Chalk
                                                 -------------------------
                                                 PAUL M. CHALK


                                                 /s/ Keith W. MacDonald
                                                 -------------------------
                                                 KEITH W. MACDONALD


                                                 /s/ Theodore H. Stokes
                                                 -------------------------
                                                 THEODORE H.  STOKES


                                                 /s/ Wendle H. Tarkington
                                                 -------------------------
                                                 WENDLE H.  TARKINGTON

                                  EXHIBIT 3.4
                                   COMPOSITE

                                    BYLAWS OF

                                  COMSTOCK BANK
                               CARSON CITY, NEVADA



                        ORGANIZED UNDER THE BANKING LAWS
                             OF THE STATE OF NEVADA

                                      INDEX
                                      -----

                                                                            Page
                                                                            ----

ARTICLE I         OFFICES                                                     1

                  Section 1.1      Principal Executive Office                 1
                  Section 1.2      Other Offices                              1

ARTICLE II        MEETINGS OF SHAREHOLDERS                                    1

                  Section 2.1       Place of Meetings                         1
                  Section 2.2       Annual Meetings                           1
                  Section 2.3       Nominations for Director                  2
                  Section 2.4       Special Meetings                          3
                  Section 2.5       Quorum                                    3
                  Section 2.6       Adjourned Meeting and Notice Thereof      4
                  Section 2.7       Voting                                    4
                  Section 2.8       Validation of Defectively Called
                                    or Noticed Meetings                       4
                  Section 2.9       Action Without Meeting                    5
                  Section 2.10      Proxies                                   6
                  Section 2.11      Inspectors of Election                    6

ARTICLE III       DIRECTORS                                                   7

                  Section 3.1       Powers                                    7
                  Section 3.2       Number and Classification of Directors    8
                  Section 3.3       Election and Term of Office               9
                  Section 3.4       Director's Oath                           9
                  Section 3.5       Vacancies                                 9
                  Section 3.6       Place of Meeting                         10
                  Section 3.7       Organization Meeting                     10
                  Section 3.8       Other Regular Meetings                   10
                  Section 3.9       Special Meetings                         10
                  Section 3.10      Action Without Meeting                   10
                  Section 3.11      Action at a Meeting; Quorum
                                    and Required Vote                        11
                  Section 3.12      Validation of Defectively Called
                                    or Noticed Meetings                      11
                  Section 3.13      Waiver of Notice by Attendance           11
                  Section 3.14      Adjournment                              11
                  Section 3.15      Notice of Adjournment                    11
                  Section 3.16      Fees and Compensation                    12
                  Section 3.17      Indemnification of Corporate Agents      12
                  Section 3.18      Transactions Between the Corporation
                                    and its Directors                        12

                                                                            Page
                                                                            ----

ARTICLE IV        OFFICERS                                                   13

                  Section 4.1       Officers                                 13
                  Section 4.2       Election                                 13
                  Section 4.3       Subordinate Officers, etc.               13
                  Section 4.4       Removal and Resignation                  14
                  Section 4.5       Vacancies                                14
                  Section 4.6       President                                14
                  Section 4.7       Vice Presidents                          14
                  Section 4.8       Secretary                                14
                  Section 4.9       Cashier                                  15

ARTICLE V         GENERAL CORPORATE MATTERS                                  15

                  Section 5.1       Record Date                              15
                  Section 5.2       Inspection of Corporate Records          16
                  Section 5.3       Maintenance and Inspection of Bylaws     16
                  Section 5.4       Annual and Other Reports                 17
                  Section 5.5       Checks, Drafts, Etc.                     17
                  Section 5.6       Contracts, Etc., How Executed            17
                  Section 5.7       Certificates for Shares                  17
                  Section 5.8       Statements on Certificate for Shares     17
                  Section 5.9       Lost, Stolen or Destroyed Certificates   17
                  Section 5.10      Representation of Shares of
                                    Other Corporations                       17
                  Section 5.11      Construction and Definitions             18
                  Section 5.12      Corporate Seal                           18

ARTICLE VI        AMENDMENTS                                                 18

                  Section 6.1       Power of Shareholders                    18
                  Section 6.2       Power of Directors                       18
                  Section 6.3       Effective Date                           18

                                     BYLAWS
                                       OF
                                  COMSTOCK BANK
                      (A NEVADA STATE BANKING CORPORATION)


                                    ARTICLE I
                                     OFFICES
         Section 1.1 Principal Executive Office . The principal executive office of the Corporation (the "Head Office") is hereby fixed and located in Carson City, State of Nevada. The Board of Directors is hereby granted full power and authority to charge said Head Office from one location to another, subject to all necessary regulatory approvals.

         Section 1.2 Other Offices . Branch offices or other places of business may at any time be established by the Board of Directors at any place or places, subject to all necessary regulatory approvals.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.1 Place of Meetings . All meetings of shareholders shall be held at the Head Office of the Corporation, or at any other place within the State of Nevada which may be designated either by the Board of Directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

         Section 2.2       Annual Meetings .

                 (a) Time and Place. The Annual Meeting of Shareholders shall be held each year on a date and at a time designated by the Board of Directors.

                 (b) Business to be Transacted. At the Annual Meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

                 (c) Notice, Means. Written notice of each Annual Meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the Corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the Head Office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the Head Office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said Head Office is located. An affidavit of the mailing or other means of giving any notice of any Annual Meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

                 (d) Notice, Time and Content. All notices referred to in subsection (c) above shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each Annual Meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

                  Such notices shall specify:

                        (i) the place, the date, and the hour of such meeting;

                        (ii) those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders;

                        (iii) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

                        (iv) the general nature of a proposal, if any, to take action with respect to approval of, (a) a contract or other transaction with an interested director, (b) amendment of the articles of incorporation, (c) a reorganization of the Corporation, (d) voluntary dissolution of the Corporation, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

                        (v) such other matters, if any, as may be expressly required by statute.

         Section 2.3 Nominations for Director . Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing, signed and received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2 of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name, address and the term of office of each proposed nominee; (b) the principal occupation of each proposed nominee;
(c) the number of shares of voting stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of voting stock of the Corporation owned by the notifying shareholder; and (f) with the written consent of the proposed nominee, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee.

         The first paragraph of this Section 2.3 shall be set forth in any notice of a shareholders' meeting, whether pursuant to Section 2.2 or Section
2.4 of these bylaws, at which meeting the election of directors is to be considered.

         Section 2.4       Special Meetings .

                 (a) Calling of. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the Nevada Revised Statutes and the articles of incorporation of this Corporation, may be called at any time by the Chairman of the Board, the President, the Board of Directors, or by one or more shareholders holding not less than thirty-three and one-third percent (33-1/3%) of the outstanding shares entitled to vote.

                 (b) Time and Notice of. Upon receipt of a request in writing that a special meeting of shareholders be called for any proper purpose, directed to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, then such officer shall forthwith cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting or at a time set by the officer if the requested time is inexpedient, which time shall be not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling for the meeting may give notice thereof in the manner provided by these bylaws or apply to the District Court for an order requiring the giving of such notice. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for Annual Meetings of Shareholders. In addition to the matters required by item (i) and, if applicable, item
                        (iii) of Section 2.2 of these bylaws, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

         Section 2.5 Quorum . A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         Section 2.6 Adjourned Meeting and Notice Thereof . Any shareholders' meeting, Annual or Special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.4 above. When any shareholders' meeting, either Annual or Special, is adjourned for forty-five (45) days or more, or if after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

         Section 2.7       Voting .

                 (a) Record Date. Unless a record date for voting purposes is fixed as provided in Section 5.1 of Article V of these bylaws then, subject to any provisions of the Nevada Revised Statutes (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

                 (b) Ballot. Voting may be oral or by written ballot; provided, however, all elections for directors must be by ballot if demand for election by ballot is made by a shareholder at the meeting and before the voting begins. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Nevada Revised Statutes or the Articles of Incorporation.

         Section 2.8 Validation of Defectively Called or Noticed Meetings . The transactions of any meeting of shareholders, either Annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any Annual or special meeting of shareholders except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 2.2 (d) (iv) or Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

         Section 2.9       Action Without Meeting.

                 (a) Election of Directors. Except as provided in Section 3.5(d) of Article III of these Bylaws, Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by a majority of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

                 (b) Other Action. Unless otherwise provided for in the articles, any action which, under any provision of the Nevada Revised Statutes may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Unless the consent of all shareholders entitled to vote have been solicited in writing: (i) notice of any proposed shareholder approval of (a) a contract or other transaction with an interested director, (b) indemnification of an agent of the Corporation as authorized by Section 3.17 of Article III of these Bylaws, (c) a reorganization of the Corporation, or (d) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and, (ii) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 2.2 of Article II of these Bylaws.

         Unless, as provided in Section 5.1 of Article V of these Bylaws, the Board of Directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the Corporation.

         Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares of a personal representative of the shareholder or his respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

         Section 2.10 Proxies . Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation. Any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before said proxy is voted and counted; provided that no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

         Section 2.11      Inspectors of Election .

                 (a) Appointment, Number. In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

                 (b) Duties. The duties of such inspectors shall be as prescribed herein and shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies regardless of the postmark dates on the envelopes in which they are mailed. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.1 Powers . Subject to any limitations of the Articles of Incorporation and of the Nevada Revised Statutes to action to be authorized or approved by the shareholders and subject to the duties of directors as prescribed by these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

                  First - To select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or these bylaws, fix their compensation, including retirement, employee benefits, stock options or other forms deemed appropriate, and require from them security for faithful service.

                  Second - To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the articles of incorporation or the bylaws, as they may deem best.

                  Third - To change the Head Office of the Corporation from one location to another as provided in Section 1.1 of Article I of these bylaws; to fix and locate from time to time one or more branch offices or other places of business of the Corporation, as provided in Section
         1.2 of Article I of these bylaws; to designate any place within the State of Nevada for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

                  Fourth - To authorize the issue of shares of stock for the Corporation from time to time, upon such terms as may be lawful.

                  Fifth - To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, capital notes, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor, to the extent permitted by law.

                  Sixth - By resolution adopted by a majority of the authorized number of directors, the Board may designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee shall be conducted. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the Board shall govern. Any such committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except with respect to:

                        (i) the approval of any action for which the Nevada Revised Statutes or the articles of incorporation also require shareholder approval;

                        (ii) the filling of vacancies on the Board or in any committee;

                        (iii) the fixing of compensation of the directors for serving on the Board or on any committee;

                        (iv)   the adoption, amendment or repeal of bylaws;

                        (v) the amendment or repeal of any resolution of the Board;

                        (vi) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board;

                        (vii) the appointment of other committees of the Board or the members thereof; or

                        (viii) the  approval  of any action for which the Nevada
                               Revised   Statutes  require  the  approval  of  a
                               greater number of directors.

                  Seventh - The Board may appoint a Stock Option Committee or Committees composed of not less than three (3) directors, one of whom shall serve as chairman. The duties of this Committee shall be to manage this Corporation's stock option plan(s), to make periodic reports to the Board as to the status of the Plan, and, in addition to the power of the Board to grant options, to grant qualified and non-qualified options pursuant to the Corporation's stock option plan(s).

                  Eighth - The Board may establish one or more advisory boards of directors or advisory committees to advise the Corporation as the Board may authorize. Each member of such a board or committee shall be appointed by the Board of Directors on a year-to-year basis. Such members may be permitted to attend certain meetings of the Board, but they shall have no vote on matters acted upon by the Board.

         Section 3.2 Number and Classification of Directors . The number of directors shall not be less than five (5) nor than nine (9) until changed by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the Articles of Incorporation or in this Section 3.2, by a bylaw or amendment thereof or by a resolution duly adopted by a vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board of Directors. (Amended by Minutes, December 10, 1981.)

         Subject to the foregoing provisions for changing the number of directors, the number of directors of this Corporation has been fixed at seven
(7).

         Section 3.3 Election and Term of Office . Directors shall be elected at each Annual Meeting of Shareholders, but if any such Annual Meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. The term of office of directors shall expire at the first Annual Meeting of shareholders after their election. Thereafter, at each Annual Meeting directors shall be elected to hold office until the second succeeding Annual Meeting. All directors shall hold office until a successor is elected and qualified, subject to the Nevada Revised Statutes and the provisions of these by laws with respect to vacancies on the Board.

         Section 3.4 Director's Oath . Each director upon taking office, after receipt of a certificate of authority by the Corporation to conduct a banking business from the Nevada Superintendent of Banks, shall make an oath or affirmation as required by Section 661.155 of the Nevada Revised Statutes and each such oath, subscribed by the director and certified by the notary public before whom it is taken, shall be immediately filed with the Nevada Superintendent of Banks.

         Section 3.5       Vacancies .

                 (a) When a Vacancy Exists. A vacancy in the Board of Directors shall be deemed to exist: (1) in case of the death, resignation or removal of any director; (2) if a director has been declared of unsound mind by order of court; (3) if a director is convicted of a felony; (4) if the authorized number of directors be increased; (5) if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting; or
                        (6) any time that a minimum of five directors have been elected at the immediately preceding annual meeting and there remain unfilled positions, up to the maximum number of positions authorized by Article III, Section
                        3.2 of these Bylaws, for which candidates were not proposed and voted on at the immediately preceding annual meeting.

                 (b) Filling of Vacancies by Directors. Vacancies in the Board of Directors may be filled by a majority of the directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of shareholders. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors (or the shareholders) may elect a successor to take office when the resignation becomes effective.

                 (c) Filling of Vacancies by Shareholders. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

                 (d) Vacancy Due to Removal of Director. Any director may be removed from office by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power.

                 (e) When Reduction in Number Effective. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         Section 3.6 Place of Meeting. Regular meetings of the Board of Directors shall be held at any place within the State of Nevada which has been designated from time to time by resolution of the Board. In the absence of such designation, regular meetings shall be held at the Head Office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the Head Office.

         Section 3.7 Organization Meeting . Immediately following each Annual Meeting of Shareholders the Board of Directors shall hold a regular meeting at the place of said Annual Meeting or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

         Section 3.8 Other Regular Meetings . Other regular meetings of the Board of Directors shall be held at least once each calendar month at such day and hour as shall be fixed from time to time by the Board of Directors by resolution or in the bylaws. If such day falls upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

         Section 3.9 Special Meetings . Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or by any two directors. Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, or by telegraph or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation or, if it is not so shown on such records or if not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the Head Office of the Corporation is located at least three (3) days prior to the time of the holding of the meeting. In case such notice is delivered, personally or by telephone, as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally or by telephone, as above provided, shall constitute due, legal and personal notice to such director. Any notice shall state the date, place and hour of the meeting and the general nature of the business to be transacted.

         Section 3.10 Action Without Meeting . Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

         Section 3.11 Action at a Meeting; Quorum and Required Vote . Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting, and each person participating in the meeting shall sign the minutes thereof. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the articles of incorporation, or by these bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

         Section 3.12 Validation of Defectively Called or Noticed Meetings . The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 3.13 Waiver of Notice by Attendance . Attendance by a director at any meeting shall constitute a waiver of notice of such meeting, unless a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called, noticed, or convened; provided, however, if after stating his objection, the objecting director continues to attend and by his attendance participates in any matters other than those to which he objected, he shall be deemed to have waived notice of such meeting and withdrawn his objections.

         Section 3.14 Adjournment . A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

         Section 3.15 Notice of Adjournment . If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

         Section 3.16 Fees and Compensation . Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

         Section 3.17 Indemnification of Corporate Agents . The corporation may indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person having been made or having been threatened to be made a party to a proceeding to the fullest extent possible by the provisions of the Nevada Revised Statutes and the Corporation may advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by the Nevada Revised Statutes. The terms "agent," "proceeding" and "expense" made in this Section 3.17 shall have the same meaning as such terms in said
Section 78.751 of the Nevada Revised Statutes.

         Section 3.18 Transactions Between the Corporation and its Directors .

                 (a) Corporation and Directors. No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any corporation, firm or association in which one or more of its directors has a material financial interest (a mere common directorship shall not constitute a material financial interest), is either void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if

                        (1) the material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders, and such contract or transaction is approved in good faith by the affirmative vote of a majority of the shares entitled to vote, represented at a duly held meeting at which a quorum is present or by written consent of shareholders, with the shares owned by the interested director or directors not being entitled to vote thereon;

                        (2) the material facts as to the transaction and as to such director's interest are fully disclosed or known to the Board or committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors, and the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified; or

                        (3) as to contracts or transactions not approved as provided in paragraph (a) or (b) of this subdivision, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the Corporation at the time it was authorized, approved or ratified.

                 (b) Corporations Having Interrelated Directors. No contract or other transaction between the Corporation and any corporation or association of which one or more of its directors are directors is either void or voidable because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies the contract or transactions, if

                        (1) The material facts as to the transaction and as to such director's other directorship are fully disclosed or known to the Board or committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common director or directors, or the contract or transaction is approved by the shareholders in good faith, or

                        (2) As to contracts or other transactions not approved as provided in paragraph (1) of this subdivision, the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified.

         This subsection (b) does not apply to contracts or transactions covered by subsection (a).

                 (c) Interested Directors. Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves or ratifies a contract or transaction.

                 (d)    Loans and  Extensions  of Credit.  For  purposes of this
                        Section 3.18, the term "transaction" does not include loans or extensions of credit in the ordinary course of business.


                                   ARTICLE IV

                                    OFFICERS

         Section 4.1 Officers . The officers of the Corporation shall be a President, a Vice President, a Secretary and a Cashier. The Corporation may also have, at the discretion of the Board of Directors, additional Vice Presidents, a Chairman of the Board, one or more Assistant Secretaries, one or more Assistant Cashiers and such other officers as may be appointed in accordance with the provisions of Section 4.3. One person may hold two or more offices, except that the offices of President and Secretary shall not be held by the same person.

         Section 4.2 Election . The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or
Section 4.5, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified. The President shall be elected from among the members of the Board of Directors.

         Section 4.3 Subordinate Officers, Etc. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

         Section 4.4 Removal and Resignation . Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation, without prejudice, however, to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.5 Vacancies . A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

         Section 4.6 President . The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors in the absence of the Chairman of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

         Section 4.7 Vice Presidents . In the case of absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these bylaws.

         Section 4.8       Secretary .

                 (a) Book of Minutes. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the Head Office and at such other place as the Board of Directors may order, a book or minutes of actions taken at all meetings of Directors and shareholders. The minutes shall include the time and place of the meeting, whether it is regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

                 (b) Share Register. The Secretary shall keep, or cause to be kept, at the Head Office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                 (c) Other Duties. The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by law or by the bylaws to be given, and the Secretary shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

         Section 4.9       Cashier .

                 (a) Book of Account. The office of Cashier shall be deemed to be that of Treasurer, and any Assistant Cashier shall be deemed the Assistant Treasurer of the Corporation. The Cashier of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are required to be sent to them by law or these bylaws. The books of account shall be open to inspection by any director at all reasonable times.

                 (b) Other Duties. The Cashier shall deposit or cause to be deposited, all moneys and other valuables in the name and to the credit of the Corporation, with such depositories as may be designated by the Board of Directors. The Cashier shall disburse, or cause to be disbursed, such funds of the Corporation as may be ordered by the Board of Directors; shall render to the President and directors, upon their request, an account of all of his transactions as Cashier and of the financial condition of the Corporation; and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.


                                    ARTICLE V

                            GENERAL CORPORATE MATTERS

         Section 5.1 Record Date . The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or these bylaws.

         Section 5.2       Inspection of Corporate Records .

                 (a) By Shareholders. The accounting books and all financial records of this Corporation and any subsidiary of this Corporation shall be open to inspection upon the written demand on the Corporation by any shareholder of record owning at least fifteen percent (15%) of the issued and outstanding shares or holder of a voting trust certificate representing the same percentage of shares, upon at least five (5) days' written demand on the Corporation by any shareholder of record owning at least fifteen percent (15%) of the issued and outstanding shares or holder of a voting trust certificate representing the same percentage of shares, upon at least five (5) days' written demand, at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interest as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by an agent or attorney.

                  A shareholder or shareholders, holding at least fifteen percent (15%) in the aggregate of the outstanding voting shares of the Corporation, or in the event the Corporation is subject to the reporting requirements of the Security Exchange Act of 1934, a shareholder or shareholders who hold at least one percent (1%) of such voting shares and have filed a Form F-6 with the Federal Deposit Insurance Corporation relating to the election of Directors of the Corporation, shall have (in person or by agent or attorney) the absolute right: (1) to inspect the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the Corporation and; (2) to obtain from the transfer agent for the Corporation upon written demand and upon the tender of its usual charges, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

                 (b) By Directors. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

         Section 5.3 Maintenance and Inspection of Bylaws . The Corporation shall keep at its Head Office the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

         Section 5.4 Annual and Other Reports . The Board of Directors of the Corporation shall cause an annual report to be sent to the shareholders at least fifteen (15) days prior to the Annual Meeting of shareholders but not later than one hundred twenty (120) days after the close of the fiscal year in accordance with the provisions of the Nevada Revised Statutes.

         Section 5.5 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

         Section 5.6 Contracts, Etc., How Executed . The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

         Section 5.7 Certificates for Shares . Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         Section 5.8 Statements on Certificate for Shares . Any such certificate shall also contain such legend or other statement as may be required by law, by these bylaws or by any agreement between the Corporation and the issuee thereof.

         Section 5.9 Lost, Stolen or Destroyed Certificates . No new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that the Board of Directors or the President and the Vice President may, however, in case any certificate for shares is lost, stolen, mutilated or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board of Directors or the President or the Vice President shall determine. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the relevant provisions of the Nevada Revised Statutes.

         Section 5.10 Representation of Shares of Other Corporations . The Chairman of the Board, President or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by these officers.

         Section 5.11 Construction and Definitions . Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Nevada Revised Statutes shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

         Section 5.12 Corporate Seal . The Board of Directors may adopt, use and at will alter a corporate seal. Any corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word "Nevada."


                                   ARTICLE VI

                                   AMENDMENTS

         Section 6.1 Power of Shareholders . New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of the shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

         Section 6.2 Power of Directors . Subject to the right of shareholders (as provided in Section 6.1) to adopt, amend or repeal bylaws, these bylaws may be adopted, amended or repealed by he Board of Directors; provided, however, that the Board of Directors may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in Section 3.2 of Article III of these bylaws.

         Section 6.3 Effective Date . These bylaws shall become effective only when a copy thereof, certified by the Secretary of the Corporation, has been filed with the Nevada Superintendent of Banks. Any amendment to these bylaws shall become effective only when a copy thereof, certified by the Secretary or Assistant Secretary of the Corporation, has been filed with the Superintendent.

                                  EXHIBIT 10.1
                              EMPLOYMENT AGREEMENT

         This Agreement made and entered into as of December 14, 1992, by Comstock Bank, a Nevada corporation ("Comstock"), and Robert N. Barone (Mr. Barone).

                                    RECITALS
         i. Comstock desires to void the present contract of employment between Comstock and Mr. Barone and to enter into a new contract governing the continued employment of Mr. Barone. This desire on the part of Comstock arises from the determination that it is in the best interests of the stockholders of Comstock that Mr. Barone continue in his position as Chief Executive Officer of Comstock and that he continue to exercise the duties and responsibilities of such office. Comstock believes that establishing a longer-term employment contract with Mr. Barone will benefit Comstock through creating incentive for Mr. Barone to continue in the employment of Comstock.

         ii. Mr. Barone is willing to void his existing contract of employment and to enter into a new agreement with the express understanding that he is relinquishing the rights under his presently existing contract of employment on the basis of the additional benefits to be received under the terms and conditions set forth below.

                              TERMS AND CONDITIONS
         1. EMPLOYMENT: Comstock hereby continues the employment of Mr. Barone and Mr. Barone hereby accepts the continuation of employment with Comstock on the terms of this Agreement, in the position and with the duties and responsibilities set forth in paragraph 3, below and in Exhibit "A" as appended, and upon the other terms and conditions hereinafter stated.

         2. TERM: Mr. Barone shall be employed pursuant to this contract for a period of five (5) years, beginning on December 15, 1992, or until termination for cause, as that term is defined in paragraph 9.3 of this Agreement. PROVIDED THAT, the term of this Agreement shall be extended by an additional year being added to the term on each anniversary date of this Agreement unless the Board of Directors of Comstock shall have given written notice to Mr. Barone thirty (30) days prior to the anniversary date that an additional year will not be added effective on the upcoming anniversary date. This provision that an additional year shall be added to the term of the Agreement on each anniversary date unless written notice to the contrary has been given to Mr. Barone, shall continue in effect from year-to-year throughout the entire term of this Agreement. The giving of notice by the Board of Directors in a particular year that an additional year will not be added shall effect only that year and an additional year shall be added in subsequent years, unless notice is also given in such subsequent years that there will be no additional year added. Upon the expiration of this Agreement, Mr. Barone may continue in the employment of Comstock, at the sole discretion of Comstock, upon such terms and conditions as Comstock and Mr. Barone may then agree to.

         3.       POSITION, DUTIES, RESPONSIBILITIES:

         3.1 Position: It is intended at all times during the term of the Agreement that Mr. Barone shall serve as Chief Executive Officer of Comstock and, other than as provided for herein, shall devote his full time and efforts to the position of Chief Executive Officer. In accordance with such position, he is hereby granted appropriate responsibilities, duties, and authority. Mr. Barone may not be removed from the position of Chief Executive Officer, nor may the duties, responsibilities, and authority normally attendant to such position, and those duties, responsibilities, and authority actually possessed by Mr. Barone as of the date of this Agreement be substantially altered or diminished, unless cause exists, as defined in paragraph 9.3, for the termination of this Agreement. A description of duties presently being performed by Mr. Barone is appended as Exhibit "A". It is expressly understood that, as a minimum, Mr. Barone shall be entitled to perform these duties, with commensurate authority, so long as this Agreement shall continue in force and effect. Any substantive diminution or alteration of Mr. Barone's duties, responsibilities or authority, without Mr. Barone's express agreement, shall constitute a material breach of this Agreement and shall be deemed a constructive termination without cause which shall entitle Mr. Barone to immediately demand and receive all benefit and relief specified under paragraph 9.4 of this Agreement as if he had been terminated upon a change in control.

         3.2 Effect of Merger or Acquisition: It is further expressly understood that in the event that Comstock should be merged into or acquired by another corporation, and Comstock is not the surviving entity, Mr. Barone shall be given a position of commensurate duty, responsibility and authority. Failure to appoint Mr. Barone to such a position in the event of a merger or acquisition shall constitute a material breach of this Agreement and shall be deemed a constructive termination without cause which shall entitle Mr. Barone to immediately demand and receive all benefit and relief specified under paragraph
9.4 of this Agreement as if he had been terminated upon a change in control.

         3.3 Location of Employment: Unless Mr. Barone otherwise consents, the principal place of his employment shall be in Comstock's primary administrative office, as that office may be located from time to time.

         3.4 Other Duties, Responsibilities and Activities: Mr. Barone shall be free to engage in activities other than those specifically described in Exhibit "A" at the discretion of the Board of Directors. It is expressly understood that the Board of Directors shall not assign Mr. Barone duties in addition to the duties or responsibilities so described unless changes in Comstock's structure or changes within the banking industry would dictate the assignment of such additional duties as sound and normal banking and business practice within the range of normal duties of employees holding positions similar to that of Mr. Barone in similarly situated banking institutions. Mr. Barone may request such additional duties, responsibilities, or authority as he may from time-to-time determine to be necessary or appropriate and the Board of Directors shall not unreasonably withhold the assignment of such duties, responsibilities or authority. Provided that no such grant of additional duties, responsibilities, or authority to Mr. Barone may diminish the duties, responsibilities, or authority of Larry A. Platz, if Mr. Platz then be employed by Comstock and does not acquiesce in such assignment of additional duties, responsibilities, or authority to Mr. Barone. Mr. Barone shall be free to engage in charitable and community activities, and to manage personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under the Agreement.

         4. SALARY: Mr. Barone shall be paid a base salary, payable in equal semi-monthly installments, at a rate of no less than One Hundred Thirty Two Thousand Dollars ($132,000.00) per year. The base salary amount is subject to renegotiation every six months, though such renegotiation need not result in a salary change. Salary changes shall only result in an increase in Mr. Barone's base salary, not a decrease.

         5. ANNUAL BONUS: Mr. Barone is currently eligible to receive an annual incentive bonus based upon the profitability of Comstock. A description of the incentive bonus program presently applicable to Mr. Barone, as reflected by the minutes of the Board of Directors of Comstock in approving and implementing the program, is attached hereto as Exhibit "B". Mr. Barone shall, as a minimum, be allowed to continue to be eligible for an incentive bonus on the terms and conditions specified in Exhibit "B" unless economic conditions or the financial condition of Comstock dictate, as a matter of strict business necessity, that such incentive program be suspended. In the event that strict business necessity results in the suspension of the bonus incentive program, the bonus incentive program shall be reinstated as soon as conditions improve to the point that the bonus incentive program can be reinstated without jeopardizing the financial soundness of Comstock.

         6. EMPLOYEE BENEFIT PLANS AND PROGRAMS: Mr. Barone will be entitled to participate in all benefit plans and programs of Comstock now or hereafter made available to executives and other salaried employees, in accordance with their terms, which may include, but are not limited to, pension and other retirement plans, life insurance, health insurance, sick leave, long term disability insurance, vacations, and holidays. Specifically, during the course of his employment, Comstock will provide, at no cost to Mr. Barone, a long-term disability insurance program which shall, as a minimum, provide the features set forth in Exhibit "C" to this Agreement. It is expressly understood that the authorization participating in benefits and programs under this paragraph is in addition to any benefits otherwise established through this Agreement or independently, including, but not limited to, the Life Insurance provided for by a Split-Dollar Insurance Agreement between Comstock and Mr. Barone, which is attached to this Agreement as Exhibit "D".

         7. SPLIT-DOLLAR INSURANCE: Comstock has, independent of this Agreement, entered into a Split-Dollar Insurance Agreement (Exhibit "D") with Mr. Barone. It is expressly agreed and understood that so long as this Employment Agreement continues in force and effect, Comstock shall continue to make the premium payments required by the Split-Dollar Agreement, as provided for in Exhibit "D". It is further expressly understood and agreed that the rights of the parties under the Split-Dollar Insurance Agreement, are governed by the provisions of the Split-Dollar Insurance Agreement, a copy of which is attached for purposes of reference, and not for incorporation, as Exhibit "D". Mr. Barone agrees to make a collateral assignment to Comstock of his rights in the insurance policy to be issued pursuant to the Split-Dollar Insurance Agreement. The collateral assignment, which shall be to insure repayment of premiums advanced by Comstock, will be in the form which is evidenced by Exhibit "E" to this Agreement.

         8. STOCK OPTIONS: The Board of Directors of Comstock has, concurrently with the entry of this Agreement, granted stock options to Mr. Barone. The terms and conditions governing the grant and exercise of such options are specified in a stock option Award Agreement, a copy of which is attached hereto as Exhibit "F", for purposes of reference and not incorporation. The stock option Award Agreement is expressly understood by the parties to stand alone and to not be a term or condition of this Agreement. It is further expressly understood that the stock options granted by Exhibit "F" are in addition to and do not constitute a limitation upon any stock options previously granted to Mr. Barone and such previously granted stock options or stock option plans shall continue in full force and effect and shall not be limited in any manner by this Agreement.

         9. MANNER AND CONSEQUENCES OF TERMINATION OF EMPLOYMENT: It is agreed that Mr. Barone's employment may only terminate as a result of (1) voluntary resignation, (2) voluntary retirement at age 65, (3) voluntary retirement before age 65, (4) disability, (5) death, and (6) cause, as defined in paragraph 9.3. The specific rights of Mr. Barone in the event of termination as a result of each of these reasons are individually addressed below.

         9.1 Voluntary Resignation, Voluntary Retirement or Death: In the event that Mr. Barone should voluntarily resign his employment with Comstock, should take voluntary retirement prior to or at the age of 65, or should die, any rights under this Employment Agreement shall immediately cease as of the effective date of his termination, including the right to receive any salary from the date of termination forward.

         9.2 Termination for Disability: For purposes of this Agreement, the definition of "disability" shall be the same as the definition of "disability" in the policy of disability insurance issued by Northwestern Mutual Life Insurance Company to insure Mr. Barone, a copy of which is attached to this Agreement as Exhibit "C", or the definition contained in any policy of disability insurance purchased by Comstock for the benefit of Mr. Barone which replaces Exhibit "C" and which is in effect at the time that Mr. Barone should become disabled. In the event that Mr. Barone's employment is terminated as a result of disability, this subparagraph shall be controlling. In such event, the following shall occur:

                 (a)    Mr.   Barone's   salary  under  this   Agreement   shall
                        immediately cease.

                 (b) Mr. Barone shall be entitled to any and all rights under the disability policy provided for by this Agreement.

         9.3 Termination for Cause: Other than as specifically provided in subparagraphs 9.1 and 9.2, Mr. Barone's employment may be terminated only for cause. This subparagraph shall be controlling with regard to any termination for cause. For purposes of this Agreement, termination for cause shall be defined as follows and no other or additional meaning or basis shall be utilized in determining whether "cause" exists. "Cause" shall mean only:

                 (a) Mr. Barone's willful failure or refusal, after reasonable written notice thereof and opportunity to remedy the same, to perform specific directives of the Board of Directors, when such directives are consistent with the scope and nature of Mr. Barone's duties and responsibilities as set forth in this Agreement and are made for legitimate business purposes of Comstock and in a manner consistent with reasonable and prudent business practices and expectations.

                 (b)    Dishonesty   of  Mr.  Barone  which   directly   effects
                        Comstock.

                 (c) The abuse of alcohol or controlled substances in a manner which interferes with the performance of Mr. Barone's obligations under this Agreement, continuing after warning and an appropriate opportunity to cure the problem, including the obligation on the part of Comstock to pay for any rehabilitation program requested by Mr. Barone. In order to take action under this subparagraph, Comstock must have given specific written warning to Mr. Barone which includes the offer to provide any rehabilitation program or procedure requested by Mr. Barone.

                 (d) Conviction of a felony or of any crime involving moral turpitude, fraud, or misrepresentation which would constitute a basis for removal of Mr. Barone as an officer of a banking institution under national or state banking laws and regulations.

                 (e) Any gross or willful misconduct of Mr. Barone which results in substantial loss to Comstock, substantial damage to Comstock's reputation, theft or embezzlement from Comstock, or any intentional act having the purpose or effect of materially injuring the reputation, business or business relationships of Comstock.

                 (f) Any material breach of this Agreement which is not covered by subparagraphs (a-e) immediately above, provided that Mr. Barone must be given written notice of such material breach and allowed reasonable time, which shall include at a minimum 10 days, after written notice thereof, to remedy the breach.

It is specifically understood and agreed that any act or failure to act by Mr. Barone which is done or omitted to be done by him in good faith and for a purpose which he reasonably believed to be in the best interest of Comstock shall not be deemed to be gross or willful and shall not be deemed to be cause for termination under this paragraph. In the event that Comstock believes that cause for termination under this subparagraph exists, Comstock must give Mr. Barone an express written specification of the cause which is deemed to exist. Mr. Barone shall have ten business days following receipt of the written specification of cause in which to give notice to Comstock that he is demanding that the determination of whether cause in fact exists for termination be submitted to binding arbitration as provided for in this Agreement. If Mr. Barone does not demand that the determination of whether cause exists be submitted to binding arbitration, his employment shall terminate as of the close of business on the tenth (10th) business day following receipt of the specification of cause. If Mr. Barone does demand arbitration, the arbitrator shall be limited to the grounds specified in subparagraphs (a) through (f) above in determining whether cause exists. It is expressly understood that Mr. Barone shall continue to receive all rights and benefits under this Agreement, including salary, or any rights or benefits which he is otherwise receiving, unless the document under which he is receiving such additional rights or benefits specifically provides to the contrary, until the effective date of his termination, if no arbitration is demanded or until a decision is rendered by the arbitrator establishing the existence of "cause" for termination. In the event that the asserted cause for termination is based on subparagraphs (b),
(c), (d) or (e), Comstock may place Mr. Barone on administrative leave, with pay and benefits, during the arbitration process. If the asserted cause is pursuant to subparagraphs (a) or (f) above, Mr. Barone shall be entitled to continue to perform his duties and responsibilities and to fully exercise his authority during the arbitration process. If Mr. Barone does not contest the termination or if the arbitrator decides that "cause" for termination has been established and Mr. Barone's employment is terminated on such basis, then Mr. Barone's salary and any benefits under this employment contract shall immediately cease as of the effective date of termination, in the absence of an arbitration in which a decision is rendered by an arbitrator, or the date of receipt of the arbitrator's decision.

         9.4 Termination upon Change of Control: Paragraphs 9.1 through 9.3 above set forth all of the bases for termination of Mr. Barone under this Agreement. However, it is understood that in the event of a change of control of Comstock through either purchase of stock, merger or a reconstitution of the Board of Directors, Comstock may wish to terminate Mr. Barone's rights under this Agreement. In such event, Comstock and Mr. Barone hereby expressly agree that Comstock may terminate such rights on the condition that Mr. Barone's salary shall continue, at the salary level being paid to Mr. Barone as of the date of termination, for a period of four years from the date of termination. During this period, Mr. Barone will not be required to perform any services for Comstock and shall be entitled to accept other employment without diminution of the salary paid by Comstock during such four year period. It is expressly understood and agreed that unless Mr. Barone, in his sole discretion shall elect otherwise, Comstock must give Mr. Barone a minimum of sixty (60) days written notice of Comstock's intent to elect to exercise Comstock's rights under this subparagraph and that Comstock may not physically remove Mr. Barone from his employment duties, responsibilities, or authority during such sixty (60) day period.

         [GOLDEN PARACHUTE INSERT: Notwithstanding anything to the contrary contained in this Agreement or in any other agreement between Mr. Barone and Comstock, it is the intention of Comstock and Mr. Barone that no portion of the payments made under this Section 9.4 of this Agreement or any other payment or payments to or for Mr. Barone under this Agreement or any other agreement or plan ("Termination Payments") be deemed to be an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended, or its successor provisions (the "Code"; and any reference to a specific Code section shall be deemed to include any successor provision to such section). It is agreed that the present value of the Termination Payments, receipt of which is contingent on the types of changes in control in Comstock Bank set forth in
Section 280G(b)(2)(A)(i) (a "Change in Control"), and to which Section 280G of the Code applies (in the aggregate, "Total Payments") shall not exceed an amount equal to one dollar ($1.00) less than the maximum amount which Comstock may pay without loss of deduction under Section 280G of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within thirty (30) days following the termination of Mr. Barone's employment or notice by Comstock to Mr. Barone of its belief that there is a payment or benefit due Mr. Barone which will result in an excess parachute payment as defined by Section 280G of the Code, Mr. Barone and Comstock, at Comstock's expense, shall obtain an opinion of legal counsel from mutually acceptable counsel, which opinions need not be unqualified, which sets forth (i) the "base amount" of Mr. Barone's compensation as determined pursuant to Section 280G, (ii) the present value of Total Payments, and (iii) the amount and present value of any excess parachute payments as determined pursuant to Section 280G of the Code. In the event such opinion determines that there would be an excess parachute payment, the Termination Payment hereunder or any other payment determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by Mr. Barone in writing delivered to Comstock within 30 days of his receipt of such opinion or, if Mr. Barone fails to so notify Comstock, then as Comstock shall reasonably determine, so that under the bases of calculation set forth in such opinion there will be no excess parachute payment. Legal counsel, in its sole discretion, may request the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by Mr. Barone from Comstock in connection with the Section 280G opinion required by this Section_____. If legal counsel requests such advice, Mr. Barone and Comstock shall obtain it, at Comstock's expense, and the legal counsel may rely on it in providing the Section 280G opinion required by this Section _____. Notwithstanding the treatment of any payments made to Barone hereunder on the income tax returns of Comstock (including any amendments or other changes of such returns by audit or otherwise), the opinion of legal counsel with respect to these issues should be final and binding on Comstock and Barone. In the event that the provisions of
Section 280G and 4999 of the Code or any successor provision are repealed without any successor provision, this Section _____ shall be of no further force or effect.]

         9.5 Termination for any other Reason: It is not contemplated that Mr. Barone's employment could be terminated in any manner not addressed above. However, to the extent that Mr. Barone's employment should be terminated in some other unforeseen manner, any such termination shall be treated as a termination upon change of control as provided for by subparagraph 9.4 above and Mr. Barone shall be entitled to all rights and entitlements that he would be entitled to upon termination as a result of change in control.

         10. SUCCESSORS OR ASSIGNS: This Agreement shall be fully binding upon and inure to the benefit of the successors and assigns of Comstock. "Successors and assigns" shall include any successor pursuant to a merger, consolidation or sale or other transfer of all or substantially all of Comstock's assets.

         11. SEVERABILITY: In the event that any provision or portion of the Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of the Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         12. SURVIVORSHIP: The respective rights and obligations of the parties hereunder shall survive any termination of the Agreement to the extent necessary to the intended preservation of such rights and obligations.

         13. REFERENCES: The singular shall include the plural. In the event of the death of Mr. Barone or a judicial determination of his incompetence, reference in this Agreement to Mr. Barone shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his executor, beneficiary or beneficiaries.

         14. ARBITRATION: The parties hereby agree that any dispute, action, claim or controversy between Comstock and Mr. Barone, whether sounding in contract, tort or otherwise, shall be resolved by submission to arbitration in accordance with NRS Chapter 38. The disputes, actions, claims or controversies which shall be submitted to arbitration shall include all disputes, actions, claims or controversies arising out of or in connection with (1) this Agreement or any related agreements or instruments; (2) all past, present and future agreements involving the parties; (3) the underlying facts which gave rise to this Agreement; (4) any transaction contemplated hereby, and all past and future transactions involving the parties; and (5) any aspect of the past, present or future relationships of the parties.

         The parties hereby agree that an arbitrator shall be selected from a list provided by the American Arbitration Association, unless the parties specifically agree in writing otherwise. Any arbitration will be conducted according to the Commercial Arbitration Rules of The American Arbitration Association, provided that the discovery rules of the Nevada Rules of Civil Procedure beginning with NRCP 26 through NRCP 37 shall be applicable and available to the parties. In the event of any inconsistency between the Commercial Arbitration Rules of the American Arbitration Association and this Agreement, the terms of this Agreement shall control. All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding commenced under this Agreement. Judgment upon any award rendered by an Arbitrator may be entered in any Court having jurisdiction and may be enforced as any judgment rendered by a Nevada District Court.

         The parties hereby specifically waive their right to file any action at law or in equity arising from any implementation or interpretation of this Agreement or the underlying transactions which gave rise to this Agreement except as specifically provided herein. This provision requiring arbitration does not affect any right of either party to obtain provisional or ancillary remedies such as injunctive relief or declaratory judgment as to contract terms or conditions from a court having jurisdiction, before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or the pursuit of any provisional or ancillary remedies which are provided for herein, shall not constitute a waiver of the requirement of arbitration created by this Agreement. This provision requiring arbitration does constitute a SPECIFIC WAIVER OF THE RIGHT TO TRIAL BY JURY or to proceed in any Nevada or Federal District Court or in the Courts of any other State, with the exceptions of the right to seek judicial assistance as provided above, and the right to seek enforcement of or compliance with this Agreement to submit to arbitration.

         15. ATTORNEY'S FEES AND COSTS: Should either party be required to retain the services of an attorney to enforce any term or condition of this Agreement or to obtain any right created hereby, such prevailing party shall be entitled to receive any attorney's fees and costs so incurred, regardless of whether litigation or other formal legal proceeding shall be initiated.

         16. NOTICES: Any notice required to be given by this Agreement shall be given only by personal delivery or by certified mail addressed to the party at the address specified below.

                  Comstock Bank                      Robert N. Barone
                  901 N. Stewart St.                 2625 Spinnaker Drive
                  Carson City, NV  89701             Reno, Nevada  89509

Any notice given by personal delivery must be receipted by the party to whom it is addressed and shall be considered received for all purposes of this Agreement, upon such receipt. All notices given by certified mail shall be considered received for all purposes of this Agreement, as of the date of receipt.

         17. GOVERNING LAWS: The provisions of this Agreement shall be construed in accordance with the laws of the State of Nevada.

         18. ENTIRE AGREEMENT: This Agreement and the attached Exhibits "A" through "F" contain the entire understanding and agreement between the parties with respect to the terms and conditions for the continuation of Mr. Barone's employment and may not be modified or altered except by a written modification signed by both parties.

         19. SIGNATURES: The signatures of the parties constitute their acceptance of and willingness to be bound by the terms and conditions of this Agreement. The signatures of the members of the Board of Directors constitute affirmation of the fact that the terms and conditions of and rights extended by this Agreement are approved and accepted by the Board of Directors and, to the extent that it should be deemed necessary, are hereby ratified and approved by the Board of Directors as a reflection of a vote by the Board of Directors approving and accepting such terms, conditions and rights and agreeing that Comstock shall be bound by and to such terms, conditions and rights.

         IN WITNESS WHEREOF, the parties hereto have executed the Agreement and have, thereby, consented and agreed to be bound by the terms and conditions of the Agreement.

         DATED this 14th day of December, 1992.
                                                 COMSTOCK BANK


                                                 By: /s/ Larry A. Platz
                                                     -------------------------
                                                     LARRY A. PLATZ, President

DATED this 14th day of December, 1992.


/s/ Robert Whear                                     /s/ John Coombs
-------------------------                             ------------------------
ROBERT WHEAR, Director                               JOHN COOMBS, Director


/s/ Merv Matorian                                    /s/ Daniel Gustin
-------------------------                            -------------------------
MERV MATORIAN, Director                              DANIEL GUSTIN, Director


/s/ Michael W. Dyer
-------------------------
MICHAEL W. DYER, Director





DATED this 14th day of December, 1992.


/s/ Robert N. Barone
-------------------------
ROBERT N. BARONE

                     DUTIES AND RESPONSIBILITIES OF THE CEO

1.       Organizes Board Exhibits and Agenda;

2.       Organizes annual meeting of stockholders;

3.       Main contact for stockholders;

4. Responsible for accounting, payroll and higher financial functions of the bank including the financial statements, accounting policy, proxy statements, and financial reports to the regulators, shareholders, and the public;

5         Directs  the  Bank's planning  effort (short and  long term) including budgeting and strategic planning;

6.       Bank's contact with outside auditor and regulators;

7. Responsible for management of the bank's securities' portfolios, liquidity and any hedging and/or trading activities; responsible for setting interest rates paid on deposits;

8.       Responsible for bank merger/acquisition activity;

9.       Responsible for overall data processing systems;

10.      Responsible for bank security;

11.      Responsible for bank's risk management;

12. As the CEO, serves on Management Committee; is a signer on loan approvals and expenditures per Board designated authorities;

13.      Shares responsibilities for policy making with the President;

14. As the CEO attends appropriate Board committee meetings including the following:

              Loan Committee; Investment Committee; Audit Committee; Compliance, Planning, and CRA

              Prepares the agenda and organizes the exhibits for the  following:
         Investment Committee, Audit Committee, Planning Committee;

15.      Directs any additional ventures of the Bank as designated by the Board.


                                   EXHIBIT "A"

                                  EXHIBIT 10.2
                      ASSIGNMENT OF AND FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         ASSIGNMENT OF AND FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of May ___, 1997 by and among Comstock Bancorp, a Nevada bank holding corporation ("Bancorp"), Comstock Bank, a Nevada banking corporation ("Comstock"), and Robert N. Barone ("Employee").

         WHEREAS, Comstock and Employee are parties to an Employment Agreement dated as of December 14, 1992 (the "Employment Agreement");

         WHEREAS, Bancorp owns all of the issued and outstanding common stock, par value $.50 per share, of Comstock;

         WHEREAS, Comstock desires to assign its rights and obligations under the Employment Agreement to Bancorp and Employee desires to consent to such assignment; and

         WHEREAS, Bancorp and Employee desire to amend certain terms and conditions of the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the parties hereto agree as follows:

         1. Assignment. Comstock hereby assigns its rights and obligations under the terms and conditions of the Employment Agreement to Bancorp and Bancorp hereby agrees to be bound by the terms and conditions of the Employment Agreement. Employee hereby consents to such assignment.

         2. Change of Control. For purposes of Section 3.2 and 9.4 of the Employment Agreement, a "change of control" shall be deemed to have occurred upon the occurrence of any of the following events:

                 (a). Bancorp is involved in merger or other acquisition in which Bancorp is not the surviving entity;

                 (b). Shares representing greater than or equal to forty percent (40%) of the voting power of Bancorp are acquired by a person, entity or group (as such term is used in Rule 13d-5 of the Securities Exchange Act of 1934, as amended) through a transaction or series of transactions; or

                 (c). A majority of the members of Bancorp's Board of Directors elected at an annual meeting of the shareholders of Bancorp are replaced, are removed without cause or resign during the period commencing at the annual meeting of shareholders at which the directors were elected and ending after the next annual meeting of shareholders at which directors of Bancorp are elected.

         3. Waiver of Change of Control. Employee hereby waives any rights or benefits he may have had under the terms of the Employment Agreement including, without limitation, any claim to compensation or notice pursuant to Section 9.4 of the Employment Agreement, based on the transactions contemplated by the Agreement and Plan of Reorganization dated February 26, 1997 between Bancorp and Comstock.

         4. Other Terms and Conditions. Bancorp and Employee agree that (i) all references to Comstock in the Employment Agreement shall be deemed to be references to Bancorp, and (ii) all other terms, conditions, covenants and agreements set forth in the Employment Agreement, except as otherwise amended or modified herein, shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment of and First Amendment to Employment Agreement as of the date first written above.



                                             COMSTOCK BANCORP


                                             -----------------------------------
                                             By:
                                             Its:


                                             COMSTOCK BANK


                                             -----------------------------------
                                             By:
                                             Its:




                                             -----------------------------------
                                             ROBERT N. BARONE

                                  EXHIBIT 10.3
                              EMPLOYMENT AGREEMENT

         This Agreement made and entered into as of December 14, 1992, by Comstock Bank, a Nevada corporation ("Comstock"), and Larry A. Platz (Mr. Platz).
                                    RECITALS
         i. Comstock desires to void the present contract of employment between Comstock and Mr. Platz and to enter into a new contract governing the continued employment of Mr. Platz. This desire on the part of Comstock arises from the determination that it is in the best interests of the stockholders of Comstock that Mr. Platz continue in his position as President of Comstock and that he continue to exercise the duties and responsibilities of such office. Comstock believes that establishing a longer-term employment contract with Mr. Platz will benefit Comstock through creating incentive for Mr. Platz to continue in the employment of Comstock.

         ii. Mr. Platz is willing to void his existing contract of employment and to enter into a new agreement with the express understanding that he is relinquishing the rights under his presently existing contract of employment on the basis of the additional benefits to be received under the terms and conditions set forth below.

                              TERMS AND CONDITIONS

         1. EMPLOYMENT: Comstock hereby continues the employment of Mr. Platz and Mr. Platz hereby accepts the continuation of employment with Comstock on the terms of this Agreement, in the position and with the duties and responsibilities set forth in paragraph 3, below and in Exhibit "A" as appended, and upon the other terms and conditions hereinafter stated.

         2. TERM: Mr. Platz shall be employed pursuant to this contract for a period of five (5) years, beginning on December 15, 1992, or until termination for cause, as that term is defined in paragraph 9.3 of this Agreement. PROVIDED THAT, the term of this Agreement shall be extended by an additional year being added to the term on each anniversary date of this Agreement unless the Board of Directors of Comstock shall have given written notice to Mr. Platz thirty (30) days prior to the anniversary date that an additional year will not be added effective on the upcoming anniversary date. This provision that an additional year shall be added to the term of the Agreement on each anniversary date unless written notice to the contrary has been given to Mr. Platz, shall continue in effect from year-to-year throughout the entire term of this Agreement. The giving of notice by the Board of Directors in a particular year that an additional year will not be added shall effect only that year and an additional year shall be added in subsequent years, unless notice is also given in such subsequent years that there will be no additional year added. Upon the expiration of this Agreement, Mr. Platz may continue in the employment of Comstock, at the sole discretion of Comstock, upon such terms and conditions as Comstock and Mr. Platz may then agree to.

         3.       POSITION, DUTIES, RESPONSIBILITIES:

         3.1 Position: It is intended at all times during the term of the Agreement that Mr. Platz shall serve as President of Comstock and, other than as provided for herein, shall devote his full time and efforts to the position of President. In accordance with such position, he is hereby granted appropriate responsibilities, duties, and authority. Mr. Platz may not be removed from the position of President, nor may the duties, responsibilities, and authority normally attendant to such position, and those duties, responsibilities, and authority actually possessed by Mr. Platz as of the date of this Agreement be substantially altered or diminished, unless cause exists, as defined in paragraph 9.3, for the termination of this Agreement. A description of duties presently being performed by Mr. Platz is appended as Exhibit "A". It is expressly understood that, as a minimum, Mr. Platz shall be entitled to perform these duties, with commensurate authority, so long as this Agreement shall continue in force and effect. Any substantive diminution or alteration of Mr. Platz's duties, responsibilities or authority, without Mr. Platz's express agreement, shall constitute a material breach of this Agreement and shall be deemed a constructive termination without cause which shall entitle Mr. Platz to immediately demand and receive all benefit and relief specified under paragraph
9.4 of this Agreement as if he had been terminated upon a change in control.

         3.2 Effect of Merger or Acquisition: It is further expressly understood that in the event that Comstock should be merged into or acquired by another corporation, and Comstock is not the surviving entity, Mr. Platz shall be given a position of commensurate duty, responsibility and authority. Failure to appoint Mr. Platz to such a position in the event of a merger or acquisition shall constitute a material breach of this Agreement and shall be deemed a constructive termination without cause which shall entitle Mr. Platz to immediately demand and receive all benefit and relief specified under paragraph
9.4 of this Agreement as if he had been terminated upon a change in control.

         3.3 Location of Employment: Unless Mr. Platz otherwise consents, the principal place of his employment shall be in Comstock's primary administrative office, as that office may be located from time to time.

         3.4 Other Duties, Responsibilities and Activities: Mr. Platz shall be free to engage in activities other than those specifically described in Exhibit "A" at the discretion of the Board of Directors. It is expressly understood that the Board of Directors shall not assign Mr. Platz duties in addition to the duties or responsibilities so described unless changes in Comstock's structure or changes within the banking industry would dictate the assignment of such additional duties as sound and normal banking and business practice within the range of normal duties of employees holding positions similar to that of Mr. Platz in similarly situated banking institutions. Mr. Platz may request such additional duties, responsibilities, or authority as he may from time-to-time determine to be necessary or appropriate and the Board of Directors shall not unreasonably withhold the assignment of such duties, responsibilities or authority. Provided that no such grant of additional duties, responsibilities, or authority to Mr. Platz may diminish the duties, responsibilities, or authority of Larry A. Platz, if Mr. Platz then be employed by Comstock and does not acquiesce in such assignment of additional duties, responsibilities, or authority to Mr. Platz. Mr. Platz shall be free to engage in charitable and community activities, and to manage personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under the Agreement.

         4. SALARY: Mr. Platz shall be paid a base salary, payable in equal semi-monthly installments, at a rate of no less than One Hundred Thirty Two Thousand Dollars ($132,000.00) per year. The base salary amount is subject to renegotiation every six months, though such renegotiation need not result in a salary change. Salary changes shall only result in an increase in Mr. Platz's base salary, not a decrease.

         5. ANNUAL BONUS: Mr. Platz is currently eligible to receive an annual incentive bonus based upon the profitability of Comstock. A description of the incentive bonus program presently applicable to Mr. Platz, as reflected by the minutes of the Board of Directors of Comstock in approving and implementing the program, is attached hereto as Exhibit "B". Mr. Platz shall, as a minimum, be allowed to continue to be eligible for an incentive bonus on the terms and conditions specified in Exhibit "B" unless economic conditions or the financial condition of Comstock dictate, as a matter of strict business necessity, that such incentive program be suspended. In the event that strict business necessity results in the suspension of the bonus incentive program, the bonus incentive program shall be reinstated as soon as conditions improve to the point that the bonus incentive program can be reinstated without jeopardizing the financial soundness of Comstock.

         6. EMPLOYEE BENEFIT PLANS AND PROGRAMS: Mr. Platz will be entitled to participate in all benefit plans and programs of Comstock now or hereafter made available to executives and other salaried employees, in accordance with their terms, which may include, but are not limited to, pension and other retirement plans, life insurance, health insurance, sick leave, long term disability insurance, vacations, and holidays. Specifically, during the course of his employment, Comstock will provide, at no cost to Mr. Platz, a long-term disability insurance program which shall, as a minimum, provide the features set forth in Exhibit "C" to this Agreement. It is expressly understood that the authorization participating in benefits and programs under this paragraph is in addition to any benefits otherwise established through this Agreement or independently, including, but not limited to, the Life Insurance provided for by a Split-Dollar Insurance Agreement between Comstock and Mr. Platz, which is attached to this Agreement as Exhibit "D".

         7. SPLIT-DOLLAR INSURANCE: Comstock has, independent of this Agreement, entered into a Split-Dollar Insurance Agreement (Exhibit "D") with Mr. Platz. It is expressly agreed and understood that so long as this Employment Agreement continues in force and effect, Comstock shall continue to make the premium payments required by the Split-Dollar Agreement, as provided for in Exhibit "D". It is further expressly understood and agreed that the rights of the parties under the Split-Dollar Insurance Agreement, are governed by the provisions of the Split-Dollar Insurance Agreement, a copy of which is attached for purposes of reference, and not for incorporation, as Exhibit "D". Mr. Platz agrees to make a collateral assignment to Comstock of his rights in the insurance policy to be issued pursuant to the Split-Dollar Insurance Agreement. The collateral assignment, which shall be to insure repayment of premiums advanced by Comstock, will be in the form which is evidenced by Exhibit "E" to this Agreement.

         8. STOCK OPTIONS: The Board of Directors of Comstock has, concurrently with the entry of this Agreement, granted stock options to Mr. Platz. The terms and conditions governing the grant and exercise of such options are specified in a stock option Award Agreement, a copy of which is attached hereto as Exhibit "F", for purposes of reference and not incorporation. The stock option Award Agreement is expressly understood by the parties to stand alone and to not be a term or condition of this Agreement. It is further expressly understood that the stock options granted by Exhibit "F" are in addition to and do not constitute a limitation upon any stock options previously granted to Mr. Platz and such previously granted stock options or stock option plans shall continue in full force and effect and shall not be limited in any manner by this Agreement.

         9. MANNER AND CONSEQUENCES OF TERMINATION OF EMPLOYMENT: It is agreed that Mr. Platz's employment may only terminate as a result of (1) voluntary resignation, (2) voluntary retirement at age 65, (3) voluntary retirement before age 65, (4) disability, (5) death, and (6) cause, as defined in paragraph 9.3. The specific rights of Mr. Platz in the event of termination as a result of each of these reasons are individually addressed below.

         9.1 Voluntary Resignation, Voluntary Retirement or Death: In the event that Mr. Platz should voluntarily resign his employment with Comstock, should take voluntary retirement prior to or at the age of 65, or should die, any rights under this Employment Agreement shall immediately cease as of the effective date of his termination, including the right to receive any salary from the date of termination forward.

         9.2 Termination for Disability: For purposes of this Agreement, the definition of "disability" shall be the same as the definition of "disability" in the policy of disability insurance issued by Northwestern Mutual Life Insurance Company to insure Mr. Platz, a copy of which is attached to this Agreement as Exhibit "C", or the definition contained in any policy of disability insurance purchased by Comstock for the benefit of Mr. Platz which replaces Exhibit "C" and which is in effect at the time that Mr. Platz should become disabled. In the event that Mr. Platz's employment is terminated as a result of disability, this subparagraph shall be controlling. In such event, the following shall occur:

                 (a)    Mr.   Platz's   salary   under  this   Agreement   shall
                        immediately cease.

                 (b) Mr. Platz shall be entitled to any and all rights under the disability policy provided for by this Agreement.

         9.3 Termination for Cause: Other than as specifically provided in subparagraphs 9.1 and 9.2, Mr. Platz's employment may be terminated only for cause. This subparagraph shall be controlling with regard to any termination for cause. For purposes of this Agreement, termination for cause shall be defined as follows and no other or additional meaning or basis shall be utilized in determining whether "cause" exists. "Cause" shall mean only:

                 (a) Mr. Platz's willful failure or refusal, after reasonable written notice thereof and opportunity to remedy the same, to perform specific directives of the Board of Directors, when such directives are consistent with the scope and nature of Mr. Platz's duties and responsibilities as set forth in this Agreement and are made for legitimate business purposes of Comstock and in a manner consistent with reasonable and prudent business practices and expectations.

                 (b)    Dishonesty of Mr. Platz which directly effects Comstock.

                 (c) The abuse of alcohol or controlled substances in a manner which interferes with the performance of Mr. Platz's obligations under this Agreement, continuing after warning and an appropriate opportunity to cure the problem, including the obligation on the part of Comstock to pay for any rehabilitation program requested by Mr. Platz. In order to take action under this subparagraph, Comstock must have given specific written warning to Mr. Platz which includes the offer to provide any rehabilitation program or procedure requested by Mr. Platz.

                 (d) Conviction of a felony or of any crime involving moral turpitude, fraud, or misrepresentation which would constitute a basis for removal of Mr. Platz as an officer of a banking institution under national or state banking laws and regulations.

                 (e) Any gross or willful misconduct of Mr. Platz which results in substantial loss to Comstock, substantial damage to Comstock's reputation, theft or embezzlement from Comstock, or any intentional act having the purpose or effect of materially injuring the reputation, business or business relationships of Comstock.

                 (f) Any material breach of this Agreement which is not covered by subparagraphs (a-e) immediately above, provided that Mr. Platz must be given written notice of such material breach and allowed reasonable time, which shall include at a minimum 10 days, after written notice thereof, to remedy the breach.

It is specifically understood and agreed that any act or failure to act by Mr. Platz which is done or omitted to be done by him in good faith and for a purpose which he reasonably believed to be in the best interest of Comstock shall not be deemed to be gross or willful and shall not be deemed to be cause for termination under this paragraph. In the event that Comstock believes that cause for termination under this subparagraph exists, Comstock must give Mr. Platz an express written specification of the cause which is deemed to exist. Mr. Platz shall have ten business days following receipt of the written specification of cause in which to give notice to Comstock that he is demanding that the determination of whether cause in fact exists for termination be submitted to binding arbitration as provided for in this Agreement. If Mr. Platz does not demand that the determination of whether cause exists be submitted to binding arbitration, his employment shall terminate as of the close of business on the tenth (10th) business day following receipt of the specification of cause. If Mr. Platz does demand arbitration, the arbitrator shall be limited to the grounds specified in subparagraphs (a) through (f) above in determining whether cause exists. It is expressly understood that Mr. Platz shall continue to receive all rights and benefits under this Agreement, including salary, or any rights or benefits which he is otherwise receiving, unless the document under which he is receiving such additional rights or benefits specifically provides to the contrary, until the effective date of his termination, if no arbitration is demanded or until a decision is rendered by the arbitrator establishing the existence of "cause" for termination. In the event that the asserted cause for termination is based on subparagraphs (b), (c), (d) or (e), Comstock may place Mr. Platz on administrative leave, with pay and benefits, during the arbitration process. If the asserted cause is pursuant to subparagraphs (a) or (f) above, Mr. Platz shall be entitled to continue to perform his duties and responsibilities and to fully exercise his authority during the arbitration process. If Mr. Platz does not contest the termination or if the arbitrator decides that "cause" for termination has been established and Mr. Platz's employment is terminated on such basis, then Mr. Platz's salary and any benefits under this employment contract shall immediately cease as of the effective date of termination, in the absence of an arbitration in which a decision is rendered by an arbitrator, or the date of receipt of the arbitrator's decision.

         9.4 Termination upon Change of Control: Paragraphs 9.1 through 9.3 above set forth all of the bases for termination of Mr. Platz under this Agreement. However, it is understood that in the event of a change of control of Comstock through either purchase of stock, merger or a reconstitution of the Board of Directors, Comstock may wish to terminate Mr. Platz's rights under this Agreement. In such event, Comstock and Mr. Platz hereby expressly agree that Comstock may terminate such rights on the condition that Mr. Platz's salary shall continue, at the salary level being paid to Mr. Platz as of the date of termination, for a period of four years from the date of termination. During this period, Mr. Platz will not be required to perform any services for Comstock and shall be entitled to accept other employment without diminution of the salary paid by Comstock during such four year period. It is expressly understood and agreed that unless Mr. Platz, in his sole discretion shall elect otherwise, Comstock must give Mr. Platz a minimum of sixty (60) days written notice of Comstock's intent to elect to exercise Comstock's rights under this subparagraph and that Comstock may not physically remove Mr. Platz from his employment duties, responsibilities, or authority during such sixty (60) day period.

         [GOLDEN PARACHUTE INSERT: Notwithstanding anything to the contrary contained in this Agreement or in any other agreement between Mr. Platz and Comstock, it is the intention of Comstock and Mr. Platz that no portion of the payments made under this Section 9.4 of this Agreement or any other payment or payments to or for Mr. Platz under this Agreement or any other agreement or plan ("Termination Payments") be deemed to be an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended, or its successor provisions (the "Code"; and any reference to a specific Code section shall be deemed to include any successor provision to such section). It is agreed that the present value of the Termination Payments, receipt of which is contingent on the types of changes in control in Comstock Bank set forth in
Section 280G(b)(2)(A)(i) (a "Change in Control"), and to which Section 280G of the Code applies (in the aggregate, "Total Payments") shall not exceed an amount equal to one dollar ($1.00) less than the maximum amount which Comstock may pay without loss of deduction under Section 280G of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within thirty (30) days following the termination of Mr. Platz's employment or notice by Comstock to Mr. Platz of its belief that there is a payment or benefit due Mr. Platz which will result in an excess parachute payment as defined by Section 280G of the Code, Mr. Platz and Comstock, at Comstock's expense, shall obtain an opinion of legal counsel from mutually acceptable counsel, which opinions need not be unqualified, which sets forth (i) the "base amount" of Mr. Platz's compensation as determined pursuant to Section 280G, (ii) the present value of Total Payments, and (iii) the amount and present value of any excess parachute payments as determined pursuant to Section 280G of the Code. In the event such opinion determines that there would be an excess parachute payment, the Termination Payment hereunder or any other payment determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by Mr. Platz in writing delivered to Comstock within 30 days of his receipt of such opinion or, if Mr. Platz fails to so notify Comstock, then as Comstock shall reasonably determine, so that under the bases of calculation set forth in such opinion there will be no excess parachute payment. Legal counsel, in its sole discretion, may request the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by Mr. Platz from Comstock in connection with the Section 280G opinion required by this Section_____. If legal counsel requests such advice, Mr. Platz and Comstock shall obtain it, at Comstock's expense, and the legal counsel may rely on it in providing the Section 280G opinion required by this Section _____. Notwithstanding the treatment of any payments made to Platz hereunder on the income tax returns of Comstock (including any amendments or other changes of such returns by audit or otherwise), the opinion of legal counsel with respect to these issues should be final and binding on Comstock and Platz. In the event that the provisions of
Section 280G and 4999 of the Code or any successor provision are repealed without any successor provision, this Section _____ shall be of no further force or effect.]

         9.5 Termination for any other Reason: It is not contemplated that Mr. Platz's employment could be terminated in any manner not addressed above. However, to the extent that Mr. Platz's employment should be terminated in some other unforeseen manner, any such termination shall be treated as a termination upon change of control as provided for by subparagraph 9.4 above and Mr. Platz shall be entitled to all rights and entitlements that he would be entitled to upon termination as a result of change in control.

         10. SUCCESSORS OR ASSIGNS: This Agreement shall be fully binding upon and inure to the benefit of the successors and assigns of Comstock. "Successors and assigns" shall include any successor pursuant to a merger, consolidation or sale or other transfer of all or substantially all of Comstock's assets.

         11. SEVERABILITY: In the event that any provision or portion of the Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of the Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         12. SURVIVORSHIP: The respective rights and obligations of the parties hereunder shall survive any termination of the Agreement to the extent necessary to the intended preservation of such rights and obligations.

         13. REFERENCES: The singular shall include the plural. In the event of the death of Mr. Platz or a judicial determination of his incompetence, reference in this Agreement to Mr. Platz shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his executor, beneficiary or beneficiaries.

         14. ARBITRATION: The parties hereby agree that any dispute, action, claim or controversy between Comstock and Mr. Platz, whether sounding in contract, tort or otherwise, shall be resolved by submission to arbitration in accordance with NRS Chapter 38. The disputes, actions, claims or controversies which shall be submitted to arbitration shall include all disputes, actions, claims or controversies arising out of or in connection with (1) this Agreement or any related agreements or instruments; (2) all past, present and future agreements involving the parties; (3) the underlying facts which gave rise to this Agreement; (4) any transaction contemplated hereby, and all past and future transactions involving the parties; and (5) any aspect of the past, present or future relationships of the parties.

    The parties hereby agree that an arbitrator shall be selected from a list provided by the American Arbitration Association, unless the parties specifically agree in writing otherwise. Any arbitration will be conducted according to the Commercial Arbitration Rules of The American Arbitration Association, provided that the discovery rules of the Nevada Rules of Civil Procedure beginning with NRCP 26 through NRCP 37 shall be applicable and available to the parties. In the event of any inconsistency between the Commercial Arbitration Rules of the American Arbitration Association and this Agreement, the terms of this Agreement shall control. All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding commenced under this Agreement. Judgment upon any award rendered by an Arbitrator may be entered in any Court having jurisdiction and may be enforced as any judgment rendered by a Nevada District Court.

    The parties hereby specifically waive their right to file any action at law or in equity arising from any implementation or interpretation of this Agreement or the underlying transactions which gave rise to this Agreement except as specifically provided herein. This provision requiring arbitration does not affect any right of either party to obtain provisional or ancillary remedies such as injunctive relief or declaratory judgment as to contract terms or conditions from a court having jurisdiction, before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or the pursuit of any provisional or ancillary remedies which are provided for herein, shall not constitute a waiver of the requirement of arbitration created by this Agreement. This provision requiring arbitration does constitute a SPECIFIC WAIVER OF THE RIGHT TO TRIAL BY JURY or to proceed in any Nevada or Federal District Court or in the Courts of any other State, with the exceptions of the right to seek judicial assistance as provided above, and the right to seek enforcement of or compliance with this Agreement to submit to arbitration.

         15. ATTORNEY'S FEES AND COSTS: Should either party be required to retain the services of an attorney to enforce any term or condition of this Agreement or to obtain any right created hereby, such prevailing party shall be entitled to receive any attorney's fees and costs so incurred, regardless of whether litigation or other formal legal proceeding shall be initiated.

         16. NOTICES: Any notice required to be given by this Agreement shall be given only by personal delivery or by certified mail addressed to the party at the address specified below.

             Comstock  Bank                 Larry  A.  Platz
             901 N.  Stewart  St.           12550 Stillwater Way
             Carson City, NV 89701          Reno, Nevada 89511

Any notice given by personal delivery must be receipted by the party to whom it is addressed and shall be considered received for all purposes of this Agreement, upon such receipt. All notices given by certified mail shall be considered received for all purposes of this Agreement, as of the date of receipt.

         17. GOVERNING LAWS: The provisions of this Agreement shall be construed in accordance with the laws of the State of Nevada.

         18. ENTIRE AGREEMENT: This Agreement and the attached Exhibits "A" through "F" contain the entire understanding and agreement between the parties with respect to the terms and conditions for the continuation of Mr. Platz's employment and may not be modified or altered except by a written modification signed by both parties.

         19. SIGNATURES: The signatures of the parties constitute their acceptance of and willingness to be bound by the terms and conditions of this Agreement. The signatures of the members of the Board of Directors constitute affirmation of the fact that the terms and conditions of and rights extended by this Agreement are approved and accepted by the Board of Directors and, to the extent that it should be deemed necessary, are hereby ratified and approved by the Board of Directors as a reflection of a vote by the Board of Directors approving and accepting such terms, conditions and rights and agreeing that Comstock shall be bound by and to such terms, conditions and rights.

         IN WITNESS WHEREOF, the parties hereto have executed the Agreement and have, thereby, consented and agreed to be bound by the terms and conditions of the Agreement.
         DATED this 14th day of December, 1992.
                                                 COMSTOCK BANK


                                                 By: /s/ Robert N. Barone
                                                     --------------------
                                                     ROBERT N. BARONE, C.E.O.

DATED this 14th day of December, 1992.


/s/ Robert Whear                                 /s/ John Coombs
----------------------                           ---------------------
ROBERT WHEAR, Director                           JOHN COOMBS, Director


/s/ Merv Matorian                                /s/ Daniel Gustin
-----------------------                          -----------------------
MERV MATORIAN, Director                          DANIEL GUSTIN, Director


/s/ Michael W. Dyer
-------------------------
MICHAEL W. DYER, Director





DATED this 14th day of December, 1992.


/s/Larry A. Platz
-----------------
LARRY A. PLATZ

                                  EXHIBIT 10.4
                      ASSIGNMENT OF AND FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         ASSIGNMENT OF AND FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of May ___, 1997 by and among Comstock Bancorp, a Nevada bank holding corporation ("Bancorp"), Comstock Bank, a Nevada banking corporation ("Comstock"), and Larry
A. Platz ("Employee").

         WHEREAS, Comstock and Employee are parties to an Employment Agreement dated as of December 14, 1992 (the "Employment Agreement");

         WHEREAS, Bancorp owns all of the issued and outstanding common stock, par value $.50 per share, of Comstock;

         WHEREAS, Comstock desires to assign its rights and obligations under the Employment Agreement to Bancorp and Employee desires to consent to such assignment; and

         WHEREAS, Bancorp and Employee desire to amend certain terms and conditions of the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the parties hereto agree as follows:

         1. Assignment. Comstock hereby assigns its rights and obligations under the terms and conditions of the Employment Agreement to Bancorp and Bancorp hereby agrees to be bound by the terms and conditions of the Employment Agreement. Employee hereby consents to such assignment.

         2. Change of Control. For purposes of Section 3.2 and 9.4 of the Employment Agreement, a "change of control" shall be deemed to have occurred upon the occurrence of any of the following events:

                 (a). Bancorp is involved in merger or other acquisition in which Bancorp is not the surviving entity;

                 (b). Shares representing greater than or equal to forty percent (40%) of the voting power of Bancorp are acquired by a person, entity or group (as such term is used in Rule 13d-5 of the Securities Exchange Act of 1934, as amended) through a transaction or series of transactions; or

                 (c). A majority of the members of Bancorp's Board of Directors elected at an annual meeting of the shareholders of Bancorp are replaced, are removed without cause or resign during the period commencing at the annual meeting of shareholders at which the directors were elected and ending after the next annual meeting of shareholders at which directors of Bancorp are elected.

         3. Waiver of Change of Control. Employee hereby waives any rights or benefits he may have had under the terms of the Employment Agreement including, without limitation, any claim to compensation or notice pursuant to Section 9.4 of the Employment Agreement, based on the transactions contemplated by the Agreement and Plan of Reorganization dated February 26, 1997 between Bancorp and Comstock.

         4. Other Terms and Conditions. Bancorp and Employee agree that (i) all references to Comstock in the Employment Agreement shall be deemed to be references to Bancorp, and (ii) all other terms, conditions, covenants and agreements set forth in the Employment Agreement, except as otherwise amended or modified herein, shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment of and First Amendment to Employment Agreement as of the date first written above.



                                             COMSTOCK BANCORP


                                             -----------------------------------
                                             By:
                                             Its:


                                             COMSTOCK BANK


                                             -----------------------------------
                                             By:
                                             Its:




                                             -----------------------------------
                                             LARRY PLATZ

                                  EXHIBIT 10.5
                               1992 INCENTIVE PLAN
                                       OF
                                  COMSTOCK BANK


         1. Purpose of the Plan. This 1992 Incentive Plan of Comstock Bank adopted on this 5th day of February, 1992, is intended to encourage officers and key employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

         2. Definitions. When used herein, the following terms shall have the meaning set forth below:

                 2.1 "Award" means an Option, a Restricted Stock Award or a Stock Bonus Award.

                 2.2 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, or the Board if no Committee is appointed, which shall be duly executed by the Company and the Employee and which sets forth the terms and conditions of an Award under the Plan.

                 2.3    "Board" means the Board of Directors of Comstock Bank.

                 2.4 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

                 2.5 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board who are invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in
                        Section 335.411 (as defined in Section 2.17 below) and in the Plan.

                 2.6    "Company" means Comstock Bank.

                 2.7 "Employees" means officers (including officers who are members of the Board) and other key employees of the Company or any of its Subsidiaries.

                 2.8 "Fair Market Value" means with respect to the Shares, the fair market value determined by the Committee, or the Board if no Committee is appointed, in its discretion; provided however, that if the Shares are traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date); provided further, however, if no sales have occurred on the over-the-counter market during the three week period preceding the date on which value is to be determined Fair Market Value means the the average of the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market for the three (3) month period ending on the last business day prior to the date on which the value is to be determined; provided further, however, if the Shares are traded on any other established securities market, Fair Market Value means the closing price of the Shares on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotation for, or reports of trading of, the Shares as the Board may reasonably select from time to time.

                 2.9    "Incentive  Stock  Option"  means an Option  meeting the
                        requirements   and   containing  the   limitations   and
                        restrictions set forth in Section 422 of the Code.

                 2.10 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

                 2.11 "Option" means the right to purchase the number of Shares specified by the Committee, or the Board if no Committee is appointed, at a price and for a term fixed by the Committee, or the Board if no Committee is appointed, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee or the Board, as the case may be, impose, as well as the right, if any, to receive the cash payments specified in Section 10 of the Plan.

                 2.12 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 2.13   "Plan" means the Company's 1992 Incentive Plan.

                 2.14 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

                 2.15 "Restricted Stock Agreement" means an Award Agreement executed in connection with a Restricted Stock Award.

                 2.16 "Restricted Stock Award" means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Stock Restriction Agreement and the Plan, as well as the right, if any, to receive the cash payments specified in Section 10 of the Plan.

                 2.17 "Section 335.411" means Section 335.411 of the General Rules and Regulations of the Federal Deposit Insurance Corporation as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof.

                 2.18 "Shares" means shares of the Company $.50 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

                 2.19 "Stock Bonus Award" means the right to receive Shares, without payment except as otherwise provided in Section 9 of the Plan, as well as the right, if any, to receive the cash payments specified in Section 10 of the Plan.

                 2.20 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 2.21 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Employee.

                 2.22 "Term" means the period during which a particular Award may be exercised.

         3. Stock Subject to the Plan. There will be reserved for use, upon the exercise of Awards to be granted from time to time under the Plan, an aggregate of 250,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued pursuant to a Restricted Stock Award which are subsequently forfeited pursuant to the terms of the related Restricted Stock Agreement shall once again be available for issuance in satisfaction of Awards.

         4. Administration of the Plan. The Board shall appoint the Committee, which shall consist of not less than three (3) disinterested persons as defined in Section 335.411; provided, however, if the Board fails to appoint a Committee, the Board shall be invested with the responsibility for the administration of the Plan. Subject to the provisions of the Plan, the Committee, or the Board if no Committee is appointed, shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 21 of the Plan), to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted options or other awards under this Plan or any other plans of the Company as a condition to the granting of an Award, to interpret the Plan; and to prescribe, amend, and, rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

         5. Employees to Whom Awards May Be Granted. Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, or the Board if no Committee is appointed, in its discretion, shall determine.

         In determining the Employees to whom Awards shall be granted and the number of Shares to be subject to purchase under such Awards, the Committee, or the Board if no Committee is appointed, shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee or the Board, as the case may be, shall deem relevant in connection with accomplishing the purposes of the Plan.

         No Award shall be granted to any member of the Committee so long as his membership on the Committee continues or to any member of the Board who is not also an officer or key employee of the Company or any Subsidiary.

         6.       Stock Options.

                  6.1 Types of Options.  Options  granted  under the Plan may be
         (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option and separate Award Agreements shall be issued for each type of Option when a combination of an Incentive Stock Option and a Non-Qualified Stock Option are granted on the same date to the same Employee. Any Option which is designated as a Non-Qualified Stock Option shall not be treated by the Company or the Employee to whom the Option is granted as an Incentive Stock Option for Federal income tax purposes.

                  6.2 Option Price. Unless otherwise determined by the Committee, or the Board if no Committee is appointed, in its sole discretion, the option price per share of any Non-Qualified Stock Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted. The option price per share of any Incentive Stock Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

                  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

                                    (i)     the Company; or

                                    (ii)     if applicable, a Subsidiary; or

                                    (iii)    if applicable, a Parent,

         then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

                  6.3 Terms of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the term of the Option, which Term shall be determined by the Committee, or the Board if no Committee is appointed, in accordance with its discretionary authority hereunder.

                  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

                                    (i)      the Company; or

                                    (ii)     if applicable, a Subsidiary; or

                                    (iii)    if applicable, a Parent,

         then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

         7. Limit on Fair Market Value of Incentive Stock Options. In any calendar year, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the option in question) of the stock with respect to which incentive stock options are first exercisable by any Employee during any calendar year (under all such plans of the Employee's employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds the sum of One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 7, shall be a Non-Qualified Stock Option.

         8. Restricted Stock Awards. Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as the Committee,or the Board if no Committee is appointed, may, in its discretion, determine. Restricted Stock Awards issued under the Plan shall be evidenced by Restricted Stock Agreements in such form as the Committee, or the Board if no Committee is appointed, may from time to time determine.

                  8.1 Receipt of Shares. Each Restricted Stock Agreement shall set forth the number of Shares issuable under the Restricted Stock Award evidenced thereby. Subject to the restrictions in Section 8.3 of the Plan and as set forth in the related Restricted Stock Agreement, the number of Shares granted under a Restricted Stock Award shall be issued to the recipient Employee thereof on the date of grant of such Restricted Stock Award or as soon as may be practicable thereafter.

                   8.2 Rights of Recipient Employees. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Employee, and a certificate or certificates for such Shares shall be issued in the Employee's name. Subject to the restrictions in Section
         8.3 of the Plan and as set forth in the related Restricted Stock Agreement, the Employee shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. In aid of such restrictions, certificates for Shares awarded hereunder, together with a suitably executed stock power signed by each recipient Employee, shall be held by the Company in its control for the account of such

         Employee (i) until the restrictions determined by the Committee or the Board if no Committee is appointed, in its discretion, and as set forth in the related Restricted Stock Agreement, lapse pursuant to the Plan or the Restricted Stock Agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Restricted Stock Agreement) shall be delivered to the Employee, or (ii) until such Shares are forfeited to the Company and cancelled as provided by the Plan or the Restricted Stock Agreement.

                   8.3 Restrictions. Except as otherwise determined by the Committee, or the Board if no Committee is appointed, in its sole discretion, each Share issued pursuant to a Restricted Stock Agreement shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Agreement, to the following restrictions until such restrictions have lapsed pursuant to Section 8.4 of the
         Plan:

                           (a) Disposition. The Shares awarded to an Employee and held by the Company pursuant to Section 8.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of.

                           (b) Forfeiture. The Shares awarded to an Employee shall be forfeited to the Company without notice and without consideration therefor immediately upon the termination of Employee's employment with the Company, and all Subsidiaries of the Company, for any reason.

                   8.4 Lapse of Restrictions. Except as otherwise determined by the Committee, or the Board if no Committee is appointed, in its sole discretion, the restrictions set forth in Section 8.3 of the Plan on Shares issued under a Restricted Stock Award shall lapse, and certificates for the Shares held for the account of the Employee in accordance with Section 8.2 of the Plan hereof shall be appropriately distributed to Employee as follows:

                           (a) After  one (1) year  from the date of grant,  the
                  restrictions shall lapse as to not more than one-third (1/3) of the Shares originally awarded.

                           (b) After two (2) years  from the date of grant,  the
                  restrictions shall lapse as to an aggregate of not more than two-thirds (2/3) of the Shares originally awarded.

                           (c) After three (3) years from the date of grant, the
                  restrictions shall lapse as to all of the Shares originally awarded.

         9. Stock Bonus Awards. Stock Bonus Awards may be granted under the Plan with respect to Shares, and shall be granted, subject to the provisions of this Plan, upon such terms and conditions as the Committee, or the Board if no Committee is appointed, may determine. The Committee, or the Board if no Committee is appointed, in its discretion, may require the Employees to whom

Stock Bonus Awards are granted to pay the Company an amount equal to the aggregate par value of the Shares to be issued to such Employees. Subject to the Employee delivering in cash or by check the amounts, if any, required to be paid pursuant to this Section 9 or pursuant to Section 19 of the Plan (relating to taxes), a certificate or certificates for such Shares shall be issued in the Employee's name as soon as reasonably practicable following the date of grant, or if such payments are required, following the date of such payments. The Company shall deliver such certificate or certificates to the Employee and the Employee shall thereupon be a stockholder with respect to all Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares.

          10. Receipt of Cash Payments. The Committee, or the Board if no Committee is appointed, may, in its sole discretion, provide that the Company will make a cash payment to the Employee covered thereby equal to the aggregate of the amount of federal, state and local taxes which such Employee would be required to pay to each such taxing authority attributable to the realization of taxable income, if any, as a result of receipt of Shares pursuant to any Options, Restricted Stock Awards or Stock Bonus Awards granted under the Plan. The Committee, or the Board if no Committee is appointed, may, in its discretion, require the Employee to make an election to be taxed immediately under Section 83(b) of the Code as a condition to receiving such payment. In computing the amount of such payment, it shall be assumed that every Employee granted an Award under the Plan is subject to tax by each taxing authority at the highest marginal tax rate in the respective taxing jurisdiction of such Employee (provided that the highest marginal tax rate for federal income tax purposes shall be determined without reference to Section 1(g) of the Code), taking into account the city and state in which such Employee resides, but giving effect to the tax benefit, if any, which such Employee may enjoy to the extent that any such tax is deductible in determining the tax liability of any other taxing jurisdiction. In addition to the foregoing, the Committee, or the Board if no Committee is appointed, may, in its discretion, increase each cash payment due to an Employee hereunder by the aggregate of the federal, state and local taxes for which such Employee may be liable (computed on the same basis) on account of the cash payment to be made hereunder, such that each Employee who receives Shares under this Plan shall receive such Shares net of all taxes imposed on such Employee on account of the receipt of Shares under this Plan.

         11. Date of Grant. The date of grant of an Award granted hereunder shall be the date on which the Committee, or the Board if no Committee is appointed, acts in granting the Award.

         12. Exercise of Rights Under Awards.

                   12.1 Notice of Exercise. An Employee entitled to exercise an Award may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Award is being exercised and any other information the Committee, or the Board if no Committee is appointed, may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's or the Board's approval, as the case may be, in Shares which have been held at least six (6) months by such Employee and which are valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Chief Executive Officer of the Company.

                   12.2 Cashless Exercise Procedures. The Committee, or the Board if no Committee is appointed, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Section 335.411, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Committee or the Board, as the case may be, so elects to establish a cashless exercise program, the Committee or the Board, as the case may be, shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

         13. Award Terms and Conditions. Each Award or each agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee.

          14. Rights of Award Holder. The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his Award, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise or grant of the Award.

          15. Nontransferability of Awards. An Award shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by him or in the event of death, his Successor, or in the event of disability, his personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or the Employee Retirement Income Security Act (ERISA) or the rules thereunder; provided, however, that Incentive Stock Options may not be transferred pursuant to a qualified domestic relation order unless such transfer is otherwise permitted pursuant to the Code and regulations thereunder without affecting the Option's qualification under Section 422 as an Incentive Stock Option.

          16. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events or, in the event of extraordinary cash dividends being declared with respect to the Shares, or similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee, or the Board if no Committee is appointed (which adjustment may, but need not, include payment to the holder of an Option, in cash or in

Shares, in an amount equal to the difference between the price at which such Award may be exercised and the then current fair market value of the Shares subject to such Award as equitably determined by the Committee or the Board, as the case may be). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee or the Board, as the case may be, in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

          17. Unusual Corporate Events. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Board may, in its sole discretion, determine, on a case by case basis, that each Award granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event, but, in the event of any such termination:

                  (a) An Option holder shall have the right, commencing at least five (5) days prior to such unusual corporate event and subject to any other limitation on the exercises of such Award in effect on the date of exercise to immediately exercise any Options in full, without regard to any vesting limitations, to the extent they shall not have been exercised, and

                  (b) All restrictions on Restricted Stock Awards shall immediately lapse and certificates for the affected Shares and the cash payment required by Section 8.2 of the Plan (if any payment is due) shall be appropriately distributed.

          18. Forms of Options. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or by the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only by action taken by the Committee, or the Board of no Committee is appointed, in granting an Award. Whenever the Committee or the Board, as the case may be, shall designate an Employee for the receipt of an Award, the Secretary or the Chief Executive Officer of the Company, or such other person as the Committee or the Board, as the case may be, shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee or the Board, as the case may be, shall approve, stating the number of Shares subject to Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee or the Board, as the case may be, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Employee to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Award.

         19. Taxes.

                   19.1 Right to Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the receipt or an exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter in cash to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable in cash then or at any time thereafter to the Employee.

                   19.2 Employee Election to Withhold Shares. Subject to Committee approval, or Board approval if no Committee is appointed, an Employee who is subject to Section 16(b) of the Securities and Exchange Act of 1934, as amended, may satisfy his tax liability with respect to the exercise of an Option, by having the Company withhold Shares otherwise issuable upon exercise of the Option if such Employee makes an election to do so which satisfies the requirements of Section 335.411.

          20. Termination of the Plan. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

          21. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 422 of the Code (or any successor provision) or Section 335.411 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without his consent, under any Award theretofore granted under the Plan.

          22. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to an Award exercise may be postponed by the Company such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee, or the Board if no Committee is appointed, may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Award or the delivery of any Shares pursuant to an Award.

         23. Fees and Costs. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

         24. Effectiveness of the Plan. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Nevada law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

         25. Other Provisions. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

                                 AMENDMENT NO. 1
                                     TO THE
                               1992 INCENTIVE PLAN
                                       OF
                                  COMSTOCK BANK

         1.  Section  2.17 of the  Incentive  Plan  is  hereby  deleted  and the
following  substituted   therefor:

             "2.17 "Section 240.16b-3" means Section 240.16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as adopted by the Federal Deposit Insurance Corporation pursuant to
         Section  335.410 of the General  Rules and  Regulations  of the Federal
         Deposit Insurance Corporation on January 28, 1992, or any successor rules or regulations which may hereafter be adopted in lieu thereof."

         2. All references to Section 335.411 in the Incentive Plan are hereby changed to Section 240.16b-3.

         3. Section 4 of the Incentive Plan is hereby amended to provide that the Committee shall consist of not less than two (2) disinterested persons as defined in Section 240.16b-3.



                                 AMENDMENT NO. 2
                                     TO THE
                               1992 INCENTIVE PLAN
                                       OF
                                  COMSTOCK BANK

         1. Section 10 of the Incentive Plan is hereby deleted.

         2. Section 3 of the Incentive Plan is hereby amended to increase the aggregate number of shares available under the plan to 325,000.

                                  EXHIBIT 10.6
                          1992 NON-EMPLOYEE DIRECTORS'
                              STOCK OPTION PLAN OF
                                  COMSTOCK BANK


         1. Purpose of the Plan. This 1992 Non-Employee Directors' Stock Option Plan of Comstock Bank adopted on this 5th day of February, 1992, is intended to encourage directors of the Company who are not officers and key employees of the Company or any of its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.

         2. Definitions. When used herein, the following terms shall have the meaning set forth below:

                  2.1 "Award" means the right set forth in Section 5(a) of the Plan to purchase Shares and the corresponding Option granted pursuant thereto, as well as the automatic Option set forth in Section 5(b) of the Plan.

                  2.2 "Board" means the Board of Directors of Comstock Bank.

                  2.3 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

                  2.4 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board who are invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in
         Section 335.411 (as defined in Section 2.11 below) and in the Plan.

                  2.5 "Company" means Comstock Bank.

                  2.6 "Directors" means directors who serve on the Board and who are not officers or key employees of the Company or any of its Subsidiaries.

                  2.7 "Fair Market Value" means with respect to the Shares, the fair market value determined by the Committee, or the Board if no Committee is appointed, in its discretion; provided, however, that if the Shares are traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occur if there were no sales on such date); provided further, however, if no sales have occurred in the over-the-counter market during the three week period preceding the date on which value is to be determined, Fair Market Value means the average of the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market for the three (3) month period ending on the last business day prior to the date on which the value is to be determined; provided further, however, if the Shares are traded on any other established securities market, Fair Market Value means the closing price of the Shares on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotation for, or reports of trading of, the Shares as the Board may reasonably select from time to time.

                  2.8 "Option" means the right to purchase the number of Shares specified by the Committee, or the Board if no Committee is appointed, at a price and for a term fixed by the Committee, or the Board if no Committee is appointed, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee or the Board, as the case may be, impose.

                  2.9 "Option Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, or the Board if no Committee is appointed, which shall be duly executed by the Company and the Director and which sets forth the terms and conditions of an Option under the Plan.

                  2.10 "Plan" means the Company's 1992 Non-Employee Directors' Stock Option Plan.

                  2.11 "Section 335.411" means Section 335.411 of the General Rules and Regulations of the Federal Deposit Insurance Corporation as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof.

                  2.12 "Shares" means shares of the Company $.50 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

                  2.13 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  2.14 "Successor" means the legal representative of the estate of a deceased Director or the person or persons who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Director.

                  2.15 "Term" means the period during which a particular Award may be exercised.

         3. Stock Subject to the Plan. There will be reserved for use, upon the exercise of Awards to be granted from time to time under the Plan, an aggregate of 150,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of the right set forth in Section 5(a) of the Plan to purchase Shares or upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such right to purchase Shares or of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards.

         4. Administration of the Plan. The Board shall appoint the Committee, which shall consist of not less than three (3) disinterested persons as defined in Section 335.411; provided, however, if the Board fails to appoint a Committee, the Board shall be invested with the responsibility for the administration of the Plan. Subject to the provisions of the Plan, the Committee, or the Board if no Committee is appointed, shall have full authority, in its discretion, to interpret the Plan, to prescribe, amend, and, rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

         5. Grant of Right to Purchase Shares and Corresponding Option. At the Board meeting immediately following the Annual Meeting of the Shareholders each year:

         (a) each Director shall be permitted to purchase, from the Shares available under the Plan, up to 2,500 Shares at the Fair Market Value on that date,and

         (b) each Director shall be granted on such date, without further action by the Board or the Committee, an Option to purchase 1,000 Shares,

provided he was a Director for at least three (3) full months during the preceding fiscal year and provided he has not been an employee or officer of the Company or any of its affiliates (as such term is defined in Section 335.411) nor has been eligible to receive any award of stock, options, or stock appreciation rights under any other benefit plan of the Company or its affiliates (as such term is defined in Section 335.411) during the twelve (12) months preceding such date. For each Share that the Director elects to purchase pursuant to Section 5(a) of the Plan, the Director shall receive an Option, on the same date, to purchase an equivalent number of Shares at the same price. Notwithstanding the foregoing, during the term of the Plan, no Director shall be granted rights to purchase Shares and Options to purchase Shares which in the aggregate equal more than Fifty Thousand (50,000) Shares under the Plan and if the number of Shares available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive the right to purchase Shares and a corresponding Option to purchase Shares pursuant to
Section 5(a) of the Plan and the Option pursuant to Section 5(b) of the Plan equal, in the aggregate, to a pro rata number of the remaining Shares available under the Plan; provided further, however, that if such proration results in fractional Shares, then such right to purchase Shares and such Options shall be rounded down to the nearest number of whole Shares.

         6.       Stock Option Provisions.

                 6.1 Option Price. The option price per share of any Option granted under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

                 6.2 Terms of Options.Options granted hereunder shall be exercisable for a Term of not more than five (5) years from the date of grant thereof.

                 6.3 Termination of Directorship. In the event a Director ceases to be a member of the Board (other than by reason of death or disability), an Option may be exercised by the Director at any time within three (3) months after he ceases to be a member of the Board, but not beyond the Term of the Option.

                 6.4 Death or Disability of Director. If a Director dies or becomes disabled while he is a member of the Board, an Option may be exercised by his Successor, in the event of death, or by him or his personal representative, as the case may be, in the event of disability, at any time within one year after he ceases to be a member of the Board on account of such death or disability, but not beyond the Term of the Option.

                 6.5 Receipt of Cash Payments. The Company will make a cash payment to the Director covered thereby equal to the aggregate of the amount of federal, state and local taxes which such Director would be required to pay to each such taxing authority attributable to the realization of taxable income, if any, as a result of receipt of Shares pursuant to the exercise of any Options granted under Section 5(b) of the Plan. The Committee, or the Board if no Committee is appointed, may, in its discretion, require the Director to make an election to be taxed immediately under Section 83(b) of the Code as a condition to receiving such payment. In computing the amount of such payment, it shall be assumed that every Director granted an Award under the Plan is subject to tax by each taxing authority at the highest marginal tax rate in the respective taxing jurisdiction of such Director (provided that the highest marginal tax rate for federal income tax purposes shall be determined without reference to
                         Section 1(g) of the Code), taking into account the city and state in which such Director resides, but giving effect to the tax benefit, if any, which such Director may enjoy to the extent that any such tax is deductible in determining the tax liability of any other taxing jurisdiction. In addition to the foregoing, each cash payment due to a Director hereunder shall be increased by the aggregate of the federal, state and local taxes for which such Director may be liable (computed on the same basis) on account of the cash payment to be made hereunder, such that each Director who receives Shares pursuant to the exercise of an Option granted under
                         Section 5(b) of this Plan shall receive such Shares net of all taxes imposed on such Director on account of the receipt of Shares under this Plan.

         7. Exercise of Rights Under Awards. A Director entitled to exercise an Award to purchase Shares pursuant to Section 5(a) of this Plan may do so by delivery at the Board meeting immediately following the Annual Shareholders' Meeting of a written notice to that effect specifying the number of Shares to be purchased on such date and any other information the Committee, or the Board if no Committee is appointed, may prescribe. A Director entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee, or the Board if no Committee is appointed, may prescribe. Any such notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or in Shares which have been held at least six (6) months by such Director and which are valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Chief Executive Officer of the Company.

         8. Award Terms and Conditions. Each Award or each agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee.

         9. Rights of Award Holder. The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his Award, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of the Award.

         10. Nontransferability of Awards. An Award shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by him or in the event of death, his Successor, or in the event of disability, his personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or the Employee Retirement Income Security Act (ERISA) or the rules thereunder.

         11. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events or, in the event of extraordinary cash dividends being declared with respect to the Shares, or similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee, or the Board if no Committee is appointed (which adjustment may, but need not, include payment to the holder of an Option, in cash or in Shares, in an amount equal to the difference between the price at which such Award may be exercised and the then current fair market value of the Shares subject to such Award as equitably determined by the Committee or the Board, as the case may be). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee or the Board, as the case may be, in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

         12. Unusual Corporate Events. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, each Award granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event.

         13. Forms of Options. An Award shall be granted hereunder on the date or dates specified in the Plan. Whenever the Plan provides for the receipt of an Award by a Director, the Chief Executive Officer of the Company, or such other person as the Committee or the Board, as the case may be, shall appoint, shall forthwith send notice thereof to the Director, in such form as the Committee or the Board, as the case may be, shall approve, stating the number of Shares subject to Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee or the Board, as the case may be, which shall have been duly executed by or on behalf of the Company. Execution by the Director to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Award.

         14.      Taxes.

                 14.1 Right to Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold, if any, with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter in cash to the Director.

                 14.2 Director Election to Withhold Shares. Subject to Committee approval, or Board approval if no Committee is appointed, a Director may satisfy his withholding tax liability, if any, with respect to the exercise of an Option, by having the Company withhold Shares otherwise issuable upon exercise of the Option if such Director makes an election to do so which satisfies the requirements of Section 335.411.

         15. Termination of the Plan. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

         16. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 422 of the Code (or any successor provision) or Section 335.411 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without his consent, under any Award theretofore granted under the Plan.

         17. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to an Award exercise may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee, or the Board if no Committee is appointed, may, in its sole discretion, require a Director to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Award or the delivery of any Shares pursuant to an Award.

         18. Fees and Costs. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

         19. Effectiveness of the Plan. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Nevada law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

         20. Other Provisions. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

                                 AMENDMENT NO. 1
                                     TO THE
                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                OF COMSTOCK BANK

         1. Section 2.11 of the Directors' Plan is hereby deleted and the following substituted therefor: "2.11 "Section 240.16b-3" means Section 240.16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as adopted by the Federal Deposit Insurance
         Corporation pursuant to Section 335.410 of the General Rules and Regulations of the Federal Deposit Insurance Corporation on January 28, 1992, or any successor rules or regulations which may hereafter be adopted in lieu thereof."

         2. All references to Section 335.411 in the Directors' Plan are hereby changed to Section 240.16b-3.

         3. Section 4 of the Directors' Plan is hereby amended to provide that the Committee shall consist of not less than two (2) disinterested persons as defined in Section 240.16b-3.

         4. Section 14.2 of the Directors' Plan is hereby deleted and the following substituted therefor: "14.2 Director Election to Withhold Shares. A Director may satisfy his withholding tax liability, if any, with respect to the exercise of an Option, by having the Company withhold shares otherwise issuable upon exercise of the Option if such Director makes an election to do so that satisfies Section 240.16b-3."

         5. Section 16 of the Directors' Plan is hereby amended by adding the following sentence to the end thereof: "Notwithstanding the foregoing, the Plan may not be amended more than once every six months to change the Plan provisions listed in Section 240.16b-3(c)(2)(ii)(A), other than to comport with changes in the Code, ERISA or Section 240.16b-3."

                                 AMENDMENT NO. 2
                                     TO THE
                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                       OF
                                  COMSTOCK BANK


         1.       Section 6.5 of the Incentive Plan is hereby deleted.

                                  EXHIBIT 10.7
                                     FORM OF

                                  COMSTOCK BANK
                      PAYROLL DEDUCTION STOCK PURCHASE PLAN


                                    ARTICLE I

                                     PURPOSE

         The purpose of the Plan adopted hereunder (the "Plan") is to facilitate, through payroll deductions by Eligible Employees of Comstock Bank (the "Bank"), the purchase of publicly traded shares of the Bank ("Shares") thereby enabling shareholders to acquire a proprietary interest or increase their proprietary interest in and to the Bank.

                                   ARTICLE II

                                  ADMINISTRATOR

         The Bank shall from time to time designate the Administrator of the Plan ("Administrator") who shall be responsible for the administration and overseeing of the Plan. The initial Administrator shall be Nevada Agency and Trust. The Administrator shall receive such reasonable compensation and fees as may be agreed to from time to time between the Administrator and the Bank. Such compensation and fees shall be paid by the Bank.

         The duties of the Administrator shall include, but not be limited to, the following:

         A. On the first Tuesday of each month ("Purchase Date"), purchasing from funds held for the account of each participating Eligible Employee who has $100 or more in the Stock Purchase Fund, as many full Shares for each such Eligible Employee as can be purchased with the funds held for the account of the participating Eligible Employee in the Stock Purchase Fund. No fractional Shares shall be purchased for any participating Eligible Employee. Shares purchased under the Plan shall be purchased at the market price for Shares on the NASDAQ Exchange on the Purchase Date. Notwithstanding the foregoing, no purchases of Shares shall be made by the Administrator unless there is an aggregate of $1,000 or more available in the Stock Purchase Fund on the Purchase Date for the accounts of participating Eligible Employees having $100 or more in the Stock Purchase Fund. Broker's fees incurred as a result of a purchase of Shares on any Purchase Date shall be borne by each participating Eligible Employee for whom Shares were purchased on such Purchase Date in the proportion that the number of Shares purchased on such Purchase Date for an Eligible Employee bears to the total number of Shares purchased by the Administrator on the Purchase Date.

         B. Rendering not less than quarterly to each participating Eligible Employee a report reflecting the number of Shares purchased for such participating Eligible Employee and the funds held for the account of such participating Eligible Employee in the Stock Purchase Fund.

                                   ARTICLE III

                               DUTIES OF THE BANK

         The Bank shall assist Eligible Employees, as that term is hereinafter defined, who wish to participate in the Plan to execute all documents necessary therefor and to effect a payroll deduction to be paid into the Stock Purchase Fund, as that term is hereinafter defined, and to facilitate the deposit of funds withheld and deducted from the salary of such Eligible Employees into the Stock Purchase Fund.

                                   ARTICLE IV

                      EMPLOYEES ELIGIBLE FOR PARTICIPATION

         All employees of the Bank who have been employed by the Bank for a period of six months or more shall be eligible to participate in the Plan. Notwithstanding the foregoing, officers of the Bank who are required to file reports with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, are not eligible to participate in the Plan. Employees eligible to participate in the Plan are referred to herein as Eligible Employees.

                                    ARTICLE V

                CONTRIBUTIONS BY PARTICIPATING ELIGIBLE EMPLOYEES

         Each Eligible Employee who wishes to participate in the Plan shall execute and deliver to the Administrator any and all documents necessary to cause a payroll deduction to be effected authorizing monies otherwise payable to Employee from the Bank to be paid into an account ("Stock Purchase Fund"), the proceeds of which will be used to purchase Shares for the account of participating Eligible Employees, subject, however, to the restrictions and limitations set forth in Article II hereof.

                                   ARTICLE VI

                                ISSUANCE OF STOCK

         Shares purchased by the Administrator for the account of a participating Eligible Employee through the Plan shall not initially be registered or issued in the name of the participating Eligible Employee, but will be held by Nevada Agency and Trust, as transfer agent for the Bank, unless a participating Eligible Employee requests that Shares purchased on the participating Eligible Employee's account be issued in his or her name. If a participating Eligible Employee requires Shares purchased for his account through the Plan to be issued in his or her name during his or her employment with the Bank or voluntarily terminates his or her employment with the Bank, such participating Eligible Employee shall be responsible for all broker's fees and transfer fees, if any, incurred in transferring the Shares in his or her name. In the event of the involuntary termination of a participating Eligible Employee's employment with the Bank or the termination of the Plan by the Bank in accordance with Article X hereof, all Shares purchased for the account of such participating Eligible Employee shall be issued in the name of such Eligible Employee and all broker's fees and transfer fees, if any, incurred as a result thereof shall be paid by the Bank.

                                   ARTICLE VII

                          TERMINATION OF PARTICIPATION
                              BY ELIGIBLE EMPLOYEE

         Any participating Eligible Employee may, at any time, by giving written notice to the Administrator, terminate his or her participation in the Plan. Upon receipt of the Termination Notice, the Bank shall assist the terminating Eligible Employee in revoking the payroll deduction effected in connection with the Plan. The Administrator shall cause all Shares purchased for the account of the terminating Eligible Employee to be issued in the name of such terminating Eligible Employee and shall cause any additional funds, if any, held for the account of such terminating Eligible Employee in the Stock Purchase Fund, after deducting any broker's fees or transfer fees incurred in connection with the issuance of such Shares in the name of the terminating Eligible Employee, to be distributed to such participant. In the event that such broker's fees or transfer fees exceed the amount of the funds held for the account of the terminating Eligible Employee in the Stock Purchase Fund, the terminating Eligible Employee shall pay to the Administrator the balance of such fees prior to the delivery by the Administrator to the terminating Eligible Employee of a certificate or certificates evidencing the Shares purchased by the terminating Eligible Employee in accordance with the Plan.

                                  ARTICLE VIII

               ACKNOWLEDGMENT BY PARTICIPATING ELIGIBLE EMPLOYEES

         The participating Eligible Employees acknowledge that the primary benefit of the Plan is to allow Eligible Employees to combine resources, through payroll deductions, in order to purchase Shares. THE ELIGIBLE EMPLOYEES ACKNOWLEDGE THAT THE PURCHASE OF SHARES IN ACCORDANCE WITH THE PLAN CONFERS NO TAX BENEFITS AND THAT SHARES PURCHASED UNDER THE PLAN WILL NOT BE PURCHASED FOR A DISCOUNTED PRICE, BUT WILL BE PURCHASED AT THE MARKET PRICE OF SHARES ON EACH PURCHASE DATE. ALL BROKER'S FEES, IF ANY, AND TRANSFER FEES, IF ANY, IN CONNECTION WITH THE PURCHASE OF SHARES IN ACCORDANCE WITH THE PLAN SHALL BE PAID IN THE MANNER PROVIDED FOR IN ARTICLES VI, VII AND X HEREOF.

                                   ARTICLE IX

                               RIGHTS AS TO SHARES

         (1) Voting Rights. The shares of a participating Eligible Employee purchased in accordance with the Plan shall be considered to be issued and outstanding shares of the Bank and shall enjoy all voting rights accorded to all other issued and outstanding shares.

         The Administrator will deliver to each participating Eligible Employee as promptly as practicable all notices of meetings, proxy statements and other material distributed by the Bank to its stockholders. Any proxy material shall be accompanied by a form requesting instructions to the Administrator on how to vote the whole shares credited to such Eligible Employee's account. The full shares of stock in each Eligible Employee's account will be voted by the Administrator in accordance with the Eligible Employee's signed instructions duly delivered to the Administrator.

         (2) Distributions and Dividends. Cash dividends paid in respect of an Eligible Employee's shares held under the Plan will be credited by the Administrator to such Eligible Employee's account and applied by the Administrator to the purchase of Shares in accordance with the terms of the Plan. Stock dividends, stock splits and/or other distributions in respect of Shares held in the account of an Eligible Employee will be issued to the Administrator and held by it for the account of the Eligible Employee entitled to such dividend, stock split and/or distribution.

                                    ARTICLE X

                               TERMINATION OF PLAN

         The Plan may be terminated at any time by a resolution adopted by the Board of Directors of the Bank. Upon such termination, the Bank shall give written notice to each Eligible Employee that the Plan has been terminated and the effective date of such termination. Upon termination of the Plan by the Bank, the Bank shall assist all participating Eligible Employees in revoking the payroll deduction effected in connection with the Plan. The Administrator shall cause all shares purchased for the account of each participating Eligible Employee to be issued in the names of the participating Eligible Employees and shall cause any additional funds, if any, held for the accounts of such participating Eligible Employee to be distributed to each participant. All broker's fees or transfer fees incurred in the issuance of Shares to participating Eligible Employees upon termination of the Plan in accordance with this Article X shall be paid by the Bank.

                                   ARTICLE XI

                                  MISCELLANEOUS

         (1) Employment. Nothing in the Plan or Agreement relating thereto shall confer upon any employee the right to continue in the employ of the Bank.

         (2) Other Compensation Plans. The adoption of the Plan shall not affect any other compensation plans now in effect for the Bank, nor shall the Plan preclude the Bank from establishing any other forms of incentive or other compensation for employees of the Bank.

         (3) Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Bank.

         (4) Modification. The Bank agrees that this Payroll Deduction Stock Purchase Plan may be modified only by a written modification agreement approved by the Board of Directors of the Bank.

         Dated this ___ day of _____________, 199___.



                                                 COMSTOCK BANK


                                                 By:  __________________________

                                                 Its: __________________________




                          AGREEMENT AND ACKNOWLEDGMENT

         The undersigned Eligible Employee of the Bank desiring to participate in the Plan, does hereby authorize the Bank to take the actions necessary to cause a payroll deduction to be effected for deposit of $_________ per month in the Stock Purchase Fund from funds otherwise payable by the Bank to the undersigned until changed or terminated by written notice from the undersigned to the Administrator for the Bank. The undersigned agrees to be bound by the terms and conditions of the Plan.

         Dated this _____ day of _______________, 199___.


                                                      __________________________

                                  EXHIBIT 10.8
                        ASSIGNMENT OF AND FIRST AMENDMENT
                              TO WARRANT AGREEMENT


         ASSIGNMENT AND FIRST AMENDMENT TO WARRANT AGREEMENT (this "Assignment and Amendment"), dated as of _______________, 1997 by and among Comstock
Bancorp, a Nevada corporation ("Bancorp"), Comstock Bank, a Nevada banking corporation ("Comstock"), and ______________ (the "Investor"). Capitalized terms shall have the meanings given them in the Warrant Agreement (as hereinafter defined) unless otherwise defined herein.

         WHEREAS, Comstock and the Investor are parties to a Warrant Agreement dated as of _____________, 1994 (the "Warrant Agreement");

         WHEREAS, Bancorp and Comstock have entered into an Agreement and Plan of Reorganization dated as of February 26, 1997 (the "Plan of Reorganization") attached hereto as Exhibit A pursuant to which Bancorp will acquire all of the issued and outstanding Common Stock;

         WHEREAS, under the terms of the Plan of Reorganization each share of Common Stock will be exchanged for two shares of common stock, par value $.01 per share, of Bancorp ("Bancorp Common Stock");

         WHEREAS, Comstock desires to assign its rights and obligations under the Warrant Agreement to Bancorp and the Investor desires to consent to such assignment; and

         WHEREAS, Bancorp and the Investor desire to amend certain terms and conditions of the Warrant Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the parties hereto agree as follows:

         1. Assignment. Comstock, effective upon the effective date of the Plan of Reorganization, hereby assigns its rights and obligations under the terms and conditions of the Warrant Agreement to Bancorp and Bancorp hereby agrees to be bound by the terms and conditions of the Warrant Agreement. The Investor hereby consents to such assignment.

         2. Amendments to the Warrant Agreement. Bancorp and the Investor agree that, effective upon the Effective Time, the Warrant Agreement shall be amended as follows:

                 (a). All references to the Bank shall be deemed to be references to Bancorp;

                 (b). All references to the Common Stock shall be deemed to be references to Bancorp Common Stock; and

                 (c). Section 3(b) shall be amended and restated in its entirety as follows:

                                  Each Warrant entitles the Investor to purchase two (2) shares of Common Stock at a purchase price of [$____] per share of Common Stock, subject to adjustment (the "Warrant Price").

         3. Other Terms and Conditions. Bancorp and the Investor agree that all other terms, conditions, covenants and agreements set forth in the Warrant Agreement, except as otherwise amended or modified herein, shall continue in full force and effect. This Assignment and Amendment shall be null and void and have no effect in the event that the Plan of Reorganization does not become effective.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment of and First Amendment to Warrant Agreement as of the date first written above.


                                             COMSTOCK BANCORP


                                             -----------------------------------
                                             By:
                                             Its:


                                             COMSTOCK BANK


                                             -----------------------------------
                                             By:
                                             Its:



                                             -----------------------------------
                                             [INVESTOR]

                                  EXHIBIT 23.2
                    [Letterhead of Kafoury, Armstrong & Co.]





                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our report dated January 10, 1997, in the Registration Statement (Form S-4) of Comstock Bank.




/s/ Kafoury, Armstrong & Co.

Carson City, Nevada

                         EXHIBIT 27.1

[ARTICLE] 9
[MULTIPLIER]                                      1000
[PERIOD-START]                             JAN-01-1996

[PERIOD-TYPE]                   YEAR
[FISCAL-YEAR-END]                          DEC-31-1996
[PERIOD-END]                               DEC-31-1996
[CASH]                                            6738
[INT-BEARING-DEPOSITS]                            1498
[FED-FUNDS-SOLD]                                 13593
[TRADING-ASSETS]                                    28
[INVESTMENTS-HELD-FOR-SALE]                          0
[INVESTMENTS-CARRYING]                           17223
[INVESTMENTS-MARKET]                                 0
[LOANS]                                          87861
[ALLOWANCE]                                        857
[TOTAL-ASSETS]                                  144980
[DEPOSITS]                                      131304
[SHORT-TERM]                                         0
[LIABILITIES-OTHER]                                478
[LONG-TERM]                                          0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                          1059
[OTHER-SE]                                       11950
[TOTAL-LIABILITIES-AND-EQUITY]                  144980
[INTEREST-LOAN]                                  13176
[INTEREST-INVEST]                                  875
[INTEREST-OTHER]                                   817
[INTEREST-TOTAL]                                 14868
[INTEREST-DEPOSIT]                                4418
[INTEREST-EXPENSE]                                4434
[INTEREST-INCOME-NET]                            10434
[LOAN-LOSSES]                                      250
[SECURITIES-GAINS]                                (15)
[EXPENSE-OTHER]                                   7603
[INCOME-PRETAX]                                   2995
[INCOME-PRE-EXTRAORDINARY]                        2995
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                      2092
[EPS-PRIMARY]                                      .94
[EPS-DILUTED]                                      .80
[YIELD-ACTUAL]                                    8.60
[LOANS-NON]                                       3184
[LOANS-PAST]                                       420
[LOANS-TROUBLED]                                     0
[LOANS-PROBLEM]                                      0
[ALLOWANCE-OPEN]                                   665
[CHARGE-OFFS]                                       61
[RECOVERIES]                                         3
[ALLOWANCE-CLOSE]                                  857
[ALLOWANCE-DOMESTIC]                               857
[ALLOWANCE-FOREIGN]                                  0
[ALLOWANCE-UNALLOCATED]                              0

                                  EXHIBIT 99.1
                                  COMSTOCK BANK
                                      PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS - May 28, 1997

           The undersigned appoints each of Robert Barone and Larry Platz (together, the "Proxies"), each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $0.50 per share ("Bank Common Stock") of Comstock Bank (the "Bank") held of record by the undersigned on April 7, 1997, at the Annual Meeting of stockholders of Comstock Bank to be held on May 28, 1997 and any adjournment thereof.

     1.   Election of Directors

        FOR all nominees listed below (except as marked to the contrary below)

        WITHHOLD AUTHORITY to vote for all nominees

Nominees:
Edward Allison, Robert Barone, Stephen Benna, John Coombs, Michael Dyer, Mervyn Matorian, Samuel McMullen, Larry Platz.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)



     2. Ratification of the appointment of Kafoury, Armstrong & Co. as the independent accountants for the Bank.

                     FOR             AGAINST                   ABSTAIN

     3. Adoption and approval of an Agreement and Plan of Reorganization, dated as of February 26, 1997, between the Bank and Comstock Bancorp, a Nevada corporation ("Bancorp"), pursuant to which each issued and outstanding share of Bank Common Stock will be exchanged for two shares of common stock, par value $.01 per share, of Bancorp and the Bank will become a wholly-owned subsidiary of Bancorp.

                     FOR              AGAINST                  ABSTAIN

                                    (Continued and to be signed on reverse side)

(Continued from other side)

     4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment thereof

           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND IN FAVOR OF PROPOSALS 2 AND 3.

           Please sign exactly as name appears below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by any authorized person.

                                                 DATED: __________________, 1997



                                                 _______________________________
                                                 Signature



                                                 _______________________________
                                                 Signature, if held jointly

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                           USING THE ENCLOSED ENVELOPE